      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1998


                                                      REGISTRATION NO. 333-48053
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 PRE-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          EQCC RECEIVABLES CORPORATION
                         EQCC ASSET BACKED CORPORATION
                  (DEPOSITORS OF THE TRUSTS DESCRIBED HEREIN)
       (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN GOVERNING INSTRUMENTS)

                           10401 DEERWOOD PARK BLVD.
                          JACKSONVILLE, FLORIDA 32256
                                 (904) 987-5000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               RODOLFO F. ENGMANN
                       EQUICREDIT CORPORATION OF AMERICA
                           10401 DEERWOOD PARK BLVD.
                          JACKSONVILLE, FLORIDA 32256
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   COPIES TO:

       JORDAN M. SCHWARTZ, ESQ.                    JAMES B. DODD, ESQ.                    MICHAEL NEDZBALA, ESQ.
     CADWALADER, WICKERSHAM & TAFT          EQUICREDIT CORPORATION OF AMERICA                HUNTON & WILLIAMS
            100 MAIDEN LANE                     10401 DEERWOOD PARK BLVD.                 101 SOUTH TRYON STREET
       NEW YORK, NEW YORK 10038                JACKSONVILLE, FLORIDA 32256            CHARLOTTE, NORTH CAROLINA 28280

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
plans, please check the following box.   [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                              PROPOSED MAXIMUM
       TITLE OF SECURITIES               AMOUNT BEING        OFFERING PRICE PER       PROPOSED MAXIMUM           AMOUNT OF
        BEING REGISTERED                REGISTERED(2)             UNIT(1)         AGGREGATE OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
EQCC Home Equity Loan Asset
Backed Securities(2).............       $3,000,000,000              100%              $3,000,000,000           $885,000.00(3)
=================================================================================================================================


(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.

(2) THIS REGISTRATION STATEMENT ALSO REGISTERS AN INDETERMINATE AMOUNT OF SECURITIES TO BE SOLD BY NATIONSBANC MONTGOMERY SECURITIES LLC IN MARKET MAKING TRANSACTIONS, TO THE EXTENT REQUIRED.


(3) $295.00 OF THE REGISTRATION FEE WAS PREVIOUSLY PAID.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE OR SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS AND PROSPECTUS SUPPLEMENTS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO REGISTRATION STATEMENT NO. 333-20675 PREVIOUSLY FILED BY THE REGISTRANTS.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION DATED JUNE 9, 1998  VERSION 1 -- NON-REMIC -- NOTES

                                                 AND CERTIFICATES -- INSURED
PROSPECTUS SUPPLEMENT
----------------------------------------
TO PROSPECTUS DATED

                             $
                        EQCC HOME EQUITY LOAN TRUST 199
  $                     % EQCC HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 199
        $               EQCC HOME EQUITY LOAN ASSET BACKED CERTIFICATES,
               SERIES 199 , CLASS B[-1]       % PASS-THROUGH RATE
 [EQCC HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199 , CLASS B-PI(1)]

                          EQCC RECEIVABLES CORPORATION
                         EQCC ASSET BACKED CORPORATION
                                   DEPOSITORS

                       EQUICREDIT CORPORATION OF AMERICA
                                    SERVICER

    The EQCC Home Equity Loan Trust 199 (the "Trust" or the "Issuer") formed
pursuant to a Trust Agreement dated as of              , 199 (as amended and
restated, the "Trust Agreement") between the Depositors and
                           , as Owner Trustee. The Trust will issue
$             aggregate principal amount of its     % EQCC Home Equity Loan
Asset Backed Notes, Series 199  -  due                            pursuant to an
Indenture dated as of              , 199 (the "Indenture") between the Trust and
                           , as Indenture Trustee. The Trust will also issue
$         aggregate principal amount of EQCC Home Equity Loan Asset Backed
Certificates, Series 199 - , Class B[-1] (the "Class B[-1] Certificates") [, EQCC Home Equity Loan Asset Backed Certificates, Series 199 , Class B-PI (the "Class B-PI Certificates")] and, together with the Class B[-1] Certificates, the "Class B Certificates")] and EQCC Home Equity Loan Asset Backed Certificates, Series 199 , Class C (the "Class C Certificates" and, together with the Class B Certificates, the "Certificates") pursuant to the Trust Agreement. The final scheduled Certificate Remittance Dates for the Class B[-1] Certificates [and the
Class B-PI Certificates] are                   , [and                   ,
respectively]. The Class C Certificates initially will be retained by the Depositors and are not offered hereby. The Notes, the Class B[-1] Certificates [and the Class B-PI Certificates] are sometimes referred to herein as the "Offered Securities".

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION
SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-[   ] HEREIN AND COMMENCING ON
PAGE [   ] IN THE PROSPECTUS.

    [(1) The Class B-PI Certificates do not have a stated principal amount but are entitled to receive interest only on the Notional Principal Amount
         (defined herein) thereof, originally $         , at the rate of     %
         per annum.]

                                                   (continued on following page)
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=================================================================================================================================
                                                  FINAL                                                          PROCEEDS TO
                                                SCHEDULED              PRICE TO            UNDERWRITING           ISSUER AND
                                               PAYMENT DATE             PUBLIC               DISCOUNT           DEPOSITORS(1)
---------------------------------------------------------------------------------------------------------------------------------
Per Note.................................                                 %                     %                     %
---------------------------------------------------------------------------------------------------------------------------------
Per Class B-1 Certificate................
---------------------------------------------------------------------------------------------------------------------------------
[Per Class B-PI Certificate (2)].........
---------------------------------------------------------------------------------------------------------------------------------
Total....................................
=================================================================================================================================

(1)  Before deducting expenses, estimated to be $         .
[(2) The Price to Public of the Class B-PI Certificates is expressed as a percentage of the Notional Principal Amount of the Class B-PI Certificates,
     initially $         , and the Underwriting Discount of the Class B-PI
     Certificates is expressed as a percentage of the related Price to Public.]

    The Notes, the Class B[-1] Certificates [and the Class B-P1 Certificates] are offered by the Underwriters subject to prior sale, when, as and if issued and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. [It is expected that the Class B-PI
Certificates will be delivered at the offices of              ,          , New
York, New York] and that the Notes and the Class B[-1] Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company ("DTC") against payment therefor in immediately available funds, in each
case on or about              , 199 .
                            ------------------------

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                              [OTHER UNDERWRITER]

                                             , 199

(continuation of cover page)

    The assets of the Trust consist primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans (each, a "Mortgage Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or second lien primarily on one- to four-family dwellings, units in planned unit developments and units in condominium developments (each, a "Mortgaged Property") to be transferred to the Trust by the Depositors and originated by EquiCredit Corporation of America ("EquiCredit", the "Representative" or an "Originator") or by EquiCredit Corporation/Ala. & Miss., California/EquiCredit Corporation, EquiCredit Corporation of In., EquiCredit Corporation of Pa. or EquiCredit Corporation of SC (each, an "Originator"), (ii) all monies received on the Mortgage Loans on and after the Cut-Off Date (as defined herein) (other than the Representative's Yield, as described herein, and amounts received on and after the Cut-Off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-Off Date), (iii) the Securities Insurance Policy described herein, and (iv) certain other property. The Mortgage Loans will be serviced by EquiCredit (in its capacity as servicer, the "Servicer"). The Mortgage Loans will be transferred to the Trust pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Servicer, the Depositors and the Trust. Repayment of the Notes is secured by the assets of the Trust and by the Spread Account (as described herein).

    [The Class B-PI Certificates are interest-only certificates which will not be entitled to any distributions of principal, but which will be entitled to receive interest based on the Notional Principal Amount of the Class B-PI Certificates, as described herein. The rights of holders of the Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Notes to receive payments of interest on and principal of the Notes. The rights of the holders of the Class B-PI Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class B[-1] Certificates to receive distributions with respect to the Mortgage Loans.] Interest on and principal of the Notes will be payable, and distributions on the Certificates will be made,
to the extent of funds available therefor, on the   th day of each            ,
    ,            and            or, if such day is not a business day, then on
the next business day, commencing on               , 199 (each such day, a "Note
Payment Date" or a "Certificate Remittance Date", as the context may require, and sometimes referred to herein as a "Payment Date").

    On or before the issuance of the Offered Securities the Servicer will obtain
from            (the "Insurer") a guaranty surety bond in favor of the Indenture
Trustee, for the benefit of the holders of the Notes and the Class B Certificates (the "Securities Insurance Policy"). The Securities Insurance Policy will provide for 100% coverage of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] (each as defined herein) due on the Notes, Class B[-1] Certificates [and the Class B-PI Certificates], respectively, on each Payment Date.

    [THE YIELD TO MATURITY OF THE CLASS B-PI CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. INVESTORS IN THE CLASS B-PI CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO RECOUP THEIR INITIAL INVESTMENTS. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.]

    There is currently no secondary market for the Offered Securities. The Underwriters intend to make a secondary market in the Offered Securities, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Securities will develop or, if one does develop, that it will continue. None of the Offered Securities will be listed on any securities exchange.

    It is a condition to the issuance of the Notes, the Class B[-1] Certificates
[and the Class B-PI Certificates] that they each be rated "              " by
[Moody's Investors Service, Inc.] [Standard & Poor's] [Fitch IBCA, Inc.] [Duff & Phelps Credit Rating Co.].

    [The Notes and the Class B[-1] Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of owners of the Notes and the Class B[-1] Certificates will be represented by book-entries on the records of DTC and participating members thereof. See "Description of the Offered Securities -- Registration of the Offered Securities" herein.]

    For a description of certain tax consequences of owning the Notes and Class B Certificates, including, without limitation, original issue discount, see "Certain Federal Income Tax Consequences" [herein and] in the Prospectus.

    Proceeds of the assets of the Trust and the Spread Account are the sole source of payments on the Offered Securities. None of the Offered Securities represent an interest in or obligation of the Representative, The Depositors, any Originator or any of their Affiliates. None of the Offered Securities or the underlying mortgage loans are insured or guaranteed by any Governmental Agency or instrumentality or by the Representative, either Depositor or any of their Affiliates.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE
PROSPECTUS DATED               , 199 OF WHICH THIS PROSPECTUS SUPPLEMENT IS PART
AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    This Prospectus Supplement and Prospectus may be used by NationsBanc Montgomery Securities LLC, an affiliate of the Depositors ("NationsBanc Montgomery"), to the extent required, in connection with market making transactions in the Offered Securities. NationsBanc Montgomery may act as principal or agent in such transactions.

                                SUMMARY OF TERMS

     The following Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Prospectus.

ISSUER.....................  EQCC Home Equity Loan Trust 199 (the "Trust" or the
                             "Issuer"), a                business trust formed
                             pursuant to a Trust Agreement (as amended and restated, the "Trust Agreement") dated as of
                                            , 199 between the Depositors and
                                            (the "Owner Trustee"), acting not in
                             its individual capacity but solely as trustee of the Trust.

SECURITIES OFFERED.........  $          aggregate principal amount of    % EQCC
                             Home Equity Loan Asset Backed Notes, Series 199 due
                                            (the "Notes"). The Notes will be
                             issued pursuant to an Indenture (the "Indenture")
                             to be dated as of                , 199 between the
                             Issuer and                , as Indenture Trustee
                             (the "Indenture Trustee").

                             $          aggregate principal amount of    % EQCC
                             Home Equity Loan Asset Backed Certificates, Series 199 , Class B[-1] (the "Class B[-1] Certificates"). The final scheduled Certificate Remittance Date for
                             the Class B[-1] Certificates is                .

                             [EQCC Home Equity Loan Asset Backed Certificates, Series 199 , Class B-PI (the "Class B-PI Certificates" and, together with the Class B[-1] Certificates, the "Class B Certificates") having an
                             original Notional Principal Amount of $          .
                             The Class B-PI Certificates are interest-only Certificates and are entitled to receive interest on the Notional Principal Amount thereof at the
                             rate of    % per annum. The last scheduled
                             Certificate Remittance Date for the Class B-PI
                             Certificates is                . The Class B-PI
                             Certificates will not be entitled to any distributions after that date.]

                             The Class B Certificates and the EQCC Home Equity Loan Asset Backed Certificates, Series 199 , Class C (the "Class C Certificates" and, together with the Class B Certificates, the "Certificates") will be issued pursuant to the Trust Agreement. The Class C Certificates will be initially retained by the Depositors and are not offered hereby. The Notes and the Class B Certificates are sometimes collectively referred to herein as the "Offered Securities".

DEPOSITORS.................  EQCC Receivables Corporation, a corporation organized under the laws of the State of Delaware, and EQCC Asset Backed Corporation, a corporation organized under the laws of the State of Delaware (together, the "Depositors"). All of the outstanding common stock of each of the Depositors is owned by one or more of the Originators (defined below).

REPRESENTATIVE AND
  ORIGINATORS..............  EquiCredit Corporation of America, a corporation organized under the laws of the State of Delaware ("EquiCredit", the "Representative" and an "Originator"), and EquiCredit Corporation/Ala. & Miss., a corporation organized under the laws of the State of Florida, California/EquiCredit Corporation, a corporation organized under the laws of the State of California, EquiCredit Corporation of In., a corporation organized under the laws of the State of Indiana, EquiCredit Corporation of Pa., a corporation organized under the laws of the Commonwealth of

                             Pennsylvania, and EquiCredit Corporation of SC, a corporation organized under the laws of the State of South Carolina, each of which is a wholly-owned subsidiary of the Representative (each, an "Originator"). See "The Depositors, the Servicer, the Representative and the Originators" in the Prospectus.

SERVICER...................  EquiCredit Corporation of America (in its capacity as servicer, the "Servicer"). See "The Depositors, the Servicer, the Representative and the Originators" in the Prospectus and "The Originators and the Servicer -- Origination Foreclosure and Delinquency Experience" herein.

INDENTURE TRUSTEE..........                      , a                organized
                             under the laws of the                and having its
                             principal place of business in the State of
                                            . See "The Indenture Trustee"
                             herein.

OWNER TRUSTEE..............                      , a                organized
                             under the laws of                and having its
                             principal place of business in the State of
                                            , to be appointed as trustee under
                             the Trust Agreement.

CUT-OFF DATE...............                 , 199 (the "Cut-off Date").

CLOSING DATE...............  The date on which the Notes and the Certificates are initially issued (the "Closing Date").

PAYMENT DATE...............  For each of the Notes and the Certificates, the th day of , , and of each year, or, if such day is not a business day, the first business day following such th day, commencing on , 199 (each, a "Note Payment Date" or "Certificate Remittance Date", as the context may require, and sometimes referred to herein as a "Payment Date").

MONTHLY DEPOSIT DATE.......  The  business day of each month other than a month in which a Payment Date occurs (each, a "Monthly Deposit Date").

DETERMINATION DATE.........  The  business day of the month in which the related
                             Monthly Deposit Date or Payment Date occurs (each, a "Determination Date").

RECORD DATE................  The calendar day immediately preceding each Payment
                             Date (or, if Definitive Securities are issued, the last calendar day of the monthpreceding the month in which each such Payment Date occurs) (each, a "Record Date").

DENOMINATIONS..............  Each of the Notes, the Class B[-1] Certificates
                             [and the Class B-PI Certificates] will be issued in
                             minimum denominations of $   and integral multiples
                             thereof. Each Note, Class B[-1] Certificate [and Class B-PI Certificate] will represent a percentage interest (a "Percentage Interest") in the Notes, the Class B[-1] Certificates [or the Class B-PI Certificates], as the case may be, determined by dividing the original dollar amount [(or Notional Principal Amount, in the case of the Class B-PI Certificates)] represented by such Note, Class B[-1] Certificate [or Class B-PI Certificate] by the Original Note Principal Balance, the Original Class B[-1] Principal Balance [or the original aggregate Notional Principal Amount], as the case may be.

[REGISTRATION OF THE
   OFFERED SECURITIES......  Each of the Notes and the Class B[-1] Certificates
                             will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company

                             ("DTC"), and will be available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). Certificates representing the Notes and the Class B[-1] Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders", "Noteholders" or "Class B[-1] Certificateholders" shall reflect the rights of owners of the Notes or the Class B[-1] Certificates, as the case may be, as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. [The Class B-PI Certificates will be issued in definitive certificated form.] See "Description of the Securities -- Registration and Transfer of the Securities" in the Prospectus and "Risk Factors" and "Description of the Offered
                             Securities -- Registration of the Offered
                             Securities" herein.]

THE TRUST PROPERTY.........  The Trust property will consist primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans originated by the Originators and evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or second lien on primarily one- to four-family dwellings, units in condominium developments and units in planned unit developments (each, a "Mortgaged Property"), with an aggregate principal balance of
                             $       as of the Cut-off Date, after giving effect
                             to payments received prior to the Cut-off Date (the "Original Pool Principal Balance"),(ii) all monies received with respect to the Mortgage Loans on and after the Cut-off Date (other than the Representative's Yield, as defined below, and amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), (iii) an irrevocable securities guaranty surety bond (the "Securities Insurance Policy") to be issued on or before the
                             Closing Date by             (the "Insurer") in
                             favor of the Indenture Trustee, for the benefit of the holders of the Offered Securities, (iv) certain rights of the Depositors under the Transfer Agreement, and (v) certain other property. The Trust property, together with amounts on deposit in the Spread Account (defined below), will be pledged as security for payment of the Notes.

                             Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date.

                             As of the Cut-off Date, the Mortgage Pool will
                             consist of       Mortgage Loans (of which
                             approximately   % are secured by first Mortgages
                             and approximately   % are secured by second
                             Mortgages) having an aggregate outstanding
                             principal balance of $        , a weighted average
                             Mortgage Interest Rate (as defined below) of
                             approximately   %, minimum and maximum outstanding
                             principal balances of approximately $       and
                             $       , respectively, minimum and maximum
                             Mortgage Interest Rates of   % and   %,
                             respectively, a weighted average original term to
                             maturity of approximately   months, a weighted
                             average remaining term to maturity of approximately
                               months, approx-
                             imate minimum and maximum remaining terms to
                             maturity of   months and   months, respectively,
                             and origination dates between        and        .
                             See "Description of the Mortgage Pool -- General" herein.

THE NOTES

A. GENERAL.................  The Notes will have an aggregate principal balance
                             of $        (the "Original Note Principal Balance")
                             as of the date of issuance, and will accrue
                             interest at the rate of   % per annum (the "Note
                             Interest Rate").

B. INTEREST................  Interest on the outstanding principal amount of the
                             Notes will accrue from each Note Payment Date (or,
                             in the case of the initial Accrual Period,       ,
                             199 ) to but excluding the next succeeding Note Payment Date (each, an "Accrual Period"). Interest will accrue on each Note at the Note Interest Rate and shall be paid, to the extent available, on each Note Payment Date. Interest on the Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued on the Notes during each Accrual Period on the Note Principal Balance (defined below) on the immediately preceding Note Payment Date (after giving effect to payments of principal made on such Note Payment Date and taking into account any principal payments made on any intervening Special Payment Dates) or,
                             in the case of the initial Accrual Period,        ,
                             199 , is referred to herein as the "Note Interest Payment Amount". See "Description of the Offered Securities -- The Notes -- Payments of Interest" herein.

C. PRINCIPAL...............  Principal of the Notes will be payable on each Note
                             Payment Date, to the extent available, in an amount (but not more than the Note Principal Balance then outstanding) generally equal to the sum of (a)
                             approximately   % of (i) the principal portion of
                             all scheduled payments ("Monthly Payments")
                             received on the Mortgage Loans during the three calendar months preceding the calendar month in which such Note Payment Date occurs (the "Due Period"), (ii) any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") received during the related Due Period and partial prepayments of principal on any such Mortgage Loan that were received during each month in the related Due Period that are not Principal Prepayments (each, a "Curtailment"),
                             (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged Property (as defined below) or a REO Property (as defined below), net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor (as defined herein) and net of expenses reimbursable therefrom ("Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Mortgage Loans, whether by trustee's sale, foreclosure sale or otherwise ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with a release of part of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Depositors (which are limited to amounts paid by the Representative or an Originator pursuant to the obligation to purchase or substitute Mortgage Loans contained in the Transfer Agreement) in connection with the purchase of, or the substitution of a substantially similar mortgage loan for, a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Transfer Agreement and assigned to the Trust under the Pooling and Servicing Agreement, and (v) the principal balance of each defaulted Mortgage Loan or REO Property (as defined below) as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan") to the extent not included in the amounts described in clauses (i) through (iv) above, less the amount of Special Payments (defined herein), if any, made on any Special Payment Date (defined herein) occurring during the related Accrual Period (100% of the sum of (i) through (v) above less the amount of any Special Payments, the "Basic Principal Amount"), plus (b) the sum of (i) the amount, if any, by which (x) the amount required to be paid to Noteholders on the preceding Note Payment Date exceeded (y) the amount of the actual payment to Noteholders on such preceding Note Payment Date, exclusive of any portion of any Insured Payment made to the Noteholders and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Note Interest Rate from such immediately preceding Note Payment Date (the "Note Carry-Forward Amount" and, together with
                             approximately   % of the Basic Principal Amount,
                             the "Note Principal Payment Amount").

                             On each Note Payment Date, the lesser of (i) the Note Principal Balance then outstanding and (ii) the Note Principal Payment Amount (which, together with the Note Interest Payment Amount, constitutes the "Note Payment Amount" for such Note Payment
                             Date) is payable to the Noteholders of record as of the related Record Date.

                             As of any Note Payment Date or Special Payment Date, the "Note Principal Balance" will equal the Original Note Principal Balance, less all principal amounts previously paid to holders of the Notes.

D. OPTIONAL REDEMPTION.....  The Notes are subject to redemption in whole, but not in part, on any Note Payment Date following the date on which the holders of the Class C Certificates exercise their right to cause the Issuer to sell all of the Mortgage Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") when the Pool Principal Balance as of the immediately preceding Payment Date declines to less than % of the Original Pool Principal Balance, at a redemption price equal to the then outstanding Note Principal Balance, plus accrued and unpaid interest thereon. See "Description of the Offered Securities--Optional Disposition of Mortgage Loans" herein.

[E. SPECIAL REDEMPTION.....  The Notes are subject to special redemption in part
                             on the   th day of each month, other than a month
                             in which a Note Payment Date occurs (each such day, a "Special Payment Date") if Principal Prepayments and Curtailments received during the preceding
                             calendar month exceed   % of the Pool Principal
                             Balance as of the first day of such month, in an
                             amount equal to approximately   % of the amount by
                             which such Principal Prepayments and Curtailments
                             exceed   % of such Pool Principal Balance. Such
                             rates of Principal Prepayments and Curtailments correspond to a constant annualized rate of
                             prepayments equal to   % CPR (defined herein) and
                               % CPR, respectively. Interest shall cease to
                             accrue on the principal amount of Notes so redeemed on the

                             Special Payment Date. Interest accrued to the Special Payment Date on the principal amount of Notes so redeemed will be paid on the next succeeding Note Payment Date. Any such special redemption will result in the Noteholders receiving a payment of principal earlier, but not more than two months earlier, than would have been the case had no special redemption occurred and such principal payment were made on the next succeeding Note Payment Date.]

THE CLASS B[-1]
CERTIFICATES  A. GENERAL...  The Class B[-1] Certificates will have an aggregate
                             principal balance of $       (the "Original Class
                             B[-1] Certificate Balance") as of the date of issuance and will accrue interest at the rate of
                               % per annum (the "Class B[-1] Pass-Through
                             Rate").

  B. INTEREST..............  Interest on the Class B[-1] Certificates will accrue from each Certificate Remittance Date to, but excluding, the next succeeding Certificate Remittance Date (each, an "Accrual Period"). Interest shall accrue on each Class B[-1] Certificate during each Accrual Period at the Class B[-1] Pass-Through Rate and shall be distributed, to the extent available, on each Certificate Remittance Date. Interest with respect to the Class B[-1] Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued during each Accrual Period at the Class B[-1] Pass-Through Rate on the Class B[-1] Principal Balance (as defined below) outstanding on the immediately preceding Certificate Remittance Date (after giving effect to all payments of principal made on such Certificate Remittance Date and taking into account any special remittances on any intervening Special Payment Dates) or, in the
                             case of the initial Accrual Period,        , 199 ,
                             is referred to herein as the "Class B[-1] Interest Remittance Amount". See "Description of the Offered Securities -- The Class B[-1] Certificates" herein.

  C. PRINCIPAL.............  Holders of the Class B[-1] Certificates will be entitled to receive on each Certificate Remittance Date, to the extent available (but not more than the Class B[-1] Principal Balance then outstanding), a distribution allocable to principal
                             which will generally include approximately   % of
                             the Basic Principal Amount plus the sum of (i) the amount, if any, by which (a) the amount required to be distributed to the Class B[-1] Certificateholders as of the preceding Certificate Remittance Date exceeded(b) the amount of the actual distribution to Class B[-1] Certificateholders on such preceding Certificate Remittance Date, exclusive of any portion of any Insured Payment made to the Class B[-1] Certificateholders and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Class B[-1] Pass-Through Rate from such immediately preceding Certificate Remittance Date (the "Class B[-1] Carry-Forward
                             Amount" and, together with approximately   % of the
                             Basic Principal Amount, the "Class B[-1] Principal Remittance Amount").

                             On each Certificate Remittance Date, the lesser of
                             (i) the Class B[-1] Principal Balance then outstanding and (ii) the Class B[-1] Principal Remittance Amount (which, together with the Class B[-1] Interest Remittance Amount, constitutes the "Class B[-1] Remittance Amount" for such Certificate Remittance Date) is payable to the Class B[-1] Certificateholders of record as of the related Record Date.

                             As of any Certificate Remittance Date or Special Payment Date, the "Class B[-1] Principal Balance" will equal the Original Class B[-1] Principal Balance, less all amounts previously distributed on account of principal to holders of the Class B[-1] Certificates.

  D. OPTIONAL PURCHASE.....  If the holders of the Class C Certificates exercise their right to cause the Issuer to sell all of the Mortgage Loans and all REO Properties when the Pool Principal Balance as of a certain Payment Date
                             declines to less than   % of the Original Pool
                             Principal Balance, the Class B[-1]
                             Certificateholders will be entitled to receive on the next succeeding Payment Date an amount in respect of the Class B[-1] Certificates equal to the outstanding Class B[-1] Certificate Principal Balance, plus accrued interest at the Class B[-1] Pass-Through Rate. See "Description of the Offered Securities -- Optional Disposition of Mortgage Loans" herein.

  [E. SPECIAL
      REMITTANCES..........  The holders of the Class B[-1] Certificates may receive a special remittance of principal on each Special Payment Date if Principal Prepayments and Curtailments received during the preceding calendar
                             month exceed   % of the Pool Principal Balance as
                             of the first day of such month in an amount equal
                             to approximately   % of the amount by which such
                             Principal Prepayments and Curtailments exceed   %
                             of such Pool Principal Balance. Such rates of Principal Prepayments and Curtailments correspond to a constant annualized rate of prepayments equal
                             to   % CPR (defined herein) and   % CPR,
                             respectively. Interest shall cease to accrue on the principal amount of such special remittance as of the Special Payment Date. Interest accrued to the Special Payment Date on the amount of principal so remitted will be distributed on the next succeeding Certificate Remittance Date. Any such special remittance will result in Class B[-1] Certificateholders receiving a distribution of principal earlier, but not more than two months earlier, than would have been the case had no special remittance occurred and such principal payment were made on the next succeeding Certificate Remittance Date.]

[THE CLASS B-PI
CERTIFICATES
  A. GENERAL...............  The Class B-PI Certificates are interest-only
                             Certificates which will not be entitled to any principal distributions. Interest will accrue on the Notional Principal Amount (defined below) of
                             the Class B-PI Certificates at the rate of   % per
                             annum (the "Class B-PI Pass-Through Rate"). The Notional Principal Amount represents a designated principal component of the Mortgage Pool,
                             originally $       (the "Original Notional
                             Principal Amount"). See "Description of the Offered Securities -- Distributions" and "-- Class B-PI Certificates -- Calculation of Notional Principal Amount" herein.

  B. INTEREST..............  Interest will accrue on the Class B-PI Certificates during each Accrual Period on the Notional
                             Principal Amount of the Class B-PI Certificates at the Class B-PI Pass-Through Rate and will be distributed, to the extent available, on each Certificate Remittance Date. Interest with respect to the Class B-PI Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued during each Accrual Period at the Class B-PI Pass-Through Rate on the Notional Principal Amount outstanding on the immediately preceding Certificate Remittance Date (after giving effect to any reduction of the Notional Principal Amount on such Certificate Remittance Date) or, in
                             the case of the initial Accrual Period,        ,
                             199 , is referred to herein as the "Class B-PI Interest Remittance Amount". The sum of the Class B-PI Interest Remittance Amount and the excess of any amounts required to be distributed to the Class B-PI Certificateholders as of the preceding Certificate Remittance Date over the amount actually distributed to the Class B-PI Certificateholders on such Certificate Remittance Date, exclusive of any Insured Payments and, if any amounts actually distributed represent Insured Payments made by the Insurer, interest on such portion at the Class B-PI Pass-Through Rate (the "Class B-PI Carry-Forward Amount"), is referred to herein as the "Class B-PI Remittance Amount". The last scheduled Certificate Remittance Date for the
                             Class B-PI Certificates is        ,        .
                             Holders of the Class B-PI Certificates will not be entitled to any distributions after that date, whether or not the Notional Principal Amount of the Class B-PI Certificates has been reduced to zero. See "Description of the Offered Securities -- The Class B-PI Certificates" herein.]

[C. PLANNED AMORTIZATION
CLASS FEATURE AND
CALCULATION OF NOTIONAL
PRINCIPAL AMOUNT...........  The Class B-PI Certificates represent an interest-only planned amortization class. The planned amortization feature is intended to reduce the uncertainty to investors in the Class B-PI Certificates with respect to prepayments. Since the Class B-PI Certificates will receive interest based on their Notional Principal Amount, this is accomplished by basing the reduction in the Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual principal balances of the Mortgage Loans, as described below. Solely for the purpose of calculating the amount payable with respect to the Class B-PI Certificates, the Mortgage Pool will be divided into two principal components, the "PAC Component" and the "Companion Component". The sum of the PAC Component and the Companion Component will at all times equal the then aggregate outstanding Principal Balance of the Mortgage Loans. The Notional Principal Amount of the Class B-PI Certificates will be equal to the PAC
                             Component, originally $        .

                             The Pooling and Servicing Agreement establishes a schedule (a "Planned Notional Principal Amount Schedule") which is set forth herein under "Description of the Offered Securities -- Class B-PI Certificates -- Calculation of Notional Principal Amount". On each Certificate Remittance Date, the Basic Principal Amount (described above) will be allocated first, to the PAC Component in an amount up to the amount necessary to reduce the amount thereof to the Planned Notional Principal Amount for such Certificate Remittance Date, as set forth in the Planned Notional Principal Amount Schedule, second, to the Companion Component until the outstanding amount thereof is reduced to zero and third, to the PAC Component, without regard to Planned Notional Principal Amount. As described above, the Notional Principal Amount of the Class B-PI Certificates will be equal to the outstanding amount of the PAC Component and thus will be reduced as the PAC Component is reduced.

                             The Planned Notional Principal Amount Schedule has been prepared on the basis of the assumption, among other things, that the Mortgage Loans prepay at a
                             constant rate between   % and   % CPR, an assumed
                             annualized constant rate of prepayments and the prepayment model used in this Prospectus. The yield to maturity of the Class B-PI Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans and may fluctuate significantly from time to time. If the Mortgage Loans prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount of the Class B-PI Certificates) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Mortgage Loans prepay at a
                             constant rate higher than   % CPR, the amount of
                             the Companion Component will be reduced to zero more quickly and the amount of the PAC Component (and the Notional Principal Amount of the Class B-PI Certificates) will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, reducing the yield to holders of the Class B-PI Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class B-PI Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class B-PI Certificates to recoup their initial investment. See "Certain Yield and Prepayment Considerations" herein.]

PRIORITY OF PAYMENTS.......  As more fully described herein, payments will be made on the Notes and distributions will be made on the Class B[-1] Certificates [and the Class B-PI Certificates] on each Payment Date from the amount available for payment (as described below) first, to pay interest on the Notes, second, to pay principal of the Notes, third, to distribute interest with respect to the Class B[-1] Certificates, fourth, to reduce the principal amount of the Class B[-1] Certificates, [and fifth, to distribute interest with respect to the Class B-PI Certificates]. Upon the occurrence of an Event of Default and acceleration of the Notes under the Indenture, and if amounts available under the Securities Insurance Policy are not sufficient to pay in full all amounts due to the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates], the Notes will be paid in full prior to making any payments on the Certificates. As described herein, certain amounts may be distributed to the Class C Certificateholders on each Monthly Deposit Date and on each Payment Date. Payments on the Notes and distributions on the Class B[-1] Certificates [and the Class B-PI Certificates] will be made on each Payment Date and, in the case of the Notes and the Class B[-1] Certificates, on each Special Payment Date, to applicable holders of record on the related Record Date or Special Record Date, as the case may be, in an amount equal to the product of such holder's Percentage Interest and the amount available for payment on such Payment Date or Special Payment Date, as applicable, to the holders of the Notes, the Class B[-1] Certificates [or the Class B-PI Certificates], as the case may be.

                             On any Payment Date, the amount available for payment generally will equal (a) the sum of (i) the Available Payment Amount (as defined below) and
                             (ii) any amount (the "Spread Account Draw") available from the Spread Account and any Insured Payments (defined below) less (b) the sum of (i) the amount of the premium payable to the Insurer during the related Due Period and (ii) the amount of the fees payable to the provider of any Letter of Credit (defined below) during the related Due Period. The term "Available Payment Amount" generally means with respect to any Payment Date, and assuming no special redemption or special payments are made on an intervening Special Payment Date, the result of
                             (a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due Period, net of the related Servicing Fee (defined below) paid to the Servicer and reimbursements for accrued unpaid Servicing Fees and certain expenses paid by the Servicer, plus (b) the amount of any Advances, less (c) the Excess Spread. As more fully described under "Description of the Offered Securities--Distributions" herein, although payments to Noteholders and distributions to Certificateholders generally will be made on each Payment Date, the calculation and deposit of amounts included in the Available Payment Amount, Advances and Excess Spread, and the payment to the Class C Certificateholders of the Remainder Excess Spread Amount, the Spread Account Excess and, after the Cross-Over Date, the entire Excess Spread (as such terms are defined below), will be made on each Monthly Deposit Date and on each Payment Date. For purposes of such calculation and deposit, a "Monthly Period" shall mean each calendar month comprising a Due Period.

THE SECURITIES INSURANCE
POLICY.....................  On or before the Closing Date, the Servicer will obtain the Securities Insurance Policy, which is noncancelable, in favor of the Indenture Trustee on behalf of the Noteholders, the Class B[-1] Certificateholders [and the Class B-PI Certificateholders]. The Securities Insurance Policy will provide for 100% coverage of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] due on the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates], respectively, on each Payment Date. On each Payment Date, the Securities Insurance Policy will be available to the Indenture Trustee for the amount of any insufficiency in the amount available as of such Payment Date which is necessary to pay to the Noteholders, the Class B[-1] Certificateholders [and the Class B-PI Certificateholders], respectively, the Note Payment Amount, Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] on such Payment Date (each, an "Insured Payment"). The Securities Insurance Policy does not guarantee to the Noteholders, the Class B[-1] Certificateholders [or the Class B-PI Certificateholders] any specified rate of prepayments. See "The Securities Insurance Policy and the Insurer" herein.

SPREAD ACCOUNT AND
SUBORDINATED AMOUNT........  Pursuant to the Pooling and Servicing Agreement,
                             there shall be established with the Indenture Trustee a separate trust account (the "Spread Account"), which shall [not] be an asset of the Trust, for the benefit of the holders of the Notes and the holders of the Certificates, into which the Indenture Trustee will deposit upon receipt from the Servicer on each Monthly Deposit Date and on each Payment Date, prior to making any payments to Noteholders or the Certificateholders, the excess, if any, of the aggregate interest accrued during the preceding calendar month on all of the Mortgage Loans at their respective annual rates of interest (each such annual rate of interest hereinafter referred to as the "Mort-gage Interest Rate" for the applicable Mortgage
                             Loan) over the sum of interest accrued on the Notes at the Note Interest Rate since the immediately preceding Monthly Deposit Date or Payment Date, interest accrued on the Class B[-1] Certificates at the Class B[-1] Pass-Through Rate since the immediately preceding Monthly Deposit Date or Payment Date, [interest accrued on the Notional Principal Amount of the Class B-PI Certificates at the Class B-PI Pass-Through Rate since the immediately preceding Monthly Deposit Date or Payment Date], the Premium (as defined below) due to the Insurer, the Letter of Credit Fee Amount (as defined below) due to the issuers of any Letters of Credit (as defined below) and the Servicing Fee (such excess with respect to each Monthly Deposit Date and each Payment Date, as the context may require, the "Excess Spread"). Unless otherwise specified by the Insurer, the Indenture Trustee is required to retain [100%] of the Excess Spread (the "Periodic Excess Spread Amount") in the Spread Account until the amount on deposit therein is equal to an amount specified by the Insurer in the Pooling and Servicing Agreement (the "Base Spread Account Requirement"); provided, that for the initial period set forth in the Pooling and Servicing Agreement, the Periodic Excess Spread Amount will be zero. After the amount on deposit in the Spread Account is equal to the Base Spread Account Requirement, the amount required to be on deposit in the Spread Account at any time (the "Specified Spread Account Requirement") may be reduced over time as specified by the Insurer. The percentage used in determining the Periodic Excess Spread Amount may be reduced at the sole discretion of the Insurer with the consent of each person obligated to reimburse issuers of any Letters of Credit (as defined below) on deposit in the Spread Account for outstanding drawings thereunder (each such person, an "Account Party"), and the Base Spread Account Requirement may be reduced at the sole discretion of the Insurer without the consent of any Noteholder or Certificateholder.

                             The Pooling and Servicing Agreement permits the Spread Account to be funded in part by one or more letters of credit (each, a "Letter of Credit") issued by banks or trust companies having on the date of delivery of such Letter of Credit long term
                             debt ratings of at least        by Moody's
                             Investors Service, Inc. ("Moody's") and "       "
                             by Standard & Poor's ("S&P"), or short term debt
                             ratings of        by Moody's and "       " by S&P,
                             and having certain other qualifications set forth in the Pooling and Servicing Agreement. Amounts available to be drawn under any Letter of Credit will be deemed to be on deposit in the Spread Account.

                             On each Payment Date amounts, if any, on deposit in the Spread Account will be available to fund any shortfall between the available funds for payments to Noteholders, Class B[-1] Certificateholders [and Class B-PI Certificateholders] and the sum of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount]; provided that, on and after the date (the "Cross-Over Date") on which the aggregate withdrawals from the Spread Account to cover shortfalls in amounts payable on the Notes, the Class B[-1] Certificates and the Class B-PI Certificates attributable to Mortgage Loan Losses (such withdrawals being the "Cumulative Spread Account Receipts") equal an amount specified in the Pooling and

                             Servicing Agreement (the "Subordinated Amount"), no further withdrawals with respect to shortfalls in the amounts required to be paid to the Noteholders, the Class B[-1] Certificateholders [and the Class B-PI Certificateholders] may be made from the Spread Account, and the Specified Spread Account Requirement will thereafter be zero. In addition, the Pooling and Servicing Agreement provides that the Specified Spread Account Requirement for any date shall in no event be greater than the Subordinated Amount as of such date.

                             On each Monthly Deposit Date and each Payment Date, any amounts constituting (i) Excess Spread in excess of the Periodic Excess Spread Amount (the "Remainder Excess Spread Amount"), (ii) amounts in the Spread Account in excess of the Specified Spread Account Requirement as of such Monthly Deposit Date or Payment Date (any such amount, a "Spread Account Excess") and (iii) after the Cross-Over Date, the entire Excess Spread, will be distributed to the Class C Certificate holders after repayment of outstanding draws under any Letters of Credit and of unreimbursed Servicing Advances to the Servicer.

                             Neither the Class C Certificateholders nor the Servicer will be required to refund any amounts properly distributed to them, regardless of whether there are sufficient funds on a subsequent Payment Date to make a full payment to Noteholders, to Class B[-1] Certificateholders[or to Class B-PI Certificateholders] of the amount required to be paid to such holders.

                             The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment to Noteholders, to Class B[-1] Certificateholders [and to Class B-PI Certificateholders] of the Note Payment Amount, Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount], respectively; however, in certain circumstances, the Spread Account could be depleted or reduced by the Insurer and shortfalls could result.

                             Notwithstanding the depletion or reduction of the Spread Account, the Insurer will be obligated to make Insured Payments on each Payment Date to fund the full amount of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] on such Payment Date.

TRANSFER AND SERVICING.....  Under the Transfer Agreement, each Depositor will acquire the Mortgage Loans from certain of the Originators and, under the Pooling and Servicing Agreement, each Depositor will transfer the Mortgage Loans to the Trust. In addition, the Servicer will agree to service the Mortgage Loans. The rights of the Depositors under the Transfer Agreement and of the Trust under the Pooling and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes.

[SUBORDINATION OF THE CLASS
B[-1] CERTIFICATES [AND
CLASS B-PI CERTIFICATES]...  Distributions on the Class B[-1] Certificates [and
                             the Class B-PI Certificates], which represent equity in the assets of the Trust, are subordinated
                             to payments on the Notes[            , and
                             distributions on the Class B-PI Certificates are subordinated to distributions on the Class B[-1] Certificates]. If on any Payment Date, the credit enhance-
                             ment provided by the Securities Insurance Policy is unavailable and the amount available to be paid to Noteholders and Certificateholders, including amounts contained in the Spread Account on such Payment Date, are insufficient to pay the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] for such Payment Date, the rights of the Class B[-1] Certificateholders [and the Class B-PI Certificateholders] to receive distributions on account of the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount, respectively,] shall be subordinated to the rights of the holders of the Notes to be paid the Note Payment Amount in
                             full[,        and the rights of the Class B-PI
                             Certificateholders shall be subordinated to the rights of the Class B[-1] Certificateholders to be paid the Class B[-1] Remittance Amount in full].]

PAYMENT OF CERTAIN
EXPENSES...................  In order to provide for the payment of the fees of the Insurer, the Trust is required to establish and maintain with the Indenture Trustee one or more trust accounts (the "Insurance Account") into which the Indenture Trustee is required to deposit on each Monthly Deposit Date and on each Payment Date, from amounts on deposit in the Collection Account and before making any required deposits into the Spread Account and any required deposits in the Note Payment Account or the Certificate Distribution Account for payment to the Noteholders and the Certificateholders, respectively, an amount that is sufficient to pay the fee of the Insurer (the "Premium"). In addition, in order to provide for the payment of the fees of the issuers of any Letters of Credit on deposit in the Spread Account, the Trust is required to establish and maintain with the Indenture Trustee a trust account (the "Letter of Credit Fee Account") into which the Indenture Trustee is required to deposit on each Monthly Deposit Date and on each Payment Date, from amounts on deposit in the Collection Account and after making any required deposits into the Insurance Account and the Spread Account, an amount that is sufficient to pay any fees due the issuers of such Letters of Credit (the "Letter of Credit Fee Amount"). The Servicer is required to pay to the Indenture Trustee from time to time the fees of the Indenture Trustee and the Owner Trustee and the reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee and the Owner Trustee in accordance with the Pooling and Servicing Agreement, the Indenture and the Trust Agreement. The Indenture Trustee is permitted on each Payment Date to pay to itself and to the Owner Trustee, from amounts on deposit in the Collection Account and after making any required deposits into the Spread Account, any required payments to Noteholders, any required transfers to the Certificate Distribution Account maintained by the Owner Trustee for distribution to the Certificateholders and any required deposits into the Insurance Account and Letter of Credit Fee Account, and any amounts then due and owing representing fees of the Indenture Trustee and the Owner Trustee that have not been paid by the Servicer after written demand therefor.

ADVANCES FROM THE PRINCIPAL
AND INTEREST ACCOUNT.......  The Servicer is required to withdraw from the
                             Principal and Interest Account amounts on deposit therein and held for future distribution to make advances (each, an "Advance") on the third business day preceding each Monthly Deposit Date and Payment Date in respect of interest on the Mortgage Loans accrued but uncollected as of the end of the related Monthly Period (net of the Servicing Fee). The Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise. See "Description of the Offered Securities -- Advances from the Principal and Interest Account; Servicing Advances" herein.

SERVICING FEE..............  The Servicer will be entitled to a fee of   % per
                             annum of the outstanding principal balance of each Mortgage Loan (the "Servicing Fee"), payable monthly from the interest portion of monthly payments on such Mortgage Loan, and from Liquidation Proceeds, Released Mortgaged Property
                             Proceeds and certain other sources as provided in the Pooling and Servicing Agreement.

REPRESENTATIVE'S YIELD.....  The Representative will be entitled to receive an amount (the "Representative's Yield") equal to the sum of (A) all prepayment penalties and premiums collected by the Servicer with respect to any Mortgage Loan and (B) any sum or other finance charge payable by the Mortgagor on a prepaid Rule of 78s Mortgage Loan (as defined herein) that is in excess of (i) the Curtailment or Principal Prepayment (as the case may be) on the related Mortgage Loan, together with accrued and unpaid interest thereon at the Mortgage Interest Rate, plus (ii) servicing compensation exclusive of Servicing Fees. The Representative's Yield is retained and freely transferable by the Representative and does not constitute a portion of the assets of the Trust.

RATINGS....................  It is a condition to the issuance of the Notes and the Offered Certificates that the Notes, the Class B[-1] Certificates [and the Class B-PI
                             Certificates] each be rated "       " by [Moody's]
                             [S&P] [Duff & Phelps Credit Rating Co. ("DCR")] [Fitch IBCA, Inc.] (["Fitch" and each of Fitch, Moody's, DCR and S&P], a "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Note, Class B[-1] Certificate [or Class B-PI Certificate], and, accordingly, there can be no assurance that the ratings assigned to the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates] upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If any rating is revised or withdrawn, the liquidity of the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates] may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. [The ratings assigned to the Class B-PI Certificates do not address the risk of deviation from the Planned Notional Principal Amount Schedule or the likelihood that the holders of the Class B-PI Certificates will receive any specified return.] See "Risk Factors -- Liquidity" and "Ratings" herein.

OPTIONAL DISPOSITION OF
MORTGAGE LOANS.............  The holders of the Class C Certificates may, at their option, on any date following the Payment Date on which the Pool Principal Balance is less
                             than   % of the Original Pool Principal Balance,
                             cause the Issuer to sell (which may be to any of the Class C Certificateholders) on the last day of the then current Due Period all of the Mortgage Loans and all REO Properties then remaining in the Trust at a price equal to the fair market value of the Mortgage Loans and REO Properties, but not less than (i) the sum of (x) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties, (y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Mortgage Interest Rate and (z) the aggregate amount of any outstanding draws under the Letters of Credit, if any, minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto. The proceeds of such sale will be deposited into the Collection Account for distribution to the Noteholders and the Certificateholders on the next succeeding Payment Date. In connection with such disposition, the Class C Certificateholders are required to pay any unpaid fees and expenses of the Indenture Trustee, the Owner Trustee and the Insurer. See "Description of the Offered
                             Securities -- Optional Disposition of Mortgage Loans" herein.

CERTAIN LEGAL ASPECTS OF
THE MORTGAGE LOANS.........  Approximately   % of the Mortgage Loans are secured
                             by second Mortgages which are subordinate to a mortgage lien on the related Mortgaged Property prior to the lien of such Mortgage Loan (such senior lien, if any, a "First Lien"). A primary risk with respect to second Mortgages is that foreclosure funds received in connection therewith will not be sufficient to satisfy fully both the First Lien and the second Mortgage. See "Risk
                             Factors" and "Certain Legal Aspects of the Mortgage
                             Loans" herein.

TAX STATUS OF THE OFFERED
SECURITIES.................  In the opinion of Tax Counsel to the Depositors and the Trust, (i) the Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation and (ii) the Notes will be treated as debt. The Depositors, the Representative, the Originators and the Servicer have agreed, and by the purchase of Notes, Class B[-1] Certificates [and the Class B-PI Certificates], the Noteholders and the Certificateholders will agree, to treat the Trust as a partnership for purposes of Federal and state income taxes, with the partners of the partnership being the Class B[-1]
                             Certificateholders[,        the Class B-PI
                             Certificateholders] and the Class C
                             Certificateholders. See "Certain Federal Income Tax Consequences" [herein and] in the Prospectus.

                             The Notes will not be treated as qualifying real property loans within the meaning of Code section 593(d)(1) or assets described in Code section 7701(a)(19)(C), and probably will not be treated as "real estate assets" within the meaning of Code section 856(c)(5)(B). Income derived from the Notes probably will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B). For any Class B[-1] Certificateholder that is a "real estate investment trust" within the meaning of Code section 856, the Class B[-1] Certificates [and Class B-PI Certificates] will be treated as "real estate assets" within the meaning of Code section 856(c)(5)(B). However, no comparable authority exists that would allow a thrift institution that is a Class B[-1] Certificateholder [or Class B-PI Certificateholder] to treat the Class B[-1] Certificates [or the Class B-PI Certificates] as qualify-ing real property loans within the meaning of Code section 593(d)(1) or assets described in Code
                             section 7701(a)(19)(C). If the Class B[-1]
                             Certificates [or the Class B-PI Certificates] were treated as indebtedness, such Certificates would not be treated as assets described in Code section 7701(a)(19)(C) and probably would not be treated as "real estate assets" within the meaning of Code section 856(c)(5)(B). In addition, in that case, income derived from the Class B[-1] Certificates [or the Class B-PI Certificates] probably would not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B). See "Certain Federal Income Tax Consequences" [herein and] in the Prospectus.

ERISA CONSIDERATIONS.......  A fiduciary or other person contemplating purchasing the Notes on behalf of or with "plan assets" of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code section 4975 should carefully review with its legal advisors whether the purchase or holding of the Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. Neither the Class B[-1] Certificates nor the Class B-PI Certificates may be acquired by any employee benefit plan or other retirement arrangement subject to ERISA. See "ERISA Considerations" [herein and] in the Prospectus.

LEGAL INVESTMENT...........  [Although upon their initial issuance the Notes, the Class B[-1] Certificates and the Class B-PI
                             Certificates] will be rated "       " by [Moody's]
                             [S&P] [DCR] [Fitch] none of the Notes, the Class B[-1] Certificates [or the Class B-PI Certificates] will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 because the Mortgage Pool includes Mortgage Loans that are secured by second mortgages. Investors should consult their own legal advisers in determining whether and to what extent the Offered Securities constitute legal investments for such investors.] See "Legal Investment" herein.

USE OF PROCEEDS............  Substantially all of the net proceeds to be received from the sale of the Offered Securities will be received, directly or indirectly, by the Depositors.

                                  RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Offered Securities:

OFFERED SECURITIES

     [Subordination of Class B[-1] Certificates [and Class B-PI
Certificates]. Distributions on the Class B Certificates, which represent equity in the assets of the Trust, are subordinated to payments on the Notes [, and distributions on the Class B-PI Certificates are subordinated to distributions on the Class B[-1] Certificates]. If on any Payment Date, the credit enhancement provided by the Securities Insurance Policy is unavailable and the amount available for payment to the Noteholders and Class B Certificateholders, including amounts contained in the Spread Account on such Payment Date, is insufficient to pay the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] for such Payment Date, the rights of the Class B[-1] Certificateholders and the Class B-PI Certificateholders to receive distributions on account of the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount], as the case may be, are subordinated to the rights of the holders of the Notes to be paid the Note
Payment Amount in full [,        and the rights of the Class B-PI
Certificateholders to receive distributions on account of the Class B-PI Remittance Amount are subordinated to the rights of the holders of the Class B[-1] Certificates to be paid in full].]

     [Class B-PI Certificates. The Class B-PI Certificates are interest-only certificates. Although the planned amortization feature of the Class B-PI Certificates is intended to reduce the uncertainty of prepayments with respect to such Class, the yield on the Class B-PI Certificates will be very sensitive to the rate of prepayments, including voluntary prepayments and prepayments due to foreclosures, repurchases and losses. Accordingly, to the extent the risks described above with respect to the characteristics of the Mortgage Loans and of mortgage loans in general result in prepayments being received at rates in excess of those assumed by investors and used to calculate the planned Notional Principal Amount Schedule, the yield to the holders of the Class B-PI Certificates will be adversely affected. See "Certain Yield and Prepayment Considerations" herein.]

RISKS OF THE MORTGAGE LOANS [insert any appropriate considerations with respect to Mortgage Loans]

     Geographic Concentration. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In particular,
approximately     %,          %,          %,          %,          %,          %
and          % of the Mortgage Loans by aggregate principal balance as of the
Cut-off Date are secured by Mortgaged Properties located
in          ,          ,          ,          ,          ,           and
          , respectively. See "Description of the Mortgage Pool" herein for further information regarding the geographic concentration of the Mortgage Loans.

     Nature of Security.  Approximately           % of the Mortgage Loans, by
aggregate principal balance as of the Cut-off Date, are secured by [second] Mortgages, and the related First Liens are not included in the Mortgage Pool. Although little data is available, the rate of default of [second] mortgage loans may be greater than that of mortgage loans secured by First Liens on comparable properties. See "Risk Factors -- Risks of the Mortgage
Loans -- Nature of Security" in the Prospectus.

     Risk of Early Defaults.  Approximately          % of the Mortgage Loans by
aggregate principal balance as of the Cut-off Date were originated
within          months prior to the Cut-off Date. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date is
approximately          months. Although little data is available, defaults on
mortgage loans are generally expected to occur with greater frequency in their early years.

     Balloon Mortgage Loans. Approximately          % of the Mortgage Loans by
aggregate principal balance as of the Cut-off Date provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at the maturity of the Mortgage Loan that is greater than the preceding monthly payment ("Balloon Loans"). See "Description of the Mortgage Pool" herein and "Risk Factors -- Risks of the Mortgage Loans -- Balloon Loans" in the Prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Notes and the Class B[-1] Certificates will depend on the rate and timing of payment of principal on the Mortgage Loans, including prepayments, liquidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. A higher than anticipated rate of prepayments could result in special redemptions of and special remittances to the holders of the Notes and the Class B[-1] Certificates, respectively. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. [The yield to maturity of the Class B-PI Certificates will be sensitive to the rate and timing of principal payments (including prepayments, liquidations and repurchases) of the Mortgage Loans, which may fluctuate significantly from time to time. Investors in the Class B-PI Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Certain Yield and Prepayment Considerations" herein and in the Prospectus.]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after giving effect to payments
received prior to such date, of $          (the "Original Pool Principal
Balance"). This subsection describes generally certain characteristics of the Mortgage Loans. Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date. The Mortgage Pool consists of [fixed-rate] Mortgage Loans with
remaining terms to maturity of not more than           months (including both
fully amortizing Mortgage Loans and Balloon Loans). Approximately           % of
the Mortgage Loans were originated and underwritten by the Representative or by
a wholly-owned subsidiary of the Representative and approximately           % of
the Mortgage Loans were purchased and re-underwritten by the Representative or by a wholly-owned subsidiary of the Representative. The Mortgage Loans have the characteristics set forth below as of the Cut-off Date. Percentages expressed herein based on principal balances and number of Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

     All of the Mortgage Loans were originated between           and
and have a scheduled maturity date no later than           . No Mortgage Loan
has a remaining term to maturity as of the Cut-off Date of less than months. The weighted average original term to maturity of the Mortgage Loans as
of the Cut-off Date is approximately           months. The weighted average
remaining term to maturity of the Mortgage Loans as of the Cut-off Date is
approximately           months.

     The weighted average Mortgage Interest Rate of the Mortgage Loans as of the
Cut-off Date is approximately           % per annum. All of the Mortgage Loans
have Mortgage Interest Rates as of the Cut-off Date of at least           % per
annum but not more than           % per annum. The average principal balance
outstanding of the Mortgage Loans as of the Cut-off Date was approximately
$          and the principal balances of the Mortgage Loans as of the Cut-off
Date ranged from approximately $          to $          . The original principal
balances of the Mortgage Loans ranged from approximately $          to
$          .

     Approximately           % of the Mortgage Loans are secured by a second
Mortgage on the related Mortgaged Property that is junior to a First Lien, and
approximately           % are secured by a first Mortgage on the related
Mortgage Property. The First Liens related to the Mortgage Loans secured by second Mortgages are not included in the Mortgage Pool.

     Approximately           % of the Mortgage Loans had a Combined
Loan-to-Value Ratio at origination in excess of           %. The weighted
average Combined Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off
Date is approximately           %.

     At least           % of the Mortgage Loans are secured by fee simple
interests in detached single-family dwelling units, including units in de minimis planned unit developments, with the remaining Mortgage Loans secured by fee simple interests in attached or detached two-to four-family dwelling units, units in planned unit developments and condominiums on more than one parcel of
real property; provided, however, that approximately           % of the Mortgage
Loans are secured by a leasehold interest in a one-to four-family residential
dwelling situated on property located in the State of           , and further
provided that approximately           % of the Mortgage Loans are secured by
real property improved with a single-family residence constituting a permanently affixed manufactured housing unit. With respect to at least % of the Mortgage Loans, the Mortgagor represented at the time of the origination of the Mortgage Loan that the related Mortgaged Property would be occupied by the Mortgagor as a primary or secondary residence (an "Owner Occupied Mortgaged Property").

     No more than approximately           % of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area in the State of
California, and no more than approximately           % of the Mortgage Loans are
secured by Mortgaged Properties located in any one zip code area outside the
State of California. Approximately           %,           %,           %,
          %,           %,           % and           % of the Mortgage Loans are
secured by Mortgaged Properties located in           ,          ,           ,
          ,           ,           and           , respectively. Except as
indicated in the preceding sentence, no more than           % of the Mortgage
Loans are secured by Mortgaged Properties located in any one state.

     Approximately           % of the Mortgage Loans are Balloon Loans.
Approximately           %,          % and           % of the Mortgage Loans are
Balloon Loans based on a           year amortization schedule and a single
payment of the remaining loan balance approximately           ,          and
          years after origination, respectively.

     Approximately           % of the Mortgage Loans are Bankruptcy Mortgage
Loans. Of the Mortgage Loans,           % in principal amount are Bankruptcy
Mortgage Loans which are 30 days or more contractually delinquent.           %
in principal amount of the Mortgage Loans other than Bankruptcy Mortgage Loans
are contractually delinquent 30-59 days and           % are contractually
delinquent 60-89 days.

     The following table sets forth the number and outstanding principal balance as of the Cut-off Date and the percentage of the Mortgage Pool represented by Mortgage Loans having outstanding principal balances as of the Cut-off Date in the ranges described therein:

                                                                    PERCENT OF
                                          PERCENT OF                 MORTGAGE
                                           MORTGAGE                  POOL BY
                                           POOL BY                    NUMBER
     RANGE OF                            CUT-OFF DATE   NUMBER OF       OF
   CUT-OFF DATE                           PRINCIPAL     MORTGAGE     MORTGAGE
PRINCIPAL BALANCES   PRINCIPAL BALANCE     BALANCE        LOANS       LOANS
------------------   -----------------   ------------   ---------   ----------
   $                   $                          %                         %
   $
   $
   $
   $
   $
   $
   $
   $
   $
   $
   $
   $
   $
   $
                       ------------         ------       ------       ------
     Total             $                    100.00%                   100.00%
                       ============         ======       ======       ======

     The following table sets forth the geographic distribution of the Mortgaged Properties in the Mortgage Pool by state or territory as of the Cut-off Date:

                                                                    PERCENT OF
                                          PERCENT OF                 MORTGAGE
                                           MORTGAGE                  POOL BY
                                           POOL BY                    NUMBER
                                         CUT-OFF DATE   NUMBER OF       OF
                       CUT-OFF DATE       PRINCIPAL     MORTGAGE     MORTGAGE
STATE OR TERRITORY   PRINCIPAL BALANCE     BALANCE        LOANS       LOANS
------------------   -----------------   ------------   ---------   ----------
                       $                          %                         %
                       ------------         ------       ------       ------
     Total             $                          %                         %
                       ============         ======       ======       ======

     The following table sets forth the Combined Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date:

                                                                 PERCENT OF
                                       PERCENT OF                 MORTGAGE
                                        MORTGAGE                  POOL BY
                                        POOL BY                    NUMBER
   RANGE OF                           CUT-OFF DATE   NUMBER OF       OF
COMBINED LOAN-      CUT-OFF DATE       PRINCIPAL     MORTGAGE     MORTGAGE
TO-VALUE RATIOS   PRINCIPAL BALANCE     BALANCE        LOANS       LOANS
---------------   -----------------   ------------   ---------   ----------
   % to    %        $                          %                         %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
                    ------------         ------       ------       ------
    Total           $                    100.00%                   100.00%
                    ============         ======       ======       ======

     The following table sets forth the Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans as of the Cut-off Date:

                                                                PERCENT OF
                                      PERCENT OF                 MORTGAGE
                                       MORTGAGE                  POOL BY
                                       POOL BY                    NUMBER
   RANGE OF                          CUT-OFF DATE   NUMBER OF       OF
   MORTGAGE        CUT-OFF DATE       PRINCIPAL     MORTGAGE     MORTGAGE
INTEREST RATES   PRINCIPAL BALANCE     BALANCE        LOANS       LOANS
--------------   -----------------   ------------   ---------   ----------
   % to    %       $                          %                         %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
   % to    %
                   ------------         ------       ------       ------
    Total          $                    100.00%                   100.00%
                   ============         ======       ======       ======

     The following table sets forth the number of remaining months to stated maturity of the Mortgage Loans as of the Cut-off Date:

                                                                  PERCENT OF
                                        PERCENT OF                 MORTGAGE
                                         MORTGAGE                  POOL BY
    RANGE OF                             POOL BY                    NUMBER
REMAINING MONTHS                       CUT-OFF DATE   NUMBER OF       OF
   TO STATED         CUT-OFF DATE       PRINCIPAL     MORTGAGE     MORTGAGE
    MATURITY       PRINCIPAL BALANCE     BALANCE        LOANS       LOANS
----------------   -----------------   ------------   ---------   ----------
      to             $                          %                         %
      to
      to
      to
      to
      to
      to
      to
      to
      to
      to
      to
      to
      to
                     ------------         ------       ------       ------
    Total            $                    100.00%                   100.00%
                     ============         ======       ======       ======

     The following table sets forth the number of months since origination of the Mortgage Loans as of the Cut-off Date:

                                                              PERCENT OF
                                    PERCENT OF                 MORTGAGE
                                     MORTGAGE                  POOL BY
                                     POOL BY                    NUMBER
  RANGE OF                         CUT-OFF DATE   NUMBER OF       OF
MONTHS SINCE     CUT-OFF DATE       PRINCIPAL     MORTGAGE     MORTGAGE
ORIGINATION    PRINCIPAL BALANCE     BALANCE        LOANS       LOANS
------------   -----------------   ------------   ---------   ----------
     to          $                          %                         %
     to
     to
     to
     to
     to
     to
     to
     to
     to
     to
     to
     to
     to
                 ------------         ------       ------       ------
   Total         $                    100.00%                   100.00%
                 ============         ======       ======       ======

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Notes and the Class B[-1] Certificates, [the rate of reduction on the Notional Principal Amount of the Class B-PI Certificates], the aggregate amount of each interest payment on the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates] and the yield to maturity of the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates] are related to the rate and timing of payments of principal on the Mortgage Loans, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second mortgage loans. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the Noteholders and the Class B[-1] Certificateholders [(and a reduction in the Notional Principal Amount of Class B-PI Certificates)] of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans.

     In addition, the holders of the Class C Certificates may, at their option, cause the Trust to sell all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates], on any Payment Date following the Payment Date on which the Pool Principal Balance (as defined herein) is less
than   % of the Original Pool Principal Balance. See "Description of the Offered
Securities -- Optional Disposition of Mortgage Loans" herein.

     If due to the rate of Principal Prepayments and Curtailments, the Notes are subject to special redemption and the Class B[-1] Certificates are subject to special remittances on a Special Payment Date, as described under "Description of the Offered Securities -- The Notes" and "-- The Class B[-1] Certificates", the holders will receive principal earlier, but not more than two months earlier, than would have been the case had no special redemption or special remittance, as the case may be, occurred and such principal payment were made on the succeeding Payment Date. In such event, Noteholders or Class B[-1] Certificateholders may not be able to reinvest such payments at rates equal to the Note Interest Rate or Class B[-1] Pass-Through Rate, as the case may be.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Mortgage Loans. See "Certain Yield and Prepayment Considerations" in the Prospectus.

     [The yield to maturity of the Class B-PI Certificates will be sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans, which may fluctuate significantly from time to time. Investors in the Class B-PI Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of such investors to recoup their initial investment.]

NOTES AND CLASS B[-1] CERTIFICATES

     The scheduled maturity date of the latest maturing Mortgage Loan in the
Mortgage Pool is in                . Accordingly, the final payment on any Note
or any Class B[-1] Certificate would be made no later than                ,
assuming that no prepayments are received on the Mortgage Loans, all payments of principal of and interest on each of the Mortgage Loans are timely received and none of the Mortgage Loans is purchased from the Trust. The weighted average life of the Notes and the Class B[-1] Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions and the date on which the final payment on any Note or any Class B[-1] Certificate could occur is significantly
earlier than                , because, among other things, (i) prepayments are
likely to occur, (ii) defective Mortgage Loans may be purchased from the Trust under certain circumstances described herein, (iii) the holders of the Class C Certificates may cause the Trust to sell all of the Mortgage Loans when the
aggregate outstanding principal amount of the Mortgage Loans is less than    %
of the Original Pool Principal Balance and (iv) shortfalls in principal due to losses on the Mortgage Loans could result in withdrawals from the Spread Account or in Insured Payments to make payments in respect of principal on the Notes or the Class B[-1] Certificates.

     Prepayments of mortgage loans are commonly measured relative to a standard or model. The model used in this Prospectus [("CPR")] represents [an assumed annualized constant rate of prepayment relative to the then outstanding principal balance of a pool of mortgage loans]. It is unlikely that the Mortgage Loans will prepay at a constant rate or that all of the Mortgage Loans within the Mortgage Pool will prepay at the same rate.

     Greater than anticipated prepayments of principal will increase the yield on Notes or Class B[-1] Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Notes and Class B[-1] Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Securities will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Notes and the Class B[-1] Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in the Mortgage Pool.

     The "weighted average life" of an Offered Security refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Offered Security is repaid. The weighted average life of the Notes and the Class B[-1] Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

[THE CLASS B-PI CERTIFICATES

     Because amounts distributable to the holders of Class B-PI Certificates consist entirely of interest payable on the Mortgage Loans, the yield to maturity of the Class B-PI Certificates will be sensitive to the repurchase, prepayment and default experience of the Mortgage Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. Investors in the Class B-PI Certificates should note that they will not be entitled to any
distributions after the Certificate Remittance Date in                .

     Distributions of interest to holders of the Class B-PI Certificates will depend on the Notional Principal Balance of the Class B-PI Certificates.

     As described under "Description of the Offered Securities -- Class B-PI Certificates -- Calculation of Notional Principal Amount", the Notional
Principal Amount of the Class B-PI Certificates, originally $            , will
always be equal to the amount of the PAC Component. On each Certificate Remittance Date, the Basic Principal Amount (as defined herein) with respect to the Mortgage Pool will be allocated first to the PAC Component (and so to reduce the Notional Principal Amount of the Class B-PI Certificates) in an amount necessary to reduce the PAC Component to its Planned Notional Principal Amount, then to the Companion Component until the amount of such component is reduced to zero, and then to the PAC Component without regard to Planned Notional Principal Amount.

     The following table illustrates the significant effect that prepayments on the Mortgage Loans have upon the yield to maturity of the Class B-PI Certificates. The table shows the approximate hypothetical pre-tax yields to maturity of the Class B-PI Certificates, stated on a corporate bond equivalent basis, under different prepayment assumptions based on the assumed purchase price and the CPR prepayment model described below. The following table also assumes that the
Mortgage Loans have been aggregated into     hypothetical pools having the
following characteristics and that the level scheduled monthly payment for each
of the      pools (which is based on its Cut-off Date Principal Balance, the weighted average mortgage rate and the weighted average remaining amortization
term as of the Cut-off Date) will be such that, in the case of      pool below,
such pool will be fully amortized by the end of its weighted average remaining
amortization term, and in the case of pools      ,      and      below, each
pool will be paid with a final balloon payment at the end of its weighted average remaining term to balloon payment:

                                                                                                                WEIGHTED
                                                                                        WEIGHTED                AVERAGE
                                                                                        AVERAGE                REMAINING
                                                                WEIGHTED               REMAINING                  TERM
                                      CUT-OFF DATE              AVERAGE               AMORTIZATION             TO BALLOON
                                       PRINCIPAL                MORTGAGE                  TERM                  PAYMENT
POOL                                    BALANCE                   RATE                (IN MONTHS)             (IN MONTHS)
----                                  ------------              --------              ------------            -----------
1                                          $                       %
2

     The table also assumes that (i) the purchase price of the Class B-PI
Certificates is $       , (ii) the Mortgage Loans prepay in full at the
specified constant percentage of CPR monthly, with no delinquencies, losses or repurchases, (iii) each scheduled monthly payment (including a balloon payment, if applicable) on the Mortgage Loans is made on its respective due date, (iv)
distributions are made on each Payment Date (assumed to be the   th day of each
month in which a Payment Date occurs) commencing                , 199 , (v)
prepayments representing prepayments in full of individual loans are received on the last day of the month and include a full month's interest thereon and (vi)
the Closing Date is                , 199 .

                                 PRE-TAX YIELD

                                 %                 %                 %                 %                 %
                                CPR               CPR               CPR               CPR               CPR
                                ---               ---               ---               ---               ---
No Optional Termination
Optional Termination

                                 %
                                CPR
                                ---
No Optional Termination
Optional Termination

     Based on the assumptions set forth above, at approximately      % CPR,
assuming no optional sale of the assets of the Trust, the yield to maturity of the Class B-PI Certificates will be approximately 0%. Based on such assumptions,
at approximately      % CPR, assuming the Class C Certificateholders exercise
their option to cause the Issuer to sell all of the Mortgage Loans and all of the REO Properties on the earliest allowable Payment Date, as described under "Description of the Offered Securities -- Optional Disposition", the yield to maturity of the Class B-PI Certificates will be approximately 0%. No assurances can be given as to the rate of payments on the Mortgage Loans.

     It is unlikely that the characteristics of the Mortgage Loans will correspond exactly to those assumed in preparing the table above. The yield of the Class B-PI Certificates may therefore differ even if all the Mortgage Loans prepay monthly at the related assumed prepayment rate. In addition, it is unlikely that the Mortgage Loans will prepay at a constant rate or that all of the Mortgage Loans within the Mortgage Pool will prepay at the same rate. The timing of changes in the rate of prepayments may affect significantly the total distributions received, the date of receipt and the actual yield to a holder of the Class B-PI Certificates even if the average rate of principal payments is consistent with an investor's expectations.

     The pre-tax yields set forth in the preceding table were calculated by determining the quarterly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-PI Certificates would cause the discounted present value of such cash flows to equal the assumed offering price of

$            for the Class B-PI Certificates. The quarterly rates are then converted to the corporate bond equivalent yields shown above. Implicit in such calculation is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. The calculations therefore do not take into account the different interest rates at which investors may be able to reinvest funds received by them and consequently do not purport to reflect the return on any investment in the Class B-PI Certificates when such reinvestment rates are considered.]

                                   THE TRUST

     The Issuer, EQCC Home Equity Loan Trust 199 , is a business trust formed
under        of the        pursuant to a Trust Agreement dated as of        ,
199 (the "Trust Agreement") between the Depositors and        , acting not in
its individual but solely as trustee of the Trust (the "Owner Trustee"). The Trust may not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities incidental to the foregoing.

     The Certificates in the aggregate represent the equity of the Trust. Pursuant to the Transfer Agreement, the Originators will in the aggregate contribute the Mortgage Loans to the Depositors in exchange for the Depositors' capital stock. Pursuant to the Pooling and Servicing Agreement, the Trust will deliver the Certificates to the Depositors in exchange for the Mortgage Loans and, upon sale of the Notes, will distribute the proceeds of such sale to the Depositors. The Depositors will sell the Class B[-1] Certificates [and the Class B-PI Certificates] and will initially retain the Class C Certificates.

     The Trust property will include: (i) Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement and all proceeds thereof,
(ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account (defined herein), Principal and Interest Account (as defined herein), Insurance Account, or Letter of Credit Fee Account, including amounts on deposit in such accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (iv) the Securities Insurance Policy, (v) Liquidation Proceeds, and (vi) Released Mortgaged Property Proceeds; provided, however, that the assets of the Trust do not include the Spread Account (which will nevertheless be pledged to the holders of the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates]), the Representative's Yield or amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date. The Owner Trustee on behalf of the Trust will assign the Mortgage Loans and other assets of the Trust to the Indenture Trustee to secure payment of the Notes.

     The Servicer will service the Mortgage Loans either directly or through subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Offered Securities -- Servicing Standards" and "-- Use of Subservicers" below for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

     The Trust's principal offices are in        ,        , in care of the Owner
Trustee, at the address listed in "-- The Owner Trustee" below.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cut-off Date (without regard to the Class C Certificates, which are being retained by the Depositors [and the Class B-PI Certificates, which are entitled to receive interest only on the Mortgage Loans]), as if the issuance and sale of the Offered Securities had taken place on such date:

   % Asset Backed Notes.....................................  $
Class B[-1] Asset Backed Certificates.......................
                                                              ---------
          Total.............................................  $
                                                              =========

THE OWNER TRUSTEE

                    is the Owner Trustee under the Trust Agreement.
               is a        banking corporation and its principal offices are
located at        ,        ,        . The Owner Trustee's liability in
connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. The Owner Trustee may resign at any time, in which event the Administrator or its successor will be obligated to appoint a successor trustee. The Administrator may remove the Owner Trustee under certain circumstances. Any resignation or removal of the Owner Trustee will not become effective until acceptance of the appointment by a successor trustee.

ADMINISTRATION AGREEMENT

     EquiCredit Corporation of America, in its capacity as administrator (the "Administrator"), will enter into an agreement (an "Administration Agreement") with the Trust and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided and performed by the Issuer and the Owner Trustee under the Indenture. The Administrator will be entitled to reimbursement by the Servicer for its reasonable expenses.

        THE ORIGINATORS AND THE SERVICER -- ORIGINATION, FORECLOSURE AND
                             DELINQUENCY EXPERIENCE

GENERAL

     For a general discussion of the Depositors, the Servicers and the Originators, see "The Depositors, the Servicer, the Representative and the Originators" in the Prospectus. In the discussion that follows, references to the "Company" include EquiCredit Corporation, EquiCredit Corporation of America ("EquiCredit") and its subsidiaries (including the other Originators) and EquiCredit's predecessor in interest, OSCC-Florida.

     As of December 31, 199  , the Company had a total of   employees;
employees at its Jacksonville, Florida headquarters and an additional
employees in   branch offices located nationwide. As of December 31, 199  , the
total stockholders' equity of the Company was $       . Copies of the audited
financial statements of the Company for the fiscal years ended December 31, 199 , 199 and 199 , prepared on the basis of generally accepted accounting principles, may be obtained upon request from Jay Bray, Senior Vice President and Chief Financial Officer, EquiCredit Corporation of America, 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256 or by telephoning (904) 987-5566.

LOAN ORIGINATION HISTORY

     At December 31, 199 , the Company conducted loan origination and/or wholesale operations in a number of states, including but not limited to
       .

     The dollar amounts of first and second lien mortgage loans originated and purchased by the Company during the years ended December 31, 199 , 199 and
199  were $       , $       and $       , respectively. The Company originated
and purchased mortgage loans totalling $       during the months ended        ,
199  .

UNDERWRITING PROGRAMS

     The following table sets forth the distribution of the Mortgage Loans among the Underwriting Programs as of the Cut-off Date:

                                                            PERCENT OF                      PERCENT OF
                                                             MORTGAGE                        MORTGAGE
                                                             POOL BY                         POOL BY
                                                           CUT-OFF DATE      NUMBER OF      NUMBER OF
         UNDERWRITING                 CUT-OFF DATE          PRINCIPAL        MORTGAGE        MORTGAGE
           PROGRAM                  PRINCIPAL BALANCE        BALANCE           LOANS          LOANS
         ------------               -----------------      ------------      ---------      ----------
Class A ......................        $                             %                               %
Class B ......................
Class C ......................
Class D ......................
                                      ------------            ------          ------          ------
          Total...............        $                       100.00%                         100.00%
                                      ============            ======          ======          ======

     See "The Depositors, the Servicer, the Representative and the Originators -- Specific Underwriting Criteria; Underwriting Programs" in the Prospectus for a discussion of each of the underwriting programs.

SERVICING PORTFOLIO

     At        , 199  and December 31, 199  , the Company serviced a total
portfolio of        and        mortgage loans, respectively, having aggregate
unpaid principal balances of $       and $       , respectively, for itself and
an investor group consisting primarily of major commercial banks, savings and loan associations, brokerage houses and Fannie Mae ("FNMA"). The foregoing figures include loans that were not originated or acquired and re-underwritten by the Company but are serviced (principally for FNMA) on a contractual basis.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth the Company's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings, but excluding loans serviced by the Company that were not originated or acquired and re-underwritten by the Company (such portfolio, excluding such loans, the "Primary Servicing Portfolio").

                                                                                       AT OR
                                                                                      FOR THE
                                    AT OR FOR THE YEAR ENDED DECEMBER 31,           MONTHS ENDED
                             ---------------------------------------------------         ,
                               199        199        199        199        199          199
                             -------    -------    -------    -------    -------    ------------
                                                   (DOLLARS IN THOUSANDS)
  Portfolio Unpaid
  Principal Balance(1)...    $          $          $          $          $            $
Average Portfolio
  Unpaid Principal
     Balance(1)..........    $          $          $          $          $            $
Period of Delinquency(2):
  30-59 Days.............           %          %          %          %          %            %
  60-89 Days.............           %          %          %          %          %            %
  90 Days or More........           %          %          %          %          %            %
Total Delinquencies......           %          %          %          %          %            %
Total Credit Losses(3)...    $          $          $          $          $            $
Total Credit Losses as a
  Percent of Average
  Portfolio Unpaid
  Principal Balance......           %          %          %          %          %            %(4)

------------------

(1) Portfolio Unpaid Principal Balance is the net amount of principal to be paid on each mortgage loan, excluding unearned finance charges and other charges, and excludes the principal balance of each mortgage loan as to which the related mortgaged property has been previously acquired through foreclosure.

(2) Delinquency percentages are calculated as the dollar amount of mortgage loan principal delinquent as a percent of the Portfolio Unpaid Principal Balance. Delinquency percentages include the principal balance of all mortgage loans in foreclosure proceedings. Generally, all Mortgage Loans in foreclosure proceedings are 90 days or more delinquent. Delinquency percentages do not include the principal balance of mortgage loans which are real estate owned.

(3) Total Credit Losses includes (a) charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible or charge-offs relating to properties securing any mortgage loans which have been foreclosed upon and for which, in the opinion of management, liquidation proceeds would not exceed estimated expenses of liquidation plus the unpaid principal balance, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned, and (c) losses (gains) on the disposition of foreclosed properties and real estate owned.

(4) Annualized.

     The delinquency percentages set forth in the preceding table are calculated on the basis of the unpaid principal balances of mortgage loans included in the Primary Servicing Portfolio as of the end of the periods indicated. The charge-off experience percentages set forth above are calculated on the basis of the average outstanding unpaid principal balance of mortgage loans included in the Primary Servicing Portfolio during the periods indicated. However, because the amount of loans included in the Primary Servicing Portfolio has increased rapidly over these periods as a result of new originations, the Primary Servicing Portfolio as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in losses. In the absence of such substantial and continual additions of newly originated loans to the Primary Servicing Portfolio, the delinquency and charge-offs percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages and loss experience with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Pool will not change.

     In addition, over the last several years, there has been a general deterioration of the real estate market and weakening of the economy in all regions of the country. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, the Company may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

OUTSTANDING REAL ESTATE OWNED

     At               , 199  and December 31, 199  , approximately      and
     properties, respectively, acquired through foreclosure were owned by the Company for its own account or on behalf of owners of other mortgage loans included in the Company's Primary Servicing Portfolio. Such properties, at
              , 199  and December 31, 199  , were valued at $          and
$          , respectively.

                     DESCRIPTION OF THE OFFERED SECURITIES

GENERAL

     The Notes will be issued pursuant to an Indenture to be dated as of
              , 199  (the "Indenture") between the Issuer and
                  , as Indenture Trustee (the "Indenture Trustee"). The Class B[-1] Certificates [and the Class B-PI Certificates] ([collectively,] the "Class B Certificates"), together with the Class C Certificates (collectively with the Class B Certificates, the "Certificates"), will be issued pursuant to the Trust Agreement. The Class C Certificates will be retained by the Depositors. Only the Notes and the Class B Certificates (collectively, the "Offered Securities") are offered hereby. The following summary describes certain terms of the Notes, the Certificates, the Indenture, the Trust Agreement, the Pooling and Servicing Agreement and the Transfer Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Offered Securities and the underlying documents. Forms of the Indenture, the Trust Agreement, the Pooling and Servicing Agreement and the Transfer Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Notes, the Certificates, the Indenture, the Trust Agreement, the Pooling and Servicing Agreement and the Transfer Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Notes will be secured by the assets of the Trust, including (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property, (iii) amounts on deposit in the funds and accounts established under the Indenture and in the Principal and Interest Account, Collection Account, Insurance Account and Letter of Credit Fee Account, including all investments of amounts on deposit therein,
(iv) certain rights of the Depositors under the Transfer Agreement and of the Trust under the Pooling and Servicing Agreement and (v) certain other property. The Certificates represent the equity of the Trust. The Notes, the Class B[-1] Certificates [and the Class B-PI Certificates] will also be secured by amounts on deposit in the Spread Account and will have the benefit of an irrevocable guaranty surety bond (the "Securities Insurance Policy") to be issued on or before the date of issuance of the Offered Securities by Financial Guaranty Insurance Company (the "Insurer") in favor of the Indenture Trustee.

     Each of the Notes, the Class B[-1] Certificates [and the Class B-PI
Certificates] will be issued in minimum denominations of $          and integral
multiples thereof. Each Note, each Class B[-1] Certificate [and each Class B-PI Certificate] will represent a percentage interest (a "Percentage Interest") in the Notes, the Class B[-1] Certificates [or the Class B-PI Certificates], as the case may be, determined by dividing the original dollar amount (or Notional Principal Amount, in the case of the Class B-PI Certificates) represented by such Note, Class B[-1] Certificate [or Class B-PI Certificate] by the Original Note Principal Balance, the Original Class B[-1] Principal Balance [or the original aggregate Notional Principal Amount], as the case may be.

     Each of the Notes and the Class B[-1] Certificates (the "Book-Entry Offered Securities") will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"), and will be available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). Certificates representing the Book-Entry Offered Securities will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders", "Noteholders" or "Certificateholders" shall reflect the rights of owners of the Book-Entry Offered Securities, as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. [The Class B-PI Certificates will be issued in fully-registered definitive form.] See "--Registration of Offered Securities" herein.

     On each Payment Date and Special Payment Date, the Indenture Trustee will pay to each person in whose name a Note is registered on the related Record Date or Special Record Date, as applicable, and the

Owner Trustee will distribute to each person in whose name a Class B[-1] Certificate [or Class B-PI Certificate] is registered on the related Record Date or Special Record Date, as applicable (which in case of the Book-Entry Offered Securities initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to Noteholders, Class B[-1] Certificateholders [or Class B-PI Certificateholders], as the case may be, to which such holder is entitled, if any, based on the Percentage Interest of the Notes, Class B[-1] Certificates [or Class B-PI Certificates], as the case may be, held by such holder. Distributions will be made by wire transfer of immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor if such holder owns of record Notes, or Class B[-1] Certificates, as the case may be, in denominations aggregating in excess of
$          [or Class B-PI Certificates] and shall have provided complete wiring instructions to the Indenture Trustee or the Owner Trustee, as the case may be, at least five business days prior to the Record Date or Special Record Date, as applicable, and otherwise by check mailed to the address of the person entitled thereto as it appears on the Note Register or Certificate Register, as the case may be.

THE NOTES

     General.  The Notes will have an aggregate principal balance of $
(the "Original Note Principal Balance") as of the date of issuance, will accrue
interest at the rate of   % per annum (the "Note Interest Rate") and will mature
on                     .

     Payments of Interest. Interest on the outstanding principal amount of the Notes will accrue from each Note Payment Date (or, in the case of the initial
Accrual Period,               , 199  ) to but excluding the next succeeding Note
Payment Date (each, an "Accrual Period"). Interest will accrue on each Note at the Note Interest Rate and shall be paid, to the extent available, on each Note Payment Date. Interest on the Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued on the Notes during each Accrual Period on the Note Principal Balance (defined below) on the immediately preceding Note Payment Date (after giving effect to payments of principal made on such Note Payment Date and after taking into account any principal payments made on any intervening Special Payment Date) or, in the case of the initial
Accrual Period,               , 199  , is referred to herein as the "Note
Interest Payment Amount".

     Payments of Principal. Principal of the Notes will be payable on each Note Payment Date, to the extent available, in an amount (but not more than the Note Principal Balance then outstanding) generally equal to the sum of (a)
approximately   % of (i) the principal portion of all scheduled payments
("Monthly Payments") received on the Mortgage Loans during the three calendar months preceding the calendar month in which such Note Payment Date occurs (the "Due Period"), (ii) any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") received during the related Due Period and partial prepayments of principal on any such Mortgage Loan that were received during the related Due Period ("Curtailments"), (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged Property (as defined below) or a REO Property (as defined below), net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor (as defined herein) and net of expenses reimbursable therefrom ("Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Mortgage Loans, whether by trustee's sale, foreclosure sale or otherwise ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with a release of part of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Depositors (which are limited to amounts paid by the Representative or an Originator pursuant to the obligation to purchase or substitute contained in the Transfer Agreement) in connection with the purchase of, or the substitution of a substantially similar mortgage loan for, a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Transfer Agreement and assigned to the Trust under the Pooling and Servicing Agreement and (v) the principal balance of each defaulted Mortgage Loan or REO Property (as defined below) as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage

Loan") to the extent not included in the amounts described in clauses (i) through (iv) above (100% of the sum of (i) through (v) above, the "Basic Principal Amount"), and (b) the sum of (i) the amount, if any, by which (x) the amount required to be paid to Noteholders on the preceding Note Payment Date exceeded (y) the amount of the actual payment to Noteholders on such preceding Note Payment Date, exclusive of any portion of any Insured Payment made to the Noteholders and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the
Note Interest Rate from such immediately preceding Note Payment Date (the "Note
Carry-Forward Amount" and, together with approximately   % of the Basic
Principal Amount, the "Note Principal Payment Amount").

     On each Note Payment Date, the lesser of (i) the Note Principal Balance then outstanding and (ii) the Note Principal Payment Amount (which, together with the Note Interest Payment Amount, constitutes the "Note Payment Amount" for such Note Payment Date) is payable to the Noteholders.

     As of any Note Payment Date or any Special Payment Date, the "Note Principal Balance" will equal the Original Note Principal Balance, less all principal amounts previously paid to holders of the Notes.

     Redemption. The Notes are subject to redemption in whole, but not in part, on the Payment Date on which the holders of the Class C Certificates exercise their right to cause the Issuer to sell all of the Mortgage Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") when the Pool Principal Balance as of the immediately
preceding Payment Date declines to less than   % of the Original Pool Principal
Balance, at a redemption price equal to the then outstanding Note Principal Balance, plus accrued and unpaid interest thereon.

     [Special Redemption.  The Notes are subject to special redemption in part
on the   th day of each month, other than a month in which a Note Payment Date occurs (each such day, a "Special Payment Date") if Principal Prepayments and
Curtailments are received during the preceding calendar month in excess of   %
of the Pool Principal Balance as of the first day of such calendar month, in an
amount equal to approximately   % of the amount by which such Principal
Prepayments and Curtailments exceed   % of such Pool Principal Balance. Such
rates of Principal Prepayments and Curtailments correspond to a constant
annualized rate of prepayments equal to   % CPR and   % CPR, respectively.
Interest shall cease to accrue on the principal amount of Notes so redeemed on the Special Payment Date. Interest accrued to the Special Payment Date on the principal amount of Notes so redeemed will be paid on the next succeeding Note Payment Date. Any such special redemption will result in the Noteholders of record on the related Special Record Date receiving a payment of principal earlier, but not more than two months earlier, than would have been the case had no special redemption occurred and such principal payment were made on the next succeeding Payment Date. The Indenture Trustee will notify each registered holder of Notes on the related Special Record Date of any special redemption no later than the Business Day after the related Determination Date.]

THE CLASS B[-1] CERTIFICATES

     General.  The Class B[-1] Certificates will have an aggregate principal
balance of $          (the "Original Class B[-1] Certificate Balance") as of the
date of issuance and will accrue interest at the rate of   % per annum (the
"Class B[-1] Pass-Through Rate").

     Distributions of Interest. Interest on the Class B[-1] Certificates will accrue from each Certificate Remittance Date or, in the case of the initial
Accrual Period,               , 199  ) to but excluding the next succeeding
Certificate Remittance Date (each also an "Accrual Period"). Interest shall accrue on each Class B[-1] Certificate during each Accrual Period at the Class B[-1] Pass-Through Rate and shall be distributed, to the extent available, on each Certificate Remittance Date. Interest with respect to the Class B[-1] Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued during each Accrual Period at the Class B[-1] Pass-Through Rate on the Class B[-1] Principal Balance (as defined below) outstanding on the immediately preceding Certificate Remittance Date (after giving effect to all payments of principal made on such Certificate Remittance Date and taking into account any special remittances made on any intervening Special Payment Date) or, in the case of the
initial Accrual Period,               , 199  , is referred to herein as the
"Class B[-1] Interest Remittance Amount".

     Distributions of Principal. Holders of the Class B[-1] Certificates will be entitled to receive on each Certificate Remittance Date, to the extent available (but not more than the Class B[-1] Principal Balance then outstanding), a distribution allocable to principal which will generally include
approximately   % of the Basic Principal Amount plus the sum of (i) the amount, if any, by which (A) the amount required to be distributed to the Class B[-1] Certificateholders as of the preceding Certificate Remittance Date exceeded (B) the amount of the actual distribution to Class B[-1] Certificateholders on such preceding Certificate Remittance Date, exclusive of any portion of any Insured Payment made to the Class B[-1] Certificateholders and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Class B[-1] Pass-Through Rate from such immediately preceding Certificate Remittance Date (the "Class B[-1]
Carry-Forward Amount" and, together with approximately      % of the Basic
Principal Amount, the "Class B[-1] Principal Remittance Amount").

     On each Certificate Remittance Date, the lesser of (i) the Class B[-1] Principal Balance then outstanding and (ii) the Class B[-1] Principal Remittance Amount (which, together with the Class B[-1] Interest Remittance Amount, constitutes the "Class B[-1] Remittance Amount" for such Payment Date) is payable to the Class B[-1] Certificateholders.

     As of any Certificate Remittance Date, the "Class B[-1] Principal Balance" will equal the Original Class B[-1] Principal Balance, less all amounts previously distributed on account of principal to holders of the Class B[-1] Certificates.

     Optional Purchase. If the holders of the Class C Certificates exercise their right to cause the Issuer to sell all of the Mortgage Loans and all REO Properties after the Payment Date on which the Pool Principal Balance declines
to less than   % of the Original Pool Principal Balance, the Class B[-1]
Certificateholders will be entitled to receive, on the next succeeding Payment Date, an amount in respect of the Class B[-1] Certificates equal to the outstanding Class B[-1] Certificate Principal Balance, plus accrued interest at the Class B[-1] Pass-Through Rate.

     [Special Remittances. The holders of the Class B[-1] Certificates of record on the related Special Record Date may receive a special remittance of principal on a Special Payment Date if Principal Prepayments and Curtailments are received during the preceding calendar month in an amount in excess of
     % of the Pool Principal Balance as of the first day of such calendar month,
in an amount equal to approximately   % of the amount by which such Principal
Payments and Curtailments exceed   % of such Pool Principal Balance. Such rates
of Principal Prepayments and Curtailments correspond to a constant annualized
rate of prepayments equal to   % CPR and   % CPR, respectively. Interest shall
cease to accrue on the amount of such special remittance on such Special Payment Date. Interest accrued to the Special Payment Date on the amount of principal so remitted will be paid on the next succeeding Certificate Remittance Date. Any such special remittance will result in Class B[-1] Certificateholders receiving a distribution of principal earlier, but not more than two months earlier, than would have been the case had no special remittance occurred and such principal payment were made on the next succeeding Payment Date. The Owner Trustee will notify each registered holder of Class B[-1] Certificates as of the related Special Record Date of any special remittance no later than the business day after the related Determination Date.]

[THE CLASS B-PI CERTIFICATES

     General. The Class B-PI Certificates are interest-only Certificates which will not be entitled to any principal distributions. Interest shall accrue on the Notional Principal Amount (defined below) of the Class B-PI Certificates at
the rate of   % per annum (the "Class B-PI Pass-Through Rate"). The Notional
Principal Amount represents a designated principal component of the Mortgage
Pool, originally $          (the "Original Notional Principal Amount").

     Interest. Interest on the Class B-PI Certificates will accrue from each Certificate Remittance Date (or, in the case of the initial Accrual Period,
              , 199  ) to, but excluding, the next succeeding

Certificate Remittance Date (each, an "Accrual Period"). Interest will accrue on the Notional Principal Amount of each Class B-PI Certificate during each Accrual Period at the Class B-PI Pass-Through Rate and shall be distributed, to the extent available, on each Certificate Remittance Date. Interest with respect to the Class B-PI Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued during each Accrual Period at the Class B-PI Pass-Through Rate on the Notional Principal Amount on the immediately preceding Certificate Remittance Date (after giving effect to any reduction of the Notional Principal Amount on such Certificate Remittance Date)
or, in the case of the initial Accrual Period,               , 199  , is
referred to herein as the "Class B-PI Interest Remittance Amount". The sum of the Class B-PI Interest Remittance Amount and the excess of any amounts required to be distributed to the Class B-PI Certificateholders as of the preceding Certificate Remittance Date over the amount actually distributed to the Class B-PI Certificateholders on such Certificate Remittance Date, exclusive of any Insured Payments and, if any amounts actually distributed represent Insured Payments made by the Insurer, interest on such portion at the Class B-PI Pass-Through Rate (the "Class B-PI Carry-Forward Amount"), is referred to herein as the "Class B-PI Remittance Amount". The last scheduled Certificate Remittance
Date for the Class B-PI Certificates is                     . Holders of the
Class B-PI Certificates will not be entitled to any distributions after that date, whether or not the Notional Principal Amount of the Class B-PI Certificates has been reduced to zero.]

     [Calculation of Notional Principal Amount. The Class B-PI Certificates are interest-only planned amortization securities. The Class B-PI Certificates are entitled to receive interest at the Class B-PI Pass-Through Rate on the Notional
Principal Amount of the Class B-PI Certificates, initially $          . The
planned amortization feature is intended to reduce the uncertainty to investors in the Class B-PI Certificates with respect to prepayments. Instead of reducing the Notional Principal Amount of the Class B-PI Certificates in direct relation to the reduction in the aggregate outstanding Principal Balances of the Mortgage Loans as a result of principal payments and prepayments, the Mortgage Pool will be divided into two principal components, the "PAC Component" and the "Companion Component". The Notional Principal Amount will be equal to the PAC Component,
originally $          . The sum of the PAC Component and the Companion Component
will always equal the aggregate outstanding Principal Balance of the Mortgage Loans.]

     The Pooling and Servicing Agreement establishes a schedule (the "Planned Notional Principal Amount Schedule") pursuant to which principal will be allocated to the PAC Component and the Companion Component, as described below. As the PAC Component is reduced, the Notional Principal Amount of the Class B-PI Certificates, and so payments to the holders of the Class B-PI Certificates, will also be reduced.

     On each Certificate Remittance Date, the Basic Principal Amount with respect to the Mortgage Pool will be allocated first, to the PAC Component up to the amount necessary to reduce the PAC Component to its Planned Notional Principal Amount for such Certificate Remittance Date, as set forth in the Planned Notional Principal Amount Schedule, second, to the Companion Component until the balance thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Certificate Remittance Date. The foregoing allocations will be made solely for purposes of calculating the Notional Principal Amount of the Class B-PI Certificates and correspondingly, the amount of interest payable with respect to the Class B-PI Certificates. The Class B-PI Certificates are not entitled to receive any principal payments. The foregoing calculations will not affect distributions of principal with respect to the Notes or Class B[-1] Certificates.

     There can be no assurance that the PAC Component (and the Notional Principal Amount of the Class B-PI Certificates) will be reduced to its Planned Notional Principal Amount on any Certificate Remittance Date.

     The Planned Notional Principal Amount Schedule has been prepared on the basis of the assumption that the Mortgage Loans prepay at a constant level
between   % and   % CPR, which would result in the reduction of the PAC
Component to its Planned Notional Principal Amount on each such Certificate Remittance Date. The Planned Notional Principal Amount Schedule also assumes
that the Mortgage Loans have been aggregated into      pools, as described in
the fourth paragraph under "Certain Yield and Prepayment Considerations -- The Class B-PI Certificates". Because the Basic Principal Amount received in excess of the amount necessary to reduce the PAC Component to its Planned Notional Principal Amount on each Certificate Remittance Date will be allocated first to the Companion Component and then to the PAC Component without regard to Planned Notional Principal Amount, the averaging of high and low principal payments over time will not necessarily result in the same amortization schedule as would have been the case had payments been received at a constant rate. Moreover, even if prepayments are within the range specified above, the Basic Principal Amount received may be insufficient to reduce the PAC Component to its Planned Notional Principal Amount if prepayments do not occur at a constant rate. In addition, because the Mortgage Loans have different remaining terms to maturity, interest rates and amortization terms than those assumed, the PAC Component may not be reduced to its Planned Notional Principal Amount on each
Certificate Remittance Date through               , 199  even if prepayments
occur at a constant rate within the range specified above.

                   PLANNED NOTIONAL PRINCIPAL AMOUNT SCHEDULE

                                                                PLANNED NOTIONAL
CERTIFICATE REMITTANCE DATE                                     PRINCIPAL AMOUNT
---------------------------                                     ----------------
Initial Balance.............................................    $

     The Class B-PI Certificates will not be entitled to any distributions after
the Certificate Remittance Date occurring in                    , 199 .]

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS AND THE DEPOSITORS

     Each Originator will make the representations, among others, as to each Mortgage Loan conveyed by any Originator to the Depositors as of the Closing Date described under "Description of the Offered Securities -- Representations and Warranties of the Originators and the Depositors" in the Prospectus and will also represent that:

          1. No more than   % of the Mortgage Loans are secured by Mortgaged
     Properties improved by permanently affixed manufactured housing units;

          2. Approximately % of the Mortgage Loans are Balloon Loans. All of the Balloon Loans provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than months following the date of origination and no later than at the end of the th year following the date of origination;

          3. As of the Cut-off Date, no more than   % of the Mortgage Loans were
     30 or more days contractually delinquent, and no more than   % of the
     Mortgage Loans were 60 or more days contractually delinquent;

          4. No more than   % of the Mortgage Loans are secured by Mortgaged
     Properties located within any single zip code area;

          5. Mortgage Loans representing at least   % of the Mortgage Loan
     Principal Balance are secured by an Owner Occupied Mortgaged Property.

ADVANCES FROM THE PRINCIPAL AND INTEREST ACCOUNT; SERVICING ADVANCES

     Not later than the close of business on the third business day prior to each Monthly Deposit Date and each Payment Date, the Servicer shall withdraw from amounts on deposit in the Principal and Interest Account and held for future distribution and remit to the Indenture Trustee for deposit in the Collection Account an amount (each, an "Advance"), to be distributed on the related Payment Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments (net of the Servicing Fee and, after the later to occur of (x) the Cross-Over Date, and (y) the date on which there are no outstanding LC Obligations, the Excess Spread) accrued during the related Monthly Period, but uncollected as of the close of business on the last day of the related Monthly Period. The Servicer generally shall not be required to make such

Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise.

DISTRIBUTIONS

     The Indenture Trustee is required to establish a trust account (the "Collection Account") into which there shall be deposited amounts transferred by the Servicer from the Principal and Interest Account. The Collection Account is required to be maintained as an Eligible Account. Amounts on deposit in the Collection Account may be invested in Permitted Instruments and other investments approved by the Insurer.

     On each Monthly Deposit Date, the Indenture Trustee shall withdraw from the Collection Account and distribute the following amounts to the extent available, in the priority indicated:

          (i) first, for deposit into the Insurance Account for the benefit of the Insurer, the Premium payable to the Insurer;

          (ii) second, for deposit into the Spread Account, the Excess Spread;

          (iii) third, for deposit into the Letter of Credit Fee Account, the Letter of Credit Fee Amount, representing the fees due to the issuers of any Letters of Credit;

          (iv) fourth, to the Note Payment Account maintained under the Indenture for the benefit of the Noteholders, the Special Redemption Price to be paid to the Noteholders on the related Special Payment Date, if any, and to the Owner Trustee for deposit in the Certificate Distribution Account maintained under the Trust Agreement for the benefit of the Certificateholders, the Special Remittance Amount to be distributed to the Class B[-1] Certificateholders on the related Special Payment Date, if any.

     On each Payment Date, the Indenture Trustee shall withdraw from the Collection Account and distribute, based on the information provided in the most recent Trustee's Remittance Report, the amounts set forth in (i) through (iii) above for the immediately preceding month, together with the following amounts, to the extent available, in the priority indicated:

          (i) first, to the Note Payment Account for payment to the Noteholders, the Note Interest Payment Amount and the Note Principal Payment Amount, in that order;

          (ii) second, to the Owner Trustee for deposit to the Certificate Distribution Account for distribution to the Class B[-1]
     Certificateholders, the Class B[-1] Interest Remittance Amount and the Class B[-1] Principal Remittance Amount, in that order;

          [(iii) third, to the Owner Trustee for deposit to the Certificate Distribution Account for distribution to the Class B-PI Certificateholders, the Class B-PI Remittance Amount;]

          (iv) fourth, to the Indenture Trustee and the Owner Trustee, any amounts then due and owing representing fees of the Indenture Trustee or the Owner Trustee, as applicable, provided that the Indenture Trustee or the Owner Trustee, as applicable, certifies in writing that such amount is due and owing and has not been paid by the Servicer within 30 days after written demand therefor;

          (v) fifth, to the Servicer and/or the Representative, an amount equal to the amounts expended by the Servicer or the Representative and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

          (vi) sixth, to the Servicer an amount equal to Nonrecoverable Advances previously made by the Servicer and not previously reimbursed; and

          (vii) seventh, to the Owner Trustee for deposit to the Certificate Distribution Account for distribution to the Class C Certificateholders, the balance, if any.

     [The holders of the Class B-PI Certificates will be entitled to receive the Class B-PI Remittance Amount on each Certificate Remittance Date until the Notional Principal Amount of the Class B-PI Certificates has been reduced to zero; provided, however, that the holders of the Class B-PI Certificates will not be entitled to
any distributions after the           Certificate Remittance Date regardless of
the Notional Principal Amount then outstanding. The amounts applied to reduce the Note Principal Balance and the Class B[-1] Principal Balance as set forth in priorities first and second above and on any Special Payment Date will be allocated for purposes of calculating the Notional Principal Amount of the Class B-PI Certificates and the amount distributable with respect to the Class B-PI Certificates between the PAC Component and the Companion Component in the manner described above under "-- The Class B-PI Certificates -- Calculation of Notional Principal Amount". No distributions of principal will be made to the Class B-PI Certificates.]

     The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Due Period and (ii) the Spread Account Draw deposited into the Collection Account from the Spread Account and any Insured Payments deposited into the Collection Account, less (b) the sum of (i) the amount of the premium payable to the Insurer during the related Due Period and (ii) the amount of the fees payable to the provider of any Letter of Credit during the related Due Period.

     The Pooling and Servicing Agreement provides that to the extent the Insurer makes Insured Payments, the Insurer will be subrogated to the rights of the Noteholders, the Class B[-1] Certificateholders [and the Class B-PI Certificateholders] with respect to such Insured Payments and shall be deemed, to the extent of the payments so made, to be a registered holder of Notes, Class B[-1] Certificates [or Class B-PI Certificates], as the case may be, and shall be entitled to reimbursement for such Insured Payments, with interest thereon at the Note Interest Rate, the Class B[-1] Pass-Through Rate [or the Class B-PI Pass Through Rate], as applicable, on each Payment Date following the making of an Insured Payment, only after the Noteholders, the Class B[-1] Certificateholders [and the Class B-PI Certificateholders] have received the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount], respectively, for such Payment Date.

     For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Payment Date.

     "Available Payment Amount" generally means the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during each month in the related Due Period, net of the Servicing Fee paid to the Servicer during each month in the related Due Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses paid by the Servicer, plus (b) the amount of any Advances made by the Servicer on such Payment Date, less (c) the Excess Spread.

     "Basic Principal Amount" means the sum of (i) the principal portion of each Monthly Payment received by the Servicer or any Subservicer during the related Due Period, (ii) all Curtailments and all Principal Prepayments received during such related Due Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period, (iv)(a) that portion of the purchase price of any purchased Mortgage Loans which represents principal and (b) any Substitution Adjustments deposited into the Collection Account as of the related Determination Date and (v) the Principal Balance of each Mortgage Loan as of the beginning of the related Due Period which became a Liquidated Mortgage Loan during the related Due Period (exclusive of any principal payments in respect thereof described in the preceding clauses (i) through (iv)), less the aggregate Special Redemption Prices and Special Remittance Amounts, if any, paid to the holders of the Notes and Class B[-1] Certificates, respectively, on any Special Payment Date occurring in the related Accrual Period.

     "Certificate Remittance Date" means a Payment Date on which the Class B[-1] Remittance Amount is distributed by the Owner Trustee to the Certificateholders.

     "Class B[-1] Carry-Forward Amount" means the sum of (i) the amount, if any, by which (x) the Class B[-1] Remittance Amount as of the immediately preceding Payment Date exceeded (y) the amount of actual distribution to the Class B[-1] Certificateholders, exclusive of any portion of such amount attributable to any Insured Payment, on such preceding Payment Date, and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Class B[-1] Pass-Through Rate.

     "Class B[-1] Remittance Amount" means the sum of the Class B[-1] Interest Remittance Amount and the Class B[-1] Principal Remittance Amount.

     "Class B[-1] Interest Remittance Amount" means interest accruing during the related Accrual Period at the Class B[-1] Pass-Through Rate on the Class B[-1] Principal Balance outstanding on the immediately preceding Payment Date (after giving effect to distributions of principal made on such Payment Date and taking into account any principal payments on any intervening Special Payment Dates)
or, in the case of the initial Accrual Period,                  , 199  .

     "Class B[-1] Principal Balance" means the Original Class B[-1] Principal Balance reduced by the sum of all amounts previously distributed to Class B[-1] Certificateholders in respect of principal on all previous Payment Dates and Special Payment Dates.

     "Class B[-1] Principal Remittance Amount" means the lesser of (A) the Class B[-1] Principal Balance as of such Payment Date and (B) the sum of (i)
approximately   % of the Basic Principal Amount for such Payment Date and (ii)
the Class B[-1] Carry-Forward Amount.

     ["Class B-PI Carry-Forward Amount" means the sum of the (i) the amount, if any, by which (x) the Class B-PI Remittance Amount as of the immediately preceding Payment Date exceeded (y) the amount of actual distribution to the Class B-PI Certificateholders, exclusive of any portion of such amount attributable to any Insured Payment, on such preceding Payment Date, and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Class B-PI Pass-Through Rate.]

     ["Class B-PI Remittance Amount" means the sum of the Class B-PI Interest Remittance Amount and the Class B-PI Carry-Forward Amount.]

     ["Class B-PI Interest Remittance Amount" means interest accruing during the related Accrual Period at the Class B-PI Pass-Through Rate on the Notional Principal Amount of the Class B-PI Certificates on the immediately preceding Payment Date (after giving effect to the reduction of the Notional Principal Amount on such Payment Date) or, in the case of the initial Accrual Period,
                 , 199  .]

     "Insured Payment" means, the amount, if any, by which (A) the sum of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] exceeds (B) the sum of (i) the Available Payment Amount plus any amounts transferred from the Spread Account to the Collection Account and
(ii) the aggregate amount of any previous Insured Payments for which the Insurer has not been reimbursed.

     "Monthly Deposit Date" means the   th day of each month other than a month
in which a Payment Date occurs (or if such day is not a business day, the next succeeding business day).

     "Mortgage Loan Losses" means, for Mortgage Loans that become Liquidated Mortgage Loans during the related Due Period, the amount, if any, by which (i) the sum of the outstanding principal balance of each such Mortgage Loan (determined immediately before such Mortgage Loan became a Liquidated Mortgage
Loan) and accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Mortgage Loan became a Liquidated Mortgage Loan exceeds
(ii) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Mortgage Loan which have not theretofore been used to reduce the Principal Balance of such Mortgage Loan.

     "Note Carry-Forward Amount" means the sum of (i) the amount, if any, by which (x) the Note Payment Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution to the Noteholders, exclusive of any portion of such amount attributable to any Insured Payment, on such preceding Payment Date, and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Note Interest Rate.

     "Note Interest Payment Amount" means interest accruing during the related Accrual Period at the Note Interest Rate on the Note Principal Balance outstanding on the immediately preceding Payment Date (after giving effect to distributions of principal made on such Payment Date and taking into account any principal payments on any intervening Special Payment Dates) or, in the case of the
initial Accrual Period,                  , 199  .

     "Note Payment Amount" means the sum of the Note Principal Payment Amount and the Note Interest Payment Amount.

     "Note Payment Date" means a Payment Date on which the Note Payment Amount is paid to the Noteholders.

     "Note Principal Balance" means the Original Note Principal Balance reduced by the sum of all amounts previously distributed to Noteholders in respect of principal on all previous Payment Dates and Special Payment Dates.

     "Note Principal Payment Amount" means the lesser of (A) the Note Principal
Balance as of such Payment Date and (B) the sum of (i) approximately   % of the
Basic Principal Amount for such Payment Date and (ii) the Note Carry-Forward Amount.

     ["Notional Principal Amount" means, with respect to the Class B-PI Certificates, the Notional Principal Amount calculated as described herein under "Class B-PI Certificates -- Calculation of Notional Principal Amount".]

          "Payment Date" means a Note Payment Date or a Certificate Remittance
     Date, as the context may require, which in either case shall be the   th
     day of each             ,             ,             and             ,
     commencing                  , 199 (or if such day is not a business day,
     the next succeeding business day).

     "Special Payment Date" means the day on which a special redemption of Notes and a special remittance with respect to Class B[-1] Certificates occurs, each
such day being the   th day of a month other than a month in which a Payment
Date occurs (or if such day is not a business day, the next succeeding business day).

     "Special Record Date" means the day preceding a Special Payment Date or, if Definitive Securities are issued, the last day of the calendar month immediately preceding such Special Payment Date.

     "Special Redemption Price" means   % of the principal amount of Notes being
redeemed.

     "Special Remittance Amount" means   % of the principal amount of a special
remittance to the Class B[-1] Certificateholders.

     "Spread Account Draw" means an amount deposited into the Collection Account from the Spread Account equal to the excess of (i) the sum of (A) the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount], over (ii) the Available Payment Amount less the fee of the Insurer and any provider of a Letter of Credit (as reduced by any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code).

EXAMPLE OF PAYMENTS

     The following chart sets forth an example of payments on the Notes and distributions on the Class B[-1] Certificates [and the Class B-PI Certificates], assuming no special redemptions or special remittances, based upon the
assumption that the Offered Securities will be issued in                  ,
19  .

 ..........................  Cut-off Date. The Original Pool Principal Balance
                             will be the aggregate principal balances of the Mortgage Loans on the Cut-off Date after application of all payments received prior to the Cut-off Date.

 ..........................  Monthly Period. The Servicer and any subservicers remit for deposit into the Principal and Interest Account all amounts received on account of the Mortgage Loans (other than interest accrued prior to the Cut-off Date).

 ..........................  Determination Date. The Indenture Trustee
                             determines, based on information provided by the Servicer, the amounts that will be withdrawn from
                             the Collection Account on           and whether a
                             special redemption and special remittance will be required.

 ..........................  The Servicer transfers funds in the Principal and
                             Interest Account to the Collection Account, excluding any Advances.

 ..........................  Monthly Deposit Date. The Indenture Trustee
                             transfers funds from the Collection Account into the Insurance Account, Spread Account and the Letter of Credit Fee Account, as required and transfers the Remainder Excess Spread Amount, the Spread Account Excess and, after the Cross-Over Date, the entire Excess Spread, to the Owner Trustee for deposit in the Certificate Remittance Account for distribution to the Class C Certificateholders.

 ..........................  Monthly Period.

 ..........................  Determination Date. The Indenture Trustee
                             determines, based on information provided by the Servicer, the amounts that will be withdrawn from
                             the Collection Account on             , 199  and
                             whether a special redemption and special remittance will be required.

 ..........................  The Servicer transfers funds in the Principal and
                             Interest Account to the Collection Account, excluding any Advances.

 ..........................  Monthly Deposit Date. The Indenture Trustee
                             transfers funds from the Collection Account into the Insurance Account, Spread Account and the Letter of Credit Fee Account, as required and transfers the Remainder Excess Spread Amount, the Spread Account Excess and, after the Cross-Over Date, the entire Excess Spread, to the Owner Trustee for deposit in the Certificate Remittance Account for distribution to the Class C Certificateholders.

 ..........................  Monthly Period.

 ..........................  Determination Date. The Indenture Trustee
                             determines, based on information provided by the Servicer, the amount of principal and interest that will be distributed to Noteholders and
                             Certificateholders on                  , 199  .

 ..........................  The Servicer transfers funds in the Principal and
                             Interest Account to the Collection Account, including any Advances.

Not later than 10:00 a.m.
on.........................  The Indenture Trustee will notify the Servicer, the
                             Insurer and each Account Party (as defined herein) of the amount of the Insured Payment, if any, required to be paid to the Noteholders and the Class B[-1] Certificateholders and the Class B-PI
                             Certificateholders on                  , 199  .

 ..........................  First Record Date. Payments on                  ,
                             199  will be made to holders of record at the close
                             of business on                  , 199  .

 ..........................  Payment Date. The Indenture Trustee will transfer funds from the Collection Account into the Note Payment Account for payment to Noteholders of the amounts required to be paid as described above, and to the Owner Trustee for deposit in the Certificate Remittance Account for distribution to Class B[-1] [and Class B-PI Certificateholders] of the amounts required to be distributed as described above and transfers the Remainder Excess Spread Amount, the Spread Account Excess and, after the Cross-Over Date, the entire Excess Spread, to the Owner Trustee for deposit in the Certificate Remittance Account for distribution to the Class C Certificateholders.

SPREAD ACCOUNT

     The Indenture Trustee will establish a trust account (the "Spread Account") for the benefit of the Noteholders, the Class B[-1] Certificateholders[, the Class B-PI Certificateholders] and the Insurer into which it will deposit upon receipt from the Servicer on each Monthly Deposit Date and on each Payment Date the excess, if any, of the interest accrued for the immediately preceding calendar month on each Mortgage Note at the Mortgage Interest Rate over the sum of interest accrued on the Notes at the Note Interest Rate, interest accrued on the Class B[-1] Certificates at the Class B[-1] Pass-Through Rate [and interest accrued on the Notional Principal Amount of the Class B-PI Certificates at the Class B-PI Pass Through Rate] since the immediately preceding Monthly Deposit Date or Payment Date, the Premium due to the Insurer, the Letter of Credit Fee Amount due to the issuer of any Letter of Credit and the Servicing Fee for such Mortgage Loans (such aggregate amount, the "Excess Spread"). The Spread Account will not be an asset of the Trust but will nevertheless be pledged by the holders of the Class C Certificates to the holders of the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates]. The Indenture Trustee is required to retain [100%] of the Excess Spread (the "Periodic Excess Spread Amount") in the Spread Account until the amount on deposit therein is equal to an amount specified by the Insurer (the "Base Spread Account Requirement"); provided that for the initial period set forth in the Pooling and Servicing Agreement, the Periodic Excess Spread Amount will be zero. After the amount on deposit in the Spread Account is equal to the Base Spread Account Requirement, the amount required to be on deposit in the Spread Account at any time (the "Specified Spread Account Requirement") may be reduced over time as specified by the Insurer, provided that such reduction shall not result in the reduction of the rating of the Notes, the Class B[-1] Certificates [or the Class B-PI Certificates]. The percentage used in determining the Periodic Excess Spread Amount may be reduced at the sole discretion of the Insurer with the consent of each Account Party and the Base Spread Account Requirement may be reduced at the sole discretion of the Insurer. The Pooling and Servicing Agreement permits the Spread Account to be funded in part by one or more Letters of Credit issued by banks or trust companies having unsecured and uncollateralized debt obligations
that are rated "     " or better by Moody's and "     " or better by S&P on the
date of delivery of such Letter of Credit, or having short-term obligations that
are rated Prime-1 or better by Moody's and "     " or better by S&P on the date
of delivery of such Letter of Credit, and having certain other qualifications set forth in the Pooling and Servicing Agreement. Amounts available for drawing under any Letter of Credit will be deemed to be on deposit in the Spread Account.

     On each Payment Date, amounts, if any, on deposit in the Spread Account will be available to fund any shortfall between the available funds for payments to Noteholders and distributions to Class B Certificateholders and the sum of the Note Remittance Amount, the Class B[-1] Remittance Amount [and the Class B-

PI Remittance Amount]; provided, however, that, on and after such date (the "Cross-Over Date") on which the aggregate withdrawals from the Spread Account to cover shortfalls in amounts payable on the Notes, Class B[-1] Certificates [and the Class B-PI Certificates] attributable to Mortgage Loan Losses ("Cumulative Spread Account Receipts") equal an amount specified by the Insurer (the "Subordinated Amount") in the Pooling and Servicing Agreement, no further withdrawals with respect to shortfalls in the amounts required to be paid on the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates] may be made from the Spread Account, and the Specified Spread Account Requirement will thereafter be zero. The Pooling and Servicing Agreement provides that the Specified Spread Account Requirement for any date shall in no event be greater than the Subordinated Amount as of such date.

     If the Indenture Trustee determines prior to any Payment Date that the amount available in cash and from the liquidation of Permitted Instruments in which all or a portion of the Spread Account has been invested is insufficient to fund any withdrawals required to be made from the Spread Account on such Payment Date, the Indenture Trustee is required to cause to be presented to the issuers of any Letters of Credit on deposit in the Spread Account one or more drawing certificates in proper form for the payment under such Letters of Credit of the amount of such insufficiency. The proceeds of any such drawings are required to be deposited into the Spread Account for withdrawal on such Payment Date.

     On each Monthly Deposit Date and each Payment Date any amounts constituting
(i) Excess Spread in excess of the Periodic Excess Spread Amount (the "Remainder Excess Spread Amount"), (ii) amounts in the Spread Account in excess of the Specified Spread Account Requirement (any such amount, a "Spread Account Excess") and (iii) after the Cross-Over Date, the entire Excess Spread will be distributed to the holders of the Class C Certificates, after payment of outstanding LC Obligations to Account Parties and of unreimbursed Servicing Advances to the Servicer.

     Neither the holders of the Class C Certificates nor the Servicer will be required to refund any amounts previously distributed to them properly, regardless of whether there are sufficient funds on a subsequent Payment Date to make full distributions to Noteholders, Class B[-1] Certificateholders and Class B-PI Certificateholders of the amounts required to be distributed to Noteholders, Class B[-1] Certificateholders [or Class B-PI Certificateholders].

     The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment to the Noteholders, Class B[-1] Certificateholders [and the Class B-PI Certificateholders] of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount], respectively, and to afford limited protection against losses in respect of the Mortgage Loans; however, in certain circumstances, the Spread Account could be depleted and shortfalls could result.

     Notwithstanding the depletion of the Spread Account, the Insurer will be obligated to make Insured Payments on each Payment Date to fund the full amount of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] on any Payment Date.

THE SECURITIES INSURANCE POLICY

     The Servicer will obtain the Securities Insurance Policy in favor of the Indenture Trustee for the benefit of the Noteholders, the Class B[-1] Certificateholders [and the Class B-PI Certificateholders]. If on any Payment Date the amount available for distribution (net of any Insured Payments) is less than the sum of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount], the Indenture Trustee will make a draw on the Securities Insurance Policy for an Insured Payment, in an amount equal any such deficiency. The Securities Insurance Policy provides for 100% coverage of the Note Payment Amount, the Class B[-1] Remittance Amount [and the Class B-PI Remittance Amount] due on the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates], respectively, on each Payment Date. The Securities Insurance Policy provides protection for credit risk and does not guarantee to the Noteholders, Class B[-1] Certificateholders [or Class B-PI Certificateholders] any specified rate of principal payments or prepayments.

SERVICING COMPENSATION

     As compensation for servicing and administering the Mortgage Loans, the
Servicer is entitled to a fee of           % per annum of the principal balance
of each Mortgage Loan (the "Servicing Fee"), payable monthly from the interest portion of monthly payments on the Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the Mortgage Loans. In addition to the Servicing Fee, the Servicer is entitled under the Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Mortgage Loan, to the extent not otherwise required to be remitted to the Indenture Trustee for deposit into the Collection Account and not constituting any part of the Representative's Yield, and interest paid on funds on deposit in the Principal and Interest Account.

OPTIONAL DISPOSITION OF MORTGAGE LOANS

     The holders of the Class C Certificates may, upon the unanimous election of such holders, on any date after the Payment Date on which the Pool Principal
Balance is less than           % of the Original Pool Principal Balance, cause
the Trust to sell on the last day of a Due Period, all of the outstanding Mortgage Loans and REO Properties then remaining in the Trust at a price equal to the fair market value thereof, but in no event less than (i) the sum of (x) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties, (y) accrued and unpaid interest thereon at a rate equal to the weighted average Mortgage Interest Rate and (z) the aggregate amount of any outstanding LC Obligations, minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto. In connection with such sale, the Servicer is required to pay any unpaid fees and expenses of the Indenture Trustee, the Owner Trustee and the Insurer.

                                 THE INDENTURE

     The following summary describes certain terms of the Indenture not otherwise described herein. A form of the Indenture has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     Modification of Indenture Without Noteholder Consent. The Issuer and the Indenture Trustee (on behalf of the Trust) may, without consent of the Noteholders, but with prior written consent of the Insurer and upon prior written notice to the Rating Agencies, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture, which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the appointment of a successor Indenture Trustee or to add to or change any of the provisions of this Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the Noteholders under the Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless Noteholder consent is otherwise as described below.

     Modification of Indenture With Noteholder Consent. With the consent of the holders of a majority in aggregate Percentage Interest (a "Majority in Voting Interest") of the Notes, and with the prior written consent of the Insurer and upon prior written notice to the Rating Agencies, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

     Without the consent of the holder of each outstanding Note affected thereby and the written consent of the Insurer, however, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Depositors, the Representative, the Originators or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the assets of the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes, or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights Upon Event of Default. "Events of Default" under the Indenture will consist of: (i) any failure to make any required payment of interest on the Notes, which failure continues unremedied for 5 days; (ii) any failure (a) to make any required payment of principal on the Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default described under (ii)(b) immediately above materially and adversely affects the rights of Noteholders, and which failure in either case continues unremedied for 30 days after the giving of written notice of such failure to the Issuer and the Depositors or the Servicer, as applicable, by the Indenture Trustee or the Insurer or to the Issuer and the Depositors or the Servicer, as applicable, and the Indenture Trustee or by the Insurer or by the holders of not less than 25% of the principal amount of the Notes, with the consent of the Insurer; (iii) failure to pay the unpaid principal balance of the Notes on the final scheduled Payment Date; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the Note Payment Account. Therefore, the failure to pay principal on the Notes will not result in the occurrence of an Event of Default until the final scheduled Payment Date.

     If any Event of Default should occur and be continuing with respect to the Notes, the Insurer (so long as the Insurer has not failed to satisfy its obligations under the Securities Insurance Policy), or the Indenture Trustee or the Majority in Voting Interest of the Notes then outstanding (with the consent of the Insurer), may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Insurer (so long as the Insurer has not failed to satisfy its obligations under the Securities Insurance Policy) or (with the Insurer's prior written consent) the Majority in Voting Interest of the Notes then outstanding.

     If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee shall, at the direction of the Insurer (so long as the Insurer is not in default under the Securities Insurance Policy) and may, with the consent of the Insurer, either sell the assets of the Trust or elect to have the Trust maintain possession of the assets of the Trust and continue to apply distributions on the Mortgage Loans as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the assets of the Trust following an Event of Default, unless (a) the holders of all the outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale, or (iii) the Indenture Trustee determines that the proceeds of the Mortgage Loans would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and (b) the Indenture Trustee obtains the consent of the Insurer. Following a declaration upon an Event of Default that the Notes are immediately due and payable, repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of principal of or interest on the Class B[-1] Certificates [or the Class B-PI Certificates].

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Insurer will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee.

     No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee and the Insurer written notice of a continuing Event of Default, (ii) the holders of not less than 25% in aggregate Percentage Interest of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a Majority in Voting Interest of the Notes and (vi) such holder has obtained the written consent of the Insurer.

     In addition, the Indenture Trustee and the Noteholders will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust including, without limitation, the Depositors nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Certain Covenants. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Insurer shall have consented to such transaction, (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder and (vi) such merger or consolidation does not result in the rating of the Notes, the Class B[-1] Certificates [or the Class B-PI Certificates] being downgraded.

     The Trust will not, among other things (i) except as expressly permitted by the Indenture, the Transfer Agreement, the Pooling and Servicing Agreement or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust,
(iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

     The Trust may not engage in any activity other than as specified under "The Trust". The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. Pursuant to the Trust Indenture Act of 1939, the Indenture Trustee may be required to mail each year to all Noteholders, a brief report relating to its eligibility and qualification to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes.

     The Indenture Trustee.                 , a
organized under the laws of the           with its principal place of business
in the State of           , will be named Indenture Trustee pursuant to the
Indenture.

     Pursuant to the Indenture, the Indenture Trustee is required at all times to be a national banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "BBB" by S&P and Baa2 by Moody's, or such lower rating as may be approved in writing by the Insurer, S&P and Moody's, subject to supervision or examination by federal or state authority and reasonably acceptable to the Insurer. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Indenture Trustee shall give notice of such ineligibility to the Insurer and any Account Party and shall resign, upon the request of the Insurer or the Majority in Voting Interest of the Notes, in the manner and with the effect specified in the Indenture.

     Any resignation or removal of the Indenture Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

     The Indenture Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Servicer, the Insurer, each Account Party and to all Noteholders in the manner set forth in the Indenture. Upon receiving notice of resignation, the Servicer, with the consent of the Insurer, is required to promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Indenture. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Noteholders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     The Majority in Voting Interest of the Notes or, if the Indenture Trustee fails to perform in accordance with the terms of the Indenture, the Insurer, may remove the Indenture Trustee under the conditions set forth in the Indenture and appoint a successor trustee in the manner set forth therein.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any assets of the Trust or property securing the same may at the time be located, the Servicer and the Indenture Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Indenture Trustee and the Insurer to act as co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the assets of the Trust, and to vest in such person or persons, in such capacity, such title to the assets of the Trust, or any part thereof, and, subject to the provisions of the Indenture, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                              THE TRUST AGREEMENT

     The following summary describes certain terms of the Trust Agreement not otherwise described herein. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     Liability of the Depositors. Under the Trust Agreement, the Depositors agree to be jointly and severally liable directly to an injured party for all losses, claims, damages or liabilities (other than certain tax liabilities and those losses incurred by a Certificateholder in its capacity as an investor in the Certificates or by a Noteholder in its capacity as an investor in the Notes) to the extent that the Depositors would be liable if the Trust were a partnership under the Uniform Limited Partnership Act in which the Depositors were general partners.

     Termination of Trust Agreement. The Trust Agreement and the Trust shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by the Owner Trustee of all moneys or other property or proceeds of the assets of the Trust in accordance with the terms of the Indenture, the Pooling and Servicing Agreement and the Trust Agreement or (ii) at the time described below under " -- Dissolution upon Bankruptcy of Depositors".

     Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders are to surrender their Certificates for payment of the final distribution and cancellation, is required to be given by the Owner Trustee by letter to the Insurer and the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to the Pooling and Servicing Agreement.

     If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee is required to give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Depositors and distributed by the Owner Trustee to the Depositors.

     Dissolution upon Bankruptcy of either Depositor. The Trust Agreement shall be terminated 90 days after the occurrence of certain events of insolvency or reorganization or inability to pay its obligations with respect to either Depositor, unless, before the end of such 90 day period, the Owner Trustee shall have received written instructions from (a) each of the Certificateholders (other than the Depositor with respect to which such event has occurred) and (b) each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Mortgage Loans and termination of the Trust. Promptly after the occurrence of any such event with respect to either Depositor: (i) such Depositor shall give the Insurer, the Indenture Trustee and the Owner Trustee written notice of such event; (ii) the Owner Trustee shall, upon the receipt of such written notice from such Depositor, give prompt written notice to the Certificateholders and the Indenture Trustee of the occurrence of such event; and (iii) the Indenture Trustee shall, upon receipt of written notice of such event from the Owner Trustee or such Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give such notice shall not prevent or delay in any manner a termination of the Trust. Upon such termination, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale, disposition or liquidation of the assets of the Trust shall be treated as collections on the Mortgage Loans and deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement.

     Amendments Without Consent of the Certificateholders or Noteholders. The Trust Agreement may be amended by each Depositor and the Owner Trustee without the consent of any of the Noteholders or the Certificateholders (but with the prior written consent of the Insurer and with prior written notice to each of the Rating Agencies), to (i) cure any ambiguity, (ii) correct or supplement any provision in the Trust Agreement that may be defective or inconsistent with any other provision in the Trust Agreement, (iii) add or supplement any credit enhancement for the benefit of the Noteholders or the Certificateholders, (iv) add to the covenants, restrictions or obligations of the Depositors or the Owner Trustee, (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the assets of the Trust or add to or change any provisions as shall be necessary to facilitate the administration of the trusts by more than one trustee, and (vi) add, change or eliminate any other provision of the Trust Agreement in any manner that shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders.

     Amendments With Consent of the Insurer, Certificateholders and
Noteholders. The Trust Agreement may be amended from time to time by the Depositors and the Owner Trustee with the consent of a Majority in Voting Interest of Notes, a Majority in Voting Interest of Class B[-1] Certificates [and a Majority in Voting Interest of the Class B-PI Certificates] and with the consent of the Insurer, and upon prior written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Note or Certificate, the Note Interest Rate, the Class B[-1] Pass Through Rate [or the Class B-PI Pass Through Rate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes and all of the Certificates then outstanding.

     No Petition Covenant. The Owner Trustee and the Certificateholders will covenant that they will not prior to the date which is one year and one day after termination of the Trust Agreement institute at any time against the Trust or either Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                THE SECURITIES INSURANCE POLICY AND THE INSURER

     The information set forth in this section and in the financial statements
of the Insurer set forth in Appendix A hereto have been provided by           .
No representation is made by the Representative, the Depositors, any Originator or any of their affiliates as to the accuracy or completeness of any such information.

                    (the "Insurer") will issue its Securities Guaranty Surety Bond for the Notes, the Class B[-1] Certificates and the Class B-PI Certificates (the "Securities Insurance Policy"). The Securities Insurance Policy unconditionally guarantees the payment of principal and scheduled interest on the Notes, the Class B[-1] Certificates [and the Class B-PI Certificates]. The Insurer will make each required Insured Payment to the Indenture Trustee on the later of (i) the Payment Date on which such Insured Payment is distributable to the Noteholders, the Class B[-1] Certificateholders [and the Class B-PI Certificateholders] and (ii) the business day next following the day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee, specifying that an Insured Payment is due in accordance with the terms of the Securities Insurance Policy.

     The Insurer's obligation under the Securities Insurance Policy will be discharged to the extent that funds are received by the Indenture Trustee for deposit to the Collection Account for distribution to the Noteholders, the Class B[-1] Certificateholders and the Class B-PI Certificateholders, whether or not such funds are properly distributed by the Indenture Trustee.

     For purposes of the Securities Insurance Policy, "Noteholder", "Class B[-1] Certificateholder" [or "Class B-PI Certificateholder",] as to a particular Note or Certificate, does not and may not include the Trust, the Servicer, any Subservicer, the Depositor, the Representative or any Originator.

     The Securities Insurance Policy does not guarantee to the Noteholders, Class B[-1] Certificateholders [or Class B-PI Certificateholders] any specified rate of prepayments of principal of the Mortgage Loans or any specified return.

     The Securities Insurance Policy is non-cancelable.

     The Insurer, an insurance company, is a monoline financial guaranty
insurance company. The Insurer is authorized to write insurance in   states and
the           and is subject to regulation by the State of             .

     [INSERT APPROPRIATE DESCRIPTION OF INSURER]

     As of                , 199 , and December 31, 199 , the Insurer had written
directly or assumed through reinsurance guaranties of approximately
$               billion and $               billion par value of securities,
respectively, for which it had collected gross premiums of approximately
$               billion and $               billion, respectively. As of
               , 199 , the Insurer had reinsured approximately percent of the risks it had written, equally through quota share reinsurance and through facultative arrangements.

     [The Insurer is subject to regulation by each state in which the Insurer is licensed to write insurance. These regulations vary from state to state, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their states of domicile, of changes in control, of certain dividends and other intercorporate transfer of assets and of transactions between insurance companies, their parents and other affiliates. The Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Insurer is subject to triennial audits by the State of New York Insurance Department.]

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Insurer as of
December 31, 199 , December 31, 199  and                , 199 , respectively, on
the basis of generally accepted accounting principles. No material adverse
change in the capitalization of the Insurer has occurred since                ,
199       .

                                                      DECEMBER 31,      DECEMBER 31,             ,
                                                           199               199                199
                                                      ------------      ------------            ---
                                                                         (IN MILLIONS)
Unearned Premiums...................................  $                 $                  $
Other Liabilities*..................................
Stockholder's Equity................................
     Common Stock...................................
     Additional Paid-in Capital.....................
     Unrealized gains on trading securities.........
     Foreign currency translation adjustment........
     Retained Earnings..............................
                                                      -------------     -------------      -------------
Total Stockholder's Equity..........................
                                                      -------------     -------------      -------------
Total Liabilities plus Equity.......................  $                 $                  $
                                                      =============     =============      =============

---------------

* Including any short-term liabilities.

     For further financial information concerning the Insurer, see the audited financial statements of the Insurer included as Appendix A of this Prospectus Supplement.

     Copies of the Insurer's quarterly and annual statutory statements filed by
the Insurer with the                          are available upon request to
                         ,                  ,                  ,
                 , Attention:                     . The Insurer's telephone
number is                     .

     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Insurer and the Securities Insurance Policy set forth under the headings "The Securities Insurance Policy" and "The Insurer" and in Appendix A.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                            [INSERT IF APPROPRIATE]

                              ERISA CONSIDERATIONS

                            [INSERT IF APPROPRIATE]

                                LEGAL INVESTMENT

     [Although] upon their initial issuance the Notes, Class B[-1] Certificates
and the Class B-PI Certificates will be rated "          " [Moody's] [S&P] [DCR]
[Fitch], [neither] the Notes, the Class B[-1] Certificates [nor] the Class B-PI Certificates [will] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") [because the Mortgage Pool includes Mortgage Loans that are secured by second Mortgages]. Investors should consult their own legal advisers in determining whether and to what extent the Notes, the Class B[-1] Certificates [or the Class B-PI Certificates] constitute legal investments for such investors.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Securities will be received, directly or indirectly, by the Depositors. [In the aggregate, the Originators have contributed the Mortgage Loans to the Depositors in return for such proceeds.]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Trust, NationsBanc Montgomery
Securities LLC ("NationsBanc Montgomery") and [Other Underwriter] (["       "],
and together with NationsBanc Montgomery, the "Underwriters"), the Trust and the Depositors have agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Trust and the Depositors, the respective principal amounts [(or Notional Principal Amount in the case of the Class B-PI Certificates)] of the Notes, Class B[-1] Certificates [and Class B-PI Certificates] set forth opposite their names below.

                                                                     CLASS B-1        [CLASS B-P1
                                                       NOTES        CERTIFICATES      CERTIFICATES
UNDERWRITER                                            -----        ------------      ------------
NationsBanc Montgomery.............................  $               $                 $
                                                     ---------       ---------         ---------
[Other Underwriter]................................  $               $                 $
                                                     ---------       ---------         ---------
          Total....................................  $               $                 $        ]
                                                     =========       =========         =========

     Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Securities offered hereby if any of the Offered Securities are purchased. NationsBanc Montgomery is an affiliate of the Depositors.

     The Underwriters have advised the Depositors and the Trust that they propose to offer the Offered Securities to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a concession
not in excess of      % of the denominations of the Offered Securities. The
Underwriters may allow and such dealers may reallow a concession not in excess
of      % of the denominations of the Offered Securities to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     This Prospectus Supplement and Prospectus may be used by NationsBanc Montgomery, to the extent required, in connection with market making transactions in the Offered Securities. NationsBanc Montgomery may act as principal or agent in such transaction.

     The Underwriting Agreement, together with a Representations Letter from the Originators and the Depositors to the Underwriters, provide that the Originators, the Depositors and the Trust will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                SECONDARY MARKET

     There will not be any market for the Offered Securities prior to the issuance thereof. The Underwriters intend to act as market makers in the Offered Securities subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. There can be no assurance that a secondary market for the Offered Securities will develop or, if it does develop, that it will continue. Further, no application will be made to list the Offered Securities on any securities exchange. Accordingly, the liquidity of the Offered Securities may be limited. The primary source of information available to investors concerning the Offered Securities will be the monthly statements discussed in the Prospectus under "Description of the Securities -- Reports to Holders". There can be no assurance that any additional information regarding the Offered Securities will be available through any other source. In addition, the Depositors are not aware of any source through which price information about the Offered Securities will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Securities may adversely affect the liquidity of the Offered Securities, even if a secondary market for the Offered Securities becomes available.

                                    EXPERTS

     The financial statements of                          at December 31, 199
and 199 and for each of the three years in the period ended December 31, 199 , attached hereto as Appendix A, have been audited by independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    RATINGS

     The Notes, and the Class B[-1] Certificates [and the Class B-PI
Certificates] will be rated at their initial issuance "            " by
[Moody's] [S&P] [DCR] [Fitch]. Such ratings are the highest long-term ratings that such Rating Agencies assign to securities.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Note, any Class B[-1] Certificate [or any Class B-PI Certificate], and, accordingly, there can be no assurance that the ratings assigned to the Notes, the Class B[-1] Certificates [or the Class B-PI Certificates] upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. [The ratings assigned to the Class B-PI Certificates do not address the risk of deviation from the Planned Notional Principal Amount Schedule or the likelihood of holders of the Class B-PI Certificates receiving any specified return.]

                                 LEGAL MATTERS

     In addition to the legal opinions referred to in the Prospectus, certain legal matters relating to the Offered Securities will be passed upon for the Depositors and EquiCredit Corporation of America by [Cadwalader, Wickersham & Taft] [Hunton & Williams]; and for the Underwriters by [Cadwalader, Wickersham & Taft] [Hunton & Williams]. Certain federal income tax matters will be passed upon for the Depositors and the Trust by [Cadwalader, Wickersham & Taft] [Hunton & Williams].

                                                                      APPENDIX A

                         AUDITED FINANCIALS OF INSURER

                                                                      APPENDIX B

                         INTERIM FINANCIALS OF INSURER

             ======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE, EITHER DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT.
                            ------------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
           PROSPECTUS SUPPLEMENT
Summary of Terms...........................     S-1
Risk Factors...............................    S-17
Description of The Mortgage Pool...........    S-19
Certain Yield and Prepayment
  Considerations...........................    S-24
The Trust..................................    S-27
The Originators and the
  Servicer -- Origination, Foreclosure and
  Delinquency Experience...................    S-28
Description of the Offered Securities......    S-31
The Indenture..............................    S-45
The Trust Agreement........................    S-49
The Securities Insurance Policy and the
  Insurer..................................    S-51
Capitalization.............................    S-52
[Certain Federal Income Tax
  Consequences]............................    S-53
[ERISA Considerations].....................    S-53
Legal Investment...........................    S-54
Use of Proceeds............................    S-54
Underwriting...............................    S-55
Secondary Market...........................    S-55
Experts....................................    S-56
Ratings....................................    S-56
Legal Matters..............................    S-56
Appendix A.................................     A-1
[Appendix B]...............................   [B-1]
                PROSPECTUS
Available Information......................       3
Reports to Holders.........................       3
Incorporation of Certain Documents by
  Reference................................       3
Summary of Prospectus......................       7
Risk Factors...............................      17
Description of the Mortgage Pools..........      24
Certain Yield and Prepayment
  Considerations...........................      28
The Trusts.................................      32
The Depositors, the Servicers, the
  Representatives and the Originators......      33
Description of the Securities..............      45
Certain Legal Aspects of the Mortgage
  Loans....................................      67
Certain Federal Income Tax Consequences....      78
Certain State Tax Consequences.............      96
ERISA Considerations.......................      96
Legal Investment...........................     100
Use of Proceeds............................     100
Plan of Distribution.......................     100
Ratings....................................     101
Legal Matters..............................     101
Index of Principal Definitions.............     102

                            ------------------------

    UNTIL      , 199 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES, THE CLASS B[-1] CERTIFICATES [OR THE CLASS B-PI CERTIFICATES], WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================
             ======================================================
                             EQCC HOME EQUITY LOAN
                                  TRUST 199 __
                                   $ _______
                            % EQCC HOME EQUITY LOAN
                              ASSET BACKED NOTES,
                                   SERIES 199__
                                   $ _______
                          EQCC HOME EQUITY LOAN ASSET
                              BACKED CERTIFICATES,
                           SERIES 199  , CLASS B[-1]
                             ___ % PASS-THROUGH RATE
                             [EQCC HOME EQUITY LOAN
                           ASSET BACKED CERTIFICATES,
                           SERIES 199  , CLASS B-PI]

                                EQCC RECEIVABLES
                                  CORPORATION

                               EQCC ASSET BACKED
                                  CORPORATION
                                   DEPOSITORS

                             EQUICREDIT CORPORATION
                                   OF AMERICA
                                    SERVICER

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                              [OTHER UNDERWRITER]
                                _________  , 199
             ======================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION DATED JUNE 9, 1998           VERSION 2 -- REMIC -- INSURED


PROSPECTUS SUPPLEMENT
----------------------------------------
TO PROSPECTUS DATED

                             $

                          EQUICREDIT FUNDING TRUST 199
            EQUICREDIT FUNDING ASSET BACKED CERTIFICATES, SERIES 199
         $              CLASS A CERTIFICATES,      % PASS-THROUGH RATE

                          EQCC RECEIVABLES CORPORATION
                         EQCC ASSET BACKED CORPORATION
                                   DEPOSITORS

                       EQUICREDIT CORPORATION OF AMERICA
                                    SERVICER

    The EquiCredit Funding Asset Backed Certificates, Series 199 (the "Certificates"), will consist of [two] classes of Certificates designated as the Class A Certificates and Class R Certificates. Only the Class A Certificates (the "Class A Certificates") are offered hereby. The Certificates represent fractional undivided interests in a trust fund to be designated as EquiCredit Funding Trust 199 (the "Trust" or the "Trust Fund"), consisting primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans (each, a "Mortgage Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or second lien on one- to four-family dwellings (each, a "Mortgaged Property") to be deposited into the [Trust Fund] by the Depositors and purchased and re-underwritten by EquiCredit Corporation of America ("EquiCredit", the "Representative" or an "Originator") or by EquiCredit Corporation/Ala. & Miss., California/EquiCredit Corporation, EquiCredit Corporation of In., EquiCredit Corporation of Pa. or EquiCredit Corporation of SC (each, an "Originator") for the benefit of the holders of the Certificates (the "Certificateholders"), (ii) all monies received on the Mortgage Loans on and after the Cut-off Date (as defined herein) (other than the Representative's Yield, as described herein, and amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date),
(iii) the Securities Insurance Policy described herein, and (iv) certain other property. The Mortgage Loans will be serviced by EquiCredit (in its capacity as servicer, the "Servicer"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered
into among the Servicer, the Representative, the Depositors and            , as
trustee (the "Trustee").

                                                   (continues on following page)
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION
SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-[   ] HEREIN AND COMMENCING ON
PAGE [   ] IN THE PROSPECTUS.

    NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery") and [Other Underwriter] (the "Underwriters") have agreed to purchase from the Depositors
the Class A Certificates at     % of the principal amount thereof ($
aggregate proceeds to the Depositors, before deducting expenses payable by the
Depositors estimated at $         ), plus accrued interest in each case from
           ,            , subject to the terms and conditions set forth in the
Underwriting Agreement referred to herein under "Underwriting".

    The Underwriters propose to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at prices to be determined at the time of such sale. For further information with respect to the plan of distribution, and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting".

    The Class A Certificates are offered by the Underwriters, when, as and if issued and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Class A
Certificates will be delivered in book-entry form, on or about            ,
    , through the facilities of The Depository Trust Company ("DTC").

                            ------------------------

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                              [OTHER UNDERWRITER]

                                             , 199

(continuation of cover page)

     Distributions on the Certificates will be made, to the extent of funds
available therefor, on the        day of each month, or, if such day is not a
business day, then on the next business day, commencing on             , 199
(each, a "Payment Date").

     On or before the issuance of the Certificates, the Servicer will obtain
from             (the "Insurer") a securities guaranty surety bond in favor of the Trustee relating to the Class A Certificates (the "Securities Insurance Policy"). The Securities Insurance Policy will provide for 100% coverage of the Class A Remittance Amount (each as defined herein) due on the Class A Certificates on each Payment Date.

                               [LOGO OF INSURER]

     There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if one does develop, that it will continue. None of the Class A Certificates will be listed on any securities exchange.

     It is a condition to the issuance of the Class A Certificates that they be
rated "       " [Moody's Investors Service, Inc.][Standard & Poor's] [Duff &
Phelps Credit Rating Co.] [Fitch IBCA, Inc.].

     [The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of owners of the Class A Certificates will be represented by book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Class A Certificates" herein.]

     As described herein [an election], [two separate elections] will be made to treat the interests in the Trust Fund as "real estate mortgage investment conduit[s]" ([each,] a "REMIC") for federal income tax purposes. The Class A Certificates will constitute "regular interests" in a REMIC. For a description of certain tax consequences of owning the Class A Certificates, including, without limitation, original issue discount, see "Federal Income Tax Consequences" [herein and] in the Prospectus.

     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE REPRESENTATIVE, THE SERVICER, EITHER DEPOSITOR, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES. NONE OF THE CLASS A CERTIFICATES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE REPRESENTATIVE, THE SERVICER, EITHER DEPOSITOR, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS A CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     This Prospectus Supplement does not contain complete information about the offering of the Class A Certificates. Additional information is contained in the
Prospectus dated             , 199 of which this Prospectus Supplement is a part
and which accompanies this Prospectus Supplement. Purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     This Prospectus Supplement and Prospectus may be used by NationsBanc Montgomery, an affiliate of the Depositors, to the extent required, in connection with market making transactions in the Class A Certificates. NationsBanc Montgomery may act as principal or agent in such transactions.

                                SUMMARY OF TERMS

     The following Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Prospectus.

Issuer                       EquiCredit Funding Trust 199  .

Securities Offered           $          aggregate principal amount of      %
                               EquiCredit Funding Asset Backed Certificates, Series 199 , Class A (the "Class A
                               Certificates").

Depositors                   EQCC Receivables Corporation, a corporation
                               organized under the laws of the State of Delaware, and EQCC Asset Backed Corporation, a corporation organized under the laws of the State of Delaware (together, the "Depositors"). All of the outstanding common stock of each of the Depositors is owned by one or more of the Originators (defined below).

Representative and
  Originators                EquiCredit Corporation of America, a corporation
                               organized under the laws of the State of Delaware ("EquiCredit", the "Representative" and a "Depositor"), and EquiCredit Corporation/Ala. & Miss., a corporation organized under the laws of the State of Florida, California/EquiCredit Corporation, a corporation organized under the laws of the State of California, EquiCredit Corporation of In., a corporation organized under the laws of the State of Indiana, EquiCredit Corporation of Pa., a corporation organized under the laws of the Commonwealth of Pennsylvania, and EquiCredit Corporation of SC, a corporation organized under the laws of the State of South Carolina, each of which is a wholly-owned subsidiary of the Representative (each together with the Representative, an "Originator"). See "The Depositor, the Servicer, the Representative and the Originators" in the Prospectus and "The Originator and the Servicer -- Origination, Foreclosure and Delinquency Experience" herein.

Servicer                     EquiCredit Corporation of America (in its capacity
                               as servicer, the "Servicer"). See "The
                               Depositors, the Servicer, the Representative and the Originators" herein.

Trustee                                , a           organized under the laws of
                                           and having its principal place of
                               business in the State of           (the
                               "Trustee"). See "The Trustee" herein.

Cut-off Date                           , 199 (the "Cut-off Date").

Closing Date                 The date on which the Certificates are initially
                               issued (the "Closing Date").

Payment Date                 The      calendar day of each month or, if such day
                               is not a business day, the first business day
                               following such      calendar day, commencing on
                                           , 199 (each, a "Payment Date").

Determination Date           The      business day of the month in which the
                               related Payment Date occurs (each, a
                               "Determination Date").

Record Date                  The calendar day immediately preceding each Payment
                               Date (or, if Definitive Certificates are issued,
                               the      calendar day of the month in which each
                               such Payment Date occurs) (each, a "Record
                               Date").

Description of the
  Certificates; The Mortgage
  Pool                       The EQCC Home Equity Loan Asset Backed
                               Certificates, Series 199 (the "Certificates"), represent interests in a trust fund to be
                               designated as EquiCredit Funding Trust 199   (the
                               "Trust" or the "Trust Fund"), consisting
                               primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans purchased and re-underwritten by the Originators and evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or second lien on one- to four-family dwellings, units in condominium developments and units in planned unit developments (each, a "Mortgaged Property"), with an aggregate principal balance of
                               $          as of the Cut-off Date, after giving
                               effect to payments received prior to the Cut-off Date (the "Original Pool Principal Balance"),
                               (ii) all monies received with respect to the Mortgage Loans on and after the Cut-off Date (other than the Representative's Yield, as defined below, and amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date),
                               (iii) an irrevocable securities guaranty surety bond (the "Securities Insurance Policy") to be issued on or before the Closing Date by
                                           (the "Insurer") in favor of the
                               Trustee for the benefit of the Class A
                               Certificateholders, (iv) certain rights of the Depositors under the Transfer Agreement and (v) certain other property. The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date among the Servicer, the Representative and the Depositors and the Trustee (the "Pooling and Servicing Agreement"). See "Description of the Certificates -- General" herein.

                             The Certificates will consist of [two] classes of
                               Certificates (each, a "Class"), designated as the Class A Certificates and the Class R Certificates (the "Class R Certificates"). Distributions on the Class R Certificates will be subordinate to distributions on the Class A Certificates, to the extent described herein. Only the Class A Certificates are offered hereby. See "Description of the Certificates -- General" herein.

                             Unless otherwise specified herein, references
                               herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date.

                             As of the Cut-off Date, the Mortgage Pool will
                               consist of           Mortgage Loans (of which
                               approximately      % are secured by first
                               Mortgages and approximately      % are secured by
                               second Mortgages) having an aggregate outstanding
                               principal balance of $          , a weighted
                               average Mortgage Interest Rate (as defined below)
                               of approximately      %, minimum and maximum
                               outstanding principal balances of approximately
                               $          and $          , respectively, minimum
                               and maximum Mortgage Interest Rates of      % and
                                    %, respectively, a weighted average original
                               term to maturity of approximately      months, a
                               weighted average remaining term to maturity of
                               approximately      months, minimum and maxi-
                               mum remaining terms to maturity of      months
                               and      months, respectively, and origination
                               dates between      and      . See "Description of
                               the Mortgage Pool -- General" herein.

The Class A Certificates     The Class A Certificates will have an aggregate
                               principal balance of $          (the "Original
                               Class A Principal Balance") as of the date of issuance, and will accrue interest at the rate of
                                    % per annum (the "Class A Pass-Through
                               Rate"). The Class A Certificates represent an undivided ownership interest in the Mortgage Pool that is senior to the ownership interest represented by the Class R Certificates to the extent described herein.

Denominations                The Class A Certificates will be issued in minimum
                               denominations of $          and integral
                               multiples thereof [;provided, however, that one Class A Certificate is issuable in a denomination equal to an amount such that the aggregate denomination of all Class A Certificates is equal to the Original Class A Principal Balance]. Each Class A Certificate will represent a percentage interest (a "Percentage Interest") in the respective Class determined by dividing the original dollar amount represented by such Certificate by the Original Class A Principal Balance.

[Registration of the Class
  A Certificates             Each Class of Class A Certificates will initially
                               be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"), and will be available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). Certificates representing the Class A Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of owners of the Class A Certificates (the "Certificate Owners") as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "Risk Factors" and "Description of the Securities -- Registration of the Book-Entry Securities" in the Prospectus.]

Distributions on the Class
  A Certificates
       A. General            As more fully described herein, distributions will
                               be made on the Class A Certificates on each Payment Date to the extent available, if and to the extent such Certificates are then entitled to such distributions, first, to pay interest on the Class A Certificates and then to reduce the principal amount of Class A Certificates. As described herein, after payment of such amounts to the Class A Certificateholders, certain amounts may be distributed on the Class R Certificates. Any distributions on the Class A Certificates will be made on each Payment Date to Certificateholders of record on the related Record Date in an amount equal to the product of such Certificateholder's Percentage Interest and the amount available for distribution on such Payment Date to the Certificateholders of the related Class in accordance with the priorities described in "Description of the Certificates -- Distributions" herein.

                             On any Payment Date, the amount available for
                               distribution to Certificateholders generally will be the excess of (a) the sum of (i) the Available Payment Amount (as defined below) and (ii) any amount (the "Spread Account Draw") deposited in the [Collection] Account from the Spread Account and any Insured Payments (defined below), less
                               (b) the sum of (i) the amount of the monthly premium payable to the Insurer during the related Due Period and (ii) the amount of fees payable to the provider of any Letter of Credit (defined below) during the related Due Period. The term "Available Payment Amount" generally means with respect to any Payment Date, the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due Period, net of the related Servicing Fee (defined below) paid to the Servicer and reimbursements for incurred unpaid Servicing Fees and certain expenses paid by the Servicer, plus
                               (b) the amount of any Advances, less (c) the amount by any Excess Spread.

     B. Interest
        Distributions        Interest on the Class A Certificates will accrue
                               from the      calendar day of each month (whether
                               or not such day is a Business Day) to, but
                               excluding, the   th calendar day of the next
                               succeeding month (whether or not such day is a Business Day) (each, an "Accrual Period"). Interest shall accrue on each Class A Certificate at the Class A Pass-Through Rate and shall be distributed, to the extent available, on each Payment Date. Interest with respect to the Class A Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. With respect to each Payment Date, interest accrued during the related Accrual Period at the Class A Pass-Through Rate on the Class A Principal Balance (as defined below) outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such Payment Date) or, in the case of the
                               initial Accrual Period,            , is referred
                               to herein as the "Class A Interest Remittance Amount". See "Description of the
                               Certificates -- Distributions" herein and in the Prospectus.

     C. Principal
        Distributions        Holders of the Class A Certificates will be
                               entitled to receive on each Payment Date, to the extent available (but not more than the Class A Principal Balance then outstanding), a distribution allocable to principal which will generally equal the sum of (a)(i) the principal portion of all scheduled payments ("Monthly Payments") received on the Mortgage Loans during the calendar month preceding the calendar month in which such Payment Date occurs (the "Due Period"), (ii) any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") received during the related Due Period and partial prepayments of principal on any such Mortgage Loan that were received during the related Due Period payment that are not Principal Prepayments (each, a "Curtailment"),
                               (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged Property (as defined below) or a REO Property (as defined below), net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor (as defined herein) and net of expenses reimbursable therefrom ("Insurance

                               Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Mortgage Loans, whether by trustee's sale, foreclosure sale or otherwise ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with a release of part of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Depositors (which are limited to amounts paid by the Representative or an Originator pursuant to the obligation to purchase or substitute Mortgage Loans contained in the Transfer Agreement) in connection with the repurchase of, or the substitution of a substantially similar mortgage loan for, a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Pooling and Servicing Agreement, and (v) the principal balance of each defaulted Mortgage Loan or REO Property (as defined below) as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan") to the extent not included in the amounts described in clauses (i) through (iv) above (the sum of (i), (ii), (iii),
                               (iv) and (v) above, the "Basic Principal
                               Amount"), and (b) the sum of (i) the amount, if any, by which (A) the amount required to be distributed to Class A Certificateholders as of the preceding Payment Date exceeded (B) the amount of the actual distribution to Class A Certificateholders on such preceding Payment Date, exclusive of any portion of any Insured Payment made to the Class A Certificateholders and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Class A Pass-Through Rate from such immediately preceding Payment Date (the "Class A Carry-Forward Amount" and, together with the Basic Principal Amount, the "Class A Principal Remittance Amount").

                             On each Payment Date, the lesser of (i) the Class A
                               Principal Balance then outstanding and (ii) the Class A Principal Remittance Amount (which, together with the Class A Interest Remittance Amount, constitutes the "Class A Remittance Amount" for such Payment Date) is payable to the Class A Certificateholders.

                             As of any Payment Date, the "Class A Principal
                               Balance" will equal the Original Class A
                               Principal Balance, less all amounts previously distributed on account of principal to holders of the Class A Certificates.

     D. The Securities
         Insurance Policy    On or before the Closing Date, the [Servicer] will
                               obtain the Securities Insurance Policy, which is noncancelable, in favor of the Trustee on behalf of the Class A Certificateholders. The Securities Insurance Policy will provide for 100% coverage of the Class A Remittance Amounts due on the Class A Certificates on each Payment Date. On each Payment Date, the Insurer will make available to the Trustee the amount of any insufficiency in the amount available as of such Payment Date which is necessary to distribute to the Class A Certificateholders the Class A Remittance Amounts on such Payment Date (each, an "Insured Payment"). The Securities Insurance Policy does not guarantee to the Class A Certificateholders any specified rate of prepayments. See "Description of the Certificates -- The Securities Insurance Policy" herein.

Spread Account and
  Subordinated Amount        The Trustee will establish a separate trust account
                               (the "Spread Account") into which it will deposit upon receipt from the Servicer on each Payment Date, prior to making any distributions to Certificateholders, the excess, if any, of the aggregate interest accrued during the related Due Period on all of the Mortgage Notes at their respective annual rates of interest (each such annual rate of interest hereinafter referred to as the "Mortgage Interest Rate" for the applicable Mortgage Note) over the sum of the Class A Interest Remittance Amount, the Monthly Premium (as defined below) due to the Insurer, the Letter of Credit Fee Amount (as defined below) due to the issuers of any Letters of Credit (as defined below) and the Servicing Fee (such excess, the "Excess Spread"). Unless otherwise specified by the Insurer, the Trustee is required to retain [100]% of the Excess Spread (the "Monthly Excess Spread Amount") in the Spread Account until the amount on deposit therein is equal to an amount specified by the Insurer in the Pooling and Servicing Agreement (the "Base Spread Account Requirement")[; provided, that for the initial period set forth in the Pooling and Servicing Agreement, the Periodic Excess Spread Amount will be zero]. After the amount on deposit in the Spread Account is equal to the Base Spread Account Requirement, the amount required to be on deposit in the Spread Account at any time (the "Specified Spread Account Requirement") may be reduced over time as specified by the Insurer. The percentage used in determining the Monthly Excess Spread Amount may be reduced at the sole discretion of the Insurer with the consent of each person obligated to reimburse issuers of any Letters of Credit (as defined below) on deposit in the Spread Account for outstanding drawings thereunder (each such person, an "Account Party"), and the Base Spread Account Requirement may be reduced at the sole discretion of the Insurer.

                             The Pooling and Servicing Agreement permits the
                               Spread Account to be funded in part by one or more letters of credit (each, a "Letter of Credit") issued by banks or trust companies having on the date of delivery of such Letter of Credit long term debt ratings of at least by Moody's Investors Service, Inc. ("Moody's")
                               and "     " by Standard & Poor's ("S&P"), or
                               short term debt ratings of      by Moody's and
                               "     " by S&P, and having certain other
                               qualifications set forth in the Pooling and Servicing Agreement. Amounts available to be drawn under any Letter of Credit will be deemed to be on deposit in the Spread Account.

                             On each Payment Date amounts, if any, on deposit in
                               the Spread Account will be available to fund any shortfall between the available funds for distributions to Certificateholders and the Class A Remittance Amount provided that, on and after the date (the "Cross-Over Date") on which the aggregate withdrawals from the Spread Account to cover shortfalls in amounts distributable on the Class A Certificates attributable to Mortgage Loan Losses ("Cumulative Spread Account

                               Receipts") equal an amount specified in the Pooling and Servicing Agreement (the "Subordinated Amount"), no further withdrawals with respect to shortfalls in the amounts required to be distributed on the Class A Certificates, may be made from the Spread Account, and the Specified Spread Account Requirement will thereafter be zero. In addition, the Pooling and Servicing Agreement provides that the Specified Spread Account Requirement for any date shall in no event be greater than the Subordinated Amount as of such date.

                             On each Payment Date, any amounts constituting (i)
                               Excess Spread in excess of the Monthly Excess Spread Amount (the "Remainder Excess Spread Amount"), (ii) amounts in the Spread Account in excess of the Specified Spread Account Requirement as of such Payment Date (any such amount, a "Spread Account Excess") and (iii) after the Cross-Over Date, the entire Excess Spread, will be distributed to the holders of the Class R Certificates after repayment of outstanding draws under any Letters of Credit and of unreimbursed Servicing Advances to the Servicer.

                             Neither the Class R Certificateholders nor the
                               Servicer will be required to refund any amounts properly distributed to them, regardless of whether there are sufficient funds on a subsequent Payment Date to make a full distribution to Class A Certificateholders of the amount required to be distributed to such Certificateholders.

                             The funding and maintenance of the Spread Account
                               is intended to enhance the likelihood of timely payment to Class A Certificateholders of the Class A Remittance Amount; however, in certain circumstances, the Spread Account could be depleted and shortfalls could result. The Spread Account will be funded with Excess Spread from all Mortgage Loans and will be available to the Class A Certificates.

                             Notwithstanding the depletion or reduction of the
                               Spread Account, the Insurer will be obligated to make Insured Payments on each Payment Date to fund the full amount of the Class A Remittance Amounts on any Payment Date.

Payment of Certain Expenses  In order to provide for the payment of the fees of the Insurer, the Trustee is required to establish and maintain one or more trust accounts (the "Insurance Account") into which the Trustee is required to deposit on each Payment Date, from amounts on deposit in the Collection Account and before making any required deposits into the Spread Account and any required distributions to the Class A Certificateholders, an amount that is sufficient to pay the monthly fee of the Insurer (the "Monthly Premium"). In addition, in order to provide for the payment of the fees of the issuers of any Letters of Credit on deposit in the Spread Account, the Trustee is required to establish and maintain a trust account (the "Letter of Credit Fee Account") into which the Trustee is required to deposit on each Payment Date, from amounts on deposit in the Collection Account and after making any required deposits into the Insurance Account and the Spread Account, an amount that is sufficient to pay any monthly fees due the issuers of such Letters of Credit (the "Letter of Credit Fee Amount"). The Servicer is required to pay to the Trustee from time to time the fees of the Trustee and the reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Pooling and Servicing Agreement. The Trustee is permitted on each Payment Date to pay to itself, from amounts on deposit in the Collection Account and after making any required deposits into the Spread Account, any required distributions to Class A Certificateholders and any required deposits into the Insurance Account and Letter of Credit Fee Account, any amounts then due and owing representing fees of the Trustee that have not been paid by the Servicer after written demand therefor.

Advances from the Principal
  and Interest Account       The Servicer is required to withdraw from the
                               Principal and Interest Account amounts on deposit therein and held for future distribution to make advances (each, an "Advance") on each Payment Date in respect of interest on the Mortgage Loans accrued but uncollected as of the end of the related Due Period (net of the Servicing Fee). The Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise. See "Description of the Certificates -- Advances from the Principal and Interest Account" herein and "Description of the Offered
                               Securities -- Advances from the Principal and Interest Account; Servicing Advances" in the Prospectus.

Servicing Fee                The Servicer will be entitled to a fee of      %
                               per annum of the outstanding principal balance of each Mortgage Loan (the "Servicing Fee"), calculated and payable monthly from the interest portion of monthly payments on such Mortgage Loan, Liquidation Proceeds, Released Mortgaged Property Proceeds and certain other sources as provided in the Pooling and Servicing Agreement.

Representative's Yield       The Representative will be entitled to receive an
                               amount (the "Representative's Yield") equal to the sum of (A) all prepayment penalties and premiums collected by the Servicer with respect to any Mortgage Loan and (B) any sum or other finance charge payable by the Mortgagor on a prepaid Rule of 78s Mortgage Loan (as defined herein) that is in excess of (i) the Curtailment or Principal Prepayment (as the case may be) on the related Mortgage Loan, together with accrued and unpaid interest thereon at the Mortgage Interest Rate, plus (ii) servicing compensation exclusive of Servicing Fees. The Representative's Yield is retained and freely transferable by the Representative and does not constitute a portion of the Trust Fund.

Ratings                      It is a condition to the issuance of the Class A
                               Certificates that the Class A Certificates each
                               be rated      by [Moody's] [S&P] [Duff & Phelps
                               Credit Rating Co. ("DCR")] [Fitch IBCA, Inc.] (["Fitch" and each of Fitch, Moody's, DCR and S&P], a "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Class A Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Class A Certificates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the Class A Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk
                               Factors -- Liquidity" and "Ratings" herein.

Optional Termination by the
  Servicer                   The Servicer may, at its option, terminate the
                               Pooling and Servicing Agreement on any date on
                               which the Pool Principal Balance is less than   %
                               of the Original Pool Principal Balance by
                               purchasing from the Trust, on the next succeeding Payment Date [(but in no event earlier than the
                               Payment Date occurring in             )] all of
                               the Mortgage Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") then remaining in the Trust at a price (the "Termination Price") equal to (i) the sum of (x) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties, (y) interest on such amount computed at a rate equal to the weighted average Mortgage Interest Rate and (z) the aggregate amount of any outstanding draws under the Letters of Credit, if any, minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto. In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee and the Insurer. See "Description of the
                               Certificates -- Termination; Purchase of Mortgage Loans" herein and in the Prospectus.

[Certain Legal Aspects of
  the Mortgage Loans         Approximately             % of the Mortgage Loans
                               are secured by second Mortgages which are subordinate to a mortgage lien on the related Mortgaged Property prior to the lien of such Mortgage Loan (such senior lien, if any, a "First Lien"). A primary risk with respect to second Mortgages is that foreclosure funds received in connection therewith will not be sufficient to satisfy fully both the First Lien and the second Mortgage. See "Risk Factors" and "Certain Legal Aspects of the Mortgage Loans" herein.]

REMIC Election and Tax
  Status                     An election will be made to treat the assets of the
                               Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes (the "[Subsidiary] REMIC")[, and a separate election will be made to treat the pool of assets represented by the regular interests in the Subsidiary REMIC as a REMIC (the "Master REMIC").]

                             The Class A Certificates will be regular interests
                               in the [Master] REMIC. As regular interests in a REMIC, the Class A Certificates generally will be treated as debt instruments issued by the REMIC. The Class A Certificates may be treated as having been issued with original issue discount. As a result, holders of the Class A Certificates may be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used in computing the amount of original issue discount
                               includible periodically will be      % [CPR], as
                               described herein. See "Certain Yield and Prepayment Considerations" herein and in the Prospectus. No representation is made that either prepayments on the Mortgage Loans or payments on the Class A Certificates will occur at that rate or any other rate. Based on final regulations relating to the treatment of original issue discount, the Internal Revenue Service could assert that all of the interest payments on the Class A Certificates should be treated as original issue discount regardless of their issue price. If such an assertion were successful, any otherwise de minimis discount would be treated as original issue discount. See "Certain Federal Income Tax Consequences for REMIC
                               Certificates -- Original Issue Discount" in the Prospectus.

                             The Class A Certificates will be treated as (i)
                               assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, in each case to the extent describe herein. See "Certain Federal Income Tax Consequences" [herein and] in the Prospectus.

ERISA Considerations         A fiduciary or other person contemplating
                               purchasing the Class A Certificates on behalf of or with "plan assets" of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and the application of the fiduciary responsibility provisions of ERISA. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption [PTI 93-31 to NationsBank Corporation] (the "Exemption"). The Exemption generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the excise taxes and penalties imposed on such prohibited transactions by Section 4975(a) and (b) of the Code transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" [herein and] in the Prospectus.

Legal Investment             Although upon their initial issuance the Class A
                               Certificates will be rated "       " by [Moody's]
                               [S&P] [DCR] [Fitch], the Class A Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 because the Mortgage Pool includes Mortgage Loans that are secured by second Mortgages. Investors should consult their own legal advisers in determining whether and to what extent the Class A Certificates constitute legal investments for such investors. See "Legal Investment" herein.

Use of Proceeds              Substantially all of the net proceeds to be
                               received from the sale of the Class A
                               Certificates will be received by the Depositors. [The Originators have, in the aggregate, transferred the Mortgage Loans to the Depositors in return for such proceeds.]

                                  RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Class A Certificates:

RISKS OF THE MORTGAGE LOANS [insert any appropriate considerations with respect to Mortgage Loans.]

     Geographic Concentration. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In particular,
approximately      %,      %,      % and      % of the Mortgage Loans in the
Mortgage Pool are secured by Mortgaged Properties located in           ,
          ,           and           , respectively. See "Description of the
Mortgage Pool" herein for further information regarding the geographic concentration of the Mortgage Loans in the Mortgage Pool.

     Nature of Security.  Approximately      % of the Mortgage Loans in the
Mortgage Pool, by aggregate principal balance as of the Cut-off Date, are secured by second Mortgages, and the related First Liens are not included in the Mortgage Pool. Although little data is available, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by First Liens on comparable properties. See "Risk Factors -- Risks of the Mortgage
Loans -- Nature of Security" in the Prospectus.

     Risk of Early Defaults.  Approximately      % of the Mortgage Loans by
aggregate principal balance as of the Cut-off Date were originated within months prior to the Cut-off Date. The weighted average remaining term to maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date is
approximately      months. Although little data is available, defaults on
mortgage loans are generally expected to occur with greater frequency in their early years.

     Balloon Mortgage Loans.  Approximately      % of the Mortgage Loans by
aggregate principal balance as of the Cut-off Date provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at the maturity of the Mortgage Loan that is greater than the preceding monthly payment ("Balloon Loans"). See "Description of the Mortgage Pool" and "Risk Factors -- Risks of the Mortgage Loans -- Balloon Loans" in the Prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Class A Certificates will depend on the rate and timing of payment of principal on the Mortgage Loans in the Mortgage Pool including prepayments, liquidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Certain Yield and Prepayment Considerations" herein and in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after giving effect to payments
received prior to such date, of $          (the "Original Pool Principal
Balance"). This subsection describes generally certain characteristics of the Mortgage Loans in the Mortgage Pool. Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date. The Mortgage Pool consists of fixed-rate Mortgage Loans
with remaining terms to maturity of not more than      months (including both
fully amortizing Mortgage Loans and Balloon Loans). Approximately      % of the
Mortgage Loans were originated and underwritten by the Representative or by a
wholly-owned subsidiary of the Representative and approximately      % of the
Mortgage Loans were purchased and re-underwritten by the Representative or by a wholly-owned subsidiary of the Representative. The Mortgage Loans have the characteristics set forth below as of the Cut-off Date. Percentages expressed herein based on principal balances and number of Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

     All of the Mortgage Loans were originated prior to             , 199 and
have a scheduled maturity date no later than             . No Mortgage Loan has
a remaining term to maturity as of the Cut-off Date of less than      months.
The weighted average original term to maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date is approximately months. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date
is approximately      months.

     The weighted average Mortgage Interest Rate of the Mortgage Loans as of the
Cut-off Date is approximately      % per annum. All of the Mortgage Loans have
Mortgage Interest Rates as of the Cut-off Date of at least      % per annum but
not more than      % per annum. The average principal balance outstanding of the
Mortgage Loans as of the Cut-off Date was $          and the principal balances
of the Mortgage Loans as of the Cut-off Date ranged from $          to
$          . The original principal balances of the Mortgage Loans ranged from
$          to $          .

     Approximately      % of the Mortgage Loans are secured by a second Mortgage
on the related Mortgaged Property that is junior to a First Lien and
approximately      % are secured by a first Mortgage on the related Mortgage
Property. The First Liens related to the Mortgage Loans secured by second Mortgages are not included in the Mortgage Pool.

     Approximately      % Mortgage Loan had a Combined Loan-to-Value Ratio at
origination (defined below) in excess of      %. The weighted average Combined
Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date is
approximately      %.

     At least      % of the Mortgage Loans are secured by fee simple interests in detached single-family dwelling units, including units in de minimis planned unit developments, with the remaining Mortgage Loans secured by fee simple interests in attached or detached two- to four-family dwelling units, units in planned unit developments and condominiums on more than one parcel of real
property; provided, however, that approximately      % of the Mortgage Loans are
secured by a leasehold interest in a one- to four-family residential dwelling situated on property located in the State of Maryland; and further provided that
approximately      % of the Mortgage Loans are secured by real property improved with a single-family residence constituting a permanently affixed manufactured
housing unit. With respect to at least      % of the Mortgage Loans, the
Mortgagor represented at the time of the origination of the Mortgage Loan that the related Mortgaged Property would be occupied by the Mortgagor as a primary or secondary residence (an "Owner Occupied Mortgaged Property").

     No more than approximately      % of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area in the State of
California, and no more than approximately      % of the Mortgage

Loans are secured by Mortgaged Properties located in any one zip code area
outside the State of California. Approximately      %,      %,      % and      %
of the Mortgage Loans are secured by Mortgaged Properties located in           ,
          ,           and           , respectively. Except as indicated in the
preceding sentence, no more than      % of the Mortgage Loans are secured by
Mortgaged Properties located in any one state.

     Approximately      % of the Mortgage Loans are Balloon Loans. Approximately
     %,      % and      % of the Mortgage Loans are Balloon Loans based on a
year amortization schedule and a single payment of the remaining loan balance
approximately           ,           and      years after origination,
respectively.

     Approximately      % of the Mortgage Loans are Bankruptcy Mortgage Loans.
Of the Mortgage Loans,      % in principal amount are Bankruptcy Mortgage Loans
which are days or more contractually delinquent. Of the Mortgage Loans other
than Bankruptcy Mortgage Loans, representing      % in aggregate principal
amount of all Mortgage Loans,      % in principal amount are contractually
delinquent 30-59 days and      % in principal amount are contractually
delinquent 60-89 days.

     The following table sets forth the number and outstanding principal balance as of the Cut-off Date of, and the percentage of the Mortgage Pool represented by Mortgage Loans in the Mortgage Pool having outstanding principal balances as of the Cut-off Date in the ranges described therein:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                 RANGE OF                                     CUT-OFF                      MORTGAGE
               CUT-OFF DATE                  CUT-OFF DATE       DATE       NUMBER OF       POOL BY
                 PRINCIPAL                    PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
                  BALANCE                      BALANCE        BALANCE        LOANS      MORTGAGE LOANS
               ------------                  ------------    ----------    ---------    --------------
$          ................................    $                     %                            %
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the geographic distribution of the Mortgaged Properties in the Mortgage Pool by state or territory as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
                                             CUT-OFF DATE       DATE       NUMBER OF       POOL BY
                                              PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
            STATE OR TERRITORY                 BALANCE        BALANCE        LOANS      MORTGAGE LOANS
            ------------------               ------------    ----------    ---------    --------------
                    .......................    $                     %                            %

                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the Combined Loan-to-Value Ratios of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
                 RANGE OF                    CUT-OFF DATE       DATE       NUMBER OF       POOL BY
              COMBINED LOAN-                  PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
              TO-VALUE RATIO                   BALANCE        BALANCE        LOANS      MORTGAGE LOANS
              --------------                 ------------    ----------    ---------    --------------
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     %
                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
                                             CUT-OFF DATE       DATE       NUMBER OF       POOL BY
             RANGE OF MORTGAGE                PRINCIPAL       MORTGAGE     MORTGAGE       NUMBER OF
               INTEREST RATE                   BALANCE        BALANCE        LOANS      MORTGAGE LOANS
             -----------------               ------------    ----------    ---------    --------------
     % to      %...........................    $                     %                            %
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the number of remaining months to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
            RANGE OF REMAINING               CUT-OFF DATE       DATE       NUMBER OF       POOL BY
             MONTHS TO STATED                 PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
                 MATURITY                      BALANCE        BALANCE        LOANS      MORTGAGE LOANS
            ------------------               ------------    ----------    ---------    --------------
          to          .....................    $                     %                            %
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
                                               --------        ------       ------          ------
          Total                                $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the number of months since origination of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
                                             CUT-OFF DATE       DATE       NUMBER OF       POOL BY
              RANGE OF MONTHS                 PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
             SINCE ORIGINATION                 BALANCE        BALANCE        LOANS      MORTGAGE LOANS
             -----------------               ------------    ----------    ---------    --------------
     to          ..........................    $                     %                            %
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
     to          ..........................
                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on the Class A Certificates and the yield to maturity of such Certificates are related to the rate and timing of payments of principal on the Mortgage Loans, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second mortgage loans. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the related Class A Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans in the Mortgage Pool.

     In addition, the Servicer may, at its option, purchase from the Trust all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the Class A Certificates, on any Payment Date [(but in no event
earlier than the Payment Date occurring in             )] following the first
date on which the Pool Principal Balance (as defined herein) is less than      %
of the Original Pool Principal Balance. See "Description of the
Certificates -- Termination; Purchase of Mortgage Loans" herein.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Mortgage Loans.

     The scheduled maturity date of the latest maturing Mortgage Loan in the
Mortgage Pool is in                . Accordingly, the final payment on any Class
A Certificate would be made no later than                , assuming that no
prepayments are received on the Mortgage Loans in the Mortgage Pool, all payments of principal of and interest on each of the Mortgage Loans in the Mortgage Pool are timely received and none of the Mortgage Loans in the Mortgage Pool is repurchased from the Trust. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions and the date on which the final payment on any Class A Certificate could occur is
significantly earlier than                , because, among other things, (i)
prepayments are likely to occur, (ii) defective Mortgage Loans may be purchased from the Trust under certain circumstances described herein, (iii) the Servicer may purchase all of the Mortgage Loans when the aggregate outstanding principal
amount of the Mortgage Loans is less than      % of the Original Pool Principal
Balance and (iv) shortfalls in principal due to losses on the Mortgage Loans could result in withdrawals from the Spread Account or in Insured Payments to make payments in respect of principal on the Class A Certificates.

     Greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans in the Mortgage Pool and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in the Mortgage Pool.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans in the Mortgage Pool, including final payments made upon the maturity of Balloon Loans.

          THE ORIGINATORS AND THE SERVICER -- ORIGINATION, FORECLOSURE
                           AND DELINQUENCY EXPERIENCE

GENERAL

     For a general discussion of the Depositors, the Servicer and the Originators, see "The Depositors, the Servicer, the Representative and the Originators" in the Prospectus.

     In the discussion that follows, references to the "Company" include EquiCredit Corporation, EquiCredit Corporation of America ("EquiCredit"), and its other subsidiaries (including the other Originators) and EquiCredit's predecessor in interest, OSCC-Florida.

     As of December 31, 199 , the Company had a total of    employees; employees
at its Jacksonville, Florida headquarters and an additional    employees in
     branch offices located nationwide. As of December 31, 199 , the total
stockholders' equity of the Company was $          . Copies of the audited
financial statements of the Company for the fiscal years ended December 31, 199 , 199 and 199 , prepared on the basis of generally accepted accounting principles, may be obtained upon request from Jay Bray, Senior Vice President and Chief Financial Officer, EquiCredit Corporation of America, 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256 or by telephoning (904) 987-5566.

LOAN ORIGINATION HISTORY

     At December   , 199 , the Company conducted loan origination and/or
wholesale operations in a number of states, including but not limited
to                                     .

     The dollar amounts of first and second lien mortgage loans originated and purchased by the Company during the years ended December 31, 199 , 199 and 199
were $          , $          and $          , respectively. The Company
originated and purchased Mortgage loans totalling $          during the
months ended             , 199 .

UNDERWRITING PROGRAMS

     The following table sets forth the distribution of the Mortgage Loans in the Mortgage Pool among the Underwriting Programs (based on re-underwriting of the Mortgage Loans) as of the Cut-off Date:

                                                          PERCENT OF
                                                           MORTGAGE                          PERCENT OF
                                                           POOL BY                            MORTGAGE
                                                         CUT-OFF DATE                         POOL BY
           UNDERWRITING               CUT-OFF DATE        PRINCIPAL        NUMBER OF         NUMBER OF
             PROGRAM                PRINCIPAL BALANCE      BALANCE       MORTGAGE LOANS    MORTGAGE LOANS
           ------------             -----------------    ------------    --------------    --------------
Class A...........................     $                          %                                 %
Class B...........................
Class C...........................
Class D...........................
          Total...................     $                          %                                 %
                                       ==========           ======           ======            =====

See the "Depositors, the Servicer, the Representative and the Originators -- Specific Underwriting Criteria; Underwriting Programs" in the Prospectus for a discussion of each of the underwriting programs.

SERVICING PORTFOLIO

     At             and December 31, 199 , the Company serviced a total
portfolio of             and             mortgage loans, respectively, having
aggregate unpaid principal balances of $          and $          , respectively,
for itself and an investor group consisting primarily of major commercial banks, savings and loan associations, brokerage houses and Fannie Mae ("FNMA"). The foregoing figures include loans that were not originated or acquired and re-underwritten by the Company but are serviced (principally for FNMA) on a contractual basis.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth the Company's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings, but excluding loans serviced by the Company that were not originated or acquired and re-underwritten by the Company (such portfolio, excluding such loans, the "Primary Servicing Portfolio").

                                                                                       AT OR
                                                                                      FOR THE
                                    AT OR FOR THE YEAR ENDED DECEMBER 31,           MONTHS ENDED
                             ---------------------------------------------------         ,
                                                                                        199
                             -------    -------    -------    -------    -------    ------------
                                                   (DOLLARS IN THOUSANDS)
Portfolio Unpaid
  Principal Balance(1)...    $          $          $          $          $
Average Portfolio
  Unpaid Principal
     Balance(1)..........    $          $          $          $          $
Period of Delinquency(2):
  30-59 Days.............           %
  60-89 Days.............           %          %          %          %          %            %
  90 Days or More........           %          %          %          %          %            %
Total Delinquencies......           %          %          %          %          %            %
Total Credit Losses(3)...    $          $          $          $          $            $
Total Credit Losses as a
  Percent of Average
  Unpaid Principal
  Balance................           %          %          %          %          %            %(4)

---------------
(1) Portfolio Unpaid Principal Balance is the net amount of principal to be paid on each mortgage loan, excluding unearned finance charges and other charges, and excludes the principal balance of each mortgage loan as to which the related mortgaged property has been previously acquired through foreclosure.

(2) Delinquency percentages are calculated as the dollar amount of mortgage loan principal delinquent as a percent of the Portfolio Unpaid Principal Balance. Delinquency percentages include the principal balance of all mortgage loans in foreclosure proceedings. Generally, all Mortgage Loans in foreclosure proceedings are 90 days or more delinquent. Delinquency percentages do not include the principal balance of mortgage loans which are real estate owned.

(3) Total Credit Losses includes (a) charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible or charge-offs relating to properties securing any mortgage loans which have been foreclosed upon and for which, in the opinion of management, liquidation proceeds would not exceed estimated expenses of liquidation plus the unpaid principal balance, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned, and (c) losses (gains) on the disposition of foreclosed properties and real estate owned.

(4) Annualized.

     The delinquency percentages set forth in the preceding table are calculated on the basis of the unpaid principal balances of mortgage loans included in the Primary Servicing Portfolio as of the end of the periods indicated. The charge-off experience percentages set forth above are calculated on the basis of the average outstanding unpaid principal balance of mortgage loans included in the Primary Servicing Portfolio during the periods indicated. However, because the amount of loans included in the Primary Servicing Portfolio has increased rapidly over these periods as a result of new originations, the Primary Servicing Portfolio as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in losses. In the absence of such substantial and continual additions of newly originated loans to the Primary Servicing Portfolio, the delinquency and charge-offs percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages and loss experience with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Pool will not change.

     In addition, over the last several years, there has been a general deterioration of the real estate market and weakening of the economy in all regions of the country. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, the Company may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

OUTSTANDING REAL ESTATE OWNED

     At             , 199 and December 31, 199 , approximately             and
            properties, respectively, acquired through foreclosure were owned by the Company for its own account or on behalf of owners of other mortgage loans included in the Company's Primary Servicing Portfolio. Such properties, at
            , 199 and December 31, 199 , were valued at $            and
$          , respectively.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The EquiCredit Funding Asset Backed Certificates, Series 199 , will consist of [two] classes of Certificates, designated as the Class A Certificates and the Class R Certificates. Only the Class A Certificates (the "Class A Certificates") are offered hereby.

     The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Class A Certificates and the underlying documents. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Certificates represent interests in the Trust created and held pursuant to the Pooling and Servicing Agreement. The Trust Fund consists primarily of (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property, (iii) amounts on deposit in the Collection Account (as defined herein), Principal and Interest Account (as defined herein), Insurance Account, Spread Account (including all earnings thereon and proceeds thereof) or Letter of Credit Fee Account, including all investments of amounts on therein, (iv) certain rights of the Depositors under the Transfer Agreement, (v) the Securities Insurance Policy, and (vi) certain other property; provided, however, that the Trust Fund does not include the Representative's Yield or amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date.

     [Each Class A Certificate will be issued in minimum denominations of
$          and integral multiples thereof. Each Class A Certificate will represent a percentage interest (a "Percentage Interest") in the Class A Certificates of the applicable Class determined by dividing the original dollar amount represented by such Class A Certificate by the original aggregate principal amount of all Class A Certificates of such Class.]

     The Servicer will service the Mortgage Loans either directly or through subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Offered Securities--Servicing Standards" and "--Use of Subservicers" in the Prospectus for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITORS AND THE ORIGINATORS

     Each Originator will make the representations, among others, as to each Mortgage Loan conveyed by any Originator to the Depositors as of the Closing Date described under "Description of the Offered Securities -- Representations and Warranties of the Originators and the Depositors" in the Prospectus and will also represent that:

          1. No more than      % of the Mortgage Loans are secured by Mortgaged
     Properties improved by permanently affixed manufactured housing units.

          2. Approximately      % of the Mortgage Loans are Balloon Loans. All
     of the Balloon Loans provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon
     payment no earlier than           months following the date of origination
     and no later than at the end of the           year following the date of
     originator;

          3. As of the Cut-off Date, no more than      % of the Mortgage Loans
     in the Mortgage Pool were 30 or more days contractually delinquent. No more
     than      % of the Mortgage Loans in the Mortgage Pool were 60 or more days contractually delinquent;

          4. No more than      % of the Mortgage Loans in the Mortgage Pool are
     secured by Mortgaged Properties located within any single zip code area;
     and

          5. Mortgage Loans representing at least      % of the Mortgage Loan
     Principal Balance are secured by an Owner Occupied Mortgaged Property.

DISTRIBUTIONS

     The Trustee is required to establish a trust account (the "Collection Account") for the remittance of payments on the Mortgage Loans to the Certificateholders. The Collection Account is required to be maintained as an Eligible Account.

     On each Payment Date, commencing on             , 199 , the Trustee will
distribute to each person in whose name a Certificate is registered [(which, as to the Class A Certificates, initially will be only Cede, the nominee of DTC)] on the related Record Date, the portion of the aggregate distribution to be made to Class A Certificateholders to which such holder is entitled, if any, based on the Percentage Interest of the Class A Certificates, as the case may be, held by such holder. Distributions will be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder owns of
record Class A Certificates aggregating in excess of $          , and shall have
provided complete wiring instructions to the Trustee at least five business days prior to the Record Date, and otherwise by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. See "Registration of the Offered Securities -- Registration and Transfer of the Offered Securities" in the Prospectus.

     On each Payment Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided in the most recent Trustee's Remittance Report, the following amounts to the extent available, in the priority indicated:

          (i) first, for deposit into the Insurance Account for the benefit of the Insurer, the Monthly Premium payable to the Insurer;

          (ii) second, for deposit into the Spread Account, the Excess Spread;

          (iii) third, for deposit into the Letter of Credit Fee Account, the Letter of Credit Fee Amount, representing the fees due to the issuers of any Letters of Credit;

          (iv) fourth, to the Class A Certificateholders, the Class A Interest Remittance Amount;

          (v) fifth, to the Class A Certificateholders, to be applied to reduce the Class A Principal Balance to zero, the Class A Principal Remittance Amount;

          (vi) sixth, to the Trustee, any amounts then due and owing representing fees of the Trustee, provided that the Trustee certifies in writing that such amount is due and owing and has not been paid by the Servicer within 30 days after written demand therefor;

          (vii) seventh, to the Servicer and/or the Representative, an amount equal to the amounts expended by the Servicer or the Representative and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

          (viii) eighth, to the Servicer an amount equal to Nonrecoverable Advances previously made by the Servicer and not previously reimbursed; and

          (ix) ninth, to the Class R Certificateholders, the balance, if any.

     The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Due Period and (ii) the Spread Account Draw deposited into the Collection Account from the Spread Account and any Insured Payments deposited into the Collection Account, less (b) the sum of (i) the amount of the premium payable to the Insurer during the related Due Period and (ii) the amount of the fees payable to the provider of any Letter of Credit during the related Due Period.

     The Pooling and Servicing Agreement provides that to the extent the Insurer makes Insured Payments, the Insurer will be subrogated to the rights of the Class A Certificateholders with respect to such Insured Payments and shall be deemed, to the extent of the payments so made, to be a registered holder of Class A Certificates, and shall be entitled to reimbursement for such Insured Payments, with interest thereon at the Class A Pass-Through Rate on each Payment Date following the making of an Insured Payment, only after the Class A Certificateholders have received the Class A Remittance Amount for such Payment Date.

     For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Payment Date.

     "Available Payment Amount" generally means the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due Period, net of the Servicing Fee paid to the Servicer during the related Due Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses paid by the Servicer, plus (b) the amount of any Advances payment made by the Servicer less (c) the Excess Spread.

     "Basic Principal Amount" means the sum of (i) the principal portion of each Monthly Payment during the related Due Period, (ii) all Curtailments and all Principal Prepayments received during such related Due Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period,
(iv)(a) that portion of the purchase price of any repurchased Mortgage Loans which represents principal and (b) any Substitution Adjustments deposited into the Collection Account as of the related Determination Date and (v) the Principal Balance of each Mortgage Loan as of the beginning of the related Due Period which became a Liquidated Mortgage Loan during the related Due Period (exclusive of any principal payments in respect thereof described in the preceding clauses (i) through (iv)).

     "Class A Carry-Forward Amount" means the sum of (i) the amount, if any, by which (x) the Class A Remittance Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution to the Class A Certificateholders, exclusive of any portion of such amount attributable to any Insured Payment, on such preceding Payment Date, and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Class A Pass-Through Rate.

     "Class A Interest Remittance Amount" means interest accruing during the related Accrual Period at the Class A Pass-Through Rate on the Class A Principal Balance outstanding on the immediately preceding Payment Date (after giving effect to distributions of principal made on such Payment Date) or, in the case
of the initial Accrual Period,             , 199 .

     "Class A Principal Balance" means the Original Class A Principal Balance reduced by the sum of all amounts previously distributed to Class A Certificateholders in respect of principal on all previous Payment Dates.

     "Class A Principal Remittance Amount" means the lesser of (A) the Class A Principal Balance as of such Payment Date and (B) the sum of (i) the Basic Principal Amount for such Payment Date and (ii) the Class A Carry-Forward Amount.

     "Class A Remittance Amount" means the sum of the Class A Principal Remittance Amount and the Class A Interest Remittance Amount.

     "Insured Payment" means, the amount, if any, by which (A) the sum of the Class A Remittance Amounts exceeds (B) the sum of (i) the Available Payment Amount plus any amounts transferred from the Spread Account to the Collection Account and (ii) the aggregate amount of any previous Insured Payments for which the Insurer has not been reimbursed.

     "Mortgage Loan Losses" means, with respect to the Mortgage Loans in the Mortgage Pool, the aggregate sum of the amount, if any, by which the sum of (i) the outstanding principal balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period (such principal balance determined immediately before such Mortgage Loan became a Liquidated Mortgage Loan) and accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Mortgage Loan became a Liquidated Mortgage Loan exceeds (ii) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Mortgage Loan which have not theretofore been used to reduce the Principal Balance of such Mortgage Loan.

     "Spread Account Draw" means an amount deposited into the Collection Account from the Spread Account equal to the excess of (i) the sum of (A) the Class A Remittance Amount, over (ii) the Available Payment Amount less the monthly fee of the Insurer and any provider of a Letter of Credit (as reduced by any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code).

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the Class A Certificates based upon the assumption that the Certificates will be issued in
            199 .

                             Cut-off Date. The Original Pool Principal Balance will be the aggregate principal balances of the Mortgage Loans on the Cut-off Date after application of all payments received prior to the Cut-off Date.

                             Due Period. The Servicer and any subservicers remit for deposit into the Principal and Interest Account all amounts received on account of the Mortgage Loans (other than interest accrued prior to the Cut-off Date).

                             Determination Date. The Trustee determines, based on information provided by the Servicer, the amount of principal and interest that will be distributed
                             to Certificateholders on            , 199 .

                             The Servicer transfers funds in the Principal and Interest Account to the Collection Account including any Advances.

Not later than 10:00 a.m.
on The Trustee will notify the Servicer, the Insurer and each Account Party (as defined herein) of the amount of the Insured Payment, if any, required to be distributed to the Class A Certificateholders on
                                         , 199 .

                             First Record Date.  Distributions on             ,
                             199 will be made to Certificateholders of record at
                             the close of business on             , 199 .

                             Payment Date. The Trustee or its designee will distribute to Certificateholders the amounts required to be distributed pursuant to the Pooling and Servicing Agreement.

SPREAD ACCOUNT

     The Trustee will establish a trust account (the "Spread Account") into which it will deposit upon receipt from the Servicer on each Payment Date the excess, if any, of the interest accrued for the related Due Period on each Mortgage Note at the Mortgage Interest Rate over the sum of the Class A Interest Remittance Amount, the Monthly Premium due to the Insurer, the Letter of Credit Fee Amount due to the issuer of any Letter of Credit and the Servicing Fee for such Mortgage Loans (such aggregate amount, the "Excess Spread"). The Trustee is required to retain [100]% of the Excess Spread (the "Monthly Excess Spread Amount") in the Spread Account until the amount on deposit therein is equal to an amount specified by the Insurer (the "Base Spread Account Requirement") [; provided that for the initial period set forth in the Pooling and Servicing Agreement, the Period in Excess Spread Amount will be zero]. After the amount on deposit in the Spread Account is equal to the Base Spread Account Requirement, the amount required to be on deposit in the Spread Account at any time (the "Specified Spread Account Requirement") may be reduced over time as specified by the Insurer, provided that such reduction shall not result in the reduction of the rating of the Class A Certificates. The percentage used in determining the Monthly Excess Spread Amount may be reduced at the sole discretion of the Insurer with the consent of each Account Party and the Base Spread Account Requirement may be reduced at the sole discretion of the Insurer. The Pooling and Servicing Agreement permits the Spread Account to be funded in part by one or more Letters of Credit issued by banks or trust companies having unsecured and uncollateralized debt obligations
that are rated      or better by Moody's and "     " or better by S&P on the
date of delivery of such Letter of Credit, or having short-term obligations that
are rated      or better by Moody's and "     " or better by S&P on the date of
delivery of such Letter of Credit, and having certain other qualifications set forth in the Pooling and Servicing Agreement. Amounts available for drawing under any Letter of Credit will be deemed to be on deposit in the Spread Account.

     On each Payment Date amounts, if any, on deposit in the Spread Account will be available to fund any shortfall between the available funds for distributions to Class A Certificateholders and the sum of the Class A Remittance Amount; provided, however, that, on and after such date (the "Cross-Over Date") on which the aggregate withdrawals from the Spread Account to cover shortfalls in amounts distributable on the Class A Certificates to Mortgage Loan Losses ("Cumulative Spread Account Receipts") equal an amount specified by the Insurer (the "Subordinated Amount") in the Pooling and Servicing Agreement, no further withdrawals with respect to shortfalls in the amounts required to be distributed on the Class A Certificates may be made from the Spread Account, and the Specified Spread Account Requirement will thereafter be zero. The Pooling and Servicing Agreement provides that the Specified Spread Account Requirement for any date shall in no event be greater than the Subordinated Amount as of such date.

     If the Trustee determines prior to any Payment Date that the amount available in cash and from the liquidation of Permitted Instruments in which all or a portion of the Spread Account has been invested is insufficient to fund any withdrawals required to be made from the Spread Account on such Payment Date, the Trustee is required to cause to be presented to the issuers of any Letters of Credit on deposit in the Spread Account one or more drawing certificates in proper form for the payment under such Letters of Credit of the amount of such insufficiency. The proceeds of any such drawings are required to be deposited into the Spread Account for withdrawal on such Payment Date.

     On each Payment Date any amounts constituting (i) Excess Spread in excess of the Monthly Excess Spread Amount (the "Remainder Excess Spread Amount"), (ii) amounts in the Spread Account in excess of the Specified Spread Account Requirement (any such amount, a "Spread Account Excess") and (iii) after the Cross-Over Date, the entire Excess Spread will be distributed to the Holders of the Class R Certificates, after payment of outstanding LC Obligations to Account Parties and of unreimbursed Servicing Advances to the Servicer.

     Neither the holders of the Class R Certificates nor the Servicer will be required to refund any amounts previously distributed to them properly, regardless of whether there are sufficient funds on a subsequent Payment Date to make full distributions to Class A Certificateholders of the amounts required to be distributed to Class A Certificateholders.

     The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment to the Class A Certificateholders of the Class A Remittance Amount, and to afford limited protection against losses in respect of the Mortgage Loans; however, in certain circumstances, the Spread Account could be depleted and shortfalls could result.

     Notwithstanding the depletion of the Spread Account, the Insurer will be obligated to make Insured Payments on each Payment Date to fund the full amount of the Class A Remittance Amount on any Payment Date.

SECURITIES INSURANCE POLICY

     The Servicer will obtain the Securities Insurance Policy in favor of the Trustee for the benefit of the Class A Certificateholders. In the event that, on any Payment Date, the amount available for distribution (net of any Insured Payments) is less than the Class A Remittance Amount, the Trustee will make a draw on the Securities Insurance Policy for an Insured Payment, in an amount equal any such deficiency. The Securities Insurance Policy provides for 100% coverage of the Class A Remittance Amounts due on the Class A Certificates on each Payment Date. The Securities Insurance Policy provides protection for credit risk and does not guarantee to the Class A Certificateholders any specified rate of principal payments or prepayments.

ADVANCES FROM THE PRINCIPAL AND INTEREST ACCOUNT

     Not later than the close of business on the third business day prior to each Payment Date, the Servicer shall withdraw from amounts on deposit in the Principal and Interest Account and held for future distribution and remit to the Trustee for deposit in the Collection Account an amount (the "Advance"), to be distributed on the related Payment Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments (net of the Servicing Fee and, after the later to occur of (x) the Cross-Over Date, and (y) the date on which there are no outstanding LC Obligations, the Excess Spread) accrued during the related Due Period, but uncollected as of the close of business on the last day of the related Due Period. The Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise.

SERVICING COMPENSATION

     As compensation for servicing and administering the Mortgage Loans, the
Servicer is entitled to a fee of      % per annum of the principal balance of
each Mortgage Loan (the "Servicing Fee") calculated and payable monthly from the interest portion of monthly payments on the Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the Mortgage Loans. In addition to the Servicing Fee, the Servicer is entitled under the Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Mortgage Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account and not constituting any part of the Representative's Yield, and interest paid on funds on deposit in the Principal and Interest Account, earnings paid on Permitted Instruments (other than earnings on amounts invested from the Spread Account), certain amounts representing excess funds released from the Insurance Account and the Letter of Credit Fee Account and similar items.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Advances of such payment or collection by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Insurer and the Trustee or (b) mutual consent of the Servicer, the Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement, alive as of the date of the Pooling and Servicing Agreement.

     Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Pool
Principal Balance is less than      % of the Original Pool Principal Balance by
purchasing, on the next succeeding Payment Date [(but in no event before the
Payment Date occurring in                )], all of the outstanding Mortgage
Loans and REO Properties then remaining in the Trust at a price equal to

(i) the sum of (x) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties, (y) 30 days' accrued interest thereon at a rate equal to the weighted average Mortgage Interest Rate and (z) the aggregate amount of any outstanding LC Obligations, minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto (the "Termination Price"). In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee and the Insurer.

     [Following a final determination by the Internal Revenue Service from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, or by a court of competent jurisdiction, to the effect that the Trust Fund does not and will no longer qualify as a REMIC pursuant to
Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the holders of Class A Certificates representing a majority in Percentage Interest thereof (the "Majority in Voting Interest") may direct the Trustee on behalf of the Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) and (ii) the Insurer may notify the Trustee of the Insurer's determination to purchase from the Trust all Mortgage Loans and all REO Properties then remaining in the Trust at a price equal to the Termination Price. Upon receipt of notice from the Insurer, the Trustee shall notify the Class R Certificateholders of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all Mortgage Loans and all REO Properties then remaining in the [Trust Fund] at a purchase price equal to the Termination Price.]

     [If, during the Purchase Option Period, the Class R Certificateholders have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority in Voting Interest have given the Trustee the direction described in clause (i) of the immediately preceding paragraphs, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust, the distribution of the proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 60th day, or such later day as the Majority in Voting Interest shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Insurer has given the Trustee notice of the Insurer's determination to purchase the [Trust Fund] described in clause (ii) of the immediately preceding paragraphs, the Insurer shall so purchase the [Trust Fund] within 60 days after the expiration of the Purchase Option Period.]

     [Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Class A Certificateholders and the Insurer of an opinion of nationally recognized tax counsel selected by the Holders of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority in Voting Interest and the Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all Mortgage Loans and all REO Properties then remaining in the Trust at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority in Voting Interest give the Holders of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.]

     In connection with a purchase by the Servicer, the Insurer or the Class R Certificateholders as described above, the Servicer is required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account that would have constituted part of the Available Payment Amount for subsequent Payment Dates absent such purchase. Any such purchase is required to be accomplished by deposit of the Termination Price into the Collection Account.

AMENDMENT

     The Pooling and Servicing Agreement may be amended from time to time by the Servicer and the Trustee by written agreement, upon the prior written consent of the Insurer, and, to the extent such amendment adversely affects the interests of any Account Party, each such Account Party, without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, or any Custodial Agreement, provided that such action does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

     The Pooling and Servicing Agreement also may be amended from time to time by the Representative, the Depositors, the Servicer and the Trustee, with the consent of the Insurer, and, to the extent such amendment adversely affects the interests of any Account Party, each such Account Party, the Majority in Aggregate Voting Interest and the holders of the majority of the Percentage Interest in the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment is permitted unless the Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the [Trust Fund] as a REMIC or cause any tax to be imposed on the REMIC, and provided further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of each such Certificate or reduce the percentage for each Class the holders of which are required to consent to any such amendment without the consent of the holders of 100% of each Class of Certificates affected thereby.

     Notwithstanding any contrary provision of the Pooling and Servicing Agreement, the Trustee is not permitted to consent to any amendment to the Pooling and Servicing Agreement unless it has first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Representative, any Depositor, any issuer of a Letter of Credit, the Insurer or the Trustee in accordance with such amendment will not result in the imposition of a tax on the Trust or cause the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                                  THE TRUSTEE

                              , a                          organized under the
laws of                with its principal place of business in the State of
               will be named Trustee pursuant to the Pooling and Servicing
Agreement.                will serve initially as the Custodian of the Trustee's
Mortgage Files.

     Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at
least $50,000,000, whose long-term deposits, if any, are rated at least "     "
by S&P and      by Moody's, or such lower rating as may be approved in writing by the Insurer and S&P, subject to supervision or examination by federal or state authority and reasonably acceptable to the Insurer. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Insurer and any Account Party and shall resign, upon the request of the Insurer or the Majority in Aggregate Voting Interest, in the manner and with the effect specified in the Pooling and Servicing Agreement.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

     The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Servicer, the Insurer, each Account Party and to all Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Servicer, with the consent of the Insurer, is required to promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     The Majority in Aggregate Voting Interest or, if the Trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement, the Insurer, may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                        THE SECURITIES INSURANCE POLICY
                                AND THE INSURER

     The information set forth in this section and in the financial statements of the Insurer set forth in Appendix A hereto have been provided by
                         . No representation is made by the Representative, any
Depositor, any Originator or any of their affiliates as to the accuracy or completeness of any such information.

                              (the "Insurer") will issue its Securities Guaranty
Surety Bond for the Class A Certificates (the "Securities Insurance Policy"). The Securities Insurance Policy unconditionally guarantees the payment of principal and scheduled interest on the Class A Certificates. The Insurer will make each required Insured Payment to the Trustee on the later of (i) the Payment Date on which such Insured Payment is distributable to the Class A Certificateholders pursuant to the Pooling and Servicing Agreement and (ii) the business day next following the day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Payment is due in accordance with the terms of the Securities Insurance Policy.

     The Insurer's obligation under the Securities Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee.

     For purposes of the Securities Insurance Policy, "Class A
Certificateholder" as to a particular Certificate, does not and may not include the Trust, the Servicer, any Subservicer, the Representative, any Depositor or any Originator.

     The Securities Insurance Policy does not guarantee to the Class A Certificateholders any specified rate of prepayments of principal of the Mortgage Loans or any specified return.

     [The Insurer has the right to terminate the Trust if the Internal Revenue Service or a court of competent jurisdiction has rendered a final determination that the Trust Fund will no longer qualify as a REMIC pursuant to 860D of the Code. See "Description of the Certificates -- Termination; Purchase of Mortgage Loans".]

     The Securities Insurance Policy is non-cancelable.

     The Insurer, a                stock insurance company, is a monoline
financial guaranty insurance company. The Insurer is authorized to write
insurance in   states and                and is subject to regulation by the
State of             .

                  [INSERT APPROPRIATE DESCRIPTION OF INSURER]

     As of             , 199 and December 31, 199 , the Insurer had written
directly or assumed through reinsurance guarantees of approximately $
billion and $     billion par value of securities, respectively, for which it
had collected gross premiums of approximately $          and $     billion,
respectively. As of             , 199 , the Insurer had reinsured approximately
     % of the risks it has written, primarily through quota share reinsurance treaties, but also through facultative arrangements.

     [The Insurer are subject to regulation by each state in which the Insurer is licensed to write insurance. These regulations vary from state to state, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their states of domicile, of changes in control, of certain dividends and other intercorporate transfer of assets and of transactions between insurance companies, their parents and other affiliates.
The             Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the
Insurer is subject to           audits by the State of             .]

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Insurer as of
December 31, 199 , December 31, 199 and             , 199 , respectively, on the
basis of generally accepted accounting principles. No material change in the
capitalization of the Insurer has occurred since             , 199 .

                                                        DECEMBER 31,    DECEMBER 31,         ,
                                                            199             199             199
                                                        ------------    ------------    ------------
                                                                       (IN MILLIONS)
Unearned Premiums.....................................    $               $               $
Other Liabilities*....................................
Stockholder's Equity Common Stock.....................
  Additional Paid-in Capital..........................
  Unrealized gains on trading securities..............
  Foreign currency translation adjustment.............
  Retained Earnings...................................
                                                          -------         -------         -------
Total Stockholder's Equity............................
Total Liabilities plus Stockholder's Equity...........    $               $               $
                                                          =======         =======         =======

---------------
* Including any short-term liabilities

     For further financial information concerning the Insurer, see the audited financial statements of the Insurer included as Appendix A of this Prospectus Supplement.

     Copies of the Insurer's quarterly and annual statutory statements filed by
the Insurer with the                     are available upon request to
                    ,                     ,                     ,
                    , Attention:                     . The Insurer's telephone
number is (   )          .

     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Insurer and the Securities Insurance Policy set forth under the heading "The Securities Insurance Policy and the Insurer" and in Appendix A of this Prospectus Supplement.

                        FEDERAL INCOME TAX CONSEQUENCES
                  [INSERT APPROPRIATE TAX DISCUSSION, IF ANY]

                              ERISA CONSIDERATIONS
                            [INSERT IF APPROPRIATE]

                                LEGAL INVESTMENT

     [Although] upon their initial issuance the Class A Certificates will be
rated      by [Moody's] [S&P] [DCR] [Fitch], the Class A Certificates [will not]
constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended [because the Mortgage Pool includes Mortgage Loans that are secured by second Mortgages]. Investors should consult their own legal advisers in determining whether and to what extent the Class A Certificates constitute legal investments for such investors.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be received, directly or indirectly, by the Depositors. [In the aggregate, the Originators have transferred the Mortgage Loans to the Depositors in return for such proceeds.]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Depositors, NationsBanc Montgomery
Securities LLC ("NationsBank Montgomery") and [Other Underwriter]["          ",
and together with NationsBanc Montgomery, the "Underwriters", the Depositors have agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositors, the respective principal amounts of the Class A Certificates set forth opposite their names below.

                                                                CLASS A
                        UNDERWRITERS                          CERTIFICATES
                        ------------                          ------------
NationsBanc Montgomery......................................   $
[Other Underwriter].........................................   $
          Totals............................................   $

     Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. NationsBanc Montgomery is an affiliate of the Depositors.

     The Underwriters have advised the Representative and the Depositors that they propose to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Class A Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A Certificates for whom they act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

     This Prospectus Supplement and Prospectus may be used by NationsBanc Montgomery, to the extent required, in connection with market making transactions in the Class A Certificates. NationsBanc Montgomery may act as principal or agent in such transaction.

     The Underwriting Agreement, together with a Representations Letter from the Originators and the Depositors to the Underwriters, provide that the Originators and the Depositors will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                SECONDARY MARKET

     There will not be any market for Class A Certificates prior to the issuance thereof. The Underwriters intend to act as market makers in the Class A Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. Further, no application will be made to list the Class A Certificates on any securities exchange. Accordingly, the liquidity of the Class A Certificates may be limited. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "Description of the Securities -- Reports to Holders". There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositors are not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                    EXPERTS

     The financial statements of                          at December 31, 199
and 199 and for each of the three years in the period ended December 31, 199 ,
attached hereto as Appendix A, have been audited by                          ,
independent auditors, as set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    RATINGS

     The Class A Certificates will be rated at their initial issuance [Moody's] [S&P] [DCR] [Fitch].

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Class A Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Class A Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Class A Certificates will be passed upon for the Depositors and EquiCredit Corporation of America by [Cadwalader, Wickersham & Taft] [Hunton & Williams] and for the Underwriters by [Cadwalader, Wickersham & Taft] [Hunton & Williams]. Certain federal income tax matters will be passed upon for the Originators and the Depositors by [Cadwalader, Wickersham & Taft] [Hunton & Williams].

             ======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE, ANY DEPOSITOR, ANY ORIGINATOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
               PROSPECTUS SUPPLEMENT
Summary of Terms...........................     S-4
Risk Factors...............................    S-14
Description of The Mortgage Pool...........    S-15
Certain Yield and Prepayment
  Considerations...........................    S-20
The Originators and the
  Servicer -- Origination, Foreclosure and
  Delinquency Experience...................    S-22
Description of the Certificates............    S-25
The Trustee................................    S-31
[Federal Income Tax Consequences]..........    S-32
[ERISA Considerations].....................    S-32
Legal Investment...........................    S-32
Use of Proceeds............................    S-32
Underwriting...............................    S-33
Secondary Market...........................    S-33
Ratings....................................    S-34
Legal Matters..............................    S-34
Appendix A.................................     A-1
[Appendix B]...............................   [B-1]
                    PROSPECTUS
Available Information......................       3
Reports to Holders.........................       3
Incorporation of Certain Documents by
  Reference................................       3
Summary of Prospectus......................       7
Risk Factors...............................      17
Description of the Mortgage Pools..........      24
Certain Yield and Prepayment
  Considerations...........................      28
The Trusts.................................      32
The Depositors, the Servicers, the
  Representatives and the Originators......      33
Description of the Securities..............      45
Certain Legal Aspects of the Mortgage
  Loans....................................      67
Certain Federal Income Tax Consequences....      78
Certain State Tax Consequences.............      96
ERISA Considerations.......................      96
Legal Investment...........................     100
Use of Proceeds............................     100
Plan of Distribution.......................     100
Ratings....................................     101
Legal Matters..............................     101
Index of Principal Definitions.............     102

                            ------------------------

    UNTIL           , 199 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================
             ======================================================
                               EQUICREDIT FUNDING
                                   TRUST 199

                                   $
                            EQUICREDIT FUNDING ASSET
                              BACKED CERTIFICATES,
                                   SERIES 199

                                $
                             CLASS A CERTIFICATES,
                              % PASS-THROUGH RATE

                          EQCC RECEIVABLES CORPORATION

                         EQCC ASSET BACKED CORPORATION
                                   DEPOSITORS

                             EQUICREDIT CORPORATION
                                   OF AMERICA
                                    SERVICER

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                              [OTHER UNDERWRITER]
                                _________  , 199
             ======================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION DATED JUNE 9, 1998                   VERSION 3-MULTI-CLASS

                                                       REMIC-SENIOR/SUBORDINATED
PROSPECTUS SUPPLEMENT
----------------------------------------
TO PROSPECTUS DATED

                                       $
                       EQCC HOME EQUITY LOAN TRUST 199 -
          EQCC HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199
          $            CLASS A-1 CERTIFICATES,    % PASS-THROUGH RATE
          $            CLASS A-2 CERTIFICATES,    % PASS-THROUGH RATE
          $            CLASS A-3 CERTIFICATES,    % PASS-THROUGH RATE
          $            CLASS B-1 CERTIFICATES,    % PASS-THROUGH RATE

                          EQCC RECEIVABLES CORPORATION
                         EQCC ASSET BACKED CORPORATION
                                   DEPOSITORS

                       EQUICREDIT CORPORATION OF AMERICA
                                    SERVICER

     The EQCC Home Equity Loan Asset Backed Certificates, Series 199 - (the "Certificates"), will consist of the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates")and the Class B-1 and Class B-2 Certificates (collectively, the "Class B Certificates" and, with the Class A Certificates, the "Certificates"). Only the Class A Certificates and the Class B-1 Certificates (collectively, the "Offered Securities") are offered hereby. The Certificates represent fractional undivided interests in a trust fund to be designated as EQCC Home Equity Loan Trust 199 - (the "Trust" or the "Trust Fund"), consisting primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans (each, a "Mortgage Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or second lien on one- to four-family dwellings (each, a "Mortgaged Property")

                                                   (continues on following page)
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION
SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S[   ] HEREIN AND COMMENCING ON
PAGE [   ] IN THE PROSPECTUS.

     NationsBanc Montgomery Securities LLC (NationsBanc Montgomery") and [Other Underwriter] (the "Underwriters") have agreed to purchase from the Depositors
the Class A Certificates at      % of the principal amount thereof and the Class
B-1 Certificates at    % of the principal amount thereof ($          aggregate
proceeds to the Depositors, before deducting expenses payable by the Depositors
estimated at $          ), plus accrued interest in each case from
                         ,      , subject to the terms and conditions set forth
in the Underwriting Agreement referred to herein under "Underwriting".

     The Underwriters propose to offer the Class A and Class B-1 Certificates from time to time for sale in negotiated transactions or otherwise, at prices to be determined at the time of such sale. For further information with respect to the plan of distribution, and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting".

     The Class A and Class B-1 Certificates are offered by the Underwriters, when, as and if issued and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Class A and Class B-1 Certificates will be delivered in [book-entry form, on
or about             ,      , through the facilities of The Depository Trust
Company ("DTC")].
                            ------------------------

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                              [OTHER UNDERWRITER]

                                             , 199

(continuation of cover page)

to be deposited into the Trust by the Depositors and originated by EquiCredit Corporation of America ("EquiCredit" the "Representative" or an "Originator") or by EquiCredit Corporation/Ala. & Miss., EquiCredit Corporation of California, EquiCredit Corporation of In., EquiCredit Corporation of Pa. or EquiCredit Corporation of SC (each, an "Originator") for the benefit of the holders of the Certificates (the "Certificateholders"), (ii) all monies received on the Mortgage Loans on and after the Cut-off Date (as defined herein) (other than the Representative's Yield, as described herein, and amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), and (ii) certain other property. The Mortgage Loans will be serviced by EquiCredit (in its capacity as servicer, the "Servicer"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Servicer, the
Representative, the Depositors and                          , as trustee (the
"Trustee").

     In the aggregate, the Class A Certificates evidence an approximately   %
undivided interest in the Trust Fund. In the aggregate, the Class B Certificates
evidence an approximately   % undivided interest in the Trust Fund. The rights
of holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates to the extent described herein. See "Description of the Certificates -- Distributions" herein and "Description of the
Securities -- Description of Credit Enhancement -- Subordination" in the Prospectus. Distributions on the Certificates will be made, to the extent funds are available therefor, on the day of each month, or, if such day is not a
business day, then on the next business day, commencing on             , 199
(each, a "Payment Date").

     There is currently no secondary market for the Offered Securities. The Underwriters intend to make a secondary market in the Offered Securities, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Securities will develop or, if one does develop, that it will continue. None of the Offered Securities will be listed on any securities exchange.

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated " " by [Moody's Investors Service, Inc. ("Moody's")] [Standard & Poor's ("S&P")] [Duff & Phelps Credit Rating Co. ("DCR")] [Fitch IBCA, Inc. ("Fitch")], and that the Class B-1 Certificates be rated " " by [Moody's] [S&P] [DCR] [Fitch].

     [The Class A and Class B-1 Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of owners of the Class A and Class B-1 Certificates will be represented by book-entries on the records of DTC and participating members thereof. See "Description of the Certificates -- Registration of the Offered Securities" herein.]

     As described herein, [an election] [two separate elections] will be made to treat the interests in the Trust Fund as [a] "real estate mortgage investment conduit[s]" ([each], a "REMIC") for federal income tax purposes. The Class A and Class B-1 Certificates will constitute "regular interests" in a REMIC. For a description of certain tax consequences of owning the Class A and Class B-1 Certificates, including, without limitation, original issue discount, see "Federal Income Tax Consequences" [herein and] in the Prospectus.

     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES. NEITHER THE CLASS A CERTIFICATES NOR THE CLASS B-1 CERTIFICATES REPRESENT AN INTEREST IN OR OBLIGATION OF THE REPRESENTATIVE, THE SERVICER, EITHER DEPOSITOR, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES. NONE OF THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE REPRESENTATIVE, THE SERVICER, EITHER DEPOSITOR, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS A CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL

IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Securities. Additional information is contained in the
Prospectus dated             , 199  of which this Prospectus Supplement is a
part and which accompanies this Prospectus Supplement. Purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     This Prospectus Supplement and Prospectus may be used by NationsBanc Montgomery, an affiliate of the Depositors, to the extent required, in connection with market making transactions in the Offered Securities. NationsBanc Montgomery may act as principal or agent in such transactions.

                                SUMMARY OF TERMS

     The following Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Prospectus.

Issuer                       EQCC Home Equity Loan Trust 199 -  .

Securities Offered           $          aggregate principal amount of % EQCC
                               Home Equity Loan Asset Backed Certificates,
                               Series 199 -  , Class A-1 (the "Class A-1
                               Certificates"). The Final Scheduled Payment Date
                               of the Class A-1 Certificates is           .

                             $          aggregate principal amount of      %
                               EQCC Home Equity Loan Asset Backed Certificates, Series 199 - , Class A-2 (the "Class A-2 Certificates"). The Final Scheduled Payment Date
                               of the Class A-2 Certificates is           .

                             $          aggregate principal amount of      %
                               EQCC Home Equity Loan Asset Backed Certificates, Series 199 - , Class A-3 (the "Class A-3 Certificates" and, with the Class A-1 and Class A-2 Certificates, the "Class A Certificates"). The Final Scheduled Payment Date of the Class A-3
                               Certificates is           .

                             $          aggregate principal amount of      %
                               EQCC Home Equity Loan Asset Backed Certificates, Series 199 - , Class B-1 (the "Class B-1 Certificates" and, with the Class A Certificates, the "Offered Securities"). The Final Scheduled Payment Date of the Class B-1 Certificates is
                                         . The Class B-1 Certificates are
                               subordinated in right of payment to the Class A Certificates to the extent described herein. See "Description of the
                               Certificates -- Distributions" and
                               "-- Subordinated Certificates and Shifting
                               Interests" herein.

Depositors                   EQCC Receivables Corporation, a corporation
                               organized under the laws of the State of Delaware, and EQCC Asset Backed Corporation, a corporation organized under the laws of the State of Delaware (together, the "Depositors"). All of the outstanding common stock of each of the Depositors is owned by one or more of the Originators (defined below).

Representative and
Originators                  EquiCredit Corporation of America, a corporation
                               organized under the laws of the State of Delaware ("EquiCredit"), the "Representative" and a "Depositor"), and EquiCredit Corporation/Ala. & Miss., a corporation organized under the laws of the State of Florida, EquiCredit Corporation of California, a corporation organized under the laws of the State of California, EquiCredit Corporation of In., a corporation organized under the laws of the State of Indiana, EquiCredit Corporation of Pa., a corporation organized under the laws of the Commonwealth of Pennsylvania, and EquiCredit Corporation of SC, a corporation organized under the laws of the State of South Carolina, each of which is a wholly-owned subsidiary of the Representative (each together with the Representative, an "Originator"). See "The Depositor, the Servicer, the Representative and the Originators" in the Prospectus and "The Originators and the Servicer -- Origination, Foreclosure and Delinquency Experience" herein.

Servicer                     EquiCredit Corporation of America (in its capacity
                               as servicer, the "Servicer"). See "The
                               Depositors, the Servicer, the Representative and the Originators" herein.

Trustee                                , a           organized under the laws of
                                              and having its principal place of
                               business in the State of           (the
                               "Trustee"). See "The Trustee" herein.

Cut-off Date                           , 199 (the "Cut-off Date").

Closing Date                 The date on which the Certificates are initially
                               issued (the "Closing Date").

Payment Date                 The      calendar day of each month or, if such day
                               is not a business day, the first business day
                               following such      calendar day, commencing on
                                         , 199 (each, a "Payment Date").

Determination Date           The      business day of the month in which the
                               related Payment Date occurs (each, a
                               "Determination Date").

Record Date                  The calendar day immediately preceding each Payment
                               Date (or, if Definitive Certificates are issued,
                               the      calendar day of the month in which each
                               such Payment Date occurs) (each, a "Record
                               Date").

Description of the
Certificates; The Mortgage
  Pool                       The Class A Certificates, the Class B-1
                               Certificates and the EQCC Home Equity Loan Asset Backed Certificates, Series 199 - , Class B-2 (with the Class B-1 Certificates, the "Class B Certificates"; the Class A Certificates and the Class B Certificates, collectively, the "Certificates"), represent interests in a trust fund to be designated as EQCC Home Equity Loan Trust 199 - (the "Trust" or the "Trust Fund"), consisting primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans originated by the Originators and evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or second lien on one- to four-family dwellings, units in condominium developments and units in planned unit developments (each, a "Mortgaged Property"), with
                               an aggregate principal balance of $          as
                               of the Cut-off Date, after giving effect to payments received prior to the Cut-off Date (the "Original Pool Principal Balance"), (ii) all monies received with respect to the Mortgage Loans on and after the Cut-off Date (other than the Representative's Yield, as defined below, and amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), (iii) certain rights of the Depositors under the Transfer Agreement and (iv) certain other property. The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date among the Servicer, the Depositors and the Trustee (the "Pooling and Servicing Agreement"). See "Description of the Certificates -- General" herein.

                             The Class A Certificates will [initially] represent
                               in the aggregate an approximately      %
                               undivided interest (the "Class A Percentage") in the Trust. The Class B Certificates will [initially] represent in the aggregate an
                               approximately      % undivided interest (the
                               "Class B Percentage") in the Trust. The Class B Certificates will be subordinate to the Class A Certificates, to the extent described herein. [The Class A Percentage and the Class B Percentage will vary from time to time, as described herein, to the extent that the Class A Certificateholders do not receive amounts due to them on any Payment Date, losses are realized on the Mortgage Loans or there are principal payments of or certain other unscheduled amounts of principal received with respect to the Mortgage Loans.] Only the Class A and Class B-1 Certificates are offered hereby. See "Description of the Certificates -- General" "-- Distributions" and "-- Subordinated Certificates and Shifting Interests" herein.

                             Unless otherwise specified herein, references
                               herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date.

                             As of the Cut-off Date, the Mortgage Pool will
                               consist of           Mortgage Loans (of which
                               approximately      % are secured by first
                               Mortgages and approximately      % are secured by
                               [second] Mortgages) having an aggregate
                               outstanding principal balance of $          , a
                               weighted average Mortgage Interest Rate (as
                               defined below) of approximately      %, minimum
                               and maximum outstanding principal balances of
                               approximately $          and $          ,
                               respectively, minimum and maximum Mortgage
                               Interest Rates of      % and      %,
                               respectively, a weighted average original term to
                               maturity of approximately      months, a weighted
                               average remaining term to maturity of
                               approximately      months, minimum and maximum
                               remaining terms to maturity of      months and
                                    months, respectively, and origination dates
                               between           and           . See
                               "Description of the Mortgage Pool -- General" herein.

Denominations                The Offered Securities of each Class will be issued
                               in minimum denominations of $          and
                               integral multiples thereof [; provided, however, that one Offered Security of each Class is issuable in a denomination equal to an amount such that the aggregate denomination of all Certificates of such Class is equal to the original principal balance of all Certificates of such Class]. Each Class A and Class B-1 Certificate will represent a percentage interest (a "Percentage Interest") in the respective Class determined by dividing the original dollar amount represented by such Certificate by the original aggregate principal balance of all Certificates of such Class.

[Registration of the
  Offered Securities           Each Class of Class A and Class B-1 Certificates
                               will initially be represented by one or more certificates registered in the name of Cede & Co.
                               ("Cede"), the nominee of The Depository Trust
                               Company ("DTC"), and will be available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly
                               ("Indirect Participants"). Certificates
                               representing the Class A and Class B-1
                               Certificates will be issued in definitive form only under the limited circumstances described herein and in the Prospectus. All references herein to "hold-ers" or "Certificateholders" shall reflect the rights of owners of the Class A and Class B-1
                               Certificates (the "Certificate Owners") as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "Description of the
                               Certificates -- Registration of the Offered
                               Securities" herein, "Risk Factors" and
                               "Description of the Offered
                               Securities -- Registration and Transfer of the
                               Book-Entry Securities" in the Prospectus.]

Distributions
       A. General            As more fully described herein, distributions will
                               be made on the Certificates on each Payment Date to the extent monies are available therefor, if and to the extent such Certificates are then entitled to such distributions, as described herein. Any distributions on the Class A and Class B-1 Certificates will be made on each Payment Date to Certificateholders of record on the related Record Date in an amount equal to the product of such Certificateholder's Percentage Interest and the amount available for distribution on such Payment Date to the Certificateholders of the related Class in accordance with the priorities described in "Description of the
                               Certificates -- Distributions" herein.

                             On any Payment Date, the amount available for
                               distribution to Certificateholders generally will be the Available Payment Amount. The term "Available Payment Amount" generally means with respect to any Payment Date, the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due Period, net of the related Servicing Fee (defined below) paid to the Servicer and reimbursements for incurred unpaid Servicing Fees and certain expenses paid by the Servicer, plus
                               (b) the amount of any Advances less (c) the amount of any Excess Spread.

     B. Interest
        Distributions          Interest on the Class A and Class B-1
                               Certificates will accrue from the      th
                               calendar day of each month (whether or not a
                               Business Day) to, but excluding, the      th
                               calendar day of the next succeeding month
                               (whether or not a Business Day) (each, an
                               "Accrual Period"). Interest shall accrue on each
                               Class A and Class B-1 Certificate at the
                               respective Pass-Through Rate specified on the
                               cover page hereof and shall be distributed, to
                               the extent monies are available therefor, on each
                               Payment Date. Interest with respect to the Class
                               A and Class B-1 Certificates will accrue on the
                               basis of a 360-day year consisting of twelve
                               30-day months. With respect to each Class of
                               Class A Certificates and each Payment Date,
                               interest accrued during the related Accrual
                               Period at the applicable Pass-Through Rate on the
                               Class A Principal Balance (as defined below)
                               outstanding on the immediately preceding Payment
                               Date (after giving effect to all payments of
                               principal made on such Payment Date) or, in the
                               case of the initial Accrual Period,           ,
                               is referred to herein as the "Interest Remittance
                               Amount" for such Class and, in the aggregate for all Class A Certificates, the "Class A Interest
                               Remittance Amount". Interest accrued during each Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Principal Balance (as defined below) outstanding on the immediately preceding
                               Payment Date (after giving effect to all payments of principal made on such Payment Date) or, in the case of the initial Accrual Period, , is referred to herein as the "Class B-1 Interest
                               Remittance Amount" for the related

                               Payment Date. See "Description of the
                               Certificates -- Distributions" herein and
                               "Description of the Securities -- Distributions" in the Prospectus.

     C. Principal
          Distributions        Holders of the Class A and Class B-1 Certificates
                               will be entitled to receive on each Payment Date, to the extent available (but not more than the Class A Principal Balance or Class B-1 Principal
                               Balance, then outstanding), a distribution allocable to principal which will generally equal the sum of (a)(i) the Class A Percentage or Class
                               B-1 Percentage, respectively, of the principal portion of all scheduled payments ("Monthly
                               Payments") received on the Mortgage Loans during the calendar month preceding the calendar month in which such Payment Date occurs (the "Due
                               Period"), (ii) [the Class A [Prepayment]
                               Percentage or Class B-1 Percentage, respectively, of] any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") received during the related Due Period and partial prepayments of principal on any such Mortgage Loan that were received during the related Due Period payment that are not Principal
                               Prepayments (each, a "Curtailment"), (iii) [the
                               Class A [Prepayment] Percentage or Class B-1
                               Percentage, respectively, of] the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged
                               Property (as defined below) or a REO Property (as defined below), net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor (as defined herein) and net of expenses reimbursable therefrom ("Insurance
                               Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Mortgage
                               Loans, whether by trustee's sale, foreclosure sale or otherwise ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net
                               Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related
                               Mortgaged Property by condemnation or the exercise of eminent domain or in connection with a release of part of any such Mortgaged Property from the related lien ("Released Mortgaged
                               Property Proceeds"), (iv) [the Class A
                               [Prepayment] Percentage or Class B-1 Percentage, respectively, of] the principal portion of all amounts paid by the Depositors (which are limited to amounts paid by the Representative or an Originator pursuant to the obligation to purchase or substitute Mortgage Loans contained in the Transfer Agreement) in connection with the repurchase of, or the substitution of a substantially similar mortgage loan for, a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Pooling and Servicing
                               Agreement, and (v) [the Class A [Prepayment]
                               Percentage or Class B-1 Percentage, respectively, of] the principal balance of each defaulted
                               Mortgage Loan or REO Property (as defined below) as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan") to the extent not included in the amounts described in clauses (i) through (iv) above (the sum of 100% of (i), (ii), (iii), (iv) and (v) above, the
                               "Basic Principal Amount"), and (b) the sum of (i) the amount, if any, by which (A) the amount required to be distributed to Class A
                               Certificateholders or Class B-1
                               Certificateholders as of the preceding Payment
                               Date exceeded (B) the amount of the actual distribution to

                               Class A Certificateholders, or Class B-1
                               Certificateholders, respectively on such preceding Payment Date, (the "Class A Carry-Forward Amount" and, together with the applicable percentage of the Basic Principal Amount, the "Class A Principal Remittance Amount" or the "Class B-1 Carry-Forward Amount" and, with the Class B-1 Percentage of the Basic Principal Amount, the "Class B-1 Principal Remittance Amount", as the case may be). Principal will be distributed to the Class A Certificates [in order of their Final Scheduled Payment Dates and pro rata among the Class A Certificates of each Class]. The Final Scheduled Payment Date of each Class of Class A Certificates and of the Class B-1 Certificates has been calculated as described herein. The actual final payment to each Class is likely to occur prior to its Final Scheduled Payment Date although, in the event of defaults in payment of the Mortgage Loans, it could occur later or earlier. See "Description of the Certificates" herein.

                             On each Payment Date, the lesser of (i) the Class A
                               Principal Balance then outstanding and (ii) the Class A Principal Remittance Amount (which, together with the Class A Interest Remittance Amount, constitutes the "Class A Remittance Amount" for such Payment Date) is payable to the Class A Certificateholders. [As of any Payment Date, the "Class A Principal Balance" will equal the Original Class A Principal Balance, less all amounts previously distributed on account of principal to holders of the Class A Certificates. Subject to the subordination and shifting interest provisions described herein, on each Payment Date, the lesser of (i) the Class B-1 Principal Balance then outstanding and (ii) the Class B-1 Principal Remittance Amount (which, together with the Class B-1 Interest Remittance Amount, constitutes the "Class B-1 Remittance Amount" for such Payment Date) is payable to the Class B-1 Certificateholders as of any Payment Date, the "Class B-1 Principal Balance" will equal the Original Class B-1 Principal Balance, less all amounts previously distributed on account of principal to holders of the Class B-1 Certificates.

Subordinated Certificates    The right of the Class B Certificateholders to
                               receive distributions with respect to the Mortgage Loans will be subordinated to the right of the Class A Certificateholders, to the extent described below. This subordination is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the Class A Remittance Amounts and to protect the Class A Certificateholders against losses.

                             On each Payment Date, payments to the Class A
                               Certificateholders will be made prior to payments to the Class B Certificateholders. On any Payment Date on which the Class A Percentage is less than 100%, if the Class A Certificateholders receive less than the amount due to them on such date, the interest of the Class A Certificateholders in the Trust Fund will vary so as to preserve the entitlement of the Class A Certificateholders to unpaid principal of the Mortgage Loans and interest thereon. [If a Principal Prepayment, Curtailment or certain other unscheduled amounts of principal are received on a Mortgage Loan, the Class A Certificateholders will be paid an amount equal to the Class A Prepayment Percentage (defined herein) of the amount received. This will have the effect of accelerating receipt of principal by the Class A Certificateholders, thus reducing their proportionate interest in the Trust Fund and increasing the relative interest in the Trust Fund evidenced by the Class B Certificates. Increasing the interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class B Certificates.] [Summarize applicable limits on subordination.]

                             The Class B Certificateholders will not be required
                               to refund any amounts properly distributed to them, regardless of whether there are sufficient funds on a subsequent Payment Date to make a full distribution to Class A Certificateholders of the amount required to be distributed to such Certificateholders.

                             The subordination of the Class B Certificates is
                               intended to enhance the likelihood of timely payment to Class A Certificateholders of the Class A Remittance Amount; however, if the Class A Percentage increases to 100%, all future losses or delinquencies will be borne by the Class A Certificates and shortfalls could result.

Advances from the Principal
  and Interest Account         The Servicer is required to withdraw from the
                               Principal and Interest Account amounts on deposit therein and held for future distribution to make advances (each, an "Advance") on each Payment
                               Date in respect of interest on the Mortgage Loans accrued but uncollected as of the end of the related Due Period (net of the Servicing Fee).
                               The Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise. See
                               "Description of the Certificates -- Advances from the Principal and Interest Account" herein and "Description of the Offered
                               Securities -- Advances from the Principal and
                               Interest Account; Servicing Advances" in the
                               Prospectus.

Servicing Fee                The Servicer will be entitled to a fee of      %
                               per annum of the outstanding principal balance of each Mortgage Loan (the "Servicing Fee"), calculated and payable monthly from the interest portion of monthly payments on such Mortgage Loan, Liquidation Proceeds, Released Mortgaged Property Proceeds and certain other sources as provided in the Pooling and Servicing Agreement.

Representative's Yield       The Representative will be entitled to receive an
                               amount (the "Representative's Yield") equal to the sum of (A) all prepayment penalties and premiums collected by the Servicer with respect to any Mortgage Loan and (B) any sum or other finance charge payable by the Mortgagor on a prepaid Rule of 78s Mortgage Loan (as defined herein) that is in excess of (i) the Curtailment or Principal Prepayment (as the case may be) on the related Mortgage Loan, together with accrued and unpaid interest thereon at the Mortgage Interest Rate, plus (ii) servicing compensation exclusive of Servicing Fees. The Representative's Yield is retained and freely transferable by the Representative and does not constitute a portion of the Trust Fund.

Ratings                      It is a condition to the issuance of the
                               Certificates that the Class A Certificates be
                               rated "     " by [Moody's] [S&P] [Duff & Phelps
                               Credit Rating Co. ("DCR")] [Fitch IBCA, Inc.] (["Fitch" and each of Fitch, Moody's, DCR, S&P], a "Rating Agency") and that the Class B-1 Certificates be rated
                               "     " by [Moody's] [S&P] [DCR] [Fitch]. A
                               security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Class A Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Class A or Class B-1 Certificates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the Class A or Class B-1 Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk
                               Factors -- Liquidity" and "Ratings" herein.

Optional Termination by the
  Servicer                   The Servicer may, at its option, terminate the
                               Pooling and Servicing Agreement on any date on which the Pool Principal Balance is less than
                                    % of the Original Pool Principal Balance by
                               purchasing from the Trust, on the next succeeding Payment Date [(but in no event earlier than the
                               Payment Date occurring in                )] all
                               of the Mortgage Loans and all Mortgaged
                               Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") then remaining in the Trust Fund at a price (the "Termination Price") equal to (i) the sum of (x) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties, and (y) interest on such amount computed at a rate equal to the weighted average Mortgage Interest Rate minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto. In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee. See "Description of the Certificates -- Termination; Purchase of Mortgage Loans" herein and in the Prospectus.

[Certain Legal Aspects of
  the Mortgage Loans           Approximately      % of the Mortgage Loans are
                               secured by [second] Mortgages which are
                               subordinate to a mortgage lien on the related
                               Mortgaged Property prior to the lien of such Mortgage Loan (such senior lien, if any, a "First
                               Lien"). A primary risk with respect to [second]
                               Mortgages is that foreclosure funds received in connection therewith will not be sufficient to satisfy fully both the First Lien and the second
                               Mortgage. See "Risk Factors" and "Certain Legal
                               Aspects of the Mortgage Loans" herein.]

REMIC Election and Tax
  Status [An election will be made to treat the assets of the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes (the "Subsidiary REMIC"), and a separate election will be made to treat the pool of assets represented by the regular interests in the Subsidiary REMIC as a REMIC (the "Master REMIC").]

                             The Class A and Class B-1 Certificates will be
                               [regular interests] in the [Master REMIC]. As regular interests in a REMIC, the Class A and Class B-1 Certificates generally will be treated as debt instruments issued by the REMIC. Certain Classes of Certificates may be treated as having been issued with original issue
                               discount. As a result, holders of such
                               Certificates may be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used in computing the amount of original issue
                               discount includible periodically will be      %
                               CPR, as described herein. See "Certain Yield and Prepayment Considerations" herein and in the Prospectus. No representation is made that either prepayments on the Mortgage Loans or payments on any Class of Certificates will occur at that rate or any other rate. Based on final regulations relating to the treatment of original issue discount, the Internal Revenue Service could assert that all of the interest payments on the Certificates should be treated as original issue discount regardless of their issue price. If such an assertion were successful, any otherwise de minimis discount would be treated as original issue discount. See "Certain Federal Income Tax Consequences for REMIC Certificates -- Original Issue Discount" in the Prospectus.

                             The Class A and Class B-1 Certificates will be
                               treated as (i) assets described in Section
                               7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, in each case to the extent describe herein. See "Certain Federal Income Tax Consequences" [herein and] in the Prospectus.

                             [insert any additional or substitute language, as
                               appropriate]

ERISA Considerations         A fiduciary or other person contemplating
                               purchasing the Class A Certificates on behalf of or with "plan assets" of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 the Code and the application of the fiduciary responsibility provisions of ERISA. [The Class B-1 Certificates may not be purchased by Plans subject to ERISA.] [The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption [93-31] to [NationsBank Corporation] (the "Exemption"). The Exemption generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the excise taxes and penalties imposed on such prohibited transactions by Section 4975(a) and (b) of the Code transactions relating to the purchase, sale and holding of pass-through certificates such as the [Class A] Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied.] See "ERISA Considerations" [herein and] in the Prospectus.

                             [insert any additional or substitute language, as
                               appropriate]

Legal Investment             Although upon their initial issuance the Class A
                               Certificates will be rated      by [Moody's]
                               [S&P] [DCR] [Fitch], the Class A Certificates will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA")

                               [because the Mortgage Pool includes Mortgage
                               Loans that are secured by second Mortgages.] [The Class B-1 Certificates will not constitute "mortgage related securities" under SMMEA.] Investors should consult their own legal advisers in determining whether and to what extent any Class of Certificates constitute legal investments for such investors. See "Legal Investment" herein.

Use of Proceeds              Substantially all of the net proceeds to be
                               received from the sale of the Offered Securities will be received by the Depositors. [The Originators have, in the aggregate, transferred the Mortgage Loans to the Depositors in return for such proceeds.]

                                  RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Offered Securities:

RISKS OF THE MORTGAGE LOANS [insert any appropriate considerations with respect to Mortgage Loans.]

     Geographic Concentration. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In particular,
approximately      %,      %,      % and      % of the Mortgage Loans in the
Mortgage Pool are secured by Mortgaged Properties located in
                    ,                     ,                     and
                    , respectively. See "Description of the Mortgage Pool" herein for further information regarding the geographic concentration of the Mortgage Loans in the Mortgage Pool.

     Nature of Security.  Approximately      % of the Mortgage Loans in the
Mortgage Pool, by aggregate principal balance as of the Cut-off Date, are secured by second Mortgages, and the related First Liens are not included in the Mortgage Pool. Although little data is available, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by First Liens on comparable properties. See "Risk Factors -- Risks of the Mortgage
Loans -- Nature of Security" in the Prospectus.

     Risk of Early Defaults.  Approximately      % of the Mortgage Loans by
aggregate principal balance as of the Cut-off Date were originated within months prior to the Cut-off Date. The weighted average remaining term to maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date is
approximately      months. Although little data is available, defaults on
mortgage loans are generally expected to occur with greater frequency in their early years.

     Balloon Mortgage Loans.  Approximately      % of the Mortgage Loans by
aggregate principal balance as of the Cut-off Date provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at the maturity of the Mortgage Loan that is greater than the preceding monthly payment ("Balloon Loans"). See "Description of the Mortgage Pool" and "Risk Factors -- Risks of the Mortgage Loans -- Balloon Loans" in the Prospectus.

SUBORDINATION OF CLASS B-1 CERTIFICATES

     [Appropriate special considerations regarding the Class B-1 Certificates to be inserted.]

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Class A Certificates will depend on the rate and timing of payment of principal on the Mortgage Loans in the Mortgage Pool including prepayments, liquidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Certain Yield and Prepayment Considerations" herein and in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after giving effect to payments
received prior to such date, of $          (the "Original Pool Principal
Balance"). This subsection describes generally certain characteristics of the Mortgage Loans in the Mortgage Pool. Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date. The Mortgage Pool consists of fixed-rate Mortgage Loans
with remaining terms to maturity of not more than      months (including both
fully amortizing Mortgage Loans and Balloon Loans). Approximately      % of the
Mortgage Loans were originated and underwritten by the Representative or by a
wholly-owned subsidiary of the Representative and approximately      % of the
Mortgage Loans were purchased and re-underwritten by the Representative or by a wholly-owned subsidiary of the Representative. The Mortgage Loans have the characteristics set forth below as of the Cut-off Date. Percentages expressed herein based on principal balances and number of Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

     All of the Mortgage Loans were originated prior to             , 199 and
have a scheduled maturity date no later than                . No Mortgage Loan
has a remaining term to maturity as of the Cut-off Date of less than months. The weighted average original term to maturity of the Mortgage Loans in
the Mortgage Pool as of the Cut-off Date is approximately      months. The
weighted average remaining term to maturity of the Mortgage Loans as of the
Cut-off Date is approximately      months.

     The weighted average Mortgage Interest Rate of the Mortgage Loans as of the
Cut-off Date is approximately      % per annum. All of the Mortgage Loans have
Mortgage Interest Rates as of the Cut-off Date of at least      % per annum but
not more than      % per annum. The average principal balance outstanding of the
Mortgage Loans as of the Cut-off Date was $          and the principal balances
of the Mortgage Loans as of the Cut-off Date ranged from $          to
$          . The original principal balances of the Mortgage Loans ranged from
$          to $          .

     Approximately      % of the Mortgage Loans are secured by a second Mortgage
on the related Mortgaged Property that is junior to a First Lien and
approximately      % are secured by a first Mortgage on the related Mortgage
Property. The First Liens related to the Mortgage Loans secured by second Mortgages are not included in the Mortgage Pool.

     Approximately     % Mortgage Loan had a Combined Loan-to-Value Ratio at
origination (defined below) in excess of      %. The weighted average Combined
Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date is
approximately      %.

     At least      % of the Mortgage Loans are secured by fee simple interests in detached single-family dwelling units, including units in de minimis planned unit developments, with the remaining Mortgage Loans secured by fee simple interests in attached or detached two- to four-family dwelling units, units in planned unit developments and condominiums on more than one parcel of real
property; provided, however, that approximately      % of the Mortgage Loans are
secured by a leasehold interest in a one- to four-family residential dwelling situated on property located in the State of Maryland; and further provided that
approximately      % of the Mortgage Loans are secured by real property improved with a single-family residence constituting a permanently affixed manufactured
housing unit. With respect to at least      % of the Mortgage Loans, the
Mortgagor represented at the time of the origination of the Mortgage Loan that the related Mortgaged Property would be occupied by the Mortgagor as a primary or secondary residence (an "Owner Occupied Mortgaged Property").

     No more than approximately      % of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area in the State of
California, and no more than approximately      % of the Mortgage

Loans are secured by Mortgaged Properties located in any one zip code area
outside the State of California. Approximately      %,      %,      % and      %
of the Mortgage Loans are secured by Mortgaged Properties located in
            ,             , and             , respectively. Except as indicated
in the preceding sentence, no more than      % of the Mortgage Loans are secured
by Mortgaged Properties located in any one state.

     Approximately      % of the Mortgage Loans are Balloon Loans. Approximately
     %,      % and      % of the Mortgage Loans are Balloon Loans based on
          a year amortization schedule and a single payment of the remaining
loan balance approximately             ,             and      years after
origination, respectively.

     Approximately      % of the Mortgage Loans are Bankruptcy Mortgage Loans.
Of the Mortgage Loans,      % in principal amount are Bankruptcy Mortgage Loans
which are days or more contractually delinquent. Of the Mortgage Loans other
than Bankruptcy Mortgage Loans, representing      % in aggregate principal
amount of all Mortgage Loans,      % in principal amount are contractually
delinquent 30-59 days and      % in principal amount are contractually
delinquent 60-89 days.

     The following table sets forth the number and outstanding principal balance as of the Cut-off Date of, and the percentage of the Mortgage Pool represented by Mortgage Loans in the Mortgage Pool having outstanding principal balances as of the Cut-off Date in the ranges described therein:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                 RANGE OF                                     CUT-OFF                      MORTGAGE
               CUT-OFF DATE                  CUT-OFF DATE       DATE       NUMBER OF       POOL BY
                 PRINCIPAL                    PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
                  BALANCE                      BALANCE        BALANCE        LOANS      MORTGAGE LOANS
               ------------                  ------------    ----------    ---------    --------------
$          ................................    $                     %                            %
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
$          ................................
                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the geographic distribution of the Mortgaged Properties in the Mortgage Pool by state or territory as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
                                             CUT-OFF DATE       DATE       NUMBER OF       POOL BY
                                              PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
            STATE OR TERRITORY                 BALANCE        BALANCE        LOANS      MORTGAGE LOANS
            ------------------               ------------    ----------    ---------    --------------
          .................................    $                     %                            %

                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the Combined Loan-to-Value Ratios of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
                 RANGE OF                    CUT-OFF DATE       DATE       NUMBER OF       POOL BY
              COMBINED LOAN-                  PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
              TO-VALUE RATIO                   BALANCE        BALANCE        LOANS      MORTGAGE LOANS
              --------------                 ------------    ----------    ---------    --------------
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     %
                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
                 RANGE OF                    CUT-OFF DATE       DATE       NUMBER OF       POOL BY
                 MORTGAGE                     PRINCIPAL       MORTGAGE     MORTGAGE       NUMBER OF
               INTEREST RATE                   BALANCE        BALANCE        LOANS      MORTGAGE LOANS
               -------------                 ------------    ----------    ---------    --------------
     % to      %...........................    $                     %                            %
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
     % to      %...........................
                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the number of remaining months to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
            RANGE OF REMAINING               CUT-OFF DATE       DATE       NUMBER OF       POOL BY
             MONTHS TO STATED                 PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
                 MATURITY                      BALANCE        BALANCE        LOANS      MORTGAGE LOANS
            ------------------               ------------    ----------    ---------    --------------
          to           ....................    $                     %                            %
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
                                               --------        ------       ------          ------
          Total                                $                     %                            %
                                               ========        ======       ======          ======

     The following table sets forth the number of months since origination of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                             PERCENT OF
                                                              MORTGAGE
                                                              POOL BY                     PERCENT OF
                                                              CUT-OFF                      MORTGAGE
                                             CUT-OFF DATE       DATE       NUMBER OF       POOL BY
              RANGE OF MONTHS                 PRINCIPAL      PRINCIPAL     MORTGAGE       NUMBER OF
             SINCE ORIGINATION                 BALANCE        BALANCE        LOANS      MORTGAGE LOANS
             -----------------               ------------    ----------    ---------    --------------
          to           ....................    $                     %                            %
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
          to          .....................
                                               --------        ------       ------          ------
          Total............................    $                     %                            %
                                               ========        ======       ======          ======

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Certificates, the aggregate amount of each interest payment on the Certificates and the yield to maturity of the Certificates are related to the rate and timing of payments of principal on the Mortgage Loans, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second mortgage loans. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the related Class of Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans in the Mortgage Pool.

     In addition, the Servicer may, at its option, purchase from the Trust all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the Class A Certificates, on any Payment Date [(but in no event
earlier than the Payment Date occurring                )] following the first
date on which the Pool Principal Balance (as defined herein) is less than      %
of the Original Pool Principal Balance. See "Description of the
Certificates -- Termination; Purchase of Mortgage Loans" herein.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Mortgage Loans.

     Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans in the Mortgage Pool and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in the Mortgage Pool.

     The yield to maturity on the Class B-1 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount of losses [(to the extent of the Subordinated Amount)] will be allocated to the Class B Certificates until the principal balance thereof has been reduced to zero. After the Principal Balance of the Class B Certificates [or the Subordinated Amount] has been reduced to zero, the yield to maturity of the Class A Certificates then outstanding will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof). [In addition, because principal distributions are paid to certain Classes of Class A Certificates before other Classes, holders of Classes having a later priority of payment bear greater risk of loss than holder of Classes having earlier priorities for distributions of principal.

     [As described herein, amounts otherwise distributable to holders of the Class B Certificates may be made available to protect the holders of Class A Certificates against interruptions in distributions due to certain Mortgagor delinquencies to the extent not covered by Advances. Such delinquencies may affect the yield to investors in the Class B Certificates and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.]

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of the Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans in the Mortgage Pool, including final payments made upon the maturity of Balloon Loans.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement [("CPR")] represents [an assumed annualized constant rate of prepayment relative to the then outstanding principal balance of a pool of mortgage loans]. The tables set forth below are based on the assumption that the Mortgage Loans prepay at the indicated percentage of [CPR]. Neither [CPR] nor any other prepayment model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool.

     The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Trust Fund and the respective expected initial principal balances of the Certificates. For purposes of preparation of the tables, it has been assumed
that (i) the Certificates are purchased on                , (ii) payments on the
Certificates are made on the   day of each month, commencing             , 199 ,
[(iii) the initial Class A Percentage is approximately      %], (iv) prepayments
are received on the Mortgage Loans at the specified percentage of CPR, (v) all payments of principal of and interest on each of the Mortgage Loans in the Mortgage Pool are timely received, (vi) none of the Mortgage Loans in the
Mortgage Pool is repurchased from the Trust and (               ) [other
assumptions].

     Any discrepancy between the characteristics of the Mortgage Loans actually included in the Trust and the characteristics of the Mortgage Loans expected to be so included may affect the percentages of the original outstanding principal balance set forth in the tables and the weighted average lives of the Certificates. In addition, to the extent that the Mortgage Loans included in the Trust Fund have characteristics that differ from those assumed in preparing the following tables, the outstanding principal balance of any Certificate will be reduced to zero earlier or later than that indicated by the table.

     Variations in actual prepayment experience and the principal balances of the Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals the indicated levels of [CPR]. There is no assurance that prepayment of the Mortgage Loans will conform to any level of [CPR].

     Based on the foregoing assumptions, the following tables indicate the weighted average life of each Class of Class A and Class B-1 Certificates and sets forth the percentages of the original principal balance outstanding of each Class of Class A and Class B-1 Certificates that would be outstanding after each of the dates shown at various percentages of [CPR].

                                                    CLASS A-1            CLASS A-2            CLASS A-3            CLASS B-1
                 PAYMENT DATE                   ------------------   ------------------   ------------------   ------------------
                      IN                         %      %      %      %      %      %      %      %      %      %      %      %
----------------------------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Weighted average life in years(1).............

---------------
(1) The weighted average lives of the Certificates as shown above are determined by (i) multiplying the amount of principal payments by the number of years from the date of issuance of the Certificates to the related Payment Date,
    (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.

          THE ORIGINATORS AND THE SERVICER -- ORIGINATION, FORECLOSURE
                           AND DELINQUENCY EXPERIENCE

GENERAL

     For a general discussion of the Depositors, the Servicer and the Originators, see "The Depositors, the Servicer, the Representative and the Originators" in the Prospectus.

     In the discussion that follows, references to the "Company" include EquiCredit Corporation, EquiCredit Corporation of America ("EquiCredit") and its other subsidiaries (including the other Originators) and EquiCredit's predecessor in interest, EquiCredit-Florida.

     As of December 31, 199 , the Company had a total of    employees;
employees at its Jacksonville, Florida, headquarters and an additional
employees in      branch offices located nationwide. As of December 31, 199 ,
the total stockholders' equity of the Company was $          . Copies of the
audited financial statements of the Company for the fiscal years ended December 31, 199 , 199 and 199 , prepared on the basis of generally accepted accounting principles, may be obtained upon request from Jay Bray, Senior Vice President and Chief Financial Officer, EquiCredit Corporation of America, 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256 or by telephoning (904) 987-5566.

LOAN ORIGINATION HISTORY

     At December   , 199 , the Company conducted loan origination and/or
wholesale operations in a number of states, including but not limited to
                                                       .

     The dollar amounts of first and second lien mortgage loans originated and purchased by the Company during the years ended December 31, 199 , 199 and 199
were $          , $          and $          , respectively. The Company
originated and purchased Mortgage loans totalling $          during the
          months ended             , 199 .

UNDERWRITING PROGRAMS

     The following table sets forth the distribution of the Mortgage Loans in the Mortgage Pool among the Underwriting Programs as of the Cut-off Date:

                                                                                              PERCENT OF
                                                                  PERCENT OF                   MORTGAGE
                                                                   MORTGAGE                    POOL BY
                                                                   POOL BY                      NUMBER
                                                                 CUT-OFF DATE    NUMBER OF        OF
                                              CUT-OFF DATE        PRINCIPAL      MORTGAGE      MORTGAGE
UNDERWRITING PROGRAM                        PRINCIPAL BALANCE      BALANCE         LOANS        LOANS
--------------------                        -----------------    ------------    ---------    ----------
Class A...................................     $                         %                           %
Class B...................................
Class C...................................
Class D...................................
                                               ----------           -----         ------        -----
          Total...........................     $                         %                           %
                                               ==========           =====         ======        =====

     See the "Depositors, the Servicer, the Representative and the Originators -- Specific Underwriting Criteria; Underwriting Programs" in the Prospectus for a discussion of each of the underwriting programs.

SERVICING PORTFOLIO

     At             and December 31, 199 , the Company serviced a total
portfolio of           and           mortgage loans, respectively, having
aggregate unpaid principal balances of $          and $          , respectively,
for itself and an investor group consisting primarily of major commercial banks, savings and loan associations, brokerage houses and Fannie Mae ("FNMA"). The foregoing figures include loans that were not originated or acquired and re-underwritten by the Company but are serviced (principally for FNMA) on a contractual basis.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth the Company's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings, but excluding loans serviced by the Company that were not originated or acquired and re-underwritten by the Company (such portfolio, excluding such loans, the "Primary Servicing Portfolio").

                                                                                       AT OR
                                                                                   FOR THE MONTHS
                                   AT OR FOR THE YEAR ENDED DECEMBER 31,               ENDED
                            ---------------------------------------------------          ,
                                                                                        199
                            -------    -------    -------    -------    -------    --------------
                                                   (DOLLARS IN THOUSANDS)
Portfolio Unpaid
  Principal
     Balance(1).........    $          $          $          $          $
Average Portfolio
  Unpaid Principal
     Balance(1).........    $          $          $          $          $
Period of
  Delinquency(2):
  30-59 Days............           %
  60-89 Days............           %          %          %          %          %             %
  90 Days or More.......           %          %          %          %          %             %
Total Delinquencies.....           %          %          %          %          %             %
Total Credit
  Losses(3).............    $          $          $          $          $
Total Credit Losses as a
  Percent of Average
  Unpaid Principal
  Balance...............           %          %          %          %          %      $   (4)

---------------
(1) Portfolio Unpaid Principal Balance is the net amount of principal to be paid on each mortgage loan, excluding unearned finance charges and other charges, and excludes the principal balance of each mortgage loan as to which the related mortgaged property has been previously acquired through foreclosure.

(2) Delinquency percentages are calculated as the dollar amount of mortgage loan principal delinquent as a percent of the Portfolio Unpaid Principal Balance. Delinquency percentages include the principal balance of all mortgage loans in foreclosure proceedings. Generally, all Mortgage Loans in foreclosure proceedings are 90 days or more delinquent. Delinquency percentages do not include the principal balance of mortgage loans which are real estate owned.

(3) Total Credit Losses includes (a) charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible or charge-offs relating to properties securing any mortgage loans which have been foreclosed upon and for which, in the opinion of management, liquidation proceeds would not exceed estimated expenses of liquidation plus the unpaid principal balance, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned, and (c) losses (gains) on the disposition of foreclosed properties and real estate owned.

(4) Annualized.

     The delinquency percentages set forth in the preceding table are calculated on the basis of the unpaid principal balances of mortgage loans included in the Primary Servicing Portfolio as of the end of the periods indicated. The charge-off experience percentages set forth above are calculated on the basis of the average outstanding unpaid principal balance of mortgage loans included in the Primary Servicing Portfolio during the periods indicated. However, because the amount of loans included in the Primary Servicing Portfolio has increased rapidly over these periods as a result of new originations, the Primary Servicing Portfolio as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in losses. In the absence of such substantial and continual additions of newly originated loans to the Primary Servicing Portfolio, the delinquency and charge-offs percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages and loss experience with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Pool will not change.

     In addition, over the last several years, there has been a general deterioration of the real estate market and weakening of the economy in all regions of the country. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, the Company may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

OUTSTANDING REAL ESTATE OWNED

     At             , 199 and December 31, 199 , approximately and properties, respectively, acquired through foreclosure were owned by the Company for its own account or on behalf of owners of other mortgage loans included in the Company's
Primary Servicing Portfolio. Such properties, at             31, 199  and
December 31, 199 , were valued at $          and $          , respectively.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Offered Securities and the underlying documents. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The EQCC Home Equity Loan Asset Backed Certificates, Series 199 - , will consist of the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates") and the Class B-1 and Class B-2 Certificates (collectively, the "Class B Certificates" and, with the Class A Certificates, the "Certificates"). In the aggregate, the Class A Certificates evidence an
approximately      % undivided interest in the Trust Fund. In the aggregate, the
Class B Certificates evidence an approximately      % undivided interest in the
Trust Fund. Only the Class A Certificates and Class B-1 Certificates are offered hereby.

     The Certificates represent interests in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement. The Trust Fund consists primarily of (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property,
(iii) amounts on deposit in the Collection Account (as defined herein), Principal and Interest Account (as defined herein), Insurance Account, Spread Account (including all earnings thereon and proceeds thereof) or Letter of Credit Fee Account, including all investments of amounts on therein, (iv) certain rights of the Depositors under the Transfer Agreement, (v) the Securities Insurance Policy, and (vi) certain other property; provided, however, that the Trust Fund does not include the Representative's Yield or amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date.

     Each Class A Certificate will be issued in minimum denominations of
$          and integral multiples thereof. Each Class B-1 Certificate will be
issued in minimum denominations of $          and integral multiples thereof.
Each Class A and Class B-1 Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the applicable Class determined by dividing the original dollar amount represented by such Certificate by the original aggregate principal amount of all Certificates of such Class.

     [Each Class of Class A Certificates and the Class B-1 Certificates (the "Book-Entry Certificates") will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"), and will be available only in the form of book-entries on the records of DTC, Participants and Indirect Participants. Certificates representing the Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein. All references to "holders" or "Certificateholders" shall reflect the rights of owners of the Book-Entry Certificates, as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "-- Registration of Certificates" herein and "Description of the Securities -- Registration of Securities" in the Prospectus.]

     On each Payment Date, the Trustee will pay to each person in whose name a Certificate is registered on the related Record Date [(which in the case of Book-Entry Certificates initially will be only Cede, as nominee of DTC)], the portion of the aggregate payment to be made to Certificateholders of the applicable Class of Certificates, to which such holder is entitled, if any, based on the Percentage Interest of the Certificates of such Class held by such holder. Distributions will be made by wire transfer of immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor if such holder owns of record Certificates of such Class in
denominations aggregating in excess of $          and shall have provided
complete wiring instructions to the Trustee at least five business days prior to the Record Date, and otherwise by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

     The Final Scheduled Payment Dates of the Class A Certificates will be as follows:
        Class A-1:
        Class A-2:
        Class A-3:
        Class B-1:

     The Final Scheduled Payment Date of each Class is   months after the
Payment Date on which the principal balance of such Class is expected to be reduced to zero assuming that, among other things, [describe assumptions]. The rate of payment of principal of the Class A and Class B-1 Certificates will depend on the rate of payments of principal (including prepayments) and any repurchases of the Mortgage Loans. [Since the Final Scheduled Payment Dates have been determined on the assumption, among others, that there are no prepayments on the Mortgage Loans, the actual final distribution date of each Class is likely to occur prior to its Final Scheduled Payment Date although, in the event of defaults in payment of the Mortgage Loans, it could occur later or earlier.]

     The Servicer will service the Mortgage Loans either directly or through subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Offered Securities -- Servicing Standards" and "-- Use of Subservicers" in the Prospectus for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITORS AND THE ORIGINATORS

     Each Originator will make the representations, among others, as to each Mortgage Loan conveyed by any Originator to the Depositors as of the Closing Date described under "Description of the Offered Securities -- Representations and Warranties of the Originators and the Depositors" in the Prospectus and will also represent that:

          1. No more than   % of the Mortgage Loans are secured by Mortgaged
     Properties improved by permanently affixed manufactured housing units.

          2. Approximately   % of the Mortgage Loans are Balloon Loans. All of
     the Balloon Loans provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon
     payment no earlier than      months following the date of origination and
     no later than at the end of the      year following the date of originator;

          3. As of the Cut-off Date, no more than   % of the Mortgage Loans in
     the Mortgage Pool were 30 or more days contractually delinquent. No more
     than   % of the Mortgage Loans in the Mortgage Pool were 60 or more days contractually delinquent;

          4. No more than   % of the Mortgage Loans in the Mortgage Pool are
     secured by Mortgaged Properties located within any single zip code area;
     and

          5. Mortgage Loans representing at least   % of the Mortgage Loan
     Principal Balance are secured by an Owner Occupied Mortgaged Property.

DISTRIBUTIONS

     Interest will accrue on the Class A and Class B-1 Certificates from [the calendar day of each month (whether or not a Business Day) to, but
excluding, the      calendar day of the next succeeding month (whether or not a
Business Day)] (each, an "Accrual Period"). Interest shall accrue on each Class A and Class B-1 Certificate at the applicable Pass-Through Rate specified on the cover page hereof, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall be distributed, to the extent monies are available therefor, on each Payment Date. With respect to each Payment Date, interest accrued on each Class of Class A Certificates during the related Accrual Period at the applicable Pass-Through Rate on the Class Principal Balance (defined below) outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such Payment Date) or, in the
case of the initial Accrual Period,             , is referred to herein as the
"Interest Remittance Amount" for such Class and, in the aggregate for all Class A Certificates, as the "Class A Interest Remittance Amount". Interest accrued during each Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Principal Balance (as defined below) outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such
Payment Date) or, in the case of the initial Accrual Period,             , is
referred to herein as the "Class B-1 Interest Remittance Amount" for the related Payment Date.

     Holders of the Class A and Class B-1 Certificates will be entitled to receive on each Payment Date, to the extent monies are available therefor (but not more than the Class A Principal Balance or Class B-1 Principal Balance then outstanding), a distribution allocable to principal which will generally equal the sum of (i) the Class A Percentage or Class B-1 Percentage, respectively, of all scheduled payments ("Monthly Payments") of principal received on the Mortgage Loans during [the calendar month preceding the calendar month in which such Payment Date occurs] (each, a "Due Period"), (ii) the [Class A [Prepayment] Percentage or Class B-1 Percentage, respectively,] of each other component of the Basic Principal Amount (defined below) and (iii) the amount, if any, by which (a) the amount required to be distributed to Class A Certificateholders as of the preceding Payment Date exceeded (b) the amount actually distributed to the Class A Certificateholders or Class B-1 Certificateholders, respectively on such date (such excess, the "Class A Carry-Forward Amount" and, with the applicable percentage of the Basic Principal Amount, the "Class A Principal Remittance Amount" or the "Class B-1 Carry-Forward Amount" and, with the Class B-1 Percentage of the Basic Principal Amount, the "Class B-1 Principal Remittance Amount", as the cases may be). [Except during such time as the Class A Percentage equals 100%,] [P]rincipal will be distributed to the Class A Certificates [in order of their Final Scheduled Payment Dates and pro rata among the Class A Certificates of each Class]. [If the Class A Percentage increases to 100%, distributions allocable to principal will be made pro rata among the remaining Class A Certificates in accordance with their respective outstanding principal balances and not in accordance with the priorities set forth above.]

     The Trustee is required to establish a trust account (the "Collection Account") for the remittance of payments on the Mortgage Loans to the Certificateholders. The Collection Account is required to be maintained as an Eligible Account.

     The amount available to make the payments described above will generally equal the Available Payment Amount for the related Due Period. The "Available Payment Amount" generally means the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due Period, net of the Servicing Fee paid to the Servicer during the related Due Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses paid by the Servicer, plus (b) the amount of any Advances less (c) the amount of any Excess Spread.

     The "Basic Principal Amount" means the sum of (i) the principal portion of each Monthly Payment [received][due] during the related Due Period, (ii) all Curtailments and all Principal Prepayments received during such related Due Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period, (iv)(a) that portion of the purchase price of any repurchased Mortgage Loans which represents principal and (b) any Substitution Adjustments deposited into the Collection Account as of the related Determination Date and (v) the Principal Balance of each Mortgage Loan as of the beginning of the related Due Period which became a Liquidated Mortgage Loan during the related Due Period (exclusive of any principal payments in respect thereof described in the preceding clauses (i) through (iv)).

     The "Class A Principal Balance" means the Original Class A Principal Balance reduced by the sum of all amounts previously distributed to Class A Certificateholders in respect of principal on all previous Payment Dates. The
"Original Class A Principal Balance" is $          .

     The "Class B-1 Principal Balance" means the Original Class B-1 Principal Balance reduced by the sum of all amounts previously distributed to Class B-1 Certificateholders in respect of principal on all previous Payment Dates. The
"Original Class B-1 Principal Balance" is $          .

     The "Class A Prepayment Percentage" means, generally, subject to certain conditions set forth in the Pooling and Servicing Agreement, as of any Payment
Date up to and including the Payment Date in             , [100%]; as of any
Payment Date in the [first] year thereafter, the Class A Percentage plus    % of
the Class B Percentage for such Payment Date; as of any Payment Date in the
[second] year thereafter, the Class A Percentage plus    % of the Class B
Percentage for such Payment Date; as of any Payment Date in the [third] year
thereafter, the Class A Percentage plus    % of the Class B Percentage for such
Payment Date; and as of any Payment Date thereafter, the Class A Percentage; provided that, if the Class A Percentage as of any such Payment Date is greater than the initial Class A Percentage, the Class A Prepayment Percentage shall be 100%.]

SUBORDINATED CERTIFICATES AND SHIFTING INTERESTS

     The right of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the right of the Class A Certificateholders, to the extent described below. This subordination is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the Class A Remittance Amounts and to protect the Class A Certificateholders against losses.

     On each Payment Date, payments to the Class A Certificateholders will be made prior to payments to the Class B Certificateholders. On any Payment Date on which the Class A Percentage is less than 100%, if the Class A Certificateholders receive less than the amount due to them on such date, the interest of the Class A Certificateholders in the Trust Fund will vary so as to preserve the entitlement of the Class A Certificateholders to unpaid principal of the Mortgage Loans and interest thereon. [If a Principal Prepayment, Curtailment or certain other unscheduled amounts of principal are received on a Mortgage Loan, the Class A Certificateholders will be paid an amount equal to the Class A Prepayment Percentage (defined herein) of the amount received. This will have the effect of accelerating receipt of principal by the Class A Certificateholders, thus reducing their proportionate interest in the Trust Fund and increasing the relative interest in the Trust Fund evidenced by the Class B Certificates. Increasing the interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class B Certificates.]

[Describe any applicable limits on subordination.]

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the Certificates based upon the assumption that the Certificates will be issued in 199 .

                             Cut-off Date. The Original Pool Principal Balance will be the aggregate principal balances of the Mortgage Loans on the Cut-off Date after application of all payments received prior to the Cut-off Date.

                             Due Period. The Servicer and any subservicers remit for deposit into the Principal and Interest Account all amounts received on account of the Mortgage Loans (other than interest accrued prior to the Cut-off Date).

                             Determination Date. The Trustee determines, based on information provided by the Servicer, the amount of principal and interest that will be distributed
                             to Certificateholders on                , 199 .

                             The Servicer transfers funds in the Principal and Interest Account to the Collection Account including any Advances.


Not later than 10:00 a.m.
on.........................  The Trustee will notify the Servicer, the Insurer and each Account Party (as defined herein) of the amount of the Insured Payment, if any, required to be distributed to the Class A and Class
                             B-1 Certificateholders on             , 199 .

                             First Record Date.  Distributions on             ,
                             199 will be made to Certificateholders of record at
                             the close of business on             , 199 .

                             Payment Date. The Trustee or its designee will distribute to Certificateholders the amounts required to be distributed pursuant to the Pooling and Servicing Agreement.

ADVANCES FROM THE PRINCIPAL AND INTEREST ACCOUNT

     Not later than the close of business on the third business day prior to each Payment Date, the Servicer shall withdraw from amounts on deposit in the Principal and Interest Account and held for future distribution and remit to the Trustee for deposit in the Collection Account an amount (the "Advance"), to be distributed on the related Payment Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments (net of the Servicing Fee and, after the later to occur of (x) the Cross-Over Date, and (y) the date on which there are no outstanding LC Obligations, the Excess Spread) accrued during the related Due Period, but uncollected as of the close of business on the last day of the related Due Period. The Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise.

SERVICING COMPENSATION

     As compensation for servicing and administering the Mortgage Loans, the
Servicer is entitled to a fee of      % per annum of the principal balance of
each Mortgage Loan (the "Servicing Fee") calculated and payable monthly from the interest portion of monthly payments on the Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the Mortgage Loans. In addition to the Servicing Fee, the Servicer is entitled under the Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Mortgage Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account and not constituting any part of the Representative's Yield, and interest paid on funds on deposit in the Principal and Interest Account, earnings paid on Permitted Instruments (other than earnings on amounts invested from the Spread Account), certain amounts representing excess funds released from the Insurance Account and the Letter of Credit Fee Account and similar items.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Advances of such payment or collection by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Trustee or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement, alive as of the date of the Pooling and Servicing Agreement.

     Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Pool
Principal Balance is less than      % of the Original Pool Principal Balance by
purchasing, on the next succeeding Payment Date [(but in no event before the
Payment Date occurring in             ], all of the outstanding Mortgage Loans
and REO Properties then remaining in the Trust Fund at a price equal to

(i) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties and 30 days' accrued interest thereon at a rate equal to the weighted average Mortgage Interest Rate, minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto (the "Termination Price"). In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee.

AMENDMENT

     The Pooling and Servicing Agreement may be amended from time to time by the Servicer and the Trustee by written agreement, without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

     The Pooling and Servicing Agreement also may be amended from time to time by the Representative, the Depositors, the Servicer and the Trustee, the Majority in Aggregate Voting Interest and the holders of the majority of the Percentage Interest in the Class B Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment is permitted unless the Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust Fund as a REMIC or cause any tax to be imposed on the REMIC, and provided further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of each such Certificate or reduce the percentage for each Class the holders of which are required to consent to any such amendment without the consent of the holders of 100% of each Class of Certificates affected thereby.

     Notwithstanding any contrary provision of the Pooling and Servicing Agreement, the Trustee is not permitted to consent to any amendment to the Pooling and Servicing Agreement unless it has first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Representative, any Depositor, or the Trustee in accordance with such amendment will not result in the imposition of a tax on the [Trust Fund] or cause the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                                  THE TRUSTEE

                         , a                     organized under the laws of
with its principal place of business in the State of           will be named
Trustee pursuant to the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "BBB" by S&P and Baa2 by Moody's, or such lower rating as may be approved in writing by Moody's and S&P, subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Servicer and shall resign, upon the request of the Majority in Aggregate Voting Interest, in the manner and with the effect specified in the Pooling and Servicing Agreement.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

     The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Servicer and to all Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Servicer is required to promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     The Majority in Aggregate Voting Interest may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                        FEDERAL INCOME TAX CONSEQUENCES

                  [INSERT APPROPRIATE TAX DISCUSSION, IF ANY]

                              ERISA CONSIDERATIONS

                            [INSERT IF APPROPRIATE]

                                LEGAL INVESTMENT

     [Although] upon their initial issuance the Class A Certificates will be
rated      by [Moody's] [S&P] [DCR] [Fitch], the Class A Certificates [will not]
constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") [because the Mortgage Pool includes Mortgage Loans that are secured by second Mortgages]. [The Class B-1 Certificates will not constitute "mortgage related securities" under SMMEA.] Investors should consult their own legal advisers in determining whether and to what extent any Class of Certificates constitute legal investments for such investors.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be received, directly or indirectly, by the Depositors. [In the aggregate, the Originators have transferred the Mortgage Loans to the Depositors in return for such proceeds.]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Depositors, NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery") and [Other Underwriter]
("               " and, together with NationsBanc Montgomery, the
"Underwriters"]), the Depositors have agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositors, the respective principal amounts of Certificates set forth opposite their names below.

                                                   CLASS A        CLASS A-2       CLASS A-3       CLASS B-1
UNDERWRITERS                                     CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
------------                                     ------------    ------------    ------------    ------------
NationsBanc Montgomery.........................  $                          $               $               $
[Other Underwriter]............................  $                          $               $               $
          Totals...............................  $                          $               $               $

     Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A and Class B-1 Certificates offered hereby if any of such Certificates are purchased. NationsBanc Montgomery is an affiliate of the Depositors.

     The Underwriters have advised the Representative and the Depositors that they propose to offer the Class A and Class B-1 Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Class A and Class B-1 Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A and Class B-1 Certificates for whom they act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A and Class B-1 Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A and Class B-1 Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

     This Prospectus Supplement and Prospectus may be used by NationsBanc Montgomery, to the extent required, in connection with market making transactions in the Class A and Class B-1 Certificates. NationsBanc Montgomery may act as principal or agent in such transaction.

     The Underwriting Agreement, together with a Representations Letter from the Originators and the Depositors to the Underwriters, provide that the Originators and the Depositors will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                SECONDARY MARKET

     There will not be any market for the Class A or Class B-1 Certificates prior to the issuance thereof. The Underwriters intend to act as market makers in the Class A and Class B-1 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market for the Class A or Class B-1 Certificates will develop or, if it does develop, that it will continue. Further, no application will be made to list the Class A or Class B-1 Certificates on any securities exchange. Accordingly, the liquidity of the Class A and Class B-1 Certificates may be limited. The primary source of information available to investors concerning the Class A and Class B-1 Certificates will be the monthly statements discussed in the Prospectus under "Description of the Securities -- Reports to Holders". There can be no assurance that any additional information regarding the Class A or Class B-1 Certificates will be available through any other source. In addition, the Depositors are not aware of any source through which price information about the Class A or Class B-1 Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A and Class B-1 Certificates may adversely affect the liquidity of the Class A and Class B-1 Certificates, even if a secondary market for the Class A or Class B-1 Certificates become available.

                                    RATINGS

     The Class A Certificates will be rated at their initial issuance      by
[Moody's] [S&P] [DCR] [Fitch]. The Class B-1 Certificates will be rated at their
initial issuance "   " by [Moody's] [S&P] [DCR] [Fitch].

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Class A Certificates or Class B-1 Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

     In addition to the legal opinions referred to in the Prospectus, certain legal matters relating to the Certificates will be passed upon for EquiCredit Corporation of America by [Cadwalader, Wickersham & Taft] [Hunton & Williams]; and for the Underwriters by [Cadwalader, Wickersham & Taft] [Hunton & Williams]. Certain federal income tax matters will be passed upon for the Originators and the Depositors by [Cadwalader, Wickersham & Taft] [Hunton & Williams].

             ======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE, ANY DEPOSITOR, ANY ORIGINATOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
               PROSPECTUS SUPPLEMENT
Summary of Terms............................    S-4
Risk Factors................................   S-14
Description of The Mortgage Pool............   S-15
Certain Yield and Prepayment
  Considerations............................   S-20
The Originators and the
  Servicer -- Origination, Foreclosure and
  Delinquency Experience....................   S-22
Description of the Certificates.............   S-25
The Trustee.................................   S-31
[Federal Income Tax Consequences]...........   S-32
[ERISA Considerations]......................   S-32
Legal Investment............................   S-32
Use of Proceeds.............................   S-32
Underwriting................................   S-33
Secondary Market............................   S-33
Ratings.....................................   S-34
Legal Matters...............................   S-34
Appendix A..................................    A-1
[Appendix B]................................   [B-1]
                    PROSPECTUS
Available Information.......................      3
Reports to Holders..........................      3
Incorporation of Certain Documents by
  Reference.................................      3
Summary of Prospectus.......................      7
Risk Factors................................     17
Description of the Mortgage Pools...........     24
Certain Yield and Prepayment
  Considerations............................     28
The Trusts..................................     32
The Depositors, the Servicers, the
  Representatives and the Originators.......     33
Description of the Securities...............     45
Certain Legal Aspects of the Mortgage
  Loans.....................................     67
Certain Federal Income Tax Consequences.....     78
Certain State Tax Consequences..............     96
ERISA Considerations........................     96
Legal Investment............................    100
Use of Proceeds.............................    100
Plan of Distribution........................    100
Ratings.....................................    101
Legal Matters...............................    101
Index of Principal Definitions..............    102

                            ------------------------

    UNTIL            , 199 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================
             ======================================================
                             EQUICREDIT HOME EQUITY
                                 LOAN TRUST 199

                             EQUICREDIT HOME EQUITY
                               LOAN ASSET BACKED
                            CERTIFICATES, SERIES 199

                                $
                            CLASS A-1 CERTIFICATES,
                                % PASS-THROUGH RATE

                                $
                            CLASS A-2 CERTIFICATES,
                                % PASS-THROUGH RATE

                                $
                            CLASS A-3 CERTIFICATES,
                                % PASS-THROUGH RATE

                                $
                            CLASS B-1 CERTIFICATES,
                                % PASS-THROUGH RATE

                                EQCC RECEIVABLES
                                  CORPORATION

                               EQCC ASSET BACKED
                                  CORPORATION
                                   DEPOSITORS

                             EQUICREDIT CORPORATION
                                   OF AMERICA
                                    SERVICER

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                              [OTHER UNDERWRITER]
             ======================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 9, 1998


                                   PROSPECTUS

                          EQCC RECEIVABLES CORPORATION
                         EQCC ASSET BACKED CORPORATION
                                   DEPOSITORS

                       EQUICREDIT CORPORATION OF AMERICA
                                    SERVICER

                 EQCC HOME EQUITY LOAN ASSET BACKED SECURITIES
                   EQUICREDIT FUNDING ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                            ------------------------

     The EQCC Home Equity Loan Asset Backed Securities and EquiCredit Funding Asset Backed Securities (collectively, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") may be sold from time to time in series (each, a "Series") as described in the related Prospectus Supplement. Each Series of Securities will be issued by a separate trust (each, a "Trust").

     The assets of each Trust will consist primarily of (i) a pool (a "Mortgage Pool") of mortgage loans (each, a "Mortgage Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or junior lien on one- to four-family dwellings, units in planned unit developments, units in condominium developments, units in cooperatives or manufactured housing units (each, a "Mortgaged Property") to be transferred to such Trust by the Depositors and originated or purchased and re-underwritten by EquiCredit Corporation of America ("EquiCredit", or the "Representative") or by EquiCredit Corporation/Ala. & Miss., California/EquiCredit Corporation, EquiCredit Corporation of In., EquiCredit Corporation of Pa. or EquiCredit Corporation of SC (each, an "Originator"), (ii) all monies received on the Mortgage Loans on and after the related Cut-off Date (as defined herein) (unless otherwise specified in the related Prospectus Supplement, other than the Representative's Yield, as described herein, and amounts received on and after the related Cut-off Date (defined herein) in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), and (iii) certain other property. The Mortgage Loans will be serviced by EquiCredit (in its capacity as servicer, the "Servicer"). The Mortgage Loans and other assets of each Trust as described herein and in the related Prospectus Supplement will be held for the benefit of the holders of the related Series of Securities.

                                                   (continues on following page)

     NONE OF THE SECURITIES OF ANY SERIES WILL REPRESENT AN INTEREST IN OR OBLIGATION OF THE REPRESENTATIVE, THE DEPOSITORS, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES. NONE OF THE SECURITIES OF ANY SERIES OR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE REPRESENTATIVE, EITHER DEPOSITOR OR ANY OF THEIR AFFILIATES.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK
FACTORS" BEGINNING ON PAGE    OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS
SUPPLEMENT.

            The date of this Prospectus is                  , 199 .

(continuation of cover page)

     Each Series of Securities may be issuable in one or more classes (each, a "Class"). The Securities of any Class may represent beneficial ownership interests in the Mortgage Loans held by the related Trust or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Securities entitled to principal distributions and disproportionate, nominal or no interest distributions, or to interest distributions and disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of a Series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A Series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both.

     If specified in the related Prospectus Supplement, one or more Classes of Securities of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If specified in the related Prospectus Supplement, the Mortgage Loans underlying a Series of Securities may be insured under one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or similar credit enhancement. In addition to or in lieu of any or all of the foregoing, credit enhancement with respect to one or more Classes of Securities of a Series may be provided through subordination. See "Description of the Securities -- Description of Credit Enhancement" herein.

     The yield on each Class of Securities of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Loans in the related Trust and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Offers of the Securities of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no secondary market for the Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Class of Securities of any Series will develop or, if one does develop, that it will continue. None of the Securities will be listed on any securities exchange.

     If so specified in the related Prospectus Supplement, one or more elections may be made to treat the related Trust or a designated portion of the assets of the related Trust as a "real estate mortgage investment conduit" or a "financial asset securitization investment trust" for federal income tax purposes. For a description of certain tax consequences of owning the Securities, including, without limitation, original issue discount, see "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Depositors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Depositors may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                               REPORTS TO HOLDERS

     Periodic reports concerning the assets of each Trust are required to be forwarded to holders of the Securities of the related Series. See "Description of the Securities -- Reports to Holders" herein. Any reports forwarded to holders will not contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Depositors pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositors will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to Michael E. Franz, Vice President and Treasurer, EQCC Receivables Corporation and EQCC Asset Backed Corporation, 10401 Deerwood Park Blvd., Jacksonville, Florida 32256, (904) 987-5000.

                                   PROSPECTUS
                               TABLE OF CONTENTS

Available Information.......................................    3
Reports to Holders..........................................    3
Incorporation of Certain Documents By Reference.............    3
Summary of Prospectus.......................................    7
Risk Factors................................................   17
  Securities................................................   17
  Risks of the Mortgage Loans...............................   19
  The Status of the Mortgage Loans in the Event of
     Bankruptcy of an Originator............................   22
  Increased Risk of Loss as a Result of Subordination of the
     Subordinated Securities; Effect of Losses on the
     Mortgage Loans.........................................   23
  Limitations on Interest Payments and Foreclosures.........   23
  Original Issue Discount...................................   24
  Special Federal Tax Considerations Regarding REMIC
     Residual Certificates and FASIT Securities.............   24
Description of the Mortgage Pools...........................   24
  General...................................................   24
  Payments on the Mortgage Loans............................   26
Certain Yield and Prepayment Considerations.................   28
  General...................................................   28
  Securities Interest Rate..................................   28
  Timing of Payment of Interest.............................   28
  Payments of Principal; Prepayments........................   29
  Other Factors Affecting Weighted Average Life.............   29
     Type of Mortgage Loan..................................   29
     Termination............................................   31
     Defaults...............................................   31
     Foreclosures...........................................   31
     Refinancing............................................   31
     Due-on-Sale Clauses....................................   32
     Special Payments.......................................   32
     Prefunding Accounts....................................   32
The Trusts..................................................   32
The Depositors, The Servicer, The Representative and the
  Originators...............................................   33
  General...................................................   33
  Loan Origination History..................................   33
  General Loan Underwriting.................................   34
  Income Verification.......................................   34
  Appraisals; Title Companies and Closing Agents............   35
  Specific Underwriting Criteria; Underwriting Programs.....   36
  Summaries of the Underwriting Programs....................   36
     Class A+...............................................   36
     Class A................................................   38
     Class B+...............................................   38
     Class B................................................   39
     Class C+...............................................   40
     Class C................................................   40
     Class D................................................   41
  Monthly Income............................................   42
  Balloon Mortgage Loans....................................   42
  Certain Calculations Relating to Combined Loan-To-Value
     Ratios.................................................   42

  Quality Control Audit Procedures..........................   42
  Collection Procedures.....................................   43
  Delinquency and Loss Experience...........................   44
  Outstanding Real Estate Owned.............................   44
Description of the Securities...............................   45
  General...................................................   45
  Interest..................................................   46
  Principal.................................................   46
  Assignment of the Mortgage Loans..........................   47
  Representations and Warranties of the Originators and the
     Depositors.............................................   49
  Payments on the Mortgage Loans............................   51
  Advances from the Principal and Interest Account;
     Servicing Advances.....................................   52
  Distributions.............................................   53
  Special Payments..........................................   54
  Optional Disposition of Mortgage Loans....................   54
  Mandatory Disposition of Mortgage Loans...................   54
  Forward Commitments; Prefunding...........................   55
  Cash Flow Agreements......................................   55
  Reports to Holders........................................   56
  Description of Credit Enhancement.........................   57
  Payment of Certain Expenses...............................   60
  Servicing Compensation....................................   60
  Servicing Standards.......................................   60
  Use of Subservicers.......................................   62
  Servicing Certificates and Audits.........................   62
  Limitations on Liability of the Servicer and Its Agents...   63
  Removal and Resignation of Servicer.......................   63
  Registration and Transfer of the Securities...............   64
Certain Legal Aspects of the Mortgage Loans.................   67
  General...................................................   67
  Types of Mortgage Instruments.............................   68
  Interest in Real Property.................................   68
  Cooperative Loans.........................................   68
  Land Sale Contracts.......................................   69
  Foreclosure...............................................   70
     General................................................   70
     Judicial Foreclosure...................................   70
     Equitable Limitations on Enforceability of Certain
      Provisions............................................   70
     Non-Judicial Foreclosure/Power of Sale.................   71
     Public Sale............................................   71
     Cooperative Loans......................................   72
  Junior Mortgages..........................................   73
  Rights of Redemption......................................   73
  Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................   74
  Enforceability of Certain Provisions......................   75
  "Due-on-Sale" Clauses.....................................   75
  Subordinate Financing.....................................   76
  Applicability of Usury Laws...............................   76
  Environmental Considerations..............................   76
  Soldiers' and Sailors' Relief Act of 1940.................   78
  Forfeitures in Drug and RICO Proceedings..................   78

Certain Federal Income Tax Consequences.....................   78
  General...................................................   78
Federal Income Tax Consequences for REMIC Certificates......   79
     REMIC Elections........................................   79
     Status of REMIC Certificates...........................   79
     Tiered REMIC Structures................................   80
     Regular Certificates...................................   80
     Taxation of Residual Certificates......................   84
     Residual Certificates Transferred to or Held by
      Disqualified Organizations............................   88
     Mark to Market Regulations.............................   89
     Other Matters Relating to REMIC Certificates...........   89
  Federal Income Tax Consequences for Notes and Certificates
     as to Which No REMIC Election is Made..................   92
     Certificates and Notes.................................   92
     Taxation of the Notes..................................   92
     Taxation of the Certificates...........................   92
     Partnership Taxation...................................   92
     Formation of the Trust; Code Section 708 Termination...   93
     Partnership Income and Allocations.....................   93
     Premium/Discount.......................................   94
     Disposition of Certificates............................   94
     Allocations Between Transferors and Transferees........   94
     Section 731 Distributions..............................   95
     Transferees of Certificates/Section 754 Election.......   95
     Administrative Matters.................................   95
     Foreign Certificateholders.............................   96
     Backup Withholding.....................................   96
Certain State Tax Consequences..............................   96
ERISA Considerations........................................   96
Legal Investments...........................................  100
Use of Proceeds.............................................  100
Plan of Distribution........................................  100
Ratings.....................................................  101
Legal Matters...............................................  101
Index of Principal Definitions..............................  102

                             SUMMARY OF PROSPECTUS

     The following Summary of Prospectus is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Summary of Prospectus shall have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Principal Definitions included
in this Prospectus beginning on page   sets forth the pages on which the
definitions of certain principal terms appear.

DEPOSITORS.................  EQCC Receivables Corporation, a corporation organized under the laws of the State of Delaware, and EQCC Asset Backed Corporation, a corporation organized under the laws of the State of Delaware (together, the "Depositors"). All of the outstanding common stock of each of the Depositors is owned by one or more of the Originators (defined below). See "The Depositors, the Servicer, the Representative and the Originators" herein.

ISSUER.....................  With respect to each Series of Securities, a trust entitled "EQCC Home Equity Loan Trust" or
                             "EquiCredit Funding Trust," as specified in the related Prospectus Supplement (the "Trust" or the "Issuer"), with an additional designation to indicate the Series of Securities to which it relates. The Mortgage Loans related to an EquiCredit Funding Trust will consist primarily of loans purchased and re-underwritten by one or more of the Originators. Each Trust will be either a trust formed pursuant to a Pooling and Servicing Agreement among the Depositors, the Servicer (defined herein) and the trustee named therein (the "Trustee") or a business trust formed pursuant to a Trust Agreement between the Depositors and a Trustee (the "Owner Trustee"), as set forth in the related Prospectus Supplement.

REPRESENTATIVE AND
  ORIGINATORS..............  EquiCredit Corporation of America, a corporation organized under the laws of the State of Delaware ("EquiCredit", the "Representative" and an "Originator"), and EquiCredit Corporation of Ala./Miss., a corporation organized under the laws of the State of Florida, California/EquiCredit Corporation, a corporation organized under the laws of the State of California, EquiCredit Corporation of In., a corporation organized under the laws of the State of Indiana, EquiCredit Corporation of Pa., a corporation organized under the laws of the Commonwealth of Pennsylvania, and EquiCredit Corporation of SC, a corporation organized under the laws of the State of South Carolina, each of which is a wholly-owned subsidiary of the Representative (each, an "Originator"). See "The Depositors, the Servicer, the Representative and the Originators" herein.

SERVICER...................  EquiCredit (in its capacity as servicer, the
                             "Servicer"). See "The Depositors, the Servicer, the Representative and the Originators" herein.

TRUSTEE....................  The entity or entities named as trustee in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, a Series of Securities including one or more Classes of Notes and one or more Classes of Certificates may include a trustee for the Notes (the "Indenture Trustee") and a trustee for the certificates (the "Owner Trustee"). Unless otherwise indicated references herein to "Trustee" shall include any Indenture Trustee.

CUT-OFF DATE...............  The date specified in the related Prospectus
                             Supplement on and after which payments due or received on the related Mortgage Loans, as specified in the related Prospectus Supplement, are transferred to the related Trust and available for payment to the holders of the related Securities (each, a "Cut-off Date").

CLOSING DATE...............  The date on which the Securities of any Series are initially issued (each, a "Closing Date") as specified in the related Prospectus Supplement.

DESCRIPTION OF
SECURITIES.................  The Securities of each Series may be issued in one or more classes (each, a "Class") and will represent either beneficial interests in or debt secured by a segregated pool (each, a "Mortgage Pool") of mortgage loans (the "Mortgage Loans") originated or purchased and re-underwritten by the Originators and transferred by the Originators to the Depositors pursuant to a Transfer Agreement (each, a "Transfer Agreement"), and by the Depositors to the related Trust, and certain other property. See "The Trust Assets".

                             A Series of Securities may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Security may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Securities of a Series entitled to payments of interest may receive interest at a specified rate (a "Securities Interest Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average interest rate on the underlying Mortgage Loans or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Securities upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the happening of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Certificates entitled to payments derived from a specified group or groups of Mortgage Loans held by the related Trust. The rights of one or more Classes of Securities may be senior or subordinate to the rights of one or more of the other Classes of Securities. A Series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

PAYMENT DATE...............  The monthly, quarterly or other periodic date specified in the related Prospectus Supplement on which payments will be made to holders of Securities. (each, a "Payment Date").

MONTHLY DEPOSIT DATE.......  If so specified in the related Prospectus
                             Supplement with respect to a Series of Securities having Payment Dates occurring less frequently than monthly, the day of each month other than a month in which a Payment Date occurs (each, a "Monthly Deposit Date") specified in the related Prospectus Supplement on which certain deposits and transfers will be made.

DETERMINATION DATE.........  The day of the month in which the related Monthly
                             Deposit Date or Payment Date occurs (each, a
                             "Determination Date") specified in the related Prospectus Supplement.

RECORD DATE................  The calendar day (each, a "Record Date") specified in the related Prospectus Supplement.

INTEREST...................  Unless otherwise specified in the related
                             Prospectus Supplement, interest on each Class of Securities of a Series (other than a Class of Securities entitled to receive only principal) will accrue during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Securities Interest Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Securities at the applicable Securities Interest Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Securities ("Accrual Securities") on which interest is to accrue and not be paid until the principal of certain other Classes has been paid in full or until the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Securities will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Securities Interest Rate. Payments of interest with respect to any Class of Securities entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Securities) with respect to any Series of Securities or one or more Classes of Securities of such Series, may be reduced to the extent of interest shortfalls not covered by Advances (defined herein) or by any applicable credit enhancement.

PRINCIPAL..................  On each Payment Date, commencing with the Payment
                             Date specified in the related Prospectus
                             Supplement, principal with respect to the related Mortgage Loans during the period specified in the related Prospectus Supplement (each such period, a "Due Period") will be paid to holders of the Securities of the related Series (other than a Class of Securities of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Mortgage Loans during the related Due Period, (ii) any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Due Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses (such net proceeds, "Insurance Proceeds"),
                             (B) proceeds received in connection with the liquidation of any defaulted Mortgage Loans ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Depositors (which are limited to amounts paid by the Representative or an Originator pursuant to the related Transfer Agreement, unless otherwise specified in the related Prospectus Supplement) in connection with the purchase of or substitution for a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in such Transfer Agreement and assigned to the related Trust under the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through (v), less the amount of Special Payments (defined herein), if any, paid to the holders of the Securities on any Special Payment Date (defined herein) occurring in the related Accrual Period, the "Basic Principal Amount"). Payments of principal with respect to a Series of Securities or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by advances or any applicable credit enhancement.

DENOMINATIONS..............  Each Class of Securities of a Series will be issued in the minimum denominations set forth in the related Prospectus Supplement. Each Security will represent a percentage interest (a "Percentage Interest") in the Securities of the related Class determined by dividing the original dollar amount (or Notional Principal Amount, in the case of Securities entitled to interest only and assigned a Notional Principal Amount) represented by such Security by the original aggregate principal balance (or original aggregate Notional Principal Amount, if applicable).

REGISTRATION OF THE
  SECURITIES...............  Each or any Class of Securities of a Series may be
                             issued in definitive form ("Definitive Securities") or may initially be held through The Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), in Europe ("Book-Entry Securities"). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and parties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries (collectively, the "Depositaries") of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Book-Entry Securities will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. The interests of owners of the Book-Entry Securities will be represented by book entries on the records of DTC and its participating organizations. Certificates representing Book-Entry Securities will be issued as Defini-tive Securities only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to the Book-Entry Securities, all references herein to "holders" shall reflect the rights of owners of the Book-Entry Securities as they may indirectly exercise such rights through DTC, CEDEL, Euroclear and their participating organizations, except as otherwise specified herein. See "Risk Factors" and "Description of the Securities -- Registration of the Securities" herein.

THE TRUST PROPERTY.........  Each Class of Securities of a Series will represent an interest in or debt secured by primarily (i) a segregated pool (the "Mortgage Pool") of fixed- or adjustable-rate mortgage loans (including fully amortizing mortgage loans, balloon mortgage loans and/or revolving home equity loans or certain balances thereof) originated by the Originators and evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first lien or a junior lien on one- to four-family dwellings, units in condominium developments, units in planned unit developments, units in cooperatives and manufactured housing units (each, a "Mortgaged Property"), with the aggregate principal balance as of the Cut-off Date specified in the related Prospectus Supplement, after giving effect to payments received prior to the Cut-off Date (the "Original Pool Principal Balance"), (ii) all monies received with respect to the Mortgage Loans on and after the Cut-off Date (other than the Representative's Yield, as defined below, and amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), (iii) certain rights of the Depositors under the related Transfer Agreement, and (iv) certain other property. See "Description of the Mortgage Pools." One or more Classes of Securities of any Series may, if so specified in the related Prospectus Supplement, have the benefit of one or more of a spread account, reserve fund, financial guaranty insurance policy, letter of credit, cash collateral account, overcollateralization, subordination or other credit enhancement as described herein under "Description of the Securities -- Description of Credit Enhancement".

                             The Prospectus Supplement for each Series of
                             Securities will specify certain information with respect to the related Mortgage Pool including, without limitation, the number of Mortgage Loans in the Mortgage Pool, the Original Pool Principal Balance, the respective percentages of the Mortgage Loans which are secured by first Mortgages, second Mortgages and more junior Mortgages, the minimum and maximum outstanding principal balances of the Mortgage Loans, the weighted average of the annual rates of interest of the Mortgage Loans (each such annual rate of interest hereinafter referred to as the "Mortgage Interest Rate") and, if the Mortgage Loans bear interest at adjustable interest rates, the applicable Index (as defined herein), the maximum and minimum Gross Margins (as defined herein) and the weighted average Gross Margin, the minimum and maximum Mortgage Interest Rates, the weighted average original term to maturity, the weighted average remaining term to maturity, the minimum and maximum remaining terms to maturity and the range of origination dates. If so specified in the related Prospectus Supplement, such information may be approximate, based on the expected Mortgage Pool, in which case the final information, to the extent of any variances, will be contained in the Current Report on Form 8-K referred to below. See "Description of the Mortgage Pools -- General" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement.

                             A Current Report on Form 8-K will be available to purchasers or underwriters of the related Series of Securities and will generally be filed, together with the related primary documents, with the Securities and Exchange Commission within fifteen days after the related Closing Date.

OPTIONAL TERMINATION.......  The Servicer, the Depositors or the holders of the
                             Class of Securities specified in the related
                             Prospectus Supplement may cause the Issuer to sell all of the Mortgage Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, the proceeds of which will be applied to retire the related Securities. See "Description of the
                             Securities -- Optional Disposition of Mortgage Loans" herein.

MANDATORY TERMINATION......  If so specified in the related Prospectus
                             Supplement, the Trustee, the Servicer or such other entities as may be specified in such Prospectus Supplement, may be required to effect early retirement of a Series of Securities by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances and in the manner specified under "Description of the Securities -- Mandatory Disposition of Mortgage Loans" herein and in the related Prospectus Supplement.

SPECIAL PAYMENTS...........  One or more Classes of a Series of Securities may be subject to special redemption or distributions in part on the dates and under the circumstances described herein and in the related Prospectus Supplement.

YIELD AND PREPAYMENT
  CONSIDERATIONS...........  The yield on each Class of Securities of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Loans in the related Trust and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. The Prospectus Supplement for a Series may specify certain yield calculations, based upon an assumed rate or range of prepayment assumptions on the related Mortgage Loans, for Classes receiving disproportionate allocations of principal and interest. A higher level of principal prepayments on the related Mortgage Loans than anticipated is likely to have an adverse effect on the yield on any Class of Securities that is purchased at a premium and a lower level of principal prepayments on the related Mortgage Loans is likely to have an adverse effect on the yield on any Class of Securities that is purchased at a discount from its principal amount. It is possible under certain circumstances that holders of Securities purchased at a premium (including Securities entitled to receive interest only) could suffer a lower than anticipated yield or could fail to recoup fully their initial investment. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

TRANSFER AND SERVICING.....  Under the Transfer Agreement with respect to a
                             Series of Securities, each Depositor will acquire the related Mortgage Loans from certain of the Originators and, under the related Pooling and Servicing Agreement, each Depositor will transfer the Mortgage Loans to the related Trust. In addition, the Servicer will agree to service the Mortgage Loans.

FORWARD COMMITMENTS;
  PREFUNDING...............  If so specified in the related Prospectus
                             Supplement, a portion of the proceeds of the sale of one or more Classes of Securities of a Series may be deposited in a segregated account (a "Prefunding Account") or all or a portion of the payments on the Mortgage Loans may be set aside, to be applied to acquire additional Mortgage Loans from the Depositors at the times and meeting the requirements set forth in the related Pooling and Servicing Agreement or other agreement with the Depositors. Unless otherwise specified in the related Prospectus Supplement, monies on deposit in the Prefunding Account or otherwise set aside to fund such transfer and not applied to acquire such additional Mortgage Loans within the time set forth in the related Pooling and Servicing Agreement or other applicable agreement will be treated as a principal prepayment and applied in the manner described in the related Prospectus Supplement. See "Description of the Securities -- Forward Commitments; Prefunding" herein.

CREDIT ENHANCEMENT.........  If so specified in the related Prospectus
                             Supplement, credit enhancement may be provided by any one or a combination of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other type of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the underlying Mortgage Loans. Credit support may also be provided by subordination. The amount of any credit enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of the Securities -- Description of Credit Enhancement" herein.

ADVANCES FROM THE PRINCIPAL
AND INTEREST ACCOUNT.......  If so specified in the related Prospectus
                             Supplement, the Servicer will be required to withdraw from the Principal and Interest Account amounts on deposit therein and held for future distribution to make advances (each, an "Advance") in respect of interest on the Mortgage Loans accrued but uncollected as of the end of the related Monthly Period (net of the Servicing Fee). Unless otherwise specified in the related Prospectus Supplement, the Servicer will not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise. See "Description of the Securities -- Advances from the Principal and Interest Account; Servicing Advances" herein.

SERVICING FEE..............  The Servicer will be entitled to receive a fee for its servicing duties in the amount specified in the related Prospectus Supplement (the "Servicing Fee"), payable monthly from the interest portion of monthly payments on the related Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds and certain other sources as provided in the related Pooling and Servicing Agreement.

REPRESENTATIVE'S YIELD.....  Unless otherwise specified in the related
                             Prospectus Supplement, the Representative will be entitled to receive an amount (the "Representative's Yield") equal to the sum of (A) all prepayment penalties and premiums collected by the Servicer with respect to any Mortgage Loan and (B) any sum or other finance charge payable by the Mortgagor on a prepaid Rule of 78s Mortgage Loan (as defined herein) that is in excess of (i) the Curtailment or Principal Prepayment (as the case may be) on the related Mortgage Loan, together with accrued and unpaid interest thereon at the Mortgage Interest Rate, plus (ii) servicing compensation exclusive of Servicing Fees. The Representative's Yield will be retained and will be freely transferable by the Representative and will not constitute a portion of the assets of the related Trust.

RATINGS....................  It is a condition to the issuance of each Series of
                             Securities that each Class of the Securities of such Series be rated by one or more of Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") Standard & Poor's ("S&P") and Fitch IBCA, Inc. ("Fitch" and each of Fitch, Moody's, DCR and S&P, a "Rating Agency") in one of their four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to any Class of Securities upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Securities of a Series is revised or withdrawn, the liquidity of such Class of Securities may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk Factors -- Securities -- Limited Nature of Ratings," "-- Lowering of Rating on Securities" and "Ratings" herein.

CERTAIN LEGAL ASPECTS OF
  THE MORTGAGE LOANS.......  The Mortgage Loans relating to a Series of
                             Securities may be secured by second or more junior Mortgages which are subordinate to one or more mortgage liens on the related Mortgaged Property prior to the lien of such Mortgage Loan (such senior lien, if any, a "Senior Lien"). A primary risk with respect to a junior Mortgage is that funds received in connection with the foreclosure thereof will not be sufficient to satisfy fully both the Senior Lien and the junior Mortgage. See "Risk Factors" and "Certain Legal Aspects of the Mortgage Loans" herein.

TAX STATUS OF THE
  SECURITIES...............  If an election is made to treat the Trust or one or more segregated pools of assets comprising the Trust relating to a Series of Securities as a "real estate mortgage investment conduit (a "REMIC"), the Securities will constitute "regular interests" in a REMIC or "residual interests" in a REMIC, as specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

                             If an election is made to treat the Trust or one or more segregated pools of assets comprising the Trust as a "financial asset securitization investment trust" (a "FASIT"), the Securities will constitute "regular interests" in a FASIT or the "ownership interest" in a FASIT as specified in the related Prospectus Supplement. If a FASIT election is made, the federal income tax consequences of such election will be discussed in the related Prospectus Supplement. No such discussion is included herein.

                             If an election is not made to treat the Trust as a REMIC or a FASIT, (i) the Trust will not be treated as an association or publicly traded partnership taxable as a corporation and (ii) the Securities to be treated as debt (if any) will be treated as debt. The Depositors, the Representative, their affiliates and the Servicer will have agreed, and by the purchase of Securities, the holders of the Securities will agree, to treat the Trust as a partnership (the "Partnership") for purposes of federal and state income taxes, with the partners of the Partnership being the holders of the designated Classes of Securities and the Securities to be treated as debt being debt of the Partnership. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                             Any such Securities representing debt of the Partnership will not be treated as assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986 (the "Code"), and probably will not be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Income derived from such Securities treated as debt probably will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. For any holder of a Security representing a partnership interest in the "Partnership," which holder is a "real estate investment trust" within the meaning of section 856 of the Code, such Securities will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. However, no comparable authority exists that would allow a thrift institution that is such a holder to treat such Securities as assets described in section 7701(a)(19)(C) of the Code. If any Class of such Securities were treated as indebtedness rather than an interest in a partnership, such Securities would not be treated as described in section 7701(a)(19)(C) of the Code and probably would not be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, in that case, income derived from such Securities probably would not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS.......  A fiduciary or other person investing "plan assets"
                             of any employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any Class of Securities could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. Certain Classes of Securities may not be permitted to be acquired by any employee benefit or other plan subject to ERISA or Section 4975 of the Code, as specified in the related Prospectus Supplement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT...........  Unless otherwise specified in the related
                             Prospectus Supplement, no Class of Securities will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the related Mortgage Pool will include Mortgage Loans that are secured by second or more junior mortgages. Investors should consult their own legal advisers in determining whether and to what extent the Securities constitute legal investments for such investors.

                             See "Legal Investment" herein and in the related Prospectus Supplement.

USE OF PROCEEDS............  Substantially all of the net proceeds to be received from each sale of Securities will be received, directly or indirectly, by the Depositors. The Depositors will apply such proceeds to the purchase of the related Mortgage Loans from the Originators.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of Securities:

SECURITIES

     Limited Liquidity. There is no assurance that a secondary market for any of the Securities will develop or, if one does develop, that it will provide the holders with liquidity of investment or that it will continue for the life of such Securities. None of the Securities will be listed on any securities exchange.

     Issuance of any of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. See "Description of the Securities -- Registration of the Securities" herein.

     Limited Nature of Ratings. It is a condition to the issuance of the Securities that each Class of Offered Securities be rated in one of the four highest rating categories by one or more of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's ("S&P"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch"; and each of Moody's, S&P, DCR and Fitch, a "Rating Agency"). See "Ratings" herein. Any rating assigned by a Rating Agency to a Class of Securities of any Series will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such Class will receive payments to which such holders are entitled under the related Pooling and Servicing Agreement or Indenture. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loan will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the Series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     Lowering of Rating on Securities. The rating of any Series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. The lowering of a rating on a Series or Class of Securities may adversely affect the market value of such Securities and the liquidity of such Securities. None of the Depositors, the Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any Series of Securities.

     Difficulty in Pledging. Because transactions in Securities of a Series in book-entry form can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of the beneficial owner thereof to pledge such Securities to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing such Securities. See "Description of the Securities -- Registration of the Securities" herein.

     Potential Delays in Receipt of Payments. Owners of Securities issued in book-entry form may experience some delay in their receipt of payments of interest and principal on the Securities because such payments will be forwarded to DTC and DTC will credit such payments to the accounts of its Participants which will thereafter credit them to the accounts of Owners either directly or indirectly through Indirect Participants. See "Description of the Securities -- Registration and Transfer of the Securities" herein.

     Limited Obligations. No Class of Securities of any Series will represent an interest in or obligation of the Depositors, the Representative, any Originator, the Servicer or any of their affiliates. The only obligations of the foregoing entities with respect to any of the Securities or the related Mortgage Loans will be the Servicer's servicing obligations under the Pooling and Servicing Agreement and the obligations of the Depositors to purchase, or substitute substantially similar mortgage loans for, or cause the Originators to purchase or substitute, any Mortgage Loans as to which there is defective documentation or a breach of certain representations and warranties in the Pooling and Servicing Agreement and Transfer Agreement, respectively. Neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositors, the Representative, any Originator, the Servicer or any of their affiliates.

     ERISA Considerations. An investment in a Class of Securities of any Series by Plans may give rise to a prohibited transaction under ERISA section 406 and be subject to tax under Code section 4975 unless a statutory or administrative exemption is available. Accordingly, fiduciaries of any employee benefit plan or other retirement arrangement should consult their counsel before purchasing any Class of Securities. Certain Classes of Securities will not be eligible for purchase by Plans. See "ERISA Considerations" herein and in the related Prospectus Supplement.

     Limitations, Reduction and Substitution of Credit Enhancement. Credit enhancement may be provided with respect to one or more Classes of Securities of a Series to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement may be provided by one or more forms, including but not limited to subordination of one or more Classes of Securities of such Series, letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other type of credit enhancement. The coverage of any credit enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of the Securities -- Description of Credit Enhancement" herein.

     A Series of Securities may include one or more Classes of Subordinated Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Securities of a Series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit enhancement may be reached before the principal of the lower priority classes of Securities of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Loans may fall primarily upon those Classes of Securities having a lower priority of payment. Moreover, if a form of credit enhancement covers more than one Series of Securities (each, a "Covered Trust") holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such credit enhancement will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable credit enhancement supporting one or more Classes of Offered Securities, including the subordination of one or more Classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels. See "-- Securities -- Limited Nature of Ratings" and "Description of the Securities -- Description of Credit Enhancement."

     Yield and Prepayment Considerations. Prepayments (including those caused by defaults) on the Mortgage Loans in any Trust generally will result in a faster rate of principal payments on one or more Classes of the related Securities than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rate borne by the Mortgage Loans underlying or comprising the Mortgage Loans in any Trust. As a result, the actual maturity of any Class of Securities evidencing an interest in or an obligation of a Trust could occur significantly earlier than expected. Conversely, if prevailing interest rates rise significantly above the applicable Mortgage Interest Rates, principal prepayments are likely to be lower than if prevailing rates remain at or below the rates borne by the Mortgage Loans underlying or comprising the Mortgage Loans in any Trust and the maturity of any Class of Securities evidencing an interest in or an obligation of such Trust could occur significantly later than expected. In addition, the yield to investors may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by credit enhancement or some other mechanism specified in the applicable Prospectus Supplement.

     A Series of Securities may include one or more Classes of Securities with priorities of payment and, as a result, yields on other Classes of Securities, including Classes of Offered Securities, of such Series may be more sensitive to prepayments on the Mortgage Loans. A Series of Securities may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on the related Mortgage Loans and, where the amount of interest payable with respect to a Class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Securities may include one or more Classes of Securities, including Classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Securities Interest Rate, changes in such rate.

RISKS OF THE MORTGAGE LOANS

     Increased Risk of Delinquencies and Foreclosures on Sub-prime Mortgage Loans. All or a portion of the Mortgage Loans may consist of mortgage loans underwritten in accordance with the underwriting for "Sub-prime Mortgage Loans." A Sub-prime Mortgage Loan is a mortgage loan that is ineligible for purchase by Fannie Mae ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. As a consequence, delinquencies and foreclosures may be expected to be more prevalent with respect to Sub-prime Mortgage Loans than with respect to mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines, and changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of Sub-prime Mortgage Loans than on mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

     General Economic Conditions. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a Mortgage Loan (a "Mortgagor"), it is possible that the holders of the related Securities could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan, thus delaying the amount received by the holders of the related Securities with respect to such Mortgage Loan. Moreover, if a bankruptcy court prevents the transfer of the related Mortgaged Property to the related Trust, any remaining balance on such Mortgage Loan may not be recoverable. See "The Depositors, the Servicer, the Representative and the Originators -- Delinquency and Loss Experience" herein and "The Originators and the Servicer -- Origination, Foreclosure and Delinquency Experience" in the related Prospectus Supplement for information regarding the rates of delinquency and net losses experienced on the mortgage loans included in the servicing portfolio of EquiCredit Corporation of America (together with its wholly-owned subsidiaries, including the other Originators, the "Company").

     Real Estate Market Conditions. An investment in securities such as the Offered Securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, together with loans secured by Senior Liens (defined below), if any, on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In recent years, the Company has experienced higher net losses on the mortgage loans included in the Company's servicing portfolio. This trend may have resulted in part from the effect of real estate market conditions on the value of the mortgaged properties securing such mortgage loans, although no statistics are available with respect to the extent of such effect. See "The Depositors, the Servicer, the Representative and the Originators -- Delinquency and Loss Experience" herein and "The Originators and the Servicer -- Origination, Foreclosure and Delinquency Experience" in the related Prospectus Supplement for further information regarding the rates of delinquency and net losses experienced on the mortgage loans included in the Company's servicing portfolio.

     Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans relating to any Series of Securities in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "Description of the Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans underlying the Securities of any Series.

     Nature of Security. Certain of the Mortgage Loans underlying the Securities of a Series may be secured by Mortgages junior or subordinate to one or more other mortgages ("Senior Liens"), and the related Senior Liens will not be included in the Mortgage Pool. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of Mortgage Loans secured by junior Mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Lien to satisfy fully both the Senior Lien and the Mortgage Loan. If a holder of the Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holder of the Senior Lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the related Trust as holder of the junior Mortgage receives any payments in respect of the Mortgage Loan. If the Servicer were to foreclose on any junior Mortgage Loan, it would do so subject to any related Senior Lien. The debt related to the Mortgage Loan would not be paid in full at such sale unless a bidder at the foreclosure sale of such Mortgage Loan bids an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Lien or purchases the Mortgaged Property subject to the Senior Lien. If such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy such loans in the aggregate, the related Trust, as the holder of the junior Mortgage, and, accordingly, holders of the Offered Securities would bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior Mortgage unless it forecloses subject to the Senior Lien. In servicing second Mortgages, it is generally the Servicer's practice to advance funds to keep the Senior Lien current in the event the mortgagor is in default thereunder until such time as the Servicer satisfies the Senior Lien by sale of the mortgaged property. The Servicer intends to advance such amounts in accordance with its normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that Mortgage Loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related Trust will have no source of funds to satisfy any Senior Lien or make payments due to any senior mortgagee. The junior Mortgages securing the Mortgage Loans are subject and subordinate to any Senior Liens affecting the related Mortgaged Property, including limitations and prohibitions which may be contained in such Senior Liens upon subordinate financing.

     Special Risks of Certain Mortgage Loans. Certain Mortgage Loans that may be included in the assets of a Trust may involve additional uncertainties not present in other types of loans. Certain of the Mortgage Loans may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such Mortgage Loans are generally qualified on the basis of the initial payment amount. In some instances, such a borrower's income may not be sufficient to enable them to pay the increased payment amounts and the likelihood of default may increase.

     Certain of the Mortgage Loans underlying a Series of Securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the Mortgagors under the Mortgage Loans underlying a Series of Securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular Series of Securities may not cover all losses related thereto. Prospective investors should consider the risk that the inclusion in a Trust of delinquent Mortgage Loans and Mortgage Loans with respect to which the Mortgagor is the subject of bankruptcy proceedings may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Securities of such Series. See "Description of the Mortgage Pools" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement.

     Delays in Liquidating Defaulted Mortgage Loans. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans underlying a Series of Securities, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the related Trust could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Due Period all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on Liquidated Mortgage Loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the related Trust. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure" and
"-- Rights of Redemption" herein.

     Likelihood of Disproportionate Liquidation Expenses. Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, Net Liquidation Proceeds on Liquidated Mortgage Loans may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

     Risk of Early Defaults. Certain of the Mortgage Loans underlying a Series of Securities may be recently originated as of the date of inclusion in the related Mortgage Pool. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

     Balloon Mortgage Loans. Certain of the Mortgage Loans underlying a Series of Securities may provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at the maturity of the Mortgage Loan that is greater than the preceding monthly payment ("Balloon Loans"). See "Description of the Mortgage Pools" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement. Because borrowers under Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. The ability of a Mortgagor on a Balloon Loan to repay the Mortgage Loan upon maturity frequently depends upon, among other things, the borrower's ability to refinance the Mortgage Loan, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the condition of the Mortgaged Property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by holders of the Offered Securities of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

     Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of the Representative, the Originators and the Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans" herein.

     The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience; and (iv) certain other laws and regulations.

     The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Equity Protection Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Equity Protection Act. The Equity Protection Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to its provisions. The Equity Protection Act also provides that any purchaser or assignee of a mortgage covered by the Equity Protection Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Equity Protection Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan. If the assets of the related Trust include Mortgage Loans subject to the Equity Protection Act, the Trust may be subject to all of the claims and defenses which the borrower could assert against the original lender. The Depositors are required to provide the Trustee, as assignee of such Mortgage Loans, with notice that such Mortgage Loans are subject to special rules under the Federal Truth in Lending Act and that the assignee could be liable for violations of such rules.

     Under environmental legislation and case law applicable in certain states, including the State of California, it is possible that liability for environmental hazards in respect of real property may be imposed on a holder of a mortgage note (such as the Trust) secured by real property. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations" herein.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF BANKRUPTCY OF AN ORIGINATOR

     The transactions contemplated hereby and by the related Prospectus Supplement will be structured such that the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") by the Depositors is unlikely and such filings by the Originators should not result in consolidation of the assets and liabilities of the Depositors with those of the Originators. These steps include the creation of the Depositors as separate, limited purpose subsidiaries, the certificates of incorporation of which contain limitations on the nature of the Depositors' business and restrictions on the ability of a Depositor to commence voluntary or involuntary cases or proceedings under the Insolvency Laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the Depositors would not result in a court concluding that the assets and liabilities of the Depositors should be consolidated with those of the Originators.

     Each Originator will transfer its related Mortgage Loans to either Depositor, and the Depositors will transfer the Mortgage Loans to the related Trust. The Originators will warrant in the related Transfer Agreement, and the Depositors will warrant in the related Pooling and Servicing Agreement, that the Originators or the Depositors, as the case may be, have taken and will take all actions that are required to perfect the Depositors' and the Trust's, as the case may be, ownership interests in the Mortgage Loans. If an Originator were to become a debtor in a bankruptcy case, a creditor or trustee (or the debtor itself) may take the position that the contribution or transfer of the Mortgage Loans by the Originator to its related Depositor should be characterized as a pledge of such Mortgage Loans to secure a borrowing of such debtor, with the result that such Depositor is deemed to be a creditor of such Originator, secured by a pledge of the applicable Mortgage Loans. If such an attempt were successful, delays in payments of collections on the Mortgage Loans could occur or reductions in the amount of such payments could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Depositors and liquidate the Mortgage Loans. With respect to a Trust as to which no REMIC or FASIT election is made and as to which a Class of Securities will be treated as debt of the Trust, if a Depositor were to become a debtor in a bankruptcy case, unless otherwise described in the related Prospectus Supplement, the Indenture Trustee will be directed to sell the assets of the Trust (other than the Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such sale will be treated as collections on the Mortgage Loans.

INCREASED RISK OF LOSS AS A RESULT OF SUBORDINATION OF THE SUBORDINATED SECURITIES; EFFECT OF LOSSES ON THE MORTGAGE LOANS.

     The rights of holders of Subordinated Securities to receive distributions to which they would otherwise be entitled with respect to the Mortgage Loans will be subordinate to the rights of the Servicer (to the extent of its Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods, and its reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses) and the holders of Senior Securities to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinated Securities. See "Description of the Securities -- General" and
"-- Description of Credit Enhancement -- Subordination."

     The yields on the Subordinated Securities may be extremely sensitive to the loss experience of the related Mortgage Loans and the timing of any such losses. If the actual rate and amount of losses experienced by the Mortgage Loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Subordinated Securities may be lower than anticipated.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans underlying a Series of Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940."

ORIGINAL ISSUE DISCOUNT

     Certain Classes of Securities of a Series may be treated as having been issued with original issue discount for federal income tax purposes. As a result, holders of such Securities will be required to include amounts in income without the receipt of cash corresponding to that income. See "Federal Income Tax Consequences -- Original Issue Discount" herein and, if applicable, in the related Prospectus Supplement.

SPECIAL FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES AND FASIT SECURITIES.

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates." Accordingly, under certain circumstances, holders of Securities that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of Residual Certificates should be aware that applicable regulations prevent the ability to mark-to-market Residual Interests. See "Certain Federal Income Tax
Consequences -- Federal Income Tax Consequences for REMIC Certificates." Special tax considerations relating to FASIT securities will be discussed in the related Prospectus Supplement.

                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     Each Mortgage Pool will consist of Mortgage Loans having the aggregate principal balance outstanding as of the related Cut-off Date, after giving effect to payments due or received prior to such date, specified in the related Prospectus Supplement (the "Original Pool Principal Balance"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of fixed- or adjustable-rate Mortgage Loans (including fully amortizing Mortgage Loans, Balloon Loans and/or revolving home equity loans or certain balances thereof) originated and underwritten by the Representative or by a wholly-owned subsidiary of the Representative or purchased and re-underwritten by the Representative or by a wholly-owned subsidiary of the Representative. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the related Mortgaged Property. The Mortgaged Properties may include one- to four-family dwellings, units in condominium developments, units in planned unit developments, shares of stock in cooperative housing corporations, manufactured housing units or long term residential leasehold interests. In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the Mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the Mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the Mortgagor.

     The related Prospectus Supplement will describe certain characteristics of the related Mortgage Loans, including without limitation (i) the range of dates of origination and the latest scheduled maturity date, (ii) the minimum remaining term to maturity, the weighted average original term to maturity and the weighted average remaining term to maturity, (iii) the range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate, (iv) in the case of Mortgage Loans with adjustable interest rates ("ARMs" or "Adjustable Rate Mortgages"), the weighted average outstanding current Mortgage Interest Rates, Gross Margins, Maximum Mortgage Rates and Minimum Mortgage Rates and Periodic Caps and Payment Caps, if any (as such terms are defined below under "-- Payments on the Mortgage Loans"), (v) the range of principal balances outstanding, the range of original principal balances and the weighted average outstanding principal balance, (vi) the percentages of Mortgage Loans secured by first Mortgages, second Mortgages and more junior Mortgages, respectively, (vii) the maximum Combined Loan-to-Value Ratio (as defined below) at origination (as defined below) and the weighted average Combined Loan-to-Value Ratio, (viii) the percentage of Mortgage Loans secured by fee simple interests in single-family dwelling units, attached or detached two- to four-family dwelling units, units in planned unit developments and condominiums, respectively, the percentage of Mortgage Loans secured by leasehold interests, the percentage of Mortgage Loans secured by manufactured housing units and the percentage of Mortgage Loans secured by units in cooperatives, (ix) the percentage of Mortgage Loans as to which the related Mortgagor represented at the time of origination that the related Mortgaged Property would be occupied by such Mortgagor as a primary or secondary residence, (x) certain summary information relating to the geographic concentration of the Mortgaged Properties securing the Mortgage Loans, (xi) the percentage of Mortgage Loans which are Balloon Loans and the dates after origination the balloon payment is due, and (xii) the percentage of Mortgage Loans which are Bankruptcy Mortgage Loans (as defined below), the percentage of Bankruptcy Loans which are 30 days or more contractually delinquent and the percentages of Mortgage Loans other than Bankruptcy Mortgage Loans which are 30 days and 60 days or more contractually delinquent, respectively. If so specified in the related Prospectus Supplement, such information may be approximate based on the expected characteristics of the Mortgage Liens to be included in the related Mortgage Pool and any significant variations therefrom provided on the related Current Report on Form 8-K, as described below.

     For purposes of the foregoing, the "Combined Loan-to-Value Ratio" of any Mortgage Loan is the ratio (expressed as a percentage) of (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus
(b) the outstanding balance of the Senior Lien, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of the Mortgage Loan and (b) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property. The Combined Loan-to-Value Ratios of the Mortgage Loans also reflect certain judgments of the Company's underwriters made at the time the Mortgage Loans were originated or acquired and certain other policies of the Company. See "The Depositors, the Servicer, the Representative and the Depositors -- Specific Underwriting Criteria -- Balloon Mortgage Loans" and "-- Certain Calculations Relating to Combined Loan-to-Value Ratios" herein.

     A Bankruptcy Mortgage Loan is a Mortgage Loan on which the related Mortgagor is making payments pursuant to a personal bankruptcy plan or proceeding (each, a "Bankruptcy Plan"). The entire principal balance and the right to receive interest accrued after the Cut-off Date with respect to each Bankruptcy Mortgage Loan will generally be included in the assets of the related Trust, while the right to interest accrued but unpaid prior to the related Cut-off Date under each Bankruptcy Mortgage Loan will generally be retained by the Originators. The Originators' right to collect interest accrued on a Bankruptcy Mortgage Loan prior to the date of the related Bankruptcy Plan filing will generally be subordinate to the related Trust's right to receive timely payments of principal and interest with respect to such Bankruptcy Mortgage Loan.

     In addition, the related Prospectus Supplement or, if so specified therein, the Current Report on Form 8-K to be filed within fifteen days after the delivery of a Series of Securities, will set forth in tabular form certain more detailed information relating to the characteristics of the related Mortgage Loans by number and outstanding principal balance and by percentage of the Mortgage Pool including, without limitation, the outstanding principal balances of the Mortgage Loans, the geographic distribution of the related Mortgaged Properties (by state), the Combined Loan-to-Value Ratios, the Mortgage Interest Rates, the remaining months to stated maturity and the number of months since origination, in each case (except for geographic distribution) within the ranges specified therein.

PAYMENTS ON THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, a substantial portion of the Mortgage Loans underlying a Series of Securities will provide for level monthly installments (except, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an "Actuarial Mortgage Loan"). No adjustment is made if a payment is made earlier or later than the due date, although the Mortgagor may be subject to a late payment penalty. If such Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The remainder of the Mortgage Loans will provide for payments that are allocated to principal and interest according to the daily simple interest method (a "Simple Interest Mortgage Loan") or the "sum of the digits" method, otherwise known as the "Rule of 78s" method (a "Rule of 78s Mortgage Loan"). Unless otherwise specified in the related Prospectus Supplement, no Mortgage Loan will provide for deferred interest or negative amortization.

     The Mortgage Loans may have Mortgage Interest Rates which are fixed or may be ARMs on which the Mortgage Interest Rates are adjusted periodically based on an index (an "Index") or otherwise, as specified in the related Prospectus Supplement. ARMs generally provide for a fixed initial Mortgage Interest Rate until the first date on which such Mortgage Interest Rate is to be adjusted. Thereafter, the Mortgage Interest Rate is subject to periodic adjustment generally equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM at the time of its origination (the "Gross Margin"). The initial Mortgage Interest Rate for an ARM may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase upon conversion by the party specified in such Prospectus Supplement.

     An ARM may provide that its Mortgage Interest Rate may not exceed a rate above a maximum rate (the "Maximum Mortgage Rate") or be less than a minimum rate (the "Minimum Mortgage Rate") established at the time of origination. In addition, if so specified in the related Prospectus Supplement, an ARM may provide for limitations on the maximum amount by which the Mortgage Interest Rate may adjust for any single adjustment period (a "Periodic Cap") or, in the case of an ARM providing for negative amortization, may provide for limitations on the amounts by which scheduled payments may be increased due to rising interest rates (a "Payment Cap").

     Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. Any such Prepayment Premiums will generally be a part of the Representative's Yield. However, in the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

     A Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

     Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

     A Rule of 78s Mortgage Loan provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the amount financed and add-on interest in an amount calculated on the basis of the stated note rate for the term of the Mortgage Loan. The rate at which such amount of add-on interest is earned and, correspondingly, the portion of each fixed monthly payment allocated to reduction of the outstanding principal balance are calculated in accordance with the "sum of the digits" or "Rule of 78s". Under a Rule of 78s Mortgage Loan, the portion of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the Mortgage Loan by a fraction derived as described herein. The fraction used in the calculation of add-on interest earned each month under a Rule of 78s Mortgage Loan has as its denominator a number equal to the sum of a series of numbers beginning with one and ending with the number of monthly payments due under the Mortgage Loan. For example, for a Mortgage Loan providing for twelve scheduled payments, the denominator of each month's fraction would be 78, the sum of the series of numbers from one to twelve. The numerator of the fraction for a given month would be the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the case of such Mortgage Loan, the fraction for the first payment would be 12/78, for the second payment, 11/78, for the third payment, 10/78, and so on through the final payment, for which the fraction would be 1/78. The applicable fraction is then multiplied by the total add-on interest payable over the term of the Mortgage Loan to determine the amount of interest "earned" that month. The difference between the amount of the monthly payment made by the borrower and the amount of earned add-on interest calculated for the month is applied to principal reduction. As a result, the rate at which interest is earned in the initial months of a Rule of 78s Mortgage Loan is somewhat higher than the interest computed for a Mortgage Loan computed on an actuarial basis, and the rate at which interest is earned at the end of the Mortgage Loan is somewhat less than that computed under an actuarial basis.

     Payments to holders of the related Securities and the Servicing Fee with respect to Rule of 78s Mortgage Loans will be computed as if such Mortgage Loans were Simple Interest Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, amounts received upon prepayment in full of a Rule of 78s Mortgage Loan in excess of (i) the then outstanding principal balance of such Mortgage Loan (computed on a daily simple interest amortization basis) and (ii) accrued interest computed on a daily simple interest basis at the Mortgage Interest Rate, plus servicing compensation exclusive of Servicing Fees, will constitute part of the Representative's Yield and will not be part of the assets of the related Trust available to make required payments of principal and interest to holders of the related Securities and will not be treated as collected principal for purposes of computing the amount to be distributed.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78s Mortgage Loan, under the terms of the Mortgage Loan the entire remaining amount of payments is due but a "refund" or "rebate" will be made to the borrower of the portion of the total amount of the scheduled payments remaining under the Mortgage Loan immediately prior to such prepayment which is allocable to "unearned" add-on interest. Such rebate will be calculated in accordance with the Rule of 78s method.

     As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving home equity loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust described in such Prospectus Supplement. Alternatively, principal repayments may be used by the Trust during the period specified in the related Prospectus Supplement to acquire additional Revolving Credit Line Loans. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the holder of the Security, the Securities Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average remaining term to maturity of the Mortgage Loans in the related Trust (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

SECURITIES INTEREST RATE

     The Securities Interest Rate which may be applicable to any Class within a Series may be fixed, variable or adjustable, and may or may not be based upon the weighted average Mortgage Interest Rate of the Mortgage Loans in the related Trust. The Prospectus Supplement with respect to any Series of Securities will specify the Securities Interest Rate for each Class of such Securities or, in the case of a variable or adjustable Securities Interest Rate, the method of determining such Securities Interest Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Securities Interest Rate of one or more Classes of Securities; and whether the distributions of interest on the Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Securities Interest Rate and purchase price of such Security because, while interest may accrue on each Mortgage Loan during a specified Accrual Period, the distribution of such interest will be made on a day which may be several days, weeks or months following such Accrual Period.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities (or addition to the principal balance of a class of Accrual Securities) on a Payment Date will include interest accrued during the Accrual Period for such Payment Date. As indicated above under "-- Securities Interest Rate," if the Accrual Period ends on a date other than the day before a Payment Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Accrual Period ended on such day before the Payment Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The rate of principal payments on each Class of Securities of a Series entitled to principal, the aggregate amount of each interest payment on each Class of Securities of a Series entitled to interest and the yield to maturity of each Class of Securities of a Series will be related to the rate and timing of payments of principal on the related Mortgage Loans, which may be in the form of scheduled and unscheduled payments (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the holders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans.

     As described above, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for comparable mortgage loans. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans underlying any Series of Securities, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the related Mortgage Loans.

     The yield to maturity of certain Classes of Securities of a Series may be particularly sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans, which may fluctuate significantly from time to time. The Prospectus Supplement relating to such Securities will provide certain additional information with respect to the effect of such payments on the yield to maturity of such Securities under varying rates of prepayment, including the rate of prepayment, if any, which would reduce the holder's yield to zero.

     Greater than anticipated prepayments of principal will increase the yield on Securities purchased at a price less than par. Conversely, greater than anticipated prepayments of principal will decrease the yield on Securities purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Securities will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of each Class of Securities of a Series will also be affected by the amount and timing of delinquencies and defaults on the related Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in the related Mortgage Pool.

     The "weighted average life" of a Security refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Security is repaid. The weighted average life of each Class of Securities of a Series will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  Type of Mortgage Loan

     If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Loans may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositors, the Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related Prospectus Supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     With respect to certain Mortgage Loans, including ARMs, the Mortgage Interest Rate at origination may be below the rate that would result if the Index and Margin relating thereto were applied at origination. Under the underwriting procedures of the Company, the mortgagor or obligor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Interest Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Interest Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Interest Rates on certain ARMs subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Interest Rates are generally lower than the sum of the applicable Index at origination and the related Margin over such Index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Interest Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARMs subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

     As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the Revolving Credit Line Loans may be applied by the related Trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to holders of Securities during such period) with the result that the related Securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement or Indenture may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to holders of Securities.

     The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

  Termination

     In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositors or the holders of the Class of Securities of any Series specified in the related Prospectus Supplement may, at their option, cause the related Trust to sell all of the outstanding Mortgage Loans and REO Properties underlying the related Series of Securities, and thus effect the early retirement of the related Securities, after the date on which the Pool Principal Balance (as defined herein) is less than the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement. See "Description of the Securities -- Optional Disposition of Mortgage Loans" herein. Further, if so specified in the related Prospectus Supplement, the Servicer or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Securities by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise. See "Description of the Securities -- Mandatory Disposition of Mortgage Loans" herein.

  Defaults

     The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Mortgage Loans and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second mortgage loans. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Combined Loan-to-Value Ratios may be higher than for other types of Mortgage Loans. In addition, the rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

  Foreclosures

     The number of foreclosures or repossessions and the principal amount of the Mortgage Loans that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans and that of the related Series of Securities.

  Refinancing

     At the request of a Mortgagor, the Servicer may allow the refinancing of a Mortgage Loan in any Trust by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. The Servicer, the Company or the Originators may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the Servicer may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

  Due-on-Sale Clauses

     Acceleration of mortgage payments on a Mortgage Loan as a result of certain transfers of the underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying a Series may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, except as set forth in the related Prospectus Supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses" and "Description of the Securities -- Servicing
Standards -- Enforcement of Due-on-Sale Clauses."

  Special Payments

     If any Class of Securities of Series are subject to special redemption or special remittances ("Special Payments") on a date other than a Payment Date (each such date, a "Special Payment Date"), the holders will receive principal earlier than would have been the case had no special redemption or special remittance, as the case may be, occurred and such principal payments were made on the next succeeding Payment Date. In such event, holders may not be able to reinvest such payments at rates equal to the rates on such Class of Securities.

  Prefunding Accounts

     If the Pooling and Servicing Agreement for a Series of Securities provides for a Prefunding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust, as described under "Description of the Securities -- Forward Commitments; Prefunding," herein, and the Trust is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be required to effect the retirement of all or a portion of one or more Classes of Securities of such Series.

                                   THE TRUSTS

     Each Trust will be formed under a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") among the Depositors, the Servicer and the Trustee named therein (a "Trustee") or a Trust Agreement (each, a "Trust Agreement") between the Depositors and the trustee of the Trust (the "Owner Trustee"). If a Trust is formed under a Trust Agreement, the related Pooling and Servicing Agreement will be entered into between the Trust, the Depositors and the Servicer. No Trust will engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the related securities, (iii) making payments on the related Securities and (iv) engaging in other activities incidental to the foregoing.

     The property of each Trust will include: (i) the related Mortgage Loans as from time to time are subject to the related Pooling and Servicing Agreement and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account (defined herein), Principal and Interest Account (defined herein), or other accounts established under any of the documents governing the Trust or the related Securities, including amounts on deposit in such accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (iv) Liquidation Proceeds,
(v) Released Mortgaged Property Proceeds; and (vi) certain other property; provided, however, that unless otherwise specified in the related Prospectus Supplement, the assets of a Trust will not include the Representative's Yield or amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date.

     The Servicer will service the Mortgage Loans either directly or through subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Securities -- Servicing Standards" and "-- Use of Subservicers" below for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

      THE DEPOSITORS, THE SERVICER, THE REPRESENTATIVE AND THE ORIGINATORS

GENERAL

     EquiCredit Corporation of America (formerly known as Old Stone Credit Corporation), the Servicer, the Representative and an Originator ("EquiCredit"), was incorporated under the laws of the State of Delaware on September 4, 1991, for the purpose of acquiring substantially all of the assets of Old Stone Credit Corporation ("OSCC-Florida"), a corporation organized under the laws of the State of Florida and a wholly-owned subsidiary of Old Stone Corporation, a corporation organized under the laws of the State of Rhode Island. EquiCredit is a wholly-owned subsidiary of EquiCredit Corporation ("EquiCredit Corporation"), a Delaware corporation organized on August 29, 1991. On November 7, 1991, EquiCredit acquired substantially all of the assets and succeeded in the business of OSCC-Florida, including the common stock of the wholly-owned subsidiaries of OSCC-Florida, consisting of, among other companies, EquiCredit Corporation/Ala. & Miss., California/EquiCredit Corporation, EquiCredit Corporation of In., EquiCredit Corporation of Pa. and EquiCredit Corporation of SC. In the discussion that follows, references to the "Company" include EquiCredit Corporation, EquiCredit and its subsidiaries (including the other Originators) and EquiCredit's predecessor in interest, OSCC-Florida.

     On January 9, 1998, Barnett Banks, Inc., the parent and sole stockholder of EquiCredit Corporation, merged with NationsBank Corporation. As a result EquiCredit Corporation is now an indirect wholly-owned subsidiary of NationsBank Corporation.

     The Depositors were incorporated in the State of Delaware on February 26, 1993 for the limited purposes of receiving the mortgage loans from one or more Originators, transferring such mortgage loans to third parties, forming trusts and engaging in related activities. All of the outstanding common stock of each Depositor is owned by one or more of the Originators.

     The transactions contemplated hereby have been structured to make the voluntary or involuntary application for relief by a Depositor under any Insolvency Law unlikely and that such application by an Originator would not result in consolidation of the assets and liabilities of the Depositors with those of such Originator. If, notwithstanding the measures so taken, a court concluded that the assets and liabilities of the Depositors should be so consolidated with those of an Originator, delays in distributions on the Notes and the Certificates and possible reductions in the amount of such distributions could occur. See "Risk Factors -- The Status of the Mortgage Loans in the Event of Bankruptcy of an Originator".

LOAN ORIGINATION HISTORY

     The Company originates mortgage loans on residential dwellings nationwide; purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis; assembles and sells pools of mortgages to major commercial banks and other financial institutions; and services mortgage portfolios placed with such investors. The Company lends primarily on suburban and urban single-family homes in major metropolitan areas. See "The Originators and the Servicer -- Origination, Foreclosure and Loss Experience -- Loan Origination History" in the related Prospectus Supplement for a current listing of the states in which the Company conducts loan origination and/or wholesale operations.

     The related Prospectus Supplement will set forth the dollar amounts of first and junior lien mortgage loans originated and purchased by the Company during the three years immediately preceding the date of the Prospectus Supplement and, if available, the dollar amounts of mortgage loans originated and purchased by the Company during the most recent complete calendar quarters in the current year.

GENERAL LOAN UNDERWRITING

     The Company originates and acquires first and junior lien mortgage loans using standard underwriting procedures based upon an applicant's general creditworthiness and the extent of real estate equity used as collateral security. The following is a general discussion of the underwriting standards and procedures utilized by the Company, subject to such variations as are specified in the related Prospectus Supplement.

     All mortgage loan applications are underwritten, and collateral properties appraised, prior to the closing or acquisition of a mortgage loan by the Company. Loan underwriting and approval is centralized at the Company's headquarters in Jacksonville, Florida. Loans are reviewed and approved by one of the Company's underwriters, each of whom is granted specific credit approval limits based on experience and seniority (which approval limits may be waived at the discretion of management). Approval of a majority of the Company's Board of Directors is generally required for all loan applications over a dollar limit established from time to time, currently $400,000, except that such approval is not always obtained for loans acquired as part of a portfolio acquisition.

     The Company does not currently originate or acquire mortgage loans that result in a lien position more subordinate than a second lien on real estate and, unless otherwise specified in the related Prospectus Supplement, no loan secured by a more subordinate mortgage will be included in a Mortgage Pool. The Company will consider making a second mortgage loan in a subordinate position to a first mortgage loan held by a party other than a bank, savings association or a supervised lender, if a copy of the recorded security instrument and note are reviewed prior to credit approval. Second mortgage loans may also be made behind adjustable or variable rate first mortgage loans if the maximum payment (calculated at the current rate plus 200 basis points) is used when calculating the debt ratio, and the note and mortgage relating to such first mortgage loan accompany the loan application file for consideration during the credit review process. Any first lien adjustable or variable rate loan is required to have been in existence for at least one year and to have experienced at least one rate adjustment.

     With respect to the Company's loan and loan portfolio acquisition activities, the Company reviews procedures and calculations used by each individual seller to achieve a certain "level of confidence" that the process used is correct and pragmatic. This is done by reviewing a sample size of loans under each seller's pool. The Company's goal in underwriting loan purchases is to follow the Company's published underwriting guidelines for each individual loan. However, flexibility is used to some extent to include some loans outside of the guidelines to successfully price and acquire the majority of the loan pool being considered. This flexibility is only used on loans that are believed to be acceptable by strong compensating factors, and exceptions to the underwriting guidelines are reviewed on a case by case basis. Therefore, the references to application to the underwriting guidelines to purchased loan portfolios assumes the possibility of any of the aforementioned exceptions.

INCOME VERIFICATION

     Loan applications are considered through a combination of reviews of credit bureau reports and/or individual certifications. Income is verified through various means, including, but not limited to, applicant interviews, written verification, review of paycheck stubs, tax returns, and so forth, and the potential borrower's demonstration of sufficient levels of disposable income to satisfy debt repayment requirements. The following are certain of the key factors considered by the Company.

     Employment. A loan applicant's employer is always contacted to verify employment in addition to receipt of the potential borrower's W-2s, last two to four paycheck stubs or other similar items of verification as may be required by the underwriter. With respect to any acquired loan, the Company relies upon the supporting documentation in the loan application file relating to the applicant's employment status.

     Self-Employed Applicants -- Commissions/Bonuses/Tax Returns. Federal tax returns for at least the most recent two years (with schedules) signed by the potential borrower are required from self-employed applicants and applicants who derive 100% of their income from commissions or 50% or more of their total income from commissions and/or bonuses. Consistency in commission and/or bonus income must be established. The Company's underwriters may, in the exercise of their judgment, either accept personal and business related financial statements prepared by the borrower or require financial statements prepared by a certified public accountant. Checking account statements are used solely as additional verification of income.

     Rental Income. Rental income must be documented by leases, rental agreements, tenant letters, or tax returns for the two most recent years. The Company calculates 75% of total rents received and subtracts from that figure the total mortgage payments on rental property to derive a cash flow, if any, which amount is then treated as additional income in the credit review process. If the subtraction of the mortgage payment from the rental income results in a negative cash flow, such amount is subtracted from the applicant's monthly income.

     Social Security and Veterans Compensation. Compensation from the Social Security Administration or the Department of Veterans Affairs must be supported by an awards letter from the appropriate agency. If such a letter is unavailable, copies of checks received from the appropriate agency or eight to twelve months of checking account statements indicating equal deposit amounts are required.

     Retirement Income. Retirement income must be supported by an annuity letter or similar awards document describing all details of income. If such a letter or document is unavailable, copies of checks received from the source of income or eight to twelve months of checking account statements indicating equal deposit amounts are required.

     Child and/or Spousal Support. A loan applicant must submit to the Company a copy of the final decree of divorce specifically setting forth the amount and term, if any, of support. If such award is a substantial portion of the applicant's total monthly income, either copies of cancelled checks from the former spouse, collection receipts paid through a court ordered public service office or checking account statements indicating equal monthly or otherwise periodic deposit amounts are required.

APPRAISALS; TITLE COMPANIES AND CLOSING AGENTS

     All properties are required to be appraised by independent fee appraisers approved by the Company in advance of funding. Appraisers are approved by the Company based upon a review of sample appraisals, professional experience, education, membership in related professional organizations, clients and typical or specific properties appraised. Except with respect to loan portfolio purchases, all appraisers must be approved by the Company's Vice President or Assistant Vice President of Loan Administration and must be independent from borrowers, referral brokers used by the Company and any other mortgage loan originator from which the Company acquires mortgage loans. Management reviews references, credentials and examples of prior appraisals before approving an appraiser. The Company's underwriters may, in their discretion, accept an appraisal from a non-approved appraiser based solely on the appraisal's content. If an appraisal with respect to a mortgaged property appears to be inconsistent with appraisals previously conducted on comparable properties by the same or other appraisers, the Company requires the appraiser to explain the discrepancies. If the problems continue or are not resolved to the Company's satisfaction, the appraisal firm is removed from the Company's approved appraiser list. See "-- Quality Control Audit Procedures Highlights" below.

     Appraisals are completed on standard FNMA/FHLMC forms and conform to current FNMA/FHLMC secondary market requirements for one- to four family residential appraisals. Each such appraisal includes, among other things, an inspection of the interior and exterior of the subject property, obtaining front, rear and street view photographs and obtaining data from three recent sales of similar properties within the same general location as such subject property; provided, that for certain high loan-to-value loans, interior inspections may not be included. The appraisals may take into account any increased value in the residence due to improvements proposed to be made with the proceeds of the Mortgage Loan. In such cases, the Company will escrow a portion of the loan proceeds until such improvements are made.

     Loans are generally closed by personnel at the respective branches of the Company, the related approved Originator, approved attorneys, title insurers or agents of title insurers, and title insurance is issued by one of several nationally recognized title companies.

SPECIFIC UNDERWRITING CRITERIA; UNDERWRITING PROGRAMS

     Prior to August 1, 1996, the Company originated and purchased loans under six underwriting programs. Beginning August 1, 1996, the Company originates and purchases loans under seven underwriting programs (each, an "Underwriting Program") summarized below, which may change from time to time, as described in the related Prospectus Supplement. Management permits deviations from the specific criteria of an Underwriting Program to reflect local economic trends and real estate valuations, as well as other credit factors specific to each loan application and/or each portfolio acquired. From time to time, the Company purchases or grants loans to applicants whose creditworthiness may not coincide with program criteria. In such circumstances, the Company strives to maintain the overall integrity of these programs and simultaneously provide its lending officers with the flexibility to consider the specific circumstances of the loan application or purchase.

     The related Prospectus Supplement will set forth the distribution of the Mortgage Loans among the Underwriting Programs as of the related Cut-off Date.

                     SUMMARIES OF THE UNDERWRITING PROGRAMS

CLASS A+

     1. The Company generally requires both direct creditor verification and a credit report on the borrower by two independent credit reporting agencies reflecting the borrower's complete credit history. An excellent credit history of at least one year is required, and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a timely manner. A Chapter 7 bankruptcy which has not been filed in the last five years, or a Chapter 13 bankruptcy that has been discharged for a minimum of 24 months, is acceptable if the borrower has since established a payment history, notwithstanding such bankruptcy, consistent with this Underwriting Program. No unpaid collections, liens or judgments are allowed under this Underwriting Program. Unless otherwise specified below, mortgage payment history may not reflect any 30-day delinquency during the most recent 12-month period. In addition, no more than one revolving credit account, and no installment credit account, may reflect a 30-day delinquency in the most recent 12-month period.

     2. Generally, the borrower must have been employed for not less than two years with the same employer or have established comparable stability in a particular field of work.

     3. Combined Loan-to-Value Ratios(1) and Debt-to-Income Ratios(2) must conform to the following criteria:

                                 MAXIMUM
                                COMBINED         MAXIMUM
                              LOAN-TO-VALUE   DEBT-TO-INCOME
       PROPERTY TYPE              RATIO          RATIO(A)          ADDITIONAL CRITERIA OR VARIATION(A)
       -------------          -------------   --------------       -----------------------------------
Owner Occupied Single
  Family....................      100%             42%         Only non-purchase money mortgage loans may
                                                               be originated or acquired pursuant to these
                                                               criteria. Mortgage payment history must be
                                                               historically current with no late payments
                                                               of 30 days or more in the last 12 months.
                                                               Second mortgage loans originated or
                                                               acquired under these criteria must not
                                                               exceed $50,000, must have fixed rates, and
                                                               may not have terms exceeding 15 years.

                                 MAXIMUM
                                COMBINED         MAXIMUM
                              LOAN-TO-VALUE   DEBT-TO-INCOME
       PROPERTY TYPE              RATIO          RATIO(A)          ADDITIONAL CRITERIA OR VARIATION(A)
       -------------          -------------   --------------       -----------------------------------
Owner Occupied Single
  Family....................       95%             42%         Mortgage payment history must be
                                                               historically current with no late payments
                                                               of 30 days or more in the last 12 months.
                                                               First mortgage loans and second mortgage
                                                               refinance loans originated under these
                                                               criteria must not exceed $350,000 and
                                                               $60,000, respectively and may have fixed-
                                                               or adjustable-rates. The maximum term of
                                                               any first mortgage loan originated or
                                                               acquired under these criteria is 30 years,
                                                               provided that balloon mortgage loans with
                                                               30-year amortization schedules and single
                                                               payments of the remaining loan balances up
                                                               to 15 years after origination may also be
                                                               originated or acquired. The maximum term of
                                                               any second mortgage refinance loan
                                                               originated or acquired under these criteria
                                                               is 15 years.
Owner Occupied One- to
  Four-Family...............       85%             42%         A Debt-to-Income Ratio of up to 45% is
                                                               permitted if income is not less than $5,000
                                                               per month. Mortgage payment history must be
                                                               historically current with no late payments
                                                               of 30 days or more in the last 12 months.

---------------

(a) Additional criteria with respect to the Maximum Debt-to-Income Ratio may apply depending on the amount of gross monthly income. See "-- Monthly Income" below.

(1) See "Description of the Mortgage Pool -- General" for the definition of "Combined Loan-to-Value Ratio."

(2) "Debt-to-Income Ratio" under all of the Underwriting Programs is generally calculated as that ratio, stated as a percentage, which results from dividing a mortgagor's Fixed Monthly Debt by his or her gross monthly income. "Fixed Monthly Debt" includes: (i) in the case of second mortgages, the monthly payment under the first lien (which generally includes an escrow of real estate taxes), (ii) the related mortgage loan monthly payment (which in the case of an Adjustable Rate Mortgage, is calculated based on a rate per annum equal to 2% plus the initial rate), (iii) other installment debt service payment, including, in respect of revolving credit debt, the required monthly payment thereon, or, if no such payment is specified, the greater of the amount equal to 5% of the balance, or $10.00. "Fixed Monthly Debt" does not include any of the debt (other than revolving credit debt) described above that matures within less than three months from the date of the calculation, or in the case of revolving debt, the minimum $10.00 monthly payment on accounts showing a zero balance.

     4. The mortgaged property is required to be an owner occupied one- to four-family or single family dwelling, as specified above, which may include condominiums, townhouses or manufactured housing (at lower Combined Loan-to-Value Ratios), in at least average repair, comparable to neighboring properties and generally in compliance with zoning regulations. If the mortgaged property is non-owner occupied, the Company reduces the Maximum Combined Loan-to-Value Ratio by 10%.

     5. Generally, the borrower must have resided on the property that will secure the loan for at least two years or have established residential stability to date.

CLASS A

     1. The Company generally requires both direct creditor verification and a credit report on the borrower by two independent credit reporting agencies reflecting the borrower's complete credit history. An excellent credit history of at least one year is required, and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a timely manner. A Chapter 7 bankruptcy that has been discharged for a minimum of 36 months or a Chapter 13 bankruptcy that has been discharged for a minimum of 24 months is acceptable if the borrower has since established a payment history, notwithstanding such bankruptcy, consistent with this Underwriting Program. No unpaid collections, liens or judgments are allowed under this Underwriting Program. Unless otherwise specified below, mortgage payment history may reflect not more than one 30-day delinquency during the most recent 12-month period. In addition, no more than two revolving credit accounts, and no more than two installment credit accounts, may reflect 30-day delinquencies in the most recent 12-month period.

     2. Generally, the borrower must have been employed for not less than two years with the same employer or have established comparable stability in a particular field of work.

     3. Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria:

                                 MAXIMUM
                                COMBINED         MAXIMUM
                              LOAN-TO-VALUE   DEBT-TO-INCOME
       PROPERTY TYPE              RATIO          RATIO(A)          ADDITIONAL CRITERIA OR VARIATION(A)
       -------------          -------------   --------------       -----------------------------------
Owner Occupied and Non-Owner
  Occupied One- to
  Four-Family...............       85%             50%

     (a) Additional criteria with respect to the Maximum Debt-to-Income Ratio may apply depending on the amount of gross monthly income. See
         "-- Monthly Income" below.

     4. The mortgaged property is generally required to be an owner occupied one- to four-family or single family dwelling, which may include condominiums, townhouses or manufactured housing, in at least average repair, comparable to neighboring properties and generally in compliance with zoning regulations. If the mortgaged property is non-owner occupied, the Company reduces the Maximum Combined Loan-to-Value Ratio by 10%.

     5. Generally, the borrower must have resided on the property that will secure the loan for at least two years or have established residential stability to date.

CLASS B+

     1. The Company generally requires both direct creditor verification and a credit report on the borrower by two independent credit reporting agencies reflecting the borrower's complete credit history. A credit history of at least one year is required and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a predominantly timely manner. No more than an aggregate of five revolving credit accounts or five installment credit accounts with 30-day or 60-day delinquencies are considered. Collections up to $300 are acceptable as well as greater amounts if a satisfactory explanation is provided. The mortgage payment history is required to reflect no more than two 30-day delinquencies during the most recent 12-month period and prior mortgage payment history may be rated on a case-by-case basis; provided that consecutive or "rolling" delinquencies are counted as one occurrence. A Chapter 7 bankruptcy or a Chapter 13 bankruptcy that has been discharged for a minimum of two years is acceptable if the borrower has since established a payment history, notwithstanding such bankruptcy, consistent with this Underwriting Program.

     2. Generally, the borrower must exhibit both employment and residential stability to date.

     3. The Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria:

                                 MAXIMUM
                                COMBINED          MAXIMUM
                              LOAN-TO-VALUE    DEBT-TO-INCOME
       PROPERTY TYPE              RATIO           RATIO(A)         ADDITIONAL CRITERIA OR VARIATION(A)
       -------------          -------------    --------------      -----------------------------------
Owner Occupied and Non-Owner
  Occupied One- to
  Four-Family...............       85%               50%         None

---------------

(a) Additional criteria with respect to the Maximum Debt-to-Income Ratio may apply depending on gross monthly income. See "-- Monthly Income" below.

     4. The mortgaged property is generally required to be an owner-occupied, one- to four-family dwelling, which may include condominiums, townhouses or manufactured housing, in at least average repair, comparable to neighboring properties and generally in compliance with zoning regulations. If the mortgaged property is non-owner occupied, the Company reduces the Maximum Combined Loan-to-Value Ratio by 10%.

CLASS B

     1. The Company generally requires both direct creditor verification and a credit report on the borrower by two independent credit reporting agencies reflecting the borrower's complete credit history. A credit history of at least one year is required and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a predominantly timely manner. No more than an aggregate of five revolving credit accounts or five installment credit accounts with 30-day to 90-day delinquencies are considered. Collections up to $300 are acceptable as well as greater amounts if a satisfactory explanation is provided. The mortgage payment history is required to reflect no more than three 30-day delinquencies during the most recent 12-month period and prior mortgage payment history may be rated on a case-by-case basis; provided that consecutive or "rolling" delinquencies are counted as one occurrence. A Chapter 7 bankruptcy or a Chapter 13 bankruptcy that has been discharged for a minimum of two years is acceptable if the borrower has since established a payment history, notwithstanding such bankruptcy, consistent with this Underwriting Program.

     2. Generally, the borrower must exhibit both employment and residential stability to date.

     3. The Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria:

                                 MAXIMUM
                                COMBINED          MAXIMUM
                              LOAN-TO-VALUE    DEBT-TO-INCOME
       PROPERTY TYPE              RATIO           RATIO(A)         ADDITIONAL CRITERIA OR VARIATION(A)
       -------------          -------------    --------------      -----------------------------------
Owner Occupied and Non-Owner
  Occupied One- to
  Four-Family...............       80%               50%         None

---------------

(a) Additional criteria with respect to the Maximum Debt-to-Income Ratio may apply depending on gross monthly income. See "-- Monthly Income" below.

     4. The mortgaged property is generally required to be an owner-occupied, one- to four-family dwelling, which may include condominiums, townhouses or manufactured housing, in at least average repair, comparable to neighboring properties and generally in compliance with zoning regulations. If the mortgaged property is non-owner occupied, the Company reduces the Maximum Combined Loan-to-Value Ratio by 10%.

CLASS C+

     1. The Company generally requires both direct creditor verification and a credit report on the borrower by two independent credit reporting agencies reflecting the borrower's complete credit history. A credit history of at least one year is required and should reflect that existing and previous debts were paid in a generally satisfactory manner. No more than an aggregate of eight revolving credit accounts or installment credit accounts with 30- or 60- or 90-day delinquencies in the most recent 12-month period are considered. Collections of up to $300 are acceptable as well as greater amounts if a satisfactory explanation is provided. Mortgage payment history should reflect not more than four 30-day delinquencies and one 60-day delinquency during the most recent 12-month period; provided that consecutive or "rolling" delinquencies are counted as one occurrence.

     A Chapter 7 bankruptcy or a Chapter 13 bankruptcy that has been discharged for a minimum of two years is acceptable if the borrower has since established a payment history, notwithstanding such bankruptcy, consistent with this Underwriting Program.

     2. Generally, the borrower must have been employed with the same employer for at least one year or have established employment stability to date.

     3. The Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria:

                                 MAXIMUM
                                COMBINED          MAXIMUM
                              LOAN-TO-VALUE    DEBT-TO-INCOME
       PROPERTY TYPE              RATIO           RATIO(A)         ADDITIONAL CRITERIA OR VARIATION(A)
       -------------          -------------    --------------      -----------------------------------
Owner Occupied and Non-Owner
  Occupied One- to
  Four-Family...............       80%               50%         Exceptions to the Maximum
                                                                 Debt-to-Income Ratio may be considered
                                                                 on a case-by-case basis.

---------------

(a) Additional criteria with respect to the Maximum Debt-to-Income Ratio may apply depending on gross monthly income. See "-- Monthly Income" below.

     4. The mortgaged property is generally required to be an owner occupied one- to four-family dwelling, which may include condominiums, townhouses or manufactured housing, in at least average repair, comparable to neighboring properties and generally in compliance with zoning regulations. If the mortgaged property is non-owner occupied, the Company reduces the Maximum Combined Loan-to-Value Ratio by 10%.

CLASS C

     1. The Company generally requires a credit report on the borrower by two independent credit reporting agencies reflecting the complete credit history of the borrower, but ratings are not a material factor in determining whether the loan is approved. Mortgage payment history must reflect no more than two 60-day delinquencies and one 90-day delinquency within the most recent 12 months, and the mortgage must be current or brought current with the proceeds of the loan; provided that consecutive or "rolling" delinquencies are counted as one occurrence.

     2. Employment and income verification is required by direct employer contact and written documentation, such as pay stubs, W-2s and tax returns.

                                 MAXIMUM
                                COMBINED         MAXIMUM
                              LOAN-TO-VALUE   DEBT-TO-INCOME
       PROPERTY TYPE              RATIO          RATIO(A)          ADDITIONAL CRITERIA OR VARIATION(A)
       -------------          -------------   --------------       -----------------------------------
Owner Occupied One- to
  Four-Family...............       75%             50%         Only first mortgage loans may be originated
                                                               or acquired pursuant to these criteria.
Owner Occupied One- to
  Four-Family...............       70%             50%         Second mortgage loans may be originated or
                                                               acquired pursuant to these criteria.

---------------
(a) Additional criteria with respect to the Maximum Debt-to-Income Ratio may apply depending on gross monthly income. See "-- Monthly Income" below.

     5. The mortgaged property is required to be owner occupied, in good repair and well maintained such that pride of ownership is evidenced. No rural property is considered as security for a loan originated or acquired for this Underwriting Program.

CLASS D

     1. The Company requires a credit report on the borrower by two independent credit reporting agencies reflecting the complete credit history of the borrower, but ratings are not a material factor in determining whether the loan is approved. Mortgage payment history will be considered on a case-by-case basis. The borrower may use the proceeds of a loan to discharge a bankruptcy.

     2. The Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria:

                                 MAXIMUM
                                COMBINED         MAXIMUM
                              LOAN-TO-VALUE   DEBT-TO-INCOME
       PROPERTY TYPE              RATIO          RATIO(A)          ADDITIONAL CRITERIA OR VARIATION(A)
       -------------          -------------   --------------       -----------------------------------
Owner Occupied and Non-Owner
  Occupied One- to
  Four-Family...............       70%             50%         First mortgage loans may be originated or
                                                               acquired pursuant to these criteria. A $300
                                                               per person disposable income is also
                                                               required.

---------------
(a) Additional criteria with respect to the Maximum Debt-to-Income Ratio may apply depending on gross monthly income. See "-- Monthly Income" below.

     3. The mortgaged property may be an owner occupied or non-owner occupied one- to four-family dwelling. All mortgaged property must be in good repair and well maintained such that pride of ownership is evidenced.

     4. The maximum term of any loan originated or acquired for this Underwriting Program is fifteen years; provided that balloon mortgage loans with 30-year amortization schedules and single payments of the remaining loan balances at approximately 7, 10 or 15 years after origination may also be originated or acquired.

MONTHLY INCOME

     Under any Underwriting Program, Debt-to-Income Ratios must also conform to the following criteria, to the extent not otherwise satisfied pursuant to the criteria of such Underwriting Program:

                                                                 MAXIMUM
                                                              DEBT-TO-INCOME
                    GROSS MONTHLY INCOME                          RATIO
                    --------------------                      --------------
$1,500 or less..............................................       40%
$1,501 to $4,000............................................       45%
$4,001 or more..............................................       50%

     Exceptions to the Maximum Debt-to-Income Ratio may be considered under any Underwriting Program on a case-by-case basis, provided that any exception is reasonable in light of the entire circumstances and approved by senior underwriters located at the Company's headquarters.

BALLOON MORTGAGE LOANS

     The Underwriting Guidelines provide that, notwithstanding the criteria described above in connection with any Underwriting Program, generally no Balloon Loan may be originated or acquired if (i) the amount of the loan is in excess of the dollar limit established from time to time, subject to exceptions on a case-by-case basis; (ii) the Combined Loan-to-Value Ratio of the loan is in excess of 95%; (iii) the amount of the loan is less than the dollar limit established from time to time.

CERTAIN CALCULATIONS RELATING TO COMBINED LOAN-TO-VALUE RATIOS

     Under all of the Underwriting Programs, the balance of the related Senior Lien, if any, used to determine the Combined Loan-to-Value Ratio for the mortgage loan is based on the judgment of the Company's underwriters. In determining the Combined Loan-to-Value Ratio in cases where the related Senior Lien, if any, secures an adjustable rate mortgage loan, the Company's underwriters also consider the historical performance of the index from which the mortgage interest rate is derived under the first mortgage and other credit factors. In addition, the maximum amount of any revolving credit line prior and superior to any mortgage loan is included in any calculation to determine the Combined Loan-to-Value Ratio.

QUALITY CONTROL AUDIT PROCEDURES

     The Company's quality control audit procedures consist of post-funding examinations in the areas of legal documentation, credit documentation and underwriting. Following the origination or purchase of each loan, the Company's loan verification department conducts a review and verification of the loan with specific attention to the following areas:

     Legal Documentation: The mortgage note, mortgage, deed of trust, Truth-in-Lending disclosure, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act documents, title abstract, affidavits, riders, and all other documents required pursuant to statutory law are reviewed for existence, accuracy, and proper signatures.

     Quality control audits ("Quality Control Audits") are conducted on approximately thirty percent of the mortgage loans funded each month, measured by aggregate outstanding principal balance, beginning in the first week of the following month and completed in most cases no later than the end of such following month. Reports, with any major exceptions noted, are forwarded to a Senior Management Representative for review and distribution to appropriate senior management. Audit and quality control functions are performed separately from the activities of the loan verification department by credit reviewers on each loan to assure the accuracy of disclosure in dollar amounts, interest rates and appraisals.

     Credit Documentation: All credit verifications (such as verification of mortgage, verification of employment and verification of deposits), credit applications and credit reports are reviewed for existence, accuracy and proper signatures.

     Underwriting: Some loans are reviewed for compliance with the Company's underwriting standards for the Class of Underwriting Program (i.e., Class A Plus to Class D) under which the loan was originated or acquired.

     Quality Control Appraisals: If a Quality Control Audit determines circumstances that warrant a reappraisal, a drive-by appraisal is conducted by an independent fee appraisal firm.

     The Company's quality control department uses the following guidelines when reviewing each appraisal:

          1. Up to 8% margin between the values reflected by each appraisal is acceptable.

          2. In the case of a margin of 8% or above between values, an addendum is prepared by the review appraiser and a quality control addendum is written reflecting the discrepancies between market values reflected by each appraisal.

          3. In the case of a margin of greater than 10% between values, when appropriate, further review and analysis is obtained from each of the appraisers involved. This is accomplished by submitting each appraisal to the opposite appraiser for review and written analysis. (All references to appraisal firms are omitted from the documents.)

     The foregoing information, along with a review by the Company's quality control department, is submitted in a monthly report to the President for review. Customer files, including both the original appraisal and the quality control appraisals, if any, are reviewed on all questionable appraisals. In the majority of cases, a review of the files and a quality control analysis is sufficient. A third appraisal can be ordered in any case where discrepancies are still unexplained to the Company's satisfaction.

     If an appraiser's market value or other appraisal data are deemed to be consistently inaccurate, a meeting is arranged to address these problems. If the problems continue or are not resolved to the Company's satisfaction, the appraisal firm is removed from the Company's list of approved appraisers.

COLLECTION PROCEDURES

     The related Prospectus Supplement will set forth the number and aggregate principal amount of mortgage loans serviced by the Company as of the end of the prior year and any completed calendar quarters in the current year, for itself and for investors (primarily major commercial banks, savings and loan associations, brokerage houses and FNMA). Such statistics may include loans that were not originated or acquired and re-underwritten by the Company but are serviced (principally for FNMA) on a contractual basis.

     The following describes collection procedures generally employed by the Company. Any significant deviations therefrom with respect to a pool of Mortgage Loans will be described in the related Prospectus Supplement. Collections are conducted by the Company's Service Center at its corporate headquarters located in Jacksonville, Florida. The Company utilizes additional collection assistance from field collectors located in selected areas of the country. Delinquent accounts are divided into groups of accounts of 0-29, 30-59 and 60 or more days past due. All collection activity on 0-29 day accounts is handled by Service Center collectors who collect in teams headed by experienced mortgage collection supervisors. When an account becomes 7 days past due (or sooner depending on the level of the borrower's FICO Score), the mortgagor is generally called by phone with simultaneous notices being sent if contact by phone is not made. A "FICO Score" is a credit bureau risk score that statistically ranks likely future credit performance based upon certain predictive criteria. When an account becomes 30-59 days delinquent, it is assigned to a higher level Home Office collector experienced in default accounts. A default management supervisor contacts area field collectors on a daily basis to assign field work. Prior to submitting an account for foreclosure, a 30 day breach notice is sent certified mail to the customer. If the breach is not cured, the account is worked by the default management area located in Jacksonville, and collection management attempts personal contact with the borrower to determine that all avenues of resolution have been considered. Branch offices are not responsible for the management of accounts in foreclosure, bankruptcy, litigation or otherwise designated for special consideration, all of which are the responsibility of either the Company's loan asset control department or its legal department.

     If foreclosure is necessary, the Company's loan asset control department supervises and monitors all related procedures (including bankruptcy proceedings) conducted by the foreclosure attorneys. If title to the mortgaged property is taken in the name of the Trustee, the Company's real estate owned division attempts to insure that the property is preserved and protected. After review and analysis, a disposition strategy is developed and the property is marketed for sale.

DELINQUENCY AND LOSS EXPERIENCE

     The related Prospectus Supplement will set forth the Company's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings, but excluding loans serviced by the Company that were not originated or acquired and re-underwritten by the Company (such portfolio, excluding such loans, the "Primary Servicing Portfolio").

OUTSTANDING REAL ESTATE OWNED

     Each Prospectus Supplement will set forth the number and value of properties acquired by the Company through foreclosure which were owned by the Company for its own account or on behalf of owners of mortgage loans included in the Company's Primary Servicing Portfolio as at the end of the immediately preceding calendar year and as at the end of the most recent complete calendar quarter.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The following summary describes certain terms of the Securities, common to each Pooling and Servicing Agreement and any Indenture and Trust Agreement. Forms of the Indenture, the Trust Agreement, the Pooling and Servicing Agreements and the Transfer Agreement providing for the transfer of Mortgage Loans from the Originators to the Depositors have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Securities, the Pooling and Servicing Agreement and the Transfer Agreement for each Trust, any Indenture and Trust Agreement and the related Prospectus Supplement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Securities will represent beneficial interests in (sometimes referred to herein as "Certificates") or debt secured by (sometimes referred to herein as "Notes") the assets of the related Trust, including (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property, (iii) amounts on deposit in the funds and accounts established with respect to the related Trust, including all investments of amounts on deposit therein, (iv) certain rights of the Depositors under the Transfer Agreement and (v) certain other property, as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of Securities of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If so specified in the related Prospectus Supplement, a Series of Securities may have the benefit of one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy of similar credit enhancement. Any such credit enhancement may be included in the assets of the related Trust. See "Description of Credit Enhancement" herein.

     A Series of Securities may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Security may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Securities of a Series entitled to payments of interest may receive interest at a specified rate (a "Securities Interest Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average Mortgage Interest Rate on the related Mortgage Loans, or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Securities upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the occurrence of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Certificates entitled to payments derived from a specified group or groups of Mortgage Loans held by the related Trust. The rights of one or more Classes of Securities may be senior or subordinate to the rights of one or more of the other Classes of Securities. A Series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

     To the extent specified in the related Prospectus Supplement, distributions on a Class of Securities may be based on a combination of two or more different components. To such extent, the descriptions set forth under "-- Interest" and "-- Principal" below also relate to components of such a Class of Securities. In such case, reference in such sections to Securities Interest Rate refers to the Securities Interest Rate, if any, on any such component, respectively.

     Each Class of Securities of a Series will be issued in the denominations specified in the related Prospectus Supplement. Each Security will represent a percentage interest (a "Percentage Interest") in the Securities of the respective Class, determined by dividing the original dollar amount (or Notional Principal Amount, in the case of certain Securities entitled to receive interest only) represented by such Security by the Original Principal Balance of such Class.

     One or more Classes of Securities of a Series may be issuable in the form of fully registered definitive certificates or, if so specified in the related Prospectus Supplement, one or more Classes of Securities of a Series (the "Book-Entry Securities") may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). If so specified in the related Prospectus Supplement, holders of Securities may hold beneficial interests in Book-Entry Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Certificates representing the Book-Entry Securities will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Certificates, all references herein to "holders" of Securities shall reflect the rights of owners of the Book-Entry Securities, as they may indirectly exercise such rights through DTC, CEDEL, Euroclear and their participating organizations, except as otherwise specified herein. See
"-- Registration and Transfer of Securities" herein.

     Unless otherwise specified in the related Prospectus Supplement, on each Payment Date and Special Payment Date, there shall be paid to each person in whose name a Security is registered on the related Record Date or Special Record Date (defined herein) as applicable (which in case of the Book-Entry Securities initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to holders of such Class to which such holder is entitled, if any, based on the Percentage Interest, held by such holder of such Class.

INTEREST

     Unless otherwise specified in the related Prospectus Supplement, interest will accrue on each Class of Securities of a Series (other than a Class of Securities entitled to receive only principal) during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Securities Interest Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Securities at the applicable Securities Interest Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Securities ("Accrual Securities") on which interest is to accrue and not be paid until the principal of certain other Classes has been paid in full or the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Securities will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Securities Interest Rate. Payments of interest with respect to any Class of Securities entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Securities) with respect to any Series of Securities or one or more Classes of Securities of such Series, may be reduced to the extent of interest shortfalls not covered by Advances or by any applicable credit enhancement.

PRINCIPAL

     On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Mortgage Loans during the period specified in the related Prospectus Supplement (each such period, a "Due Period") will be paid to holders of the Securities of the related Series (other than a Class of Securities of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Mortgage Loans during the related Due Period, (ii) any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Due Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses ("Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Mortgage Loans ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Depositors (which are limited to amounts paid by the Representative or an Originator pursuant to the related Transfer Agreement, unless otherwise specified in the related Prospectus Supplement) in connection with the purchase of or substitution for a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Transfer Agreement and assigned to the related Trust under the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through (v), the "Basic Principal Amount"). Payments of principal with respect to a Series of Securities or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by advances or any applicable credit enhancement.

ASSIGNMENT OF THE MORTGAGE LOANS

     At the time of issuance of a Series of Securities, the Originators, pursuant to a Transfer Agreement (the "Transfer Agreement") among the Originators and the Depositors, will assign the Mortgage Loans to the Depositors together with all principal and interest received on or with respect to the Mortgage Loans, other than (i) principal and interest received before the related Cut-off Date (and interest received on or after the Cut-off Date but accrued prior to the Cut-off Date) and (ii) unless otherwise specified in the related Prospectus Supplement, the Representative's Yield. On such date, the Depositors will assign the Mortgage Loans to the Trust pursuant to a Pooling and Servicing Agreement.

     Each Mortgage Loan will be identified in a schedule included as an exhibit to the related Transfer Agreement and the related Pooling and Servicing Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will set forth certain information with respect to each Mortgage Loan, including, among other things, the principal balance as of the Cut-off Date, the Mortgage Interest Rate, the scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination.

     In addition, the Originators will, with respect to each Mortgage Loan, deliver to the applicable Depositor the Mortgage Note endorsed to the order of the Depositor or a Custodian or in blank, the mortgage with evidence of recording thereon, an assignment of the mortgage to the Depositor or a Custodian or in blank, evidence of title insurance, intervening assignments of the mortgage, assumption and modification agreements and, in the case of Mortgage Loans secured by Mortgaged Property improved by a manufactured housing unit, the certificate of title, if any (collectively, the "Mortgage File"). The Depositor shall simultaneously deliver such Mortgage Note, Mortgage and assignment of Mortgage to the Trust, endorsed as set forth in the related Pooling and Servicing Agreement. It is expected that each such transfer will be effected by endorsement and delivery to a Custodian, which Custodian shall hold such instruments and documents for the Depositor, the Trust and the Indenture Trustee, if any, as their interests may appear. Unless otherwise specified in the Prospectus Supplement, the assignment of Mortgage shall be recorded in the name of the Trustee. With respect to a loan on a unit in a cooperative, the related Mortgage Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate evidencing the ownership interest in the cooperative association and blank stock powers and a copy of the original filed financing statement and assignments thereof in form sufficient for filing shall be so delivered and, where required, filed.

     Notwithstanding the preceding paragraph, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, the Originators will not be required to deliver an assignment of Mortgage in favor of the Trustee to the Depositor. Instead, the Trustee and the Servicer will be required to take all actions as are necessary to cause the applicable Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     In addition, the Originators will not be required to deliver an assignment of the Mortgage to the Depositors with respect to any Mortgage Loan secured by a Mortgaged Property located in the State of Illinois held in a trust formed under a trust agreement between a trustee and one or more beneficiaries named therein pursuant to which such trustee holds legal and equitable title to the Mortgaged Property and such beneficiaries are the owners of the beneficial interest in such trust (an "Illinois Land Trust"), but will be required to deliver or cause to be delivered to the Depositors the original assignment of beneficial interest executed by the beneficiaries of the Illinois Land Trust assigning to the Originator all of such beneficiaries' rights in the Illinois Land Trust (or a copy thereof certified by the related trustee, under certain circumstances), an original reassignment of the assignment of beneficial interest to the Depositors, all originals of intervening reassignments of beneficial interest, together with a certified copy of the instrument creating the Illinois Land Trust, a copy of the financing statement evidencing the assignment of the Mortgagor's beneficial interest in the Illinois Land Trust (with evidence of filing thereon) and the original personal guaranty of the Mortgage Note executed by each beneficiary of the Illinois Land Trust, all of which shall also constitute part of the Mortgage File with respect to Mortgage Loans secured by Mortgaged Property held in an Illinois Land Trust. The Depositors will assign each of such documents to the Trust, which shall in turn assign such documents to the Indenture Trustee, if any related Securities represent debt secured by the Mortgage Loans.

     If, with respect to any Mortgage Loan, the Originators are unable to deliver to the Depositors on the Closing Date the Mortgage or any assignment with evidence of recording thereon because they have not yet been returned from the public recording office, the Originators are required to deliver or cause to be delivered on the Closing Date a certified true copy of such Mortgage or assignment, which certification may be that of an officer of the respective Originator. If, with respect to any Mortgage Loan, the Depositors are unable to deliver an original policy of title insurance because such policy has not yet been delivered by the insurer, the Depositors are required to deliver or cause to be delivered the commitment or binder to issue the title insurance. The Depositors are required to deliver or cause to be delivered the Mortgage or assignment with evidence of recording thereon and an original title insurance policy within five Business Days after receipt thereof and in any event within one year after the Closing Date, provided, however, that if a mortgage or assignment has not been returned from the appropriate public recording office, the respective Originator is required to deliver a certified copy of the Mortgage and a receipted copy of the assignment from the appropriate public recording office prior to the expiration of such one year period. The Servicer is required to cause the assignments of mortgage to be recorded in the appropriate public recording offices. With respect to loans on units in cooperatives, the Trustee or the Servicer, as specified in the related Prospectus Supplement, will also be required to use its best efforts to file continuation statements.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will agree, for the benefit of the holders of the related Securities to review (or cause to be reviewed) each Mortgage File within 45 days (or such other time period as may be specified in the related Prospectus Supplement) after the Closing Date to ascertain that all required documents have been executed and received.

     If the Trustee (or if specified in the related Prospectus Supplement, any Credit Provider (defined herein)) during such 45-day period finds any document constituting a part of a Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the delivery requirements described above or to the description thereof as set forth in the Mortgage Loan Schedule (other than certain descriptive items set forth in the Mortgage Loan Schedule), the Trustee (or the Credit Provider) is required to promptly so notify the Depositors, the Servicer, the Representative, the Originators, the Credit Provider, if any, and the Trustee. The Servicer is required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified. If the Servicer has not caused the defect to be remedied within 60 days (or such other time period as may be specified in the related Prospectus Supplement) after notice thereof and the defect materially and adversely affects the interests of the holders of the Securities in the related Mortgage Loan or the interests of the Credit Provider, the Servicer is required, on the immediately following Determination Date (defined herein), to either (i) cause the respective Originator to substitute in lieu of such Mortgage Loan a mortgage loan that meets certain criteria set forth in the Pooling and Servicing Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan plus accrued and unpaid interest thereon is less than the outstanding principal balance of the substituted Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon and the amount of any unreimbursed Servicing Advances, cause the respective Originator to deliver to the Servicer, to become part of the amount remitted by the Servicer on the related Payment Date, the amount of any such shortfall (a "Substitution Adjustment") or (ii) cause the respective Originator to purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase plus all accrued and unpaid interest thereon computed at the Mortgage Interest Rate, net of the Servicing Fee if the Representative is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which purchase price is required to be deposited in the Principal and Interest Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Principal and Interest Account for future distribution).

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS AND THE DEPOSITORS

     Unless otherwise specified in the related Prospectus Supplement, each Originator will represent, among other things, that as to each Mortgage Loan conveyed by any Originator to the Depositors as of the related Closing Date:

          1. The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct;

          2. All of the original or certified documentation constituting the Mortgage Files (including all material documents related thereto) has been or will be delivered to the Depositors or to the custodian appointed to hold the Mortgage Files (the "Custodian"), if any, on the Closing Date or as otherwise provided in the Agreement;

          3. Each Mortgage Loan is principally secured by the related Mortgaged Property. Each Mortgaged Property is improved by a one- to four-family residential dwelling, including, if and to the extent specified in the related Prospectus Supplement, cooperatives or mobile homes;

          4. All of the Balloon Loans, if any, provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than the number of months following the date of origination set forth in the related Prospectus Supplement and no later than at the end of the year following the date of origination set forth in the related Prospectus Supplement. Each other fixed-rate Mortgage Note will provide for a schedule of substantially equal monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

          5. Each Mortgage is a valid and subsisting first, second or, if so specified in the related Prospectus Supplement, more junior lien of record on the Mortgaged Property subject, in the case of any second or more junior Mortgage Loan, only to the Senior Lien or Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, or the other evidence of title delivered pursuant to the Transfer Agreement, with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. If the Mortgaged Property is held in an Illinois Land Trust,
     (i) a natural person is the beneficiary of such Illinois Land Trust, and either is a party to the Mortgage Note or is a guarantor thereof, in either case, in an individual capacity and not in the capacity of trustee or otherwise, and, if a party to the Mortgage Note, is jointly and severally liable under the Mortgage Note and (ii) the Mortgagor is the trustee of such

     Illinois Land Trust, is a party to the Mortgage Note and is the Mortgagor under the Mortgage in its capacity as such trustee and not otherwise;

          6. Except with respect to liens released immediately prior to the transfer contemplated in the Transfer Agreement, immediately prior to the transfer and assignment contemplated in the Transfer Agreement, the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the Depositors will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan (other than the Representative's Yield and amounts received on or after the Cut-off Date in respect of interest accrued prior to the Cut-off Date) subject to no liens, charges, mortgages, encumbrances or rights of others; and

          7. With respect to each Mortgage Loan secured by a second or more junior Mortgage, the related Senior Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related Senior Lien may adjust, but not more frequently than every six months.

     Such Originator will also make representations as to the percentage of Mortgage Loans which are secured by an Owner-Occupied Mortgaged Property, the percentage of Mortgage Loans which are Balloon Loans, the percentage of Mortgage Loans secured by Mortgaged Properties located within any single zip code area and the percentage of the Mortgage Loans which were 30 or more days contractually delinquent and 60 or more days contractually delinquent. For purposes of this representation, "30 or more days contractually delinquent" means that a monthly payment due on a due date was unpaid as of the end of the month in which occurred the next succeeding due date and "60 or more days contractually delinquent" means that a monthly payment due on a due date was unpaid as of the end of the month in which occurred the second due date following the due date on which such monthly payment was due.

     In addition, each Originator will, with respect to each Bankruptcy Mortgage Loan, make certain representations regarding (i) the number of payments made under the related Bankruptcy Plan and (ii) the ratio of (a) the outstanding principal balance of the Bankruptcy Mortgage Loan (plus the outstanding principal balance of any Senior Lien) divided by (b) the current appraised value of the related Mortgaged Property, as determined within 30 days after the Closing Date. If there is a breach of these representations as to any Bankruptcy Mortgage Loan which is not waived by the Trustee or any Credit Provider, the Originators may, as described below, be required to repurchase such Bankruptcy Mortgage Loan. Such repurchases would have the effect of increasing the rate of prepayment of the Mortgage Loans.

     Pursuant to the related Pooling and Servicing Agreement, the Depositors will make substantially identical representations and warranties with respect to the Mortgage Loans conveyed by the Depositors thereunder. Upon the discovery by any of the Depositors, the Representative, any Originator, the Servicer, any Subservicer, the Custodian, the Credit Provider, if any, the Trustee or any other party specified in such Pooling and Servicing Agreement that any of the representations and warranties described above have been breached in any material respect as of the Closing Date, with the result that the interests of the holders of the related Securities in the related Mortgage Loan or the interests of the Credit Provider or any party specified in such Pooling and Servicing Agreement are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days (or such other period as may be specified in the related Prospectus Supplement) of the earlier to occur of its discovery or its receipt of notice of any such breach, the Servicer is required to (i) cure or cause the respective Originator to cure such breach in all material respects, (ii) remove each Mortgage Loan which has given rise to the requirement for action, or cause the respective Originator to substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans plus accrued and unpaid interest thereon as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon and any unreimbursed Servicing Advances, of the replaced Mortgage Loans as of the date of substitution, deliver or cause the respective Originator to deliver a Substitution Adjustment to the Servicer, to become part of the amount remitted by the Servicer to the Trustee on the related Payment Date, or (iii) purchase or cause the respective Originator to purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase plus all accrued and unpaid interest on such outstanding principal balance computed at the Mortgage Interest Rate, net of the Servicing Fee if the Representative is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, and deposit such purchase price into the Principal and Interest Account on the next succeeding Determination Date or other date specified in the related Pooling and Servicing Agreement; provided, however, that if a REMIC or FASIT election has been made with respect to the related Series of Securities, a substitution may only be made if it occurs within the maximum period permitted therefor by the Code or applicable regulations of the Department of Treasury. The obligation of the Depositors and the Originators to cure, substitute or purchase any Mortgage Loan as described above will constitute the sole remedy respecting a material breach of any such representation or warranty to the holders of the related Securities or the Trustee. The obligation of the Depositors to so cure, substitute or purchase shall be limited to the obligation of the Servicer to cause the Originators to do so. The Depositors will have no substantial assets other than certain Securities retained by them issued by trusts formed by the Depositors.

PAYMENTS ON THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Servicer to cause to be established and maintained an account (the "Principal and Interest Account") at an institution meeting certain ratings and other criteria set forth in the Pooling and Servicing Agreement (an "Eligible Account"), into which it is required to deposit certain payments received in respect of the Mortgage Loans, as more fully described below. Unless otherwise specified in the related Prospectus Supplement, all funds in the Principal and Interest Account are required to be held (i) uninvested, either in trust or insured by the Federal Deposit Insurance Corporation up to the limits provided by law, (ii) invested in certain permitted investments, which are generally limited to United States government securities and other high-quality investments and repurchase agreements or similar arrangements with respect to such investments, (iii) invested in certain asset management accounts maintained by the Trustee or (iv) invested in such other investments which the Insurer and the Rating Agencies may approve ("Permitted Instruments"). Unless otherwise specified in the related Prospectus Supplement, any investment earnings on funds held in the Principal and Interest Account will be for the account of the Servicer.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to use its reasonable efforts to deposit into the Principal and Interest Account within one business day and in any event to deposit within two business days of receipt all Monthly Payments received on or after the related Cut-off Date (other than amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date) and all Principal Prepayments and Curtailments collected on or after the Cut-off Date (net of the Representative's Yield and the Servicing Fee with respect to each Mortgage Loan and other servicing compensation payable to the Servicer as permitted by the Pooling and Servicing Agreement), all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts paid in connection with the repurchase of any Mortgage Loan, the amount of any Substitution Adjustments, the amount of any losses incurred in connection with investments in Permitted Instruments and certain amounts relating to insufficient insurance policies and REO Property.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

          (i) for deposit to the Collection Account no later than the third business day preceding each Monthly Deposit Date (defined below), if any, and each Payment Date, the Excess Spread (defined below), if any, and the Available Payment Amount for the related Monthly Period (defined below). "Excess Spread" means generally the aggregate excess, if any, of interest accrued on the related Mortgage Loans during the Due Period over interest accrued on the related Securities at the applicable Securities Interest Rates on the related Payment Date. The "Monthly Deposit Date" is the day of each month other than a month in which a Payment Date occurs specified in the related Prospectus Supplement with respect to a Series of Securities providing for Payments to be made less frequently than monthly. A "Monthly Period" is the calendar month preceding the month in which the related Monthly Deposit Date or Payment Date occurs and, if Payment Dates for a Series of Securities occur monthly, may be identical to the Due Period;

          (ii) to reimburse itself for any accrued unpaid Servicing Fees and unreimbursed Servicing Advances. Unless otherwise specified in the related Prospectus Supplement, the Servicer's right to reimburse itself for unpaid Servicing Fees and unreimbursed Servicing Advances will be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed;

          The Servicer's rights to such reimbursement will be prior to the rights of holders of the related Securities unless the Representative is the Servicer and the Representative or any Originator is required to purchase or substitute a Mortgage Loan pursuant to the Pooling and Servicing Agreement and the Transfer Agreement, in which case the Servicer's right to such reimbursement shall be junior to the payment to such holders of the purchase price or Substitution Adjustment;

          (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

          (iv) to make investments in Permitted Instruments and, after effecting the remittance described in clause (i) above, to pay itself interest earned in respect of Permitted Instruments or on funds deposited in the Principal and Interest Account;

          (v) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein (such as servicing compensation) or were deposited therein in error;

          (vi) to pay itself the Servicing Fee and any other permitted servicing compensation to the extent not previously retained or paid;

          (vii) to withdraw funds necessary for the conservation and disposition of REO Property;

          (viii) to make Servicing Advances, as more fully described below; and

          (ix) with respect to a Bankruptcy Loan, to remit to the applicable Depositor certain payments, as provided in the Pooling and Servicing Agreement; and

          (x) to clear and terminate the Principal and Interest Account upon the termination of the Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to wire transfer to the Collection Account the amount described in clause (i) above no later than the third business day preceding each Monthly Deposit Date, if any, and each Payment Date.

ADVANCES FROM THE PRINCIPAL AND INTEREST ACCOUNT; SERVICING ADVANCES

     Unless otherwise specified in the related Prospectus Supplement, not later than the close of business on the third business day prior to each Monthly Deposit Date, if any, and each Payment Date, the Servicer is required to withdraw from amounts on deposit in the Principal and Interest Account and held for future distribution and remit for deposit in the Collection Account an amount (each, an "Advance"), to be distributed on the related Payment Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments (net of the Servicing Fee and if so specified in the related Pooling and Servicing Agreement, the Excess Spread) accrued during the related Monthly Period, but uncollected as of the close of business on the last day of the related Monthly Period. Unless otherwise specified in the related Prospectus Supplement, the Servicer will not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations ("Servicing Advances"), including, but not limited to, the cost of (i) maintaining REO Properties; (ii) any enforcement or judicial proceedings, including foreclosures; and (iii) the management and liquidation of Mortgaged

Property acquired in satisfaction of the related Mortgage. Unless otherwise provided in the related Pooling and Servicing Agreement, the Servicer may pay all or a portion of any Servicing Advance out of excess amounts on deposit in the Principal and Interest Account and held for future distribution on the date on which such Servicing Advance is made. Any such excess amounts so used will be required to be replaced by the Servicer by deposit to the Principal and Interest Account no later than the date specified in the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that certain Servicing Advances, as described in the Pooling and Servicing Agreement, will not be ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself from the amounts available after distributions to the holders of Securities and payment of certain other fees and expenses.

     The Servicer is not required to make any Servicing Advance which it determines would be a Nonrecoverable Advance.

DISTRIBUTIONS

     The Trustee is required to establish a trust account (referred to herein as the "Collection Account", but which may have such other designation as is set forth in the related Prospectus Supplement) into which there shall be deposited amounts transferred by the Servicer from the Principal and Interest Account. The Collection Account is required to be maintained as an Eligible Account. Amounts on deposit in the Collection Account may be invested in Permitted Instruments and other investments specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, on each Monthly Deposit Date, if any, and each Payment Date the Trustee is required to withdraw from the Collection Account and distribute the amounts set forth in the related Prospectus Supplement, to the extent available, in the priority set forth therein, which generally will include (in no particular order of priority):

          (i) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

          (ii) if a Spread Account, Reserve Fund or similar account is established with respect to a Series of Securities, deposits into such fund or account of the Excess Spread or other amounts required to be deposited therein;

          (iii) payments to the holders of the Securities on account of interest and principal, in the order and manner set forth in the related Prospectus Supplement;

          (iv) reimbursement of the Servicer and/or the Representative for amounts expended by the Servicer or the Representative and reimbursable thereto under the related Pooling and Servicing Agreement but not previously reimbursed;

          (v) payments to the Servicer of an amount equal to Nonrecoverable Advances previously made by the Servicer and not previously reimbursed; and

          (vi) after the payments and deposits described above and in the related Prospectus Supplement, the balance, if any, to the persons specified in the related Prospectus Supplement.

     The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Due Period and (ii) the amount available under any credit enhancement, including amounts withdrawn from any Spread Account or Reserve Fund, less (b) the amount of the premiums or fees payable to the Credit Provider, if any, during the related Due Period.

     Generally, to the extent a Credit Provider makes payments to holder of Securities, such Credit Provider will be subrogated to the rights of such holders with respect to such payments and shall be deemed, to the extent of the payments so made, to be a registered holder of such Securities.

     The "Available Payment Amount" with respect to a Payment Date generally means the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during each month in the related Due Period, net of the Servicing Fee paid to the Servicer during each month in the related Due Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses paid by the Servicer, plus (b) the amount of any Advances, less, if so specified in the related Prospectus Supplement, (c) the Excess Spread or other amounts specified in such Prospectus Supplement.

SPECIAL PAYMENTS

     If so specified in the related Prospectus Supplement, a Series of Securities providing for Payment Dates occurring other than monthly may provide for special payments ("Special Payments") to be made to holders of Securities of one or more Classes as of the record date established therefor (each a "Special Record Date") in the amount (the "Special Payment Amount") and on the dates ("Special Payment Dates") specified in such Prospectus Supplement. The related Prospectus Supplement will describe the circumstances under which such Special Payments will be made, which may be as a result of receipt of Principal Prepayments in excess of a specified amount or otherwise. Unless otherwise specified in the related Prospectus Supplement, such Special Payments will result in amounts which would otherwise have been distributed on the next succeeding Payment Date being paid instead on one or more Special Payment Dates.

OPTIONAL DISPOSITION OF MORTGAGE LOANS

     If so specified in the related Prospectus Supplement, the Servicer, the Depositors or the holders of the Class of Securities or such other person specified in such Prospectus Supplement may cause the Trust to sell all of the Mortgage Loans and all REO Properties when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, when the outstanding principal balance of a Class of Securities specified in the related Prospectus Supplement declines to the percentage of the original principal balance of such Class specified in the related Prospectus Supplement or at such other time as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement will establish a minimum price at which such Mortgage Loans and REO Properties may be sold generally equal to the principal amount thereof plus accrued interest thereon. Such minimum price may include certain expenses and other amounts or such party as is specified in the related Prospectus Supplement may be required to pay all or a portion of such expenses or other amounts at the time of sale. Unless otherwise specified in the related Prospectus Supplement, the proceeds of any such sale will be distributed to holders of the Securities on the Payment Date next following the date of disposition.

MANDATORY DISPOSITION OF MORTGAGE LOANS

     If so specified in the related Prospectus Supplement, the Servicer, the Depositors or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Securities by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances set forth in such Prospectus Supplement. The procedures for the solicitation of such bids will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Representative, the Servicer, the Originators and any Underwriter (defined herein) will be permitted to submit bids. If so specified in the related Prospectus Supplement, a minimum bid or reserve price may be established. If so specified in the related Prospectus Supplement, the Underwriter or such other entity specified in such Prospectus Supplement will be required to confirm that the accepted bid will result in the sale of the assets of the Trust at their fair market value.

FORWARD COMMITMENTS; PREFUNDING

     If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement or other agreement may provide for the transfer by the Depositors of additional Mortgage Loans to the related Trust after the Closing Date for the related Securities. In such case, it is expected that the related Transfer Agreement will provide for a concurrent transfer of such additional Mortgage Loans from one or more Originators to the Depositors. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the application for a specified period of all or a portion of payments on the Mortgage Loans originally included in the related Mortgage Pool or by the establishment of a Prefunding Account (a "Prefunding Account"). If a Prefunding Account is established, all or a portion of the proceeds from the sale of one or more Classes of Securities of the related Series will be deposited in such account. The Depositors will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Mortgage Loans (the "Subsequent Mortgage Loans") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related Prospectus Supplement (the "Prefunding Period") after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Prefunding Account (the "Prefunding Amount") for such Series on the date of such issuance. The Prefunding Amount with respect to a Series is not expected to exceed 25% of the aggregate initial principal balance of the related Securities. Any Subsequent Mortgage Loans will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans initially included in the Trust, subject to such exceptions as are expressly stated in the Prospectus Supplement. For example, the Subsequent Mortgage Loans will be subject to the same underwriting standards and representations and warranties as the Mortgage Loans initially included in the Trust. Unless otherwise specified in the related Prospectus Supplement, a Prefunding Account will be required to be maintained as an Eligible Account.

     Unless otherwise specified in the related Prospectus Supplement, amounts set aside to fund such transfers (whether in a Prefunding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, the Depositors may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Prefunding Period. Any amount remaining in the Capitalized Interest Account at the end of the Prefunding Period will be remitted as specified in the related Prospectus Supplement.

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements or similar agreements provided to reduce the effects of interest rate fluctuations on the related Mortgage Loans or on one or more Classes of Securities. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

REPORTS TO HOLDERS

     On each Payment Date, there will be forwarded to each holder a statement setting forth, among other things, the information as to such Payment Date required by the related Pooling and Servicing Agreement, which generally will include, except as otherwise provided therein, if applicable:

          (i) the Available Payment Amount (and any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
     Section 362 of the United States Bankruptcy Code);

          (ii) the principal balance of each class of Securities as reported in the report for the immediately preceding Payment Date, or, with respect to the first Payment Date for a Series of Securities, the Original Principal Balance of such Class;

          (iii) the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period and the amount of any Special Payments made during the related Accrual Period;

          (iv) the amount of all Curtailments which were received during the related Due Period;

          (v) the principal portion of all Monthly Payments received during the related Due Period;

          (vi) the amount of interest received on the Mortgage Loans during the related Due Period;

          (vii) the aggregate amount of the Advances to be made with respect to the Payment Date;

          (viii) certain delinquency and foreclosure information as described more fully in the related Pooling and Servicing Agreement, and the amount of Mortgage Loan Losses during the related Due Period;

          (ix) the amount of interest and principal due to the holders of each Class of Securities of such Series on such Payment Date;

          (x) the amount then available in any Spread Account or Reserve
     Account;

          (xi) the amount of the payments, if any, to be made from any credit enhancement on the Payment Date;

          (xii) the amount to be distributed to the holders of any subordinated or residual securities on the Payment Date;

          (xiii) the principal balance of each Class of Securities of such Series after giving effect to the payments to be made on the Payment Date;

          (xiv) with respect to the Mortgage Pool, the weighted average maturity and the weighted average Mortgage Interest Rate of the Mortgage Loans as of the last day of the related Due Period;

          (xv) the amount of all payments or reimbursements to the Servicer for accrued unpaid Servicing Fees, unreimbursed Servicing Advances and interest in respect of Permitted Instruments or funds on deposit in the Principal and Interest Account and certain other amounts during the related Due Period;

          (xvi) the Pool Principal Balance as of the immediately preceding Payment Date, the Pool Principal Balance after giving effect to payments received and Mortgage Loan Losses incurred during the related Due Period and the ratio of the Pool Principal Balance to the Original Pool Principal Balance. As of any Payment Date, the "Pool Principal Balance" equals the aggregate outstanding principal balance of all Mortgage Loans, as reduced by the aggregate Mortgage Loan Losses, at the end of the related Due Period;

          (xvii) certain information with respect to the funding, availability and release of monies from any Spread Account or Reserve Fund;

          (xviii) the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

          (xix) the amounts that are reimbursable to the Servicer, the Representative or the Depositors, as appropriate;

          (xx) during the Prefunding Period, the remaining Prefunded Amount and the portion of the amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

          (xxi) during the Prefunding Period, the amount remaining in the Capitalized Interest Account; and

          (xxii) such other information as the holders reasonably require.

     The Servicer will also be required to furnish to any holder upon request
(i) annual audited financial statements of the Servicer for one or more of the most recently completed three fiscal years for which such statements are available, and (ii) interim unaudited financial statements of the Servicer relating to periods subsequent to the most recent annual audited period.

DESCRIPTION OF CREDIT ENHANCEMENT

     To the extent specified in the related Prospectus Supplement, credit enhancement for one or more Classes of a Series of Securities may be provided by one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, mortgage pool insurance policy, special hazard insurance policy or other type of credit enhancement. Credit enhancement may also be provided by overcollateralization or by subordination of one or more Classes of Securities of a Series to one or more other Classes of Securities of such Series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related Prospectus Supplement, credit enhancement for a Series of Securities will not be available for losses incurred with respect to any other Series of Securities. To the extent credit enhancement for any Series of Securities is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the Securities will bear all further risk of loss.

     The amounts and types of credit enhancement, as well as the provider thereof (the "Credit Provider"), if applicable, with respect to each Series of Securities will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the related Pooling and Servicing Agreement, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related Mortgage Pool decreases, upon the occurrence of certain events or otherwise. Unless otherwise specified in the related Prospectus Supplement, to the extent permitted by the applicable Rating Agencies and provided that the then current rating of the affected Securities is not reduced or withdrawn as a result thereof, any credit enhancement may be cancelled or reduced in amount or scope of coverage or both.

     The descriptions of credit enhancement arrangements included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

     Financial Guaranty Insurance Policy. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Securities Insurance Policy") may be obtained and maintained for a Class or Series of Securities. The issuer of the Securities Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Securities Insurance Policy will be filed with the related Current Report on Form 8-K.

     Unless otherwise specified in the related Prospectus Supplement, a Securities Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Securities that an amount equal to the full amount of distributions due to such holders will be received by the Trustee or its agent on behalf of such holders for distribution on each Payment Date.

     The specific terms of any Securities Insurance Policy will be set forth in the related Prospectus Supplement. A Securities Insurance Policy may have limitations and generally will not insure the obligation of the Depositors or any Originator to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments.

     Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Securities Insurance Policy.

     Letter of Credit. If so specified in the related Prospectus Supplement, all or a component of credit enhancement for a Class or a Series of Securities may be provided by a letter of credit (a "Letter of Credit") issued by a bank or other financial institution (a "Letter of Credit Issuer") identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Letter of Credit will be irrevocable. A Letter of Credit may provide coverage with respect to one or more Classes of Certificates or the underlying Mortgage Loans or, if specified in the related Prospectus Supplement, may support a specified obligation or be provided in lieu of the funding with cash of a Reserve Fund or Spread Account (each as defined below). The amount available, conditions to drawing, if any, and right to reimbursement with respect to a Letter of Credit will be specified in the related Prospectus Supplement. A Letter of Credit will expire on the date specified in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

     Mortgage Pool Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Securities may be provided by a mortgage pool insurance policy (a "Pool Insurance Policy") issued by the insurer (a "Pool Insurer") specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will, subject to limitations described in such Prospectus Supplement, insure against losses due to defaults in the payment of principal or interest on the underlying Mortgage Loans up to the amount specified in such Prospectus Supplement (or in a Current Report on Form 8-K). The Pooling and Servicing Agreement with respect to any Series of Securities for which a Pool Insurance Policy is provided will require the Servicer or other party specified therein to use reasonable efforts to maintain the Pool Insurance Policy and to present claims to the Pool Insurer in the manner required thereby. No Pool Insurance Policy will be a blanket policy against loss and will be subject to the limitations and conditions precedent described in the related Prospectus Supplement.

     Special Hazard Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Securities may be provided in part by an insurance policy (a "Special Hazard Policy") covering losses due to physical damage to a Mortgaged Property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The Prospectus Supplement relating to a Series of Securities for which a Special Hazard Policy is provided will identify the issuer of such policy and any limitations on coverage. No Special Hazard Policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each Special Hazard Policy will contain an aggregate limit on claims specified in the related Prospectus Supplement. No claim will be paid under any Special Hazard Policy unless hazard insurance on the Mortgaged Property is in force and protection and preservation expenses have been paid.

     Spread Account and Reserve Fund. If so specified in the related Prospectus Supplement, all or any component of credit enhancement for a Series of Securities may be provided by a reserve fund (a "Reserve Fund") or a spread account (a "Spread Account"). A Reserve Fund or Spread Account may be funded by a combination of cash, one or more letters of credit or one or more Permitted Instruments provided by the Depositors or other party identified in the related Prospectus Supplement, amounts otherwise distributable to one or more Classes of Securities subordinated to one or more other Classes of Securities or all or any portion of Excess Spread. If so specified in the related Prospectus Supplement, a Reserve Fund for a Series of Securities may be funded in whole or in part on the applicable Closing Date. If so specified in the related Prospectus Supplement, cash deposited in a Reserve Fund or a Spread Account may be withdrawn and replaced with one or more letters of credit or Permitted Instruments. A Reserve Fund or Spread Account may be pledged or otherwise made available to a Credit Provider. If so specified in the related Prospectus Supplement, a Reserve Fund or Spread Account may not be deemed part of the assets of the related Trust or may be deemed to be pledged or provided by one or more of the Depositors, the holders of the Class of Securities otherwise entitled to the amounts deposited in such account or such other party as is identified in such Prospectus Supplement.

     Cash Collateral Account. If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a Series of Securities may be provided by the establishment of a cash collateral account (a "Cash Collateral Account"). A Cash Collateral Account will be similar to a Reserve Fund or Spread Account except that generally a Cash Collateral Account is funded initially by a loan from a cash collateral lender (the "Cash Collateral Lender"), the proceeds of which are invested with the Cash Collateral Lender or other eligible institution. Unless otherwise specified in the related Prospectus Supplement, the Cash Collateral Account will be required to be maintained as an Eligible Account. The loan from the Cash Collateral Lender will be repaid from Excess Spread, if any, or such other amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the Cash Collateral Account will be available in generally the same manner described above with respect to a Spread Account or Reserve Fund. As specified in the related Prospectus Supplement, a Cash Collateral Account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more Classes of Securities of a Series.

     Subordination. If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, Curtailments, interest or any combination thereof otherwise payable to one or more Classes of Securities of a Series ("Subordinated Securities") may instead be payable to holders of one or more other Classes of Securities of such Series ("Senior Securities") under the circumstances and to the extent specified in such Prospectus Supplement. A Class of Securities may be subordinated to one or more Classes of Securities and senior to one or more other Classes of Securities of a Series. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securities that will be distributable to Senior Securities on any Payment Date may be limited as specified in the related Prospectus Supplement or the availability of subordination may otherwise be limited as specified in the related Prospectus Supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of Subordinated Securities of a Series or if such amounts were to exceed any limitation on the amount of subordination available, holders of Senior Securities of such Series could experience losses.

     In addition, if so specified in the related Prospectus Supplement, amounts otherwise payable to holders of Subordinated Securities on any Payment Date may be deposited in a Reserve Fund or Spread Account, as described above. Such deposits may be made on each Payment Date, on each Payment Date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related Prospectus Supplement, and thereafter, amounts may be released from such Reserve Fund or Spread Account in the amounts and under the circumstances specified in such Prospectus Supplement.

     Distributions may be allocated as among Classes of Senior Securities and as among Classes of Subordinated Securities in order of their final scheduled payment dates, in accordance with a schedule or formula or otherwise, as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and deposits to any Reserve Fund or Spread Account will be allocated as specified in the related Prospectus Supplement. Principal Prepayments and Curtailments may be paid disproportionately to Classes of Senior Securities pursuant to a "shifting interest" structure or otherwise, as specified in the related Prospectus Supplement.

     Cross-Support Provisions. If the Mortgage Loans for a Series are divided into separate groups, each supporting a separate Class or Classes of Securities of a Series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans prior to distributions on Subordinated Securities evidencing interests in a different group of Mortgage Loans within the Trust. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

     Other Credit Enhancement. Credit enhancement may also be provided for a Series of Securities in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable Rating Agencies to cover one or more risks with respect to the Mortgage Loans or the Securities, as specified in the related Prospectus Supplement.

PAYMENT OF CERTAIN EXPENSES

     If so specified in the related Prospectus Supplement, in order to provide for the payment of the fees of the Credit Provider, if any, the Trustee may be required to establish a Credit Enhancement Account and to deposit therein on the dates specified in the related Prospectus Supplement, from amounts on deposit in the Collection Account, in the priority indicated, an amount that is sufficient to pay the premiums or fees due to the Credit Provider.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Servicer to pay to the Trustee(s) from time to time their respective fees and the reasonable expenses, disbursements and advances incurred or made by them. The Trustee will be permitted under the Pooling and Servicing Agreement on each Payment Date to pay, from amounts on deposit in the Collection Account and after making any required distributions to holders, any amounts then due and owing representing fees of the Trustee(s) that have not been paid by the Servicer after written demand therefor.

SERVICING COMPENSATION

     As compensation for servicing and administering the Mortgage Loans, the Servicer is entitled to a fee in the amount specified in the related Prospectus Supplement (the "Servicing Fee"), payable monthly from the interest portion of monthly payments on the related Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the related Mortgage Loans. In addition to the Servicing Fee, the Servicer will generally be entitled under the related Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Mortgage Loan, to the extent not otherwise required to be remitted to the Indenture Trustee for deposit into the Collection Account and not constituting any part of the Representative's Yield, and interest paid on funds on deposit in the Principal and Interest Account.

SERVICING STANDARDS

     General Servicing Standards. The Servicer will agree to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and, in servicing and administering the Mortgage Loans, to employ or cause to be employed procedures, including collection, foreclosure and REO Property management procedures, and exercise the same care it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first and second mortgage servicing practices of prudent lending institutions and giving due consideration to the holders', and any Credit Provider's reliance on the Servicer. The interests of the holders of each Class of Securities of any Series and the Credit Provider, if any, may differ with respect to servicing decisions which may affect the rate at which prepayments are received. For example, holders of certain Classes of Securities may prefer that "due-on-sale" clauses be waived in the event of a sale of the underlying Mortgaged Property, that delinquent Mortgagors be granted extensions or other accommodations and that liquidations of Mortgage Loans be deferred, if an increase in the rate of principal prepayments would have an adverse effect on the yield to investors in such Securities. Depending on the timing of such prepayments, holders of other Classes of Securities may prefer that "due-on-sale" clauses be enforced or that other actions be taken which would increase prepayments. No holder of a

Security will have the right to make any decisions with respect to the underlying Mortgage Loans. The Servicer will have the right and obligation to make such decisions in accordance with its normal servicing procedures and the standards set forth in the related Pooling and Servicing Agreement. In certain cases, the consent or approval of the Credit Provider, if any, may be permitted or required. The interests of the Credit Provider, if any, with respect to, among other things, matters which affect the timing of payments and prepayments may not be the same as those of the holders of each Class of Securities of such Series.

     Hazard Insurance. The Servicer will cause to be maintained fire and hazard insurance with extended coverage (sometimes referred to as "standard hazard insurance") customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding Principal Balance owing on the Mortgage Loan, (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Generally, if (i) the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as Flood Zone "A", (ii) flood insurance has been made available and (iii) the Servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions, the Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first and second mortgage servicing procedures) will be deposited in the Principal and Interest Account, subject to retention by the Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the related Pooling and Servicing Agreement.

     If the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate outstanding principal balance on the Mortgage Loans without co-insurance, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

     Enforcement of Due on Sale Clauses. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, is required, to the extent it has knowledge of such conveyance or prospective conveyance, to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be permitted to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer will be required to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Note or Mortgage, the Mortgagor remains liable thereon. The Servicer will also be authorized (with the prior approval of any Credit Provider, if required) to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Realization Upon Defaulted Mortgage Loans. The Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the holders of the related Securities of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the holders or any Credit

Provider. In connection with such foreclosure or other conversion, the Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs.

     The Servicer will not be permitted to foreclose on any Mortgaged Property which it knows to be located within a one mile radius of any site contaminated with or affected by hazardous wastes or hazardous substances without the prior written consent of the Trustees and, if applicable, the Insurer. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations." In addition, the Servicer will not be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. If a Servicer does not foreclose on a Mortgaged Property, the holders of Securities of the related Series may experience a loss on the related Mortgage Loan. The Servicer will not be liable to holders of Securities if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, the Servicer will not be liable to holders of Securities if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     Collection of Mortgage Loan Payments. Each Pooling and Servicing Agreement will require the Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain as Servicing Compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the related Pooling and Servicing Agreement.

USE OF SUBSERVICERS

     The Servicer will be permitted under each Pooling and Servicing Agreement to enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and is either (i) designated by FNMA or FHLMC as an approved Depositor-Servicer for first and second mortgage loans or (ii) is an affiliate or a wholly owned subsidiary of the Servicer.

     Notwithstanding any Subservicing Agreement, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be relieved of its obligations under a Pooling and Servicing Agreement, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer will be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer and nothing contained in any Pooling and Servicing Agreement shall be deemed to limit or modify such indemnification.

SERVICING CERTIFICATES AND AUDITS

     The Servicer is required to deliver, not later than the last day of the fourth month following the end of the Servicer's fiscal year, commencing in the year specified in the related Pooling and Servicing Agreement, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of the Pooling and Servicing Agreement which relate to the servicing and administration of the Mortgage Loans, (ii) a review of the activities of the Servicer during such preceding year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     The Servicer is required to cause to be delivered, not later than the last day of the fourth month following the end of the Servicer's fiscal year, commencing in the year set forth in the related Pooling and Servicing

Agreement, a letter or letters of a firm of independent certified public accountants reasonably acceptable to the Trustee and any Owner Trustee stating that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

LIMITATIONS ON LIABILITY OF THE SERVICER AND ITS AGENTS

     Each Pooling and Servicing Agreement will provide that the Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind that is reasonably and in good faith believed to be genuine and adopted or signed by the proper authorities respecting any matters arising under the Pooling and Servicing Agreement. In addition, the Servicer will not be required to appear with respect to, prosecute or defend any legal action that is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with the related Pooling and Servicing Agreement, other than certain claims made by third parties with respect to such Pooling and Servicing Agreement.

REMOVAL AND RESIGNATION OF SERVICER

     Unless otherwise specified in the related Prospectus Supplement, any Credit Provider or the holders of Securities of a Series representing a majority in principal amount of Securities of such Series, voting as a single class (a "Majority in Aggregate Voting Interest"), with the consent of any Credit Provider, may, pursuant to the related Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any of the following events (each a "Servicer Termination Event"):

          (i) (A) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of any Credit Provider or the holders of the Securities of such Series; or (B) any other failure by the Servicer to remit to holders of the Securities of such Series or to the Trustee or any Owner Trustee for the benefit of the holders of the Securities of such Series, any payment required to be made under the terms of the related Pooling and Servicing Agreement which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer; or

          (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in the related Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Servicer shall fail for 60 days to pay, or bond against, an unappealable, undischarged, unvacated and unstayed final judgment by a court of competent jurisdiction in an aggregate amount set forth in the related Pooling and Servicing Agreement; or

          (vii) under certain circumstances, and to the extent required by any Credit Provider, the aggregate Mortgage Loan Losses (as defined below) and delinquencies on the related Mortgage Pool shall exceed certain thresholds described in the related Pooling and Servicing Agreement.

     "Mortgage Loan Losses" means, for Mortgage Loans that become Liquidated Mortgage Loans during the related Due Period, the amount, if any, by which (i) the sum of the outstanding principal balance of each such Mortgage Loan (determined immediately before such Mortgage Loan became a Liquidated Mortgage
Loan) and accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Mortgage Loan became a Liquidated Mortgage Loan exceeds
(ii) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Mortgage Loan which have not theretofore been used to reduce the principal balance of such Mortgage Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Depositors may, with the consent of any Credit Provider and holders representing a majority in aggregate Percentage Interest of each Class of Securities of a Series, remove the Servicer upon 90 days' prior written notice. No such removal shall be effective until the appointment and acceptance of a successor Servicer other than the Trustee (unless the Trustee agrees to serve) meeting the requirements described below and otherwise acceptable to any Credit Provider and majority in Percentage Interest of each Class of Securities of such Series.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may not assign the related Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the Representative (if the Representative is not the Servicer), any Credit Provider, the Trustee, any Owner Trustee and the Majority in Aggregate Voting Interest or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, upon removal or resignation of the Servicer other than as described in the second preceding paragraph, the Trustee will be the successor servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, is obligated to make Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority in Aggregate Voting Interest or any Credit Provider so requests in writing, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to such Credit Provider having a net worth of not less than the amount set forth in the related Pooling and Servicing Agreement and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and other Servicing Compensation as the Servicer. See "Servicing Compensation" above.

REGISTRATION AND TRANSFER OF THE SECURITIES

     If so specified in the related Prospectus Supplement, one or more Classes of Securities of a Series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Securities, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related Prospectus Supplement, Book-Entry Securities may be initially represented by one or more certificates registered in the name of DTC and be available only in the form of book-entries. If specified in the related Prospectus Supplement, holders of Securities may hold beneficial interests in Book-Entry Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of Securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

     Beneficial owners ("Owners") that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants who are Owners of Book-Entry Securities will receive a credit for such Securities on DTC's records. The ownership interest of such holder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Unless and until Definitive Securities (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Securities of any Series will be Cede, as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC Participants and DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the

Book-Entry Securities. DTC Participants and Indirect DTC Participants with which Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

     DTC has advised the Servicer and the Depositors that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more DTC Participants to whose DTC accounts the Securities are credited. DTC has advised the Servicer and the Depositors that DTC will take such action with respect to any Percentage Interests of the Book-Entry Securities of a Series only at the direction of and on behalf of such DTC Participants with respect to such Percentage Interests of the Book-Entry Securities. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

     Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class or Series of Securities offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the Euroclear "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class or Series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the

Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments and distributions with respect to Book-Entry Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or The Chase Manhattan Bank, the relevant depositary of CEDEL and Euroclear (the "Depositaries"), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Book-Entry Securities of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Securities being referred to herein as "Definitive Securities") only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Servicer advises the Trustee and any Owner Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities of such Series and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Securities of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Owners is no longer in the best interests of Owners of such Class of Securities. Upon issuance of Definitive Securities of a Series to Owners, such Book-Entry Securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or any Owner Trustee, as the case may be, with respect to transfers, notices and distributions.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially from one another), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgage Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or other contractual payment obligation and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Any of the foregoing instruments will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the Mortgaged Property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Originators will make certain representations and warranties to the Depositors, and substantially similar representations and warranties will be made by the Depositors pursuant to the related Pooling and Servicing Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

     If so specified in the related Prospectus Supplement, a Mortgage Pool may include loans on units in cooperatives ("Cooperative Loans"). Cooperative Loans are evidenced by notes secured by security interests in shares issued by cooperatives (a "Cooperative"), which are corporations entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting rights to occupy specific dwelling units within the cooperative buildings. The security agreement will create a lien upon or grant a title interest in the property which it covers, the priority of which lien will depend on the terms of the agreement and the order of recordation in the appropriate recording office. Ownership of a unit in a cooperative is held through the ownership of stock in the corporation, together with the related proprietary lease or occupancy agreement. Such ownership interest is generally financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the proprietary lease or occupancy agreement and a security interest in the related cooperative shares.

     Each Cooperative owns in fee or has a leasehold interest in the real property and improvements, including all separate dwelling units therein. The Cooperative is directly responsible for property management and generally for the payment of real estate taxes, insurance and similar charges. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure -- Cooperative Loans" below.

LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "Contract Lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

  General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

  Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed generally equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

  Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

  Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obligated to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a Series of Securities for which an election is made to qualify the Trust or a part thereof as a REMIC, the Pooling and Servicing Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Regulations. The applicability of these limitations if a FASIT election is made with respect to all or a part of the Trust will be described in the applicable Prospectus Supplement.

  Cooperative Loans

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder or pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

     Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by second or more junior mortgages or deeds of trust, which are subordinate to first or more senior mortgages or deeds of trust held by other lenders. The rights of the holders, as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "Foreclosure" above.

     Furthermore, the terms of the second or more junior mortgage or deed of trust are subordinate to the terms of the first or senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage. See "Risk Factors -- Risks of the Mortgage Loans -- Nature of Security" for a further discussion of certain risks associated with junior mortgage loans.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition, anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., (the "Bankruptcy Code") may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such mortgage loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted such modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Unless otherwise specified in the related Prospectus Supplement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be included in the Representative's Yield.

"DUE-ON-SALE" CLAUSES

     The Mortgage Loans will generally contain "due-on-sale" clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers, or conveys the related Mortgaged Property. The enforceability of these clauses has been the subject of legislation or litigation in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), which purports to preempt state laws that prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations, as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarily, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     By virtue of the Garn Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Certain Yield and Prepayment Considerations."

     Each Pooling and Servicing Agreement will provide that the Servicer, on behalf of the Trustee, will enforce any right of the Trustee as the mortgagee of record to accelerate a Mortgage Loan in the event of a sale or other transfer of the related Mortgaged Property unless, in the Servicer's reasonable judgment, doing so would materially increase the risk of default or delinquency on, or materially impair the security for, such Mortgage Loan.

SUBORDINATE FINANCING

     Where a mortgagor encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March, 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges. The Depositors will represent and warrant in each Pooling and Servicing Agreement that each related Mortgage Loan was originated in compliance with applicable state law in all material respects.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; or removal and disposal of asbestos-containing materials; or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state laws in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even through the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances including, among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 30, 1996, however, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to holders of Securities in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     See "Description of the Securities -- Servicing Standards -- Realization Upon Defaulted Mortgage Loans" above.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter miliary service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. Such shortfalls will be covered by the credit enhancement provided in connection with such Securities only to the extent provided in the related Prospectus Supplement. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan which is subject to the Relief Act goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act") the government may seize the property even before conviction. The government must publish notice of the foreiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion represents the opinion of Cadwalader, Wickersham & Taft or Hunton & Williams, as specified in the applicable Prospectus Supplement, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "Certain State Tax Consequences" below. Holders of Securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Offered Securities.

     The tax consequences of the purchase, ownership and disposition of the Securities will depend in large part on whether or not an election is made to treat the issuing Trust or any segregated pool of assets therein as one or more real estate mortgage investment conduits ("REMICs") within the meaning of section 860D of the Code. A Trust or any segregated pool of assets therein as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool" and its related Securities will be referred to as "REMIC Certificates." The discussion below assumes that no election will be made to treat the Trust, or any portion thereof, as a "financial asset securitization investment trust" (a "FASIT") under sections 860H through 860L of the Code. If a FASIT election is made for a particular series, the Prospectus Supplement for that Series will address the material federal income tax consequences of such election.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

REMIC ELECTIONS

     Upon issuance of each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Hunton & Williams, as specified in the related Prospectus Supplement ("Tax Counsel"), will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, each related REMIC Pool will qualify as a REMIC, and the related REMIC Certificates will be treated either as regular interests in the REMIC ("Regular Certificates") or as residual interests in the REMIC ("Residual Certificates"). Regular Certificates generally will be treated as debt instruments issued by the REMIC. The holder of a Residual Certificate will be subject to the special rules described below under which the holder generally will take into account for Federal income tax purposes its pro rata share of the net income or loss of the REMIC.

     If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the REMIC Pool will not be treated as a REMIC for such year and thereafter. In that event, such REMIC Pool may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period in which the requirements for such status are not satisfied. The Agreement will include provisions designed to maintain the REMIC Pool's status as a REMIC. It is not anticipated that the status of any REMIC Pool as a REMIC will be terminated.

STATUS OF REMIC CERTIFICATES

     In general, the REMIC Certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code and assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such REMIC Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Certificates will be treated as such assets in their entirety for that calendar year. Interest (including original issue discount) on the Regular Certificates and income allocated to the class of Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, the Regular Certificates generally will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. Effective September 1, 1997, Regular Certificates held by a FASIT will qualify for treatment as "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of accounting for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under section 7701(a)(19)(C)(v) of the Code, but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to the Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The Treasury Regulations pertaining to the REMIC provisions of the Code (the "REMIC Regulations") do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under section 856(c)(5)(B) of the Code.

TIERED REMIC STRUCTURES

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC with the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income on such REMIC Certificates is interest described in section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REGULAR CERTIFICATES

     General. In general, stated interest, original issue discount and market discount received or accrued on a Regular Certificate will be ordinary income, and principal payments on a Regular Certificate will be a return of capital to the extent of the Certificateholder's basis in the Regular Certificate allocable to those payments. A holder of a Regular Certificate must use the accrual method of accounting with respect to that Certificate regardless of the method of accounting otherwise used.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code.

     A holder of a Regular Certificate having original issue discount generally must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount regardless of the method of accounting otherwise used. Section 1272(a)(6) of the Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; those regulations have not been issued. The legislative history of the REMIC Provisions indicates that the regulations will provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption used by the Company in reporting original issue discount for each series of Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. The Company makes no representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The amount of original issue discount, if any, on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate in a particular class is the first price at which a substantial amount of the Regular Certificates of that class is first sold to the public (excluding bond houses, brokers and underwriters). Unless specified otherwise in the Prospectus Supplement, the Company will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price of a Regular Certificate is equal to the total of all payments due on the Regular Certificate other than payments of qualified stated interest. "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Regular Certificate.

     In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Regular Certificates. Generally, original issue discount will accrue on the Certificates at the same rate it would accrue if the Certificates were to bear interest at a fixed rate based on the rate that would be in effect if the index remained constant after the Closing Date (or, possibly, the pricing date).

     Notwithstanding the general definition, under a statutory de minimis rule, original issue discount on a Regular Certificate will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity of such Regular Certificate multiplied by its weighted average life. The weighted average life of a Regular Certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the Regular Certificate, of the amounts determined by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until the date on which each such distribution is scheduled to be made (taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Regular Certificate's stated redemption price at maturity.

     The Treasury regulations pertaining to original issue discount (the "OID Regulations") provide a special application of the de minimis rule for certain debt instruments where the interest payable for the first period is at a rate less than that which applies in all other periods. In such cases, the OID Regulations provide that the Regular Certificate would be treated as having de minimis original issue discount if the greater of (i) the excess of its stated principal amount over its issue price or (ii) the amount of the "foregone interest" does not exceed the amount that would otherwise be treated as de minimis original issue discount under the rules described above, but treating as the stated redemption price at maturity for that purpose, the sum of the issue price and the greater of the amounts in clauses (i) or (ii). Foregone interest for this purpose is the amount of additional stated interest that would be required to be payable on the Regular Certificate during the period of the teaser rate, interest holiday or other shortfall so that all stated interest would be qualified stated interest. If original issue discount is treated as zero under these rules, all stated interest payments are treated as qualified stated interest and the actual amount of original issue discount must be allocated to the principal distributions on the Regular Certificate and, when each such distribution is received, income equal to the discount allocated to such distribution will be recognized.

     One or more classes of Regular Certificates may entitle the holder to payments of a portion of the interest but not a corresponding portion of the principal of Mortgage Loans held in the REMIC Pool ("Stripped REMIC Certificates") or otherwise provide for interest that is disproportionately high relative to the principal amount. Although the matter is not free from doubt, the Company intends to treat all of the payments on such Certificates as part of their stated redemption price at maturity. If such Certificates are not treated as having original issue discount, it is likely that such Certificates will be treated as having been issued at a premium. See "Regular
Certificates -- Premium" below. In addition, the holder of such a Certificate may be entitled to recognize a loss (which may be treated as a capital loss) at such time and in such amount as it is determined that the Certificateholder's adjusted basis exceeds all future payments to be received on such REMIC Certificates, assuming no future prepayments occur with respect to the Mortgage Loans.

     A Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions" of the original issue discount that accrue on the Regular Certificate for each day during the Certificateholder's taxable year on which the Regular Certificate is held. A calculation will be made of the portion of the original issue discount that accrues on each Regular Certificate during each "accrual period," which in general is the period corresponding to the period between Payment Dates or other interest compounding periods. Under the OID Regulations, the accrual periods may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day of an accrual period or on the first day of an accrual period. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

     For a Regular Certificate, original issue discount accruing in an accrual period is the excess, if any, of (i) the sum of (a) the present value of the remaining payments to be made on the Regular Certificate as of the end of that accrual period and (b) the payments made on the Regular Certificate during the accrual period that are included in the stated redemption price at maturity of the Regular Certificate, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. For this purpose, the present value of the remaining payments to be made on a Regular Certificate is calculated based on (i) the Prepayment Assumption, (ii) the yield to maturity of the Regular Certificate as of the Closing Date (taking into account the Prepayment Assumption) and (iii) events (including actual prepayments) that have occurred prior to the end of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate increased by the aggregate amount of original issue discount that accrued on that Regular Certificate in all such prior periods and reduced by the amount of payments included in the stated redemption price at maturity of the Regular Certificate in prior accrual periods. In general, the daily portions of original issue discount required to be included in income by the holder of a Regular Certificate (other than a Stripped REMIC Certificate) will increase if prepayments on the Mortgage Loans exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if those prepayments are slower than the Prepayment Assumption.

     A subsequent purchaser of a Regular Certificate at a price greater than the Regular Certificate's "adjusted issue price" but less than its remaining stated redemption price also will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate. With respect to such a purchaser, the daily portion for any day is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the Regular Certificate after the purchase date, other than payments of qualified stated interest, over the Regular Certificate's adjusted issue price. The adjusted issue price of a Regular Certificate on any given day is equal to its issue price, increased by all original issue discount previously includible with respect to such Regular Certificate and reduced by the amount of all previous distributions with respect to such Regular Certificate included in such Regular Certificate's stated redemption price at maturity.

     Market Discount. The holder of a Regular Certificate purchased at a market discount will be subject to the market discount provisions of the Code. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Regular Certificate issued with original issue discount, the revised issue price) of the Regular Certificate exceeds the purchaser's basis in a Regular Certificate. The holder of a Regular Certificate that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Regular Certificate are received. The purchaser of a Regular Certificate that has market discount also will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount that accrued to the date of disposition and was not previously included in ordinary income. Unless otherwise provided in Treasury regulations that have not yet been issued, it is anticipated that market discount on a Regular Certificate will accrue at the holder's option (i) on the basis of a constant interest rate, (ii) ratably based on the ratio of stated interest payable in the current period to all interest remaining to be paid in the case of a Regular Certificate issued without original issue discount, or (iii) ratably based on the ratio of the amount of original issue discount accrued in the current period to all remaining original issue discount in the case of a Regular Certificate issued with original issue discount, in each case computed taking into account the Prepayment Assumption.

     A purchaser of a Regular Certificate that has market discount may be required to defer recognition of a portion of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The amount of this deferred interest expense in any taxable year generally would not exceed the accrued market discount for the year, and the deferred expense generally is allowed as a deduction not later than the year in which the related market discount income is recognized. Alternatively, a Certificateholder may elect to include market discount in income currently as it accrues on all market discount obligations that the Certificateholder acquires in that taxable year or thereafter, in which case the rules described above relating to the treatment of market discount, as well as the interest deferral rule will not apply. Notwithstanding the above rules, market discount on a Regular Certificate will be considered to be zero under a de minimis rule that is similar to the de minimis rule applied for purposes of determining whether a Regular Certificate has original issue discount.

     Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity is considered to be purchased at a premium. The holder of such a Regular Certificate may elect under section 171 of the Code to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder owns or subsequently acquires. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. The portion of the premium deductible pursuant to an election under section 171 of the Code and allocable to a particular period will be treated as a reduction in interest payments on the Regular Certificate during that period. A Certificateholder who neither has in place nor makes an election to amortize bond premium could be required to allocate that premium among the principal payments to be received on that instrument and recognize the premium as a loss (which would be a capital loss if the Certificate is held as a capital asset) as those principal payments are received.

     Interest Election. Under the OID Regulations, Regular Certificateholders generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a Certificateholder makes such an election and (i) the Regular Certificate has amortizable bond premium, the Certificateholder is deemed to have made an election to amortize bond premium or (ii) the Regular Certificate has market discount, the Certificateholder is deemed to have made an election to include market discount in income currently. See "Premium" and "Market Discount" above. A Regular Certificateholder should consult its tax adviser before making this election.

     Sale or Exchange of Regular Certificates. If a holder sells or exchanges a Regular Certificate, the Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by the payments previously received on the Regular Certificate, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described above with respect to market discount, and except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Regular Certificate recognized by an investor who holds the Regular Certificate as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for more than one year. Gain from the disposition of a Regular Certificate that otherwise might be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if the yield on the Regular Certificate were 110% of the applicable federal rate under section 1274(d) of the Code as of the date of purchase, over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. Furthermore, such gain will be treated as ordinary income
(i) if a Regular Certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as part of such transaction, or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months and a still lower maximum tax rate (20%) for property held for more than 18 months. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Subordinated Certificates. As described above under "Description of the Securities -- Credit Enhancement -- Subordination," certain series of REMIC Certificates may contain one or more classes of Regular REMIC Certificates that are subordinate to one or more other classes of Regular REMIC Certificates (the "Subordinated Certificates" and "Senior Certificates," respectively), Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method of accounting without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. In addition, holders of Subordinated Certificates will be required to treat amounts transferred to any Reserve Fund as having been distributed to them. As a result, the amount of income reported by a holder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder generally will be allowed a loss (or will be allowed to report less income) where either principal or previously accrued interest are determined to be uncollectible with respect to the Subordinated Certificate, although the timing and character of such losses (or reductions in income) are uncertain.

TAXATION OF RESIDUAL CERTIFICATES

     General. Generally, holders of Residual Certificates ("Residual Certificateholders") will take into account as ordinary income or loss for federal income tax purposes, the "daily portions" of REMIC taxable income or net loss. The daily portions of REMIC taxable income or net loss for a Residual Certificateholder are determined by allocating to each day in any calendar quarter its ratable portion of the REMIC's taxable income or net loss for such calendar quarter, and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates of a series on that day. A Residual Certificateholder also must include in income any distributions from the REMIC in excess of the Residual Certificateholder's adjusted basis in the Residual Certificate. Certain adjustments to the income of a subsequent holder of a Residual Certificate may be required when the Residual Certificate was purchased at a price that is greater or less than the adjusted basis (determined in the manner discussed below) that the Residual Certificate would have if held by an initial holder. Nevertheless, in the absence of Treasury regulations or clarifying legislation, it is uncertain whether any adjustments would be required.

     Method of Computing REMIC Taxable Income. In general, REMIC taxable income is determined in the same manner as the taxable income of an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain exceptions. For these purposes, REMIC taxable income generally means the excess of (i) the REMIC's gross income (including interest, original issue discount and market discount, if any) on the Mortgage Loans owned by the REMIC, plus income on reinvestment of cash flows and investment of assets in the Reserve Fund and amortization of any premium with respect to the Regular Certificates, over (ii) deductions, including interest and original issue discount on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses, and deduction or amortization of premium, if any, with respect to the Mortgage Loans. Under the REMIC Regulations, section 163(d) of the Code does not apply to limit a REMIC's deductions for any interest expense, and for purposes of determining a REMIC's bad debt deduction, debt owed to the REMIC is not treated as nonbusiness debt under section 166(d) of the Code. In addition, under the REMIC Regulations, any gain or loss from the disposition of any asset, including a qualified mortgage (as defined in section 860G(a)(3) of the Code) or a permitted investment (as defined in section 860G(a)(5) of the Code) is treated as ordinary gain or loss. For purposes of determining REMIC taxable income or net loss, the REMIC's aggregate basis in the collateral is the fair market value thereof immediately after transfer to the REMIC. Under the REMIC Regulations, that basis is equal to the aggregate of the issue prices of all regular and residual interests in the REMIC.

     Generally, the REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Regular Certificates -- Original Issue Discount," without regard to the de minimis rule described therein. The REMIC will have discount income in respect of a Mortgage Loan if, in general, the basis of the REMIC allocable thereto is exceeded by the unpaid principal balance thereof. In respect of Mortgage Loans that have discount, REMIC taxable income will take into account discount that accrues during the taxable year as it accrues under a constant yield method. Generally, if the REMIC's basis allocable to a Mortgage Loan exceeds the unpaid principal balance thereof, the REMIC will be considered to have acquired the Mortgage Loan at a premium equal to the amount of the excess, which premium may be amortized under a constant interest method as described above under "Regular Certificates -- Premium."

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount and market discount income (or amortization of premium) with respect to Mortgage Loans, and the timing of deductions for interest (including original issue discount) on the Regular Certificates. Where the Mortgage Loans bear interest at a fixed rate, mismatching of that timing may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the Regular Certificates, will increase over time as the earlier classes of Regular Certificates are paid, whereas interest income with respect to any given Mortgage Loan generally will remain constant over time as a percentage of the outstanding principal amount of that loan. When there is more than one class of Regular Certificates that pay principal sequentially, this mismatching of income and deductions is likely to occur in the early years following issuance of the REMIC Certificates when principal payments are being made in respect of the earlier classes of Regular Certificates particularly if the Mortgage Loans were acquired at a discount. In those circumstances, Residual Certificateholders may require sufficient other sources of cash to pay any federal, state or local income or franchise taxes due as a result of the mismatching. The mismatching of income and deductions described in this paragraph, if present with respect to a series of REMIC Certificates, may have a significant adverse effect upon a Residual Certificateholder's after-tax rate of return.

     Losses. The amount of any net loss of the REMIC that may be taken into account by a Residual Certificateholder is limited to the Residual Certificateholder's adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate, if earlier) determined without taking into account the net loss for the quarter. Any loss so disallowed may be carried over indefinitely, and may be used only to offset any income generated by the Residual Certificate. The adjusted basis of a Residual Certificate is equal to the amount paid therefor, increased by the amount of any income allocated to the Residual Certificateholder and decreased (but not below zero) by the amount of cash distributed, the fair market value of property distributed and any loss allocated to the Residual Certificateholder. The ability of a Residual Certificateholder that is an individual or a closely held corporation to take into account losses from the REMIC also may be subject to other limitations under the Code.

     Limitations on Offset or Exemption of REMIC Income. A portion of the REMIC taxable income includible in determining the Federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess, if any, of the Residual Certificateholder's allocable share of REMIC taxable income for a calendar quarter, over the sum of the "daily accruals" with respect to the Residual Certificate for days during the calendar quarter that the Residual Certificateholder held the Residual Certificate. The daily accruals for each day during a calendar quarter generally are determined by allocating to each day in the calendar quarter its ratable portion of the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument issued on the day the REMIC was formed) under section 1274(d) of the Code, and (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. The adjusted issue price of the Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate (generally determined as if the Residual Certificate were a debt instrument), increased by the amount of the daily accruals of REMIC income for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate prior to the beginning of the quarterly period.

     To the extent provided in Treasury regulations that have not yet been issued if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then a Residual Certificateholder's entire share of REMIC taxable income will be treated as excess inclusions. Unless otherwise stated in the Prospectus Supplement with respect to any Residual Certificates offered by such Prospectus Supplement, it is expected that the value of the Residual Certificates will not be significant.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the "excess inclusion" may not be offset by other deductions, including net operating losses or net operating loss carryforwards, on the Residual Certificateholder's federal income tax return. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, the Residual Certificateholder's excess inclusion will be treated as unrelated business taxable income of the Residual Certificateholder. Pursuant to the REMIC Regulations, if a Residual Certificateholder is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests held by the members of the affiliated group. In addition, under Treasury regulations that have not yet been issued, if a real estate investment trust owns a Residual Certificate, a portion of dividends paid by the real estate investment trust would be treated as excess inclusions in the hands of its shareholders with the same consequences as excess inclusions attributed directly to a Residual Certificateholder. Similar rules will apply to Residual Certificates that are held by regulated investment companies, common trust funds or certain cooperative corporations. Finally, Residual Certificateholders who are Non-U.S. Persons (as defined below) will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC.

     Prohibited Transactions and Other Taxes on the REMIC. Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, no loss or deduction allocable to a prohibited transaction is taken into account in determining the taxable income or net loss of the REMIC. Prohibited transactions generally include (i) subject to certain limited exceptions (which exceptions include the liquidation of the REMIC, a "clean-up call" of one class of interests and the repurchase of a defective mortgage loan), the disposition of any mortgage loan;
(ii) the receipt of income attributable to any asset that is not the type of mortgage loan or other investment that the REMIC is permitted to hold; (iii) the receipt of compensation for services; or (iv) the receipt of gain from disposition of temporary investments between Payment Dates other than pursuant to a qualified liquidation. In addition, a 100% tax is imposed on the amount of any contribution of property made to the REMIC after its initial formation (excluding certain specified contributions such as cash payments in the nature of guarantees). An additional tax at the highest corporate rate (currently 35%) will be imposed on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of three years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Losses") of the REMIC Residual Certificate at the time of the sale or exchange. In addition, a cash distribution to a Residual Certificateholder from the REMIC is treated as gain from the sale or exchange of the Residual Certificate to the extent that the amount of the distribution exceeds such adjusted basis. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, long-term capital gains are subject to a maximum rate of tax of 28% (20% in the case of capital assets held for longer than 18 months). In addition, in certain circumstances, if a Residual Certificate is transferred to a "Disqualified Organization" (as defined below), a tax will be imposed on the transferor. See "Residual Certificates Transferred to or Held by Disqualified Organizations."

     Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person is disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate is treated as constituting a noneconomic residual interest for this purpose unless, at the time of the transfer, (i) the present value of the expected future distributions on the Residual Certificate is no less than the product of the present value of the "anticipated excess inclusions" with respect to the Residual Certificate and the highest rate applicable to domestic corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in an amount sufficient to satisfy the income tax liability on any "excess inclusions" at or after the time the liability accrues. The anticipated excess inclusions are the excess inclusions that are anticipated to accrue to each calendar quarter, or portion thereof, following the transfer of the Residual Certificate, determined as of the date the Residual Certificate is transferred and based on events that have occurred up to the time of the transfer and on the Prepayment Assumption and any required or permitted clean up calls or required liquidation. See "Taxation of REMIC Certificates -- Original Issue Discount" and "Limitations on Offset or Exemption of REMIC Income."

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

     Under the REMIC Regulations, a transfer of a Residual Certificate that has "tax avoidance potential" to a person who is not a U.S. Person is disregarded for all federal tax purposes. For this purpose a Residual Certificate has tax avoidance potential unless at the time of the transfer the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee Residual Certificateholder an amount that will equal at least thirty percent of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. The REMIC Regulations provide that a transferor has a reasonable expectation if the thirty percent test would be satisfied were the REMIC's qualified mortgages to prepay at each rate within a range of rates from fifty percent to two hundred percent of the rate assumed under section 1272(a)(6) of the Code with respect to the qualified mortgages (or the rate that would have been assumed had the mortgages been issued with original issue discount). A transfer of a Residual Certificate to a person who is not a U.S. Person, however, is not disregarded if income from the Residual Certificate is subject to tax under section 871(b) or section 882 of the Code in the hands of the transferee. Moreover, if a person who is not a U.S. Person transfers a Residual Certificate to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of sections 871(a), 881, 1441 and 1442 of the Code. As used herein, a U.S. Person is a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is includible in gross income for U.S. tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). See "Limitations on Offset or Exemption of REMIC Income" and "Other Matters Relating to REMIC
Certificates -- Taxation of Certain Foreign Investors -- Residual Certificates."

     Except as provided in Treasury regulations that have not yet been issued, the wash sale rules of section 1091 of the Code will apply to the disposition of a Residual Certificate where, during the period beginning six months before the sale or disposition of the REMIC Residual Certificate and ending six months after the sale or disposition, the seller of the Residual Certificate acquires (or enters into any other transaction that results in the application of section
1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is comparable to a Residual Certificate. Application of these wash sale rules would result in the deferral of recognition of any loss on the sale of the Residual Certificate.

RESIDUAL CERTIFICATES TRANSFERRED TO OR HELD BY DISQUALIFIED ORGANIZATIONS

     Regardless of whether any gain or loss is recognized on the transfer of a Residual Certificate, a tax is imposed on the transferor of a Residual Certificate where the transfer is to certain specified entities generally including governmental entities or any other entities that are exempt from U.S. tax including the tax on unrelated business income (collectively, "Disqualified Organizations"). If a transfer of a Residual Certificate to a Disqualified Organization is made through an agent for the Disqualified Organization (including a nominee, broker or middleman), then the tax is imposed on the agent. The tax is imposed at the highest rate applicable to domestic corporations (currently 35%) based on the present value of expected excess inclusions (see "Limitations on Offset or Exemption of REMIC Income" above). The REMIC Regulations provide that the anticipated excess inclusions must be determined as of the date the Residual Certificate is transferred and must be based on (i) events that have occurred up to the time of the transfer, (ii) the Prepayment Assumption, and (iii) any required or permitted clean up calls, or required qualified liquidation. In addition, the REMIC Regulations provide that the present value of the anticipated excess inclusions is determined by discounting the anticipated excess inclusions from the end of each remaining calendar quarter in which those excess inclusions are expected to accrue to the date the Disqualified Organization acquires the Residual Certificate. The discount rate to be used for this present value computation is the applicable Federal rate as specified in section 1274(d)(1) of the Code that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Certificate. The transferor is relieved of the tax liability if it receives in good faith from the transferee (i) an affidavit stating that the transferee is not a Disqualified Organization or (ii) the transferee's social security number and an affidavit stating that the social security number is that of the transferee. Because a requirement for qualification as a REMIC is that reasonable efforts must be made to ensure that Residual Certificates are not held by Disqualified Organizations, the ability of a Residual Certificate to be transferred may be conditioned upon the Trustee's receipt of an affidavit representing that the proposed transferee is not a Disqualified Organization.

     If a Residual Certificate is held by a "pass-through entity" (such as a partnership, trust, real estate investment trust, regulated investment company, or common trust fund), a tax is imposed at the highest rate applicable to domestic corporations on the pass-through entity if a record holder of interest in the entity is a Disqualified Organization. The tax would be imposed on the portion of the excess inclusion income relating to the Residual Certificate allocable to the Disqualified Organization interest holder. If a nominee holds an interest in a pass-through entity for a Disqualified Organization, then the tax is imposed on the nominee. Any tax imposed on a pass-through entity is deductible against the gross amount of ordinary income of the pass-through entity. No tax, however, will be imposed during any period if (i) the record holder of an interest in the pass-through entity furnishes to the pass-through entity an affidavit that the record holder is not a Disqualified Organization,
(ii) the record holder provides its social security number and an affidavit stating that the social security number is that of the record holder, and (iii) during such period, the pass-through entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

MARK TO MARKET REGULATIONS

     On December 24, 1996, the Internal Revenue Service (the "IRS") issued final regulations (the "Mark to Market Regulations") under section 475 of the Code relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

OTHER MATTERS RELATING TO REMIC CERTIFICATES

     Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation, and sells all of its assets (other than cash) within the 90-day period beginning on the date of the adoption of the plan of liquidation, then the REMIC will not be subject to an entity-level tax on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of all REMIC Certificates within the 90-day period. It is unclear whether that the termination of the REMIC will be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, a Residual Certificateholder would be entitled to recognize a gain (or loss) at that time equal to the amount of the excess (or shortfall) of the cash or fair market value of other property distributed in liquidation over the adjusted basis in the Residual Certificate remaining upon termination of the REMIC. The amount of such gain (or loss) may be treated as a capital gain (or loss) for certain taxpayers, although not for financial institutions subject to the provisions of section 582(c) of the Code.

     Reporting and Other Administrative Matters. For federal income tax purposes, the REMIC must adopt a calendar year as its taxable year and must file annual federal information and tax returns and other reports with the IRS and furnish reports to Certificateholders as specified in temporary Treasury regulations (the "Temporary Regulations") and Treasury regulations. Pursuant to Treasury regulations, reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accrued on the Regular Certificates, the portion of the Regular Certificates (and income therefrom) that is eligible for each special tax status described above, and certain information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates. Quarterly reports will be made to the holders of Residual Certificates with regard to REMIC taxable income, excess inclusions and allocable investment expenses of the REMIC required to be taken into account by the holder of the Residual Certificate. These quarterly reports will be filed with the IRS on an annual basis. The Temporary Regulations also provide that quarterly reports must be made of the REMIC's investment expenses to holders of Regular Certificates where such allocations are required. The REMIC also is subject to the procedural and administrative rules of the Code applicable to partnerships including the determination of any adjustments to, among other things, items of REMIC income gain, loss, deduction or credit by the IRS in a unified administrative proceeding. In this connection, a holder of a Residual Certificate may be required to act as the "tax matters person" of the REMIC.

     Certain Noncorporate Investors. Under section 67 of the Code, an individual, estate or trust may deduct certain itemized deductions only to the extent that the aggregate of these itemized deductions exceeds two percent of the taxpayer's adjusted gross income. These itemized deductions include expenses paid or incurred for the production or collection of income, or the management, conservation or maintenance of property held for the production of income. In the case of a REMIC, these deductions may include deductions for servicing expenses with respect to the Mortgage Loans, compensation paid to the Servicer of a series of Certificates, or other administrative expenses, if any, of the REMIC. In the case of a REMIC that is similar to a traditional single-class mortgage pass-through arrangement (including a pass-through arrangement with senior and subordinated interests), a pro rata portion of the expenses that are deductible under section 212 of the Code would be allocated among all of the holders of interests in the REMIC and would be taken into account by holders who are individuals, estates or trusts (where interests are held either directly or indirectly through certain pass-through entities) as a "gross-up" to income, against which deductions for those expenses would be available subject to the limitations of section 67 of the Code. Nevertheless, for other REMICs, these deductions would be allocated only to holders of the Residual Certificates.

     Taxation of Certain Foreign Investors -- Regular Certificates. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a REMIC Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust the income of which is includible in gross income for U.S. tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). A Foreign Holder that is not subject to federal income tax as a result of any direct or indirect connection with the United States in addition to its ownership of a Regular Certificate will not be subject to federal income tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder does not own actually or constructively a 10% or greater interest in the Residual Certificates. To qualify for this tax exemption, the Foreign Holder will be required to provide a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on an IRS Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years.

     Any gain recognized by a Foreign Holder upon a sale, retirement, or other taxable disposition of a Regular Certificate generally will not be subject to U.S. Federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

     It appears a Regular Certificate will not be includible in the estate of a Foreign Holder and would not be subject to U.S. estate taxes.

     Taxation of Certain Foreign Investors -- Residual Certificates. Amounts paid to Residual Certificateholders who are Foreign Holders are treated as interest for purposes of the 30% U.S. withholding tax. The U.S. Department of the Treasury has promulgated regulations that provide that interest payments to the holder of a Residual Certificate is treated as having been paid with respect to the obligations held by the REMIC for purposes of determining whether the payments are eligible for the portfolio interest exemption. Such regulations do not allow any payments representing the "excess inclusion" portion of the REMIC's income to be eligible for the portfolio interest exemption. In addition, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of REMIC Certificates -- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts allocable to Residual Certificateholders who are Foreign Holders are effectively connected with the conduct of a trade or business within the United States by such Foreign Holders, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts allocable to such Foreign Holders will be subject to U.S. federal income tax at regular graduated rates. It is possible that the activities of the REMIC could by themselves result in the Residual Certificateholder's being considered to be conducting a trade or business in which case amounts paid to Residual Certificateholders would be so effectively connected. If 30% (or lower treaty rate) withholding is applicable, such amounts will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those that govern withholding upon disposition of debt instruments that have original issue discount. However, the Code grants the U.S. Department of the Treasury authority to issue regulations requiring that the amounts includible be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax. This latter rule may apply where the Residual Certificates do not have significant value.

     Backup Withholding. Under certain circumstances interest (and original issue discount, if any), principal or proceeds of the sale of a Regular Certificate may be subject to "backup withholding" of U.S. Federal income tax at a 31% rate. Backup withholding does not apply to corporations and certain other exempt recipients, which may be required to establish their exempt status. Backup withholding generally applies if, among other circumstances, a non-exempt Regular Certificateholder who is a U.S. Person fails to furnish its taxpayer identification number or, when applicable, a Form 4224. Backup withholding generally does not apply to a Foreign Holder if the Foreign Holder provides the statement necessary to establish the exemption from federal income tax on interest on the Regular Certificate. Special backup withholding rules may apply when a payment is made through one or more financial institutions or by a custodian, nominee, broker or other agent of the beneficial owner of a Regular Certificate.

           FEDERAL INCOME TAX CONSEQUENCES FOR NOTES AND CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

CERTIFICATES AND NOTES

     If a REMIC election will not be made with respect to a Trust which issues both Notes and Certificates, upon the issuance of such Securities, Tax Counsel will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the related Agreement, (i) the Notes will be treated as indebtedness and (ii) the Trust will not be treated as an association or publicly traded partnership taxable as a corporation. The Depositors, the Representative, their affiliates and the Servicer will have agreed, and the holders of Notes and Certificates will agree by their purchase of Notes and Certificates, to treat the Trust as a partnership with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership, in each case for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The proper characterization, however, of the arrangement involving the Trust, the Notes and the Certificates is not clear because there is no authority on transactions closely comparable to that contemplated herein, and it is possible that the IRS could take the position that the Notes and one or more classes of Certificates represent interests in the assets of the Trust or that one or more classes of Certificates represent indebtedness. If one or more classes of Certificates with maturities different from the Notes are treated as indebtedness or a substitute for indebtedness, then the Trust may be treated as a "taxable mortgage pool" taxable as a corporation. If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Notes and the Certificates (and the Certificateholders and possibly the Noteholders could be liable for any such tax that is unpaid by the Trust). The following discussion assumes that the Trust will be treated as a partnership with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership.

     The Notes will not be treated as assets described in section 7701(a)(19)(C) of the Code, and probably will not be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Income derived from the Notes probably will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. For any Certificateholder that is a "real estate investment trust" within the meaning of section 856 of the Code, the related Certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. However, no comparable authority exists that would allow a thrift institution that is a Certificateholder to treat the related Certificates as assets described in section 7701(a)(19)(C) of the Code. If any class of Certificates were treated as indebtedness, those Certificates would not be treated as assets described in section 7701(a)(19)(C) of the Code, and probably would not be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Income derived from the Certificates probably would not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

TAXATION OF THE NOTES

     The Notes and a Noteholder generally will be treated in the manner described above under "Federal Income Tax Consequences for REMIC
Certificates -- Regular Certificates," except that the accrual method of accounting for income on the Notes will not be required for cash method taxpayers and the 110% of the applicable federal rate rule described under "Sale or Exchange of Regular Certificates" will not apply.

TAXATION OF THE CERTIFICATES

PARTNERSHIP TAXATION

     Assuming the Trust is classified as a partnership for Federal income tax purposes, the Trust will not be subject to federal income tax as an entity. Instead, each Certificateholder will report on its federal income tax return for each year during which the Certificateholders are deemed to be partners in the Trust such Certificateholder's distributive share of the items of income, gain, loss and deduction of the Trust. The characterization of an item of income, gain, loss or deduction (e.g., as capital gain or interest income) will usually be the same for the Certificateholders as it is for the Trust. Generally, a Certificateholder will include in its taxable year its share of the Trust's tax items of the Trust taxable year ending within or with such Certificateholder's taxable year.

     Generally, under relevant Treasury regulations, a partnership must adopt the taxable year of partners owning a majority interest in partnership profits and capital; if there is no such taxable year, it must adopt the taxable year of all partners owning five percent or more of the partnership profits or capital; if there is no such taxable year, it must adopt the taxable year that results in the least aggregate deferral of income to the partners. Although it is likely that these rules will result in the Trust's taxable year being the calendar year, it is impossible to predict the Trust's year with any certainty until the identity of the Certificateholders is known. Upon request, Certificateholders will be required to inform the Trust of their taxable year.

FORMATION OF THE TRUST; CODE SECTION 708 TERMINATION

     The Depositors will be the initial partners in the Trust. The Depositors' bases in their respective Trust interests will equal their respective bases in the Mortgage Loans they transfer to the Trust. The Trust will execute and deliver the Certificates to the Depositors. The Trust will issue Notes and distribute the proceeds to the Depositors. The Depositors will then sell one or more classes of Certificates to the Certificateholders and may later sell a portion of one or more classes of Certificates to an affiliate. The first sale will probably cause the Trust to be terminated for tax purposes under section 708(b) of the Code which provides for the termination of a partnership if partners possessing at least a 50 percent interest in partnership capital and profits sell their interests within a twelve-month period. If the Trust is not terminated as a result of the first sale, it would be terminated as a result of the second sale.

     Under section 708 of the Code, the partnership comprised by the Trust for tax purposes will be deemed to terminate if 50% of more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

PARTNERSHIP INCOME AND ALLOCATIONS

     The Trust's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount, and bond premium) and any gain upon collection or disposition of the Mortgage Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, premium deductions described immediately above and losses or deductions upon collection or disposition of the Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The allocations will be set forth in the Agreement and the related Prospectus Supplement.

     Additionally, most or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of adjusted gross income, and, in addition, certain other limitations may apply. These limitations probably apply to an individual Certificateholder's respective share of expenses of the Trust (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

PREMIUM/DISCOUNT

     The Trust's basis in the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. If any Mortgage Loans are deemed to be acquired by the Trust at a discount, the Trust will make an election that will result in any market discount on the Mortgage Loans being included in income currently as such discount accrues over the life of the Mortgage Loans. Accordingly, all discount, whether original issue discount or market discount, will be taxed as it accrues. As indicated above, the Trust will calculate its deductions attributable to the premium on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.

DISPOSITION OF CERTIFICATES

     Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A holder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of net income of the Trust, and decreased by any distributions received with respect to such Certificate and by the holder's share of any net losses of the Trust. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount, if any, on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a holder of a Certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificate that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificate.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates or, in the case of Certificates that provide for the payment of amounts based on a notional principal amount, the notional principal amount, owned by them as of the first business day of the subsequent month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Owner Trustee

(technically acting on behalf of the Depositor that serves as the Tax Matters Partner) is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by the Code and Treasury regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate does not exceed the adjusted basis of such Certificateholder's interest in that Certificate. To the extent that the amount of money distributed exceeds such Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder generally will be capital gain or loss.

TRANSFEREES OF CERTIFICATES/SECTION 754 ELECTION

     In the event that a Certificateholder sells its Certificates at a profit
(loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates. For example, a Certificateholder who purchases the Certificate from an original holder for a price that exceeds the principal amount with respect to such Certificate would be allocated the same amount of Trust income that the original Certificateholder would have been allotted and will not be entitled to amortize the excess of its purchase price over the principal amount with respect to such Certificate. Such holder will have a capital loss upon the final payment and cancellation of such Certificate.

ADMINISTRATIVE MATTERS

     The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will, unless another year is required under the rules discussed under "Partnership Taxation" above, be the calendar year. The Owner Trustee, acting on behalf of the Depositor that serves as the Trust's Tax Matters Partner, will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     One of the Depositors, as the Tax Matters Partner, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders causing the Certificateholders to pay additional tax, interest and possibly, penalties. Under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

FOREIGN CERTIFICATEHOLDERS

     It is not clear whether a Trust taxed as a partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to persons who are not U.S. Persons ("Non-U.S. Persons"), because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Certificateholders who are Non-U.S. Persons pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status under penalties of perjury.

     Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade of business. However, interest payments made (or accrued) to a Certificateholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Certificateholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

BACKUP WITHHOLDING

     Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a backup withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code as described above under "Federal Income Tax Consequences for REMIC
Certificates -- Other Matters Relating to REMIC Certificates -- Backup Withholding."

                         CERTAIN STATE TAX CONSEQUENCES

     Each holder of a Security may be liable for state and local income taxes payable in the state or locality in which it is a resident or conducts or is deemed to conduct business and where an election is not made to treat the Trust as a REMIC, a holder of a Security representing an ownership interest in the related Trust may also be liable for such taxes in any state or locality in which the Trust conducts or is deemed to conduct business. The income tax laws of each state and locality may differ from the above discussion of federal income tax laws so each prospective purchaser of a Security should consult its own tax counsel with respect to potential state and local income taxes payable as a result of its purchase of a Security.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the Mortgage Loans and other assets included in a related Trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans and other assets included in a Trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Services, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans and other assets included in a Trust constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL issued an individual exemption, Prohibited Transaction Exemption 93-31 (the "Exemption"), on May 14, 1993 to NationsBank Corporation ("NationsBank"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust or (b) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) NationsBank, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with NationsBank, including NationsBank, Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a Class of Securities.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series. Third, the Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's, DCR or Fitch. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of the Underwriter, the Depositors, the Trustee, the Servicer, any insurer and any obligor with respect to Mortgage Bank constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans in the related Trust as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositors pursuant to the assignment of the Mortgage Loans to the related Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Trust must meet the following requirements: (i) the assets of the Trust must consist solely of assets of the type that have been included in other investment pools;
(ii) securities evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(e)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with
(1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and
(3) the holding of Securities by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust. The Depositors expect that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of

ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust to be deemed Plan assets. However, the Depositors, the Servicer, the Trustee, or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if a Depositors, or any of the Servicer, the Trustee or the Underwriter has investment authority with respect to such assets.

     In addition, certain affiliates of the Depositors might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTE") B4-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTE-91-38, which exempts certain transactions involving bank collective investment funds, PTE 95-60, which exempts certain transactions involving insurance company general accounts, or PTE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interst in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan ficuciary that proposes to cause a Plan to purchase Securities representing a Stripped REMIC Certificate should consider the federal income tax consequences of such investment.

     The sale of Securities to a Plan is in no respect a representation by the Depositors or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

     Any Plan fiduciary or other investor considering whether to purchase any Securities on behalf of or with "plan assets" of any Plan should consult with its counsel and refer to the applicable Prospectus Supplement for guidance regarding the ERISA considerations applicable to the Securities offered thereby.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, no Class of Securities of a Series will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") because the related Mortgage Pool will include Mortgage Loans that are secured by second Mortgages. Investors should consult their own legal advisers in determining whether and to what extent any Class of Securities of a Series constitutes legal investments for such investors.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from each sale of the Series of Securities will be received, directly or indirectly, by the Depositors. In the aggregate, the Originators will contribute or otherwise transfer the related Mortgage Loans to the Depositors in return for cash, stock or other property as specified in the related Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Securities offered hereby and by the Supplements to this Prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositors. In connection with the sale of the Securities, underwriters may receive compensation from the Depositors or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositors.

     Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by NationsBanc Montgomery acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If NationsBanc Montgomery acts as agent in the sale of Securities, NationsBanc Montgomery will receive a selling commission with respect to each series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that NationsBanc Montgomery elects to purchase Securities as principal, NationsBanc Montgomery may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositors and purchasers of Securities of such series.

     NationsBanc Montgomery is an affiliate of the Depositors. This Prospectus may be used by NationsBanc Montgomery, to the extent required, in connection with market making transactions in the Securities. NationsBanc Montgomery may act as principal or agent in such transactions.

     The Depositors will indemnify NationsBanc Montgomery and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments NationsBanc Montgomery and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, NationsBanc Montgomery and the Depositors may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositors' mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

     The Depositors anticipate that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities, Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositors, and may be sold by the Depositors at any time to one or more institutional investors.

                                    RATINGS

     Each Class of Offered Securities of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

     Certain legal matters relating to the Securities, including the federal income tax consequences to holders of Securities of an investment in the Securities of a Series, will be passed upon for the Depositors and EquiCredit by Cadwalader, Wickersham & Taft, New York, New York and Charlotte, North Carolina or Hunton & Williams, Charlotte, North Carolina.

                         INDEX OF PRINCIPAL DEFINITIONS

TERM                                                            PAGE
----                                                            ----
Accrual Period..............................................       9,46
Accrual Securities..........................................       9,46
Actuarial Mortgage Loan.....................................         26
Adjustable Rate Mortgages...................................         25
Advance.....................................................      13,52
ARMs........................................................         25
Asset Conservation Act......................................         78
Available Payment Amount....................................         54
Bankruptcy Code.............................................         74
Bankruptcy Plan.............................................         25
Balloon Loans...............................................         21
Basic Principal Amount......................................      10,46
Book-Entry Securities.......................................      10,46
Buydown Mortgage Loans......................................         30
Buydown Period..............................................         30
Capitalized Interest Account................................         55
Cash Collateral Account.....................................         59
Cash Collateral Lender......................................         59
Cash Flow Agreement.........................................         55
Cede........................................................      10,46
CEDEL.......................................................      10,66
CEDEL Participants..........................................         66
CERCLA......................................................         75
Certificates................................................         45
Class.......................................................        2,8
Cleanup Costs...............................................         77
Closing Date................................................          8
Code........................................................      15,79
Collection Account..........................................         53
Combined Loan-to-Value Ratio................................         25
Commission..................................................          3
Company.....................................................         19
contract borrower...........................................         70
Contract Lender.............................................         70
Cooperative.................................................         69
Cooperative Loans...........................................         69
Covered Trust...............................................         18
Credit Provider.............................................         57
Crime Control Act...........................................         79
Curtailments................................................       9,46
Custodian...................................................         49
Cut-off Date................................................          8
DCR.........................................................      14,17
Debt-to-Income Ratio........................................         37
Definitive Securities.......................................      10,67
Depositaries................................................      10,67

TERM                                                            PAGE
----                                                            ----
Depositors..................................................          7
Determination Date..........................................          9
Disqualified Organization...................................         89
DOL.........................................................         97
DTC.........................................................      10,46
DTC Participants............................................         65
Due Period..................................................       9,46
Eligible Account............................................         51
ERISA.......................................................      15,96
EquiCredit..................................................     1,7,33
EquiCredit Corporation......................................         33
Equity Protection Act.......................................         22
Euroclear...................................................      10,66
Euroclear Cooperative.......................................         66
Euroclear Operation.........................................         66
Euroclear Participants......................................         66
Excess Spread...............................................         51
Exemption...................................................         97
FASIT.......................................................      14,79
FHLMC.......................................................         19
FICO Score..................................................         43
Fitch.......................................................      14,17
Fixed Monthly Debt..........................................         37
FHLBB.......................................................         75
FNMA........................................................         19
Foreign Holder..............................................         90
Garn Act....................................................         75
Gross Margin................................................         26
Holders.....................................................         10
Illinois Land Trust.........................................         48
Indenture Trustee...........................................          7
Index.......................................................         26
Indirect DTC Participants...................................         65
Insolvency Laws.............................................         23
Insurance Proceeds..........................................       9,46
Insurer.....................................................         57
IRS.........................................................         89
Issuer......................................................          7
Land Sale Contract..........................................         24
Letter of Credit............................................         58
Letter of Credit Issuer.....................................         58
Liquidated Mortgage Loan....................................      10,46
Liquidation Proceeds........................................      10,46
Majority in Aggregate Voting Interest.......................         63
Mark to Market Regulations..................................         89
market discount.............................................         83
Maximum Mortgage Rate.......................................         26
MERS........................................................         48

TERM                                                            PAGE
----                                                            ----
Minimum Mortgage Rate.......................................         26
Monthly Deposit Date........................................       8,51
Monthly Payments............................................       9,46
Monthly Period..............................................         51
Moody's.....................................................      14,17
Mortgage....................................................       1,11
Mortgage File...............................................         46
Mortgage Interest Rate......................................         11
Mortgage Loan...............................................        1,8
Mortgage Loan Losses........................................         64
Mortgage Loan Schedule......................................         46
Mortgage Pool...............................................        1,8
Mortgaged Property..........................................       1,11
Mortgagor...................................................         19
NationsBanc Montgomery......................................        100
NationsBank.................................................         97
Net Liquidation Proceeds....................................      10,46
Non-Equity Securities.......................................         99
Nonrecoverable Advances.....................................         53
Non-U.S. Persons............................................         96
Notes.......................................................         45
Offered Securities..........................................          1
OID Regulations.............................................         82
Original Pool Principal Balance.............................      11,24
Originator..................................................        1,7
OSCC-Florida................................................         33
OTS.........................................................         75
Owners......................................................         65
Owner Trustee...............................................       7,32
Parties in Interest.........................................         97
Partnership.................................................         14
pass-through entity.........................................         89
Payment Cap.................................................         26
Payment Date................................................          8
PCBs........................................................         76
Percentage Interest.........................................      10,45
Periodic Cap................................................         26
Permitted Instruments.......................................         51
Plans.......................................................         97
Pooling and Servicing Agreement.............................         32
Pool Insurance Policy.......................................         58
Pool Insurer................................................         58
Pool Principal Balance......................................         56
Prefunded Amount............................................         55
Prefunding Account..........................................      12,55
Prefunding Period...........................................         55
Prepayment Assumption.......................................         81
Prepayment Period...........................................       9,46

TERM                                                            PAGE
----                                                            ----
Prepayment Premium..........................................         26
Primary Servicing Portfolio.................................         44
Principal and Interest Account..............................         51
Principal Prepayments.......................................       9,46
PTE.........................................................         99
Qualified Substitute Mortgage Loan..........................         49
Quality Control Audits......................................         42
Rating Agency...............................................      14,17
RCRA........................................................         77
Record Date.................................................          9
Regular Certificates........................................         79
Released Mortgaged Property Proceeds........................      10,46
Relief Act..................................................      23,78
REMIC.......................................................      14,79
REMIC Certificates..........................................         79
REMIC Pool..................................................         79
REMIC Regulations...........................................         80
REO Properties..............................................         12
Representative..............................................        1,7
Representative's Yield......................................         13
Reserve Fund................................................         58
Residual Certificateholders.................................         85
Residual Certificates.......................................         79
Restricted Group............................................         98
Revolving Credit Line Loans.................................         28
RICO........................................................         79
Rule of 78s Mortgage Loan...................................         26
SBJPA of 1996...............................................         80
Securities..................................................          1
Securities Insurance Policy.................................         57
Securities Interest Rate....................................       8,45
Senior Liens................................................      14,20
Senior Certificates.........................................         85
Senior Securities...........................................         59
Series......................................................          1
Servicer....................................................        1,7
Servicer Termination Event..................................         63
Servicing Advances..........................................         52
Servicing Fee...............................................      13,60
Simple Interest Mortgage Loan...............................         26
SMMEA.......................................................        100
S&P.........................................................      14,17
Special Hazard Policy.......................................         58
Special Payment Amount......................................         54
Special Payment Date........................................      32,54
Special Payments............................................      32,54
Special Record Date.........................................         54
Spread Account..............................................         58

TERM                                                            PAGE
----                                                            ----
standard hazard insurance...................................         61
Stripped REMIC Certificates.................................         82
Subordinated Certificates...................................         85
Subordinated Securities.....................................         59
Sub-prime Mortgage Loans....................................         19
Subsequent Mortgage Loans...................................         55
Substitution Adjustment.....................................         49
Successor Servicer..........................................         64
Superliens..................................................         77
Tax Counsel.................................................         79
Temporary Regulations.......................................         90
Terms and Conditions........................................         67
Tiered REMICs...............................................         81
Title V.....................................................         76
Transfer Agreement..........................................       8,46
Trust.......................................................        1,7
Trust Agreement.............................................         32
Trustee.....................................................       7,32
Underwriters................................................         97
Underwriting Program........................................         35
UST.........................................................         77
weighted average life.......................................         29

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below are the expenses expected to be incurred by EQCC Asset Backed Corporation and EQCC Receivables Corporation (collectively, the "Registrants") in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions and costs represented by the salaries and wages of regular employees and officers of the Registrants. All such expenses, other than the Filing Fee, are estimated expenses.


Filing Fee for Registration Statement.......................  $  885,000
Legal Fees and Expenses.....................................     500,000
Accounting Fees and Expenses................................     200,000
Trustees' Fees and Expenses (including counsel fees)........     140,000
Printing and Engraving Fees.................................     330,000
Rating Agency Fees..........................................     900,000
Miscellaneous...............................................     300,000
                                                              ----------
          Total.............................................  $3,255,000
                                                              ==========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Neither any Pooling and Servicing Agreement to be entered into among any of the trusts to be formed, the Registrants, EquiCredit as Servicer and the trustee thereunder, if any (the "Pooling and Servicing Agreement"), any Indenture to be entered into between any such trust and indenture trustee thereunder (the "Indenture"), nor any Trust Agreement to be entered into among the Registrants and owner trustee thereunder (the "Trust Agreement"), all relating to the securities being registered, will provide for the indemnification of any director, officer, employee or agents of the Registrants or EquiCredit, in its capacity as Servicer thereunder, or in connection with any loss, liability or expense incurred in connection with legal action relating to the Pooling and Servicing Agreement, the Indenture, the Trust Agreement and the securities issued pursuant thereto or related thereto. The Pooling and Servicing Agreement will provide that any director, officer, employee or agent of EquiCredit, in its capacity as Servicer thereunder, may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising thereunder.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

ITEM 16.  FINANCIAL STATEMENTS AND EXHIBITS.

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

     (A) UNDERTAKING PURSUANT TO RULE 415:

     The Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or event arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) UNDERTAKING IN RESPECT OF DOCUMENTS SUBSEQUENTLY FILED THAT ARE INCORPORATED BY REFERENCE:

     The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) UNDERTAKING IN RESPECT OF INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D) UNDERTAKING IN RESPECT OF QUALIFICATION OF INDENTURES UNDER THE TRUST INDENTURE ACT OF 1939:

     The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, EQCC Receivables Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 9th day of June, 1998.



                                          EQCC RECEIVABLES CORPORATION



                                          By:     /s/ MICHAEL E. FRANZ

                                            ------------------------------------

                                                      Michael E. Franz


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                        NAME                                         TITLE                     DATE
                        ----                                         -----                     ----

                          *                            Director and President              June 9, 1998
-----------------------------------------------------    (Principal Executive Officer)
                (Rodolfo F. Engmann)

                                                       Director, Vice President and        June 9, 1998
-----------------------------------------------------    Secretary
                  (John C. Harris)

                /s/ MICHAEL E. FRANZ                   Director, Vice President and        June 9, 1998
-----------------------------------------------------    Treasurer (Principal Accounting
                 (Michael E. Franz)                      Officer)

                          *                            Director                            June 9, 1998
-----------------------------------------------------
                 (Mark A. Ferrucci)

                          *                            Director                            June 9, 1998
-----------------------------------------------------
                 (Robert C. Witcher)

             * By: /s/ MICHAEL E. FRANZ
   -----------------------------------------------
                  Michael E. Franz
                 Attorney-in-Fact(1)


---------------


(1) Michael E. Franz, by signing his name hereto, does sign the document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, EQCC Asset Backed Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 9th day of June, 1998.



                                          EQCC ASSET BACKED CORPORATION



                                          By:     /s/ MICHAEL E. FRANZ

                                            ------------------------------------

                                                      Michael E. Franz


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                        NAME                                         TITLE                     DATE
                        ----                                         -----                     ----

                          *                            Director and President              June 9, 1998
-----------------------------------------------------    (Principal Executive Officer)
                (Rodolfo F. Engmann)

                                                       Director, Vice President and        June 9, 1998
-----------------------------------------------------    Secretary
                  (John C. Harris)

                /s/ MICHAEL E. FRANZ                   Director, Vice President and        June 9, 1998
-----------------------------------------------------    Treasurer (Principal Accounting
                 (Michael E. Franz)                      Officer)

                          *                            Director                            June 9, 1998
-----------------------------------------------------
                 (Mark A. Ferrucci)

                          *                            Director                            June 9, 1998
-----------------------------------------------------
                 (Adrienne M. Horne)

             * By: /s/ MICHAEL E. FRANZ
   -----------------------------------------------
                  Michael E. Franz
                 Attorney-in-Fact(1)


---------------


(1) Michael E. Franz, by signing his name hereto, does sign the document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                               INDEX TO EXHIBITS

                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
 NUMBER                                  EXHIBIT                                 PAGE
--------                                 -------                             ------------
1.1(A)*   --   Form of Underwriting Agreement.
1.1(B)*   --   Form of Representations Letter.
3.1(A)*   --   Amended and Restated Certificate of Incorporation of EQCC
               Receivables Corporation.
3.1(B)*   --   Amended and Restated Certificate of Incorporation of EQCC
               Asset Backed Corporation.
3.2(A)*   --   By-laws of EQCC Receivables Corporation.
3.2(B)*   --   By-laws of EQCC Asset Backed Corporation.
4.1(A)*   --   Form of Pooling and Servicing Agreement (Notes and
               Certificates).
4.1(B)*   --   Form of Pooling and Servicing Agreement (REMIC
               Certificates).
4.2*      --   Form of Indenture (Notes and Certificates).
4.3(A)*   --   Form of Certificate of Trust (Notes and Certificates).
4.3(B)*   --   Form of Trust Agreement (Notes and Certificates).
4.3(C)*   --   Form of Amended and Restated Trust Agreement (Notes and
               Certificates).
5.1**     --   Opinion of Cadwalader, Wickersham & Taft.
5.2**     --   Opinion of Hunton & Williams.
8.1**     --   Opinion of Cadwalader, Wickersham & Taft with respect to
               certain tax matters.
8.2**     --   Opinion of Hunton & Williams with respect to certain tax
               matters.
10.1*     --   Form of Securities Insurance Policy.
10.1(A)*  --   Form of Transfer Agreement (Notes and Certificates).
10.1(B)*  --   Form of Transfer Agreement (REMIC Certificates).
10.2*     --   Form of Administration Agreement (Notes and Certificates).
10.3(A)*  --   Form of Custodial Agreement (Notes and Certificates).
10.3(B)*  --   Form of Custodial Agreement (REMIC Certificates).
24.1**    --   Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits 5.1 and 8.1).
24.2**    --   Consent of Hunton & Williams (included as part of Exhibit
               5.2 and 8.2).
25(A)***  --   Power of Attorney as to EQCC Receivables Corporation.
25(B)***  --   Power of Attorney as to EQCC Asset Backed Corporation.

---------------
  * Incorporated by reference to the identically numbered exhibit in Registration Statement No. 33-84912 filed by the Registrants.

 ** Filed herewith


*** Previously filed.